UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Carmike Cinemas, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: common stock, par value $0.03 per share
(2)

Aggregate number of securities to which transaction applies:

25,431,073 shares of common stock, which consists of: (a) 24,551,271 shares of common stock issued and outstanding as of March 30, 2016; (b) 623,334 shares of common stock underlying options to purchase shares of common stock outstanding as of March 30, 2016; (c) 178,965 shares of common stock issuable pursuant to awards under the Carmike 2004 Incentive Stock Plan and the Carmike 2014 Incentive Stock Plan outstanding as of March 30, 2016; and (d) 77,503 restricted stock units outstanding as of March 30, 2016.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $76,155.64 was determined by multiplying 0.0001007 by the underlying value of the transaction of $756,262,516.20, which has been calculated as the sum of: (a) the product of 24,551,271 shares of common stock issued and outstanding as of March 30, 2016 and the per share merger consideration of $30.00; plus (b) the product of (i) 623,334 shares of common stock underlying options to purchase shares of common stock outstanding as of March 30, 2016, with an exercise price per share below $30.00 and (ii) the difference between $30.00 per share and the weighted-average exercise price of such options of $10.70 per share; plus (c) the product of 178,965 shares of common stock issuable pursuant to awards under the Carmike 2004 Incentive Stock Plan and the Carmike 2014 Incentive Stock Plan outstanding as of March 30, 2016 and the per share merger consideration of $30.00; plus (d) the product of 77,503 restricted stock units outstanding as of March 30, 2016 and the per share merger consideration of $30.00.

	(4)	Proposed maximum aggregate value of transaction: $756,262,516.20
	(5)	Total fee paid: $76,155.64

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

CARMIKE CINEMAS, INC.

1301 First Avenue

Columbus, Georgia 31901

(706) 576-3400

[●], 2016

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders, which we refer to as the “annual meeting,” of Carmike Cinemas, Inc., which we refer to as “Carmike,” to be held on [●], 2016, at 9:00 a.m. local time, at the offices of King & Spalding LLP located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309. We will conduct the business ordinarily held at our annual meeting, which is listed in the attached Notice of Annual Meeting of Stockholders.

In addition, on March 3, 2016, we entered into a merger agreement, which we refer to as the “merger agreement,” with AMC Entertainment Holdings, Inc., which we refer to as “AMC,” and Congress Merger Subsidiary, Inc., an indirect wholly owned subsidiary of AMC, which we refer to as “Merger Sub,” providing for the acquisition of Carmike by AMC. Pursuant to the merger agreement, Merger Sub will merge with and into Carmike, with Carmike continuing as the surviving corporation and as an indirect wholly owned subsidiary of AMC, which we refer to as the “merger.” At the annual meeting, we will ask you to consider and vote upon a proposal to adopt the merger agreement, thereby approving the merger, and certain other matters as set forth in the attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement.

If the merger is approved and completed, you will be entitled to receive $30.00 in cash, without interest and less any applicable withholding taxes, for each share of Carmike common stock, par value $0.03 per share, which we refer to as the “Carmike common stock,” that you own.

Adoption of the merger agreement and the transactions contemplated thereby, including the merger, requires the affirmative vote of the holders of a majority of the outstanding shares of Carmike common stock entitled to vote at the annual meeting. Our Board of Directors, after considering various factors, has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Carmike’s stockholders, and approved, adopted and declared advisable, the merger agreement and the merger.

Our Board of Directors recommends that you vote:

(1)	“FOR” the adoption of the merger agreement, approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Carmike’s named executive officers in connection with the completion of the merger;

(3)	“FOR” the proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement;

(4)	“FOR” the election of the seven (7) director nominees to serve for the ensuing year or until their successors are duly elected and have qualified;

(5)	“FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2016; and

(6)	“FOR” the proposal to approve, by a non-binding advisory vote, executive compensation, often referred to as a “say on pay.”

The accompanying proxy statement provides you with detailed information about the proposals listed above, which we refer to as the “proposals,” including the merger agreement and the merger. A copy of the merger agreement is included as Annex A to the proxy statement. You can also obtain other information about Carmike from documents that we have filed with the Securities and Exchange Commission. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We urge you to read the entire proxy statement carefully.

Your vote is important regardless of the number of shares you own. The merger cannot be completed unless holders of a majority of the outstanding shares of Carmike common stock entitled to vote at the annual meeting vote in favor of the adoption of the merger agreement.

Although stockholders may exercise their right to vote in person, we recognize that many stockholders may not be able to attend the annual meeting. Accordingly, we have enclosed a WHITE proxy card that will enable your shares to be voted on the matters to be considered at the annual meeting even if you are unable to attend. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the annual meeting, we request that you submit your proxy to vote your shares at your earliest convenience. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

If your shares of Carmike common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to vote on the merger agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the adoption of the merger agreement.

We greatly appreciate your cooperation in voting your shares. If you have any questions about the annual meeting or the merger after reading the proxy statement, stockholders may contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

On behalf of the Carmike Board of Directors, we thank you for your support of Carmike Cinemas, Inc. and appreciate your consideration of these matters.

S. David Passman III
President and Chief Executive Officer

This transaction has not been approved or disapproved by the Securities and Exchange Commission, which we refer to in this proxy statement as the “SEC,” or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement dated [●], 2016 and the enclosed proxy card are first being mailed to stockholders on or about [●], 2016.

CARMIKE CINEMAS, INC.

1301 First Avenue

Columbus, Georgia 31901

(706) 576-3400

Notice of Annual Meeting of Stockholders

To Be Held On [●], 2016

To the Stockholders of Carmike Cinemas, Inc.:

Notice is hereby given that an annual meeting of the stockholders, which we refer to as the “annual meeting,” of Carmike Cinemas, Inc., a Delaware corporation, which we refer to as “Carmike” or the “company” will be held on [●], 2016 at 9:00 a.m., local time, at the offices of King & Spalding LLP located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, for the following purposes:

1. Adoption of the Merger Agreement. To consider and vote upon a proposal (which we refer to as the “merger proposal”) to adopt the Agreement and Plan of Merger, dated as of March 3, 2016, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Carmike, AMC Entertainment Holdings, Inc., a Delaware corporation, which we refer to as “AMC,” and Congress Merger Subsidiary, Inc., an indirect wholly owned subsidiary of AMC, which we refer to as “Merger Sub.” The merger agreement provides for the merger of Merger Sub with and into Carmike, with Carmike continuing as the surviving corporation, which we refer to as the “merger,” and the conversion of each share of Carmike common stock (other than “excluded shares,” defined below), into the right to receive $30.00 in cash, without interest and less any applicable withholding taxes. By “excluded shares,” we mean the shares of Carmike common stock held by Carmike as treasury stock, or owned by subsidiaries of Carmike or by AMC, Merger Sub or any of their subsidiaries, or held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who comply in all respects with, Section 262 of the Delaware General Corporation Law.

2. Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Carmike’s named executive officers in connection with the completion of the merger, which we refer to as the “merger-related named executive officer compensation proposal.”

3. Adjournment of the Annual Meeting. To consider and vote upon a proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, which we refer to as the “adjournment proposal.”

4. Election of Directors. To consider and vote upon the election of the seven (7) director nominees described in the accompanying proxy statement to serve for the ensuing year or until their successors are duly elected and have qualified, which we refer to as the “election of directors.”

5. Ratification of Deloitte & Touche LLP. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2016, which we refer to as the “auditor ratification proposal.”

6. Advisory Vote Regarding “Say on Pay.” To consider and vote upon a proposal to approve, by a non-binding advisory vote, executive compensation, which we refer to as the “say on pay proposal.”

Only stockholders of record of our common stock, par value $0.03 per share, which we refer to as the “Carmike common stock” or “our common stock,” at the close of business on [●], 2016, which we refer to as the “record date,” are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. We will make available an alphabetical list of our stockholders of record for examination by any of our stockholders for any purpose germane to the annual meeting at Carmike’s principal executive offices, 1301 First Avenue, Columbus, Georgia 31901, during ordinary business hours for the ten days prior to the annual meeting and shall keep such list at the annual meeting until the end of the annual meeting.

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Carmike common stock entitled to vote at the annual meeting. The approval of each of the merger-related named executive officer compensation proposal, the adjournment proposal (if a quorum is present), the auditor ratification proposal and the say on pay proposal requires the affirmative vote of holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote at the meeting. The approval of the adjournment proposal (where a quorum is not present) requires the affirmative vote of holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote on the matter. Our directors are elected by a plurality of the votes cast at the annual meeting. The vote to approve the merger-related named executive officer compensation proposal is advisory only, will not be binding on Carmike or AMC and is not a condition to the completion of the merger. The vote to approve the say on pay proposal is advisory only and will not be binding on Carmike.

Even if you plan to attend the annual meeting in person, we request that you vote as soon as possible via the internet or telephone or that you sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

If your shares of Carmike common stock are held in street name through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the adoption of the merger agreement.

YOUR VOTE IS IMPORTANT. FAILURE TO VOTE YOUR SHARES WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL. YOU MAY VOTE BY MAIL, INTERNET OR TELEPHONE OR BY ATTENDING THE ANNUAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

The Carmike Board of Directors recommends that you vote:

(1)	“FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the merger-related named executive officer compensation proposal;

(3)	“FOR” the adjournment proposal;

(4)	“FOR” the election of directors;

(5)	“FOR” the auditor ratification proposal; and

(6)	“FOR” the say on pay proposal.

Please note that we intend to limit attendance at the annual meeting to stockholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the annual meeting your account statement evidencing your beneficial ownership of Carmike common stock as of the record date. All stockholders should also bring photo identification.

The accompanying proxy statement provides a detailed description of the merger, the merger agreement and the other proposals to be voted upon at the annual meeting. We urge you to read the accompanying proxy statement, including the annexes and any documents incorporated by reference, carefully and in their entirety. If you have any questions concerning the merger or the accompanying proxy statement, would like additional copies of the proxy statement or need help voting your shares of Carmike common stock, please contact Carmike’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

By Order of the Board of Directors,

Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

Columbus, Georgia

[●], 2016

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT

Ensure that your shares of Carmike common stock are voted at the annual meeting by submitting your proxy or, if your shares of Carmike common stock are held in street name through a broker, bank or other nominee, contacting your broker, bank or other nominee. If you do not vote, it will have the same effect as voting “AGAINST” the merger proposal but will have no effect on the outcome of the merger-related named executive officer compensation proposal, the adjournment proposal, the election of directors, the auditor ratification proposal or the say on pay proposal. If you do not instruct your broker, bank or other nominee how to vote on any matter, the broker, bank or nominee will not have discretion to vote on any proposal, including the merger proposal, other than the auditor ratification proposal. When a broker, bank or nominee votes a client’s shares on some but not all of the proposals presented at a meeting, each non-routine proposal for which the broker, bank or nominee cannot vote is referred to herein as a “broker non-vote.” A broker non-vote will have the same effect as voting “AGAINST” the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal (if a quorum is present) and the say on pay proposal. A broker non-vote will have no effect on the adjournment proposal (if no quorum is present) or the election of directors.

If your shares of Carmike common stock are registered in street name through a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Carmike common stock are voted in favor of the proposals at the annual meeting.

If your shares of Carmike common stock are registered in your name: submit your proxy as soon as possible via the internet or telephone or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope so that your shares of common stock can be voted in favor of the proposals at the annual meeting.

The table below summarizes the votes required and treatment of votes described above:

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions	Broker Non-Vote

1	Merger Proposal	FOR	Holders of a majority of the outstanding shares of Carmike common stock entitled to vote at the annual meeting	Count as votes against	Count as votes against

2	Merger-Related Named Executive Officer Compensation Proposal	FOR	Holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote at the meeting	Count as votes against	Count as votes against

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions	Broker Non-Vote

3	Adjournment Proposal (if a quorum is present)	FOR	Holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote at the meeting	Count as votes against	Count as votes against

	Adjournment Proposal (if no quorum)		Holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote on the matter	Count as votes against	No effect

4	Election of Directors	FOR EACH NOMINEE	Plurality of votes cast	No effect	No effect

5	Auditor Ratification Proposal	FOR	Holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote at the meeting	Count as votes against	Count as votes against, but discretionary broker voting permitted on this matter

6	Say on Pay Proposal	FOR	Holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote at the meeting	Count as votes against	Count as votes against

If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

i

Annex A	Agreement and Plan of Merger, dated as of March 3, 2016, by and among Carmike Cinemas, Inc., AMC Entertainment Holdings, Inc. and Congress Merger Subsidiary, Inc.
Annex B	Text of the Opinion of J.P. Morgan Securities LLC, dated March 3, 2016
Annex C	Delaware General Corporation Law, Section 262

v

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2016

This proxy statement contains information related to our annual meeting of stockholders to be held on [●], 2016, at 9:00 a.m., local time, at the offices of King & Spalding LLP located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, and at any adjournments or postponements thereof. We are furnishing this proxy statement to the stockholders of Carmike Cinemas, Inc. as part of the solicitation of proxies by the Carmike Board of Directors for use at the annual meeting.

SUMMARY TERM SHEET

This summary term sheet briefly summarizes material information found in this proxy statement concerning the merger and the proposals to be voted upon at the annual meeting. The proxy statement contains a more detailed description of the terms described in this summary. You are urged to read this proxy statement carefully, including the annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all the information that may be important to you. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary term sheet. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where Stockholders Can Find More Information” beginning on page [●] of this proxy statement.

In this proxy statement, the terms “we,” “us,” “our,” “Carmike” and the “company” refer to Carmike Cinemas, Inc. and, where appropriate, its subsidiaries. We refer in this proxy statement to the Carmike Board of Directors as the “Board of Directors” or the “Board,” AMC Entertainment Holdings, Inc. as “AMC” and Congress Merger Subsidiary, Inc. as “Merger Sub.” All references to the “merger” refer to the merger of Merger Sub with and into Carmike, with Carmike surviving as an indirect wholly owned subsidiary of AMC; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of March 3, 2016, as it may be amended from time to time, by and among Carmike, AMC and Merger Sub, a copy of which is included as Annex A to this proxy statement. Carmike, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

Parties Involved in the Merger (Page [●])

Carmike Cinemas, Inc. (Page [●])

Carmike Cinemas, Inc., a Delaware corporation, is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation’s largest motion picture exhibitors. Carmike has 276 theatres with 2,954 screens in 41 states. The circuit includes 55 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 32 “BigDs,” 21 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities.

Carmike’s common stock is listed on the NASDAQ Global Select Market, which we refer to in this proxy statement as “NASDAQ,” under the symbol “CKEC.”

Carmike’s principal executive offices are located at 1301 First Avenue, Columbus, Georgia 31901 its telephone number is (706) 576-3400 and its internet website address is www.carmike.com. The information provided on or accessible through Carmike’s website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Additional information about Carmike is contained in its public filings, certain of which we incorporate by reference herein. See “Where Stockholders Can Find More Information” beginning on page [●] of this proxy statement.

AMC Entertainment Holdings, Inc. (Page [●])

AMC Entertainment Holdings, Inc., a Delaware corporation, through its direct and indirect subsidiaries is principally involved in the theatrical exhibition business and owns, operates or has interests in 387 locations and 5,426 screens located primarily in the United States. AMC’s common stock is listed on the New York Stock Exchange, which we refer to in this proxy statement as the “NYSE,” under the symbol “AMC.”

AMC’s principal executive offices are located at One AMC Way, 11500 Ash Street, Leawood KS 66211, its telephone number is (913) 213-2000 and its internet website address is www.amctheatres.com. The information provided on or accessible through AMC’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to AMC’s website provided in this proxy statement.

Congress Merger Subsidiary, Inc. (Page [●])

Congress Merger Subsidiary, Inc., an indirect wholly owned subsidiary of AMC, is a Delaware corporation that was formed on February 29, 2016 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Carmike, with Carmike surviving the merger as an indirect wholly owned subsidiary of AMC.

Merger Sub’s principal executive offices are located at One AMC Way, 11500 Ash Street, Leawood, KS 66211, and its telephone number is (913) 213-2000.

The Merger

The proposed transaction is the acquisition of Carmike by AMC pursuant to the merger agreement. The acquisition will be effected by the merger of Merger Sub with and into Carmike, with Carmike continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of AMC.

Expected Timing of the Merger

Carmike and AMC are working to complete the merger promptly, and we expect it to be completed by the end of 2016. The merger is subject, however, to various regulatory approvals and other conditions, which are described in more detail in this proxy statement, and it is possible that factors outside the control of either company could result in the merger being completed at a later time, or not at all.

We expect to complete the merger promptly following the receipt of all required regulatory approvals and the satisfaction or waiver of the other conditions precedent described in the merger agreement.

Merger Consideration (Page [●])

If the merger is completed, each share of our common stock, par value $0.03 per share, which we refer to in this proxy statement as “Carmike common stock” or “our common stock,” issued and outstanding immediately prior to the effective time of the merger (other than the shares of Carmike common stock held by Carmike as treasury stock, or owned by subsidiaries of Carmike or by AMC, Merger Sub or any of their subsidiaries, or held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who comply in all respects with, Section 262 of the Delaware General Corporation Law, which section we refer to as “Section 262,” which statute we refer to in this proxy statement as the “DGCL” and which shares we refer to collectively as the “excluded shares”), will be converted into the right to receive $30.00 in cash, without interest and less any applicable withholding taxes, which we refer to in this proxy statement as the “merger consideration.” At or prior to the effective time of the merger, AMC will deposit or cause to be deposited sufficient funds to pay the aggregate merger consideration with the exchange agent.

The Annual Meeting (Page [●])

Date, Time and Place (Page [●])

The annual meeting will be held on [●], 2016 at 9:00 a.m., local time at the offices of King & Spalding LLP located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309.

Purpose of the Annual Meeting (Page [●])

At the annual meeting, you will be asked to consider and vote upon:

(1)	a proposal to adopt the merger agreement (which we refer to as the “merger proposal”), approving the transactions contemplated thereby, including the merger;

(2)	a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Carmike’s named executive officers in connection with the completion of the merger, which proposal we refer to in this proxy statement as the “merger-related named executive officer compensation proposal”;

(3)	a proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, which proposal we refer to in this proxy statement as the “adjournment proposal”;

(4)	the election of the seven (7) director nominees described in this proxy statement to serve for the ensuing year or until their successors are duly elected and have qualified, which vote for such nominees we refer to in this proxy statement as the “election of directors”;

(5)	a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2016, which proposal we refer to in this proxy statement as the “auditor ratification proposal”; and

(6)	a proposal to approve, by a non-binding advisory vote, executive compensation, which proposal we refer to in this proxy statement as the “say on pay proposal.”

In this proxy statement, references to the “proposals” refer to proposals (1) to (6) listed above.

Record Date and Voting Information (Page [●])

Only stockholders who hold shares of our common stock at the close of business on [●], 2016, which we refer to in this proxy statement as the “record date,” will be entitled to vote at the annual meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to our stockholders for approval at the annual meeting. As of the record date, there were [●] outstanding shares of our common stock.

Quorum (Page [●])

The presence in person or by proxy of the holders of record of a majority of the shares of our common stock issued and outstanding and entitled to vote at the meeting is necessary and sufficient to constitute a quorum for the transaction of any business at the annual meeting. As of the record date, [●] shares of our common stock will be required to obtain a quorum.

Required Vote; Effect of Abstentions and Broker Non-Votes (Page [●])

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Carmike common stock entitled to vote at the annual meeting. Approval of each of the merger-related named executive officer compensation proposal, the adjournment proposal (if a quorum is present), the auditor ratification proposal and the say on pay proposal requires the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote at the meeting. Approval of the adjournment proposal (if no quorum is present) will require the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote on such matter. Our directors are elected by a plurality of the votes cast at the annual meeting.

Abstentions will have the same effect as votes “AGAINST” the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal, the auditor ratification proposal and the say on pay proposal, but will have no effect on the election of directors.

Shares not in attendance will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal, the adjournment proposal, the election of directors, the auditor ratification proposal or the say on pay proposal, but will have the same effect as votes “AGAINST” the merger proposal.

If you hold your shares through a Nominee (as defined below) and do not instruct your Nominee on how you wish your shares of Carmike common stock to be voted using the voting instruction form provided by your Nominee, your Nominee may not vote uninstructed shares on the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal, the election of directors or the say on pay proposal, but may vote, in its discretion, on the auditor ratification proposal. When a Nominee is permitted to vote a client’s uninstructed shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes will be counted as votes “AGAINST” the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal (if a quorum is present), and the say on pay proposal. Broker non-votes will have no effect on the adjournment proposal (if no quorum is present) and no effect on the election of directors.

Voting by Stockholders (Page [●])

Any Carmike stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the internet or by telephone, or may vote in person by appearing at the annual meeting. If you are a beneficial owner and hold your shares of Carmike common stock in “street name” through a broker, bank or other nominee, which we refer to in this proxy statement as a “Nominee,” you should instruct your Nominee on how you wish your shares of Carmike common stock to be voted using the instructions provided by your Nominee. The Nominee cannot vote on these proposals, except with respect to the auditor ratification proposal, without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish your shares to be voted. If you are a street name holder and wish to vote the shares beneficially owned by you in person by ballot at the annual meeting, you must provide a “legal proxy” from your Nominee, giving you the right to vote the shares at the annual meeting.

Voting by Carmike’s Directors and Executive Officers (Page [●])

At the close of business on the record date, our directors and executive officers and their affiliates beneficially owned, in the aggregate, [●] shares of our common stock which they are entitled to vote at the annual meeting, representing approximately [●]% of the shares of our common stock outstanding on that date and entitled to vote at the annual meeting. We currently expect that Carmike’s directors and executive officers will vote their shares in favor of each of the proposals, although none of them has entered into any agreement obligating them to do so.

Treatment of Stock Options and Other Stock-Based Compensation (Page [●])

At least seven days prior to the effective time of the merger, each outstanding Carmike stock option, which we refer to as the “stock options,” whether or not vested or exercisable, will, contingent upon the consummation of the merger, become 100% vested and exercisable. Each share of Carmike common stock received in connection with the exercise of Carmike stock options will be entitled to receive the merger consideration subject to the terms of the merger agreement. To the extent not exercised, each outstanding Carmike stock option will, at the effective time, be cancelled automatically, and Carmike will pay each holder of such cancelled Carmike stock option an amount in cash (less any applicable tax withholdings), determined by multiplying (x) the excess, if any, of $30.00 over the exercise price per share of Carmike common stock subject to such Carmike stock option by (y) the number of shares of Carmike common stock subject to such Carmike stock option. Notwithstanding the foregoing, if the per share exercise price payable with respect to a Carmike stock option exceeds the merger consideration, then such Carmike stock option will be cancelled without payment of any consideration with respect thereto.

In addition, immediately prior to the effective time of the merger:

•	each share of Carmike restricted stock that is then outstanding, which we refer to as the “restricted stock,” whether or not vested, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied, and the holders of such shares will be entitled to receive the merger consideration subject to the terms of the merger agreement;

•	each award of Carmike restricted stock units that is then outstanding, which we refer to as the “restricted stock units,” whether or not vested, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied, and Carmike will with respect to the holder of any such Carmike restricted stock units (1) issue the number of shares of Carmike common stock underlying such Carmike restricted stock units, which shares will be entitled to receive the merger consideration in accordance with the merger agreement, and (2) pay in cash all dividend equivalents, if any, accrued but unpaid as of the effective time with respect to the number of shares of Carmike common stock underlying such Carmike restricted stock units; and

•	each award of Carmike performance shares that is then outstanding, which we refer to as the “performance shares,” whether or not vested, or whether or not performance criteria have been achieved, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied with respect to (1) the actual number of shares of Carmike common stock earned for each performance period completed prior to the effective time of the merger, as determined by Carmike prior to the effective time of the merger in accordance with the terms of the applicable award agreements and the Carmike stock plans in existence as of the effective date of the merger agreement, and (2) the number of shares of Carmike common stock equal to the specified number of target shares for any performance period during which the effective time of the merger occurs and for each succeeding performance period covered by such Carmike performance shares, and the holders of such shares will be entitled to receive the merger consideration in accordance with the merger agreement.

Delisting and Deregistration of Our Common Stock (Page [●])

Upon completion of the merger, we will remove our common stock from listing on NASDAQ and price quotations in the public market will no longer be available for our common stock, and the registration of our common stock under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the “Exchange Act,” will be terminated.

Recommendations of Our Board of Directors (Page [●])

After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board members unanimously determined that the merger agreement and transactions contemplated thereby, including the merger, are in the best interests of Carmike’s stockholders and approved, adopted and declared advisable, the merger agreement and the merger. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page [●] of this proxy statement.

The Board of Directors recommends that Carmike stockholders vote:

•	“FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

•	“FOR” the merger-related named executive officer compensation proposal;

•	“FOR” the adjournment proposal;

•	“FOR” the election of directors;

•	“FOR” the auditor ratification proposal; and

•	“FOR” the say on pay proposal.

Opinion of Carmike’s Financial Advisor (Page [●] and Annex B)

Pursuant to an engagement letter dated February 22, 2016, Carmike retained J.P. Morgan Securities LLC, which we refer to in this proxy statement as “J.P. Morgan,” as its financial advisor in connection with the merger.

At the meeting of the Board on March 3, 2016, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration to be paid to holders of Carmike’s common stock in the merger was fair, from a financial point of view, to such stockholders. J.P. Morgan confirmed its March 3, 2016 oral opinion by delivering its written opinion to the Board, dated March 3, 2016, that, as of such date, the merger consideration to be paid to Carmike’s stockholders in the merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan dated March 3, 2016, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Carmike’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of Carmike or as to the underlying decision by Carmike to engage in the merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Carmike as to how such stockholder should vote with respect to the merger or any other matter.

Interests of Certain Persons in the Merger (Page [●])

In considering the recommendation of the Board that you vote to adopt the merger agreement, you should be aware that certain of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Carmike’s stockholders generally. These interests include, among others:

•	the merger agreement provides for accelerated vesting and cash-out of all outstanding Carmike equity awards upon the consummation of the merger;

•	certain executive officers of Carmike are entitled to separation benefits in the event that, in connection with or following the merger, the executive is terminated by Carmike without cause, or the executive terminates for “good reason” (with the merger agreement acknowledging that, as a result of the merger, certain named executive officers will be deemed to have experienced a “good reason” event);

•	Carmike’s directors and executive officers are entitled to continued indemnification and insurance coverage following completion of the merger under Carmike’s organizational documents, indemnification agreements and the merger agreement; and

•	the merger agreement requires AMC to provide employees of Carmike who continue as employees of AMC or any of its subsidiaries (including Carmike) benefits that are no less favorable in the aggregate than the level of such employee benefits provided to such employees as of the date of the merger agreement, for a period of twelve months following the closing of the merger.

For more information about these interests, see the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page [●] of this proxy statement. The Board is aware of the different or additional interests set forth in this proxy statement and considered such interests along with other matters in approving the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Financing of the Merger (Page [●])

In connection with the entry into the merger agreement, AMC Entertainment Inc., a wholly-owned direct subsidiary of AMC, entered into a debt financing commitment letter, which we refer to as the “Debt Commitment Letter,” with Citigroup Global Markets Inc., which we refer to as the “Commitment Party,” on March 3, 2016, pursuant to which the Commitment Party has committed to arrange and provide AMC with (1) a senior secured incremental term loan in an aggregate amount of up to $560.0 million and (2) a senior subordinated bridge loan in an aggregate amount of up to $300.0 million, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter. It is expected that AMC will seek long-term debt financing in lieu of drawings under the senior subordinated bridge loan, subject to market and other conditions.

On March 24, 2016, we completed a consent solicitation with respect to our $230.0 million aggregate principal amount of 6.00% senior secured notes due 2023 pursuant to which holders of more than a majority of the aggregate amount of the outstanding notes consented to (i) waive the requirement for us to comply with any “change of control” covenant in the indenture in connection with the merger, including any requirement to offer to repurchase the notes and (ii) an amendment to the reporting covenant contained in the indenture governing the 6.00% senior secured notes due 2023. Therefore, upon the successful completion of the consent solicitation, the commitment under the Debt Commitment Letter for the senior secured incremental term loan was automatically reduced by $235.0 million to $325.0 million. The merger is not subject to a financing condition.

No Solicitation of Acquisition Proposals (Page [●])

Carmike has agreed not to (1) solicit proposals relating to certain alternative transactions or (2) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, subject to certain exceptions to permit Carmike’s Board of Directors to comply with its fiduciary duties.

For more information about these provisions, see the section titled “Terms of the Merger Agreement—No Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page [●] of this proxy statement.

Changes in Board Recommendation (Page [●])

The Board has agreed not to make an adverse change to its recommendation to Carmike stockholders to approve the merger proposal. However, if, prior to the approval and adoption of the merger agreement by Carmike’s stockholders, (1) an intervening event (as defined in the section titled “Terms of the Merger Agreement—No Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page [●] of this proxy statement) occurs, and the Board determines in good faith, after consultation with our financial advisor and our outside legal counsel, that any failure to take such action would be inconsistent with its fiduciary duties under applicable law, or (2) Carmike receives an acquisition proposal (that did not result from any material breach of Carmike’s non-solicitation obligations under the merger agreement) that the Board determines in good faith, after consultation with our financial advisor and outside legal counsel, constitutes a superior proposal, then the Board may make an adverse recommendation change (as defined in the section titled “Terms of the Merger Agreement—No Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page [●] of this proxy statement) and, in the case of a superior proposal, authorize Carmike to execute acquisition proposal documentation and concurrently terminate the merger agreement, subject to the payment of a termination fee by Carmike to AMC as described in the section titled “Terms of the Merger Agreement—Termination Fee; Effect of Termination” beginning on page [●] of this proxy statement.

Conditions to Completion of the Merger (Page [●])

The completion of the merger is subject to the satisfaction or waiver of various customary closing conditions, including, among others:

•	the requisite approval of Carmike stockholders;

•	the absence of any pending proceeding brought by a governmental authority in the United States pursuant to certain antitrust laws that challenges or seeks to prevent, enjoin, alter or delay the merger or any of the other transactions contemplated by the merger agreement;

•	the absence of any order or injunction issued by any court or governmental authority in the United States preventing the consummation of the merger;

•	the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”); and

•	the termination or expiration of any agreement with a governmental authority with respect to the HSR Act not to close the merger.

AMC’s obligation to complete the merger is also conditioned on:

•	the absence of a material adverse effect with respect to Carmike, as defined in the section titled “Terms of the Merger Agreement—Representations and Warranties” on page [●] of this proxy statement; and

•	the absence of holders of 20% or more of the outstanding shares of Carmike common stock exercising dissenters’ rights.

In addition, Carmike’s and AMC’s obligations to complete the merger are subject to certain other conditions, including (i) subject to the standards set forth in the merger agreement, the accuracy of the representations and warranties of the other party and (ii) compliance of the other party with its covenants in all material respects. The merger is not subject to a financing condition.

Termination of the Merger Agreement (Page [●])

The merger agreement may be terminated prior to the effective time of the merger, notwithstanding the adoption of the merger agreement by Carmike stockholders, under specified circumstances. See the section titled “Terms of the Merger Agreement—Termination of the Merger Agreement,” beginning on page [●] of this proxy statement, for more information about the circumstances in which either Carmike or AMC could terminate the merger agreement.

Termination Fee; Effect of Termination (Page [●])

The merger agreement provides that Carmike or AMC, as applicable, will pay the other a cash termination fee in specified circumstances. For more information about the circumstances in which Carmike or AMC must pay a termination fee and the amount of the potential fees, see the section titled “Terms of the Merger Agreement—Termination Fee; Effect of Termination” beginning on page [●] of this proxy statement.

Other than as provided above or as described below in the section titled “Terms of the Merger Agreement—Fees and Expenses” beginning on page [●] of this proxy statement, all fees and expenses incurred by the parties are to be paid by the party that has incurred the fees and expenses.

Specific Performance (Page [●])

The merger agreement generally provides that the parties will be entitled to an injunction to prevent breaches of the merger agreement or to specifically enforce the performance of the terms and provisions contained in the merger agreement, including the consummation of the merger and the payment of the merger consideration.

Material U.S. Federal Income Tax Consequences of the Merger (Page [●])

The exchange of shares of our common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes to U.S. holders (as defined in the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] of this proxy statement). If you are a U.S. holder and your shares of our common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. The exchange of shares of our common stock for cash pursuant to the merger will generally not result in a non-U.S. holder (as defined in the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] of this proxy statement) being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States. You should read the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult with your tax advisor for a complete analysis of the particular tax consequences of the merger to you, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws.

Regulatory Matters (Page [●])

The merger is subject to the expiration or termination of the applicable waiting periods under the HSR Act. Each party has agreed to use reasonable best efforts to cause the merger to be consummated and to obtain antitrust approval. To the extent required to obtain such approvals, AMC has agreed to offer, negotiate and agree to divestitures and other restraints with respect to Carmike’s, AMC’s and their respective affiliates’ businesses, services or assets, except that AMC will not be required to agree to a divestiture, license or hold separate of (i) Carmike’s, AMC’s or their respective affiliates’ theatres that would result in a loss of theatre-level cash flows in excess of $25 million in the aggregate, subject to certain limited exceptions or (ii) non-theatre assets with an aggregate net book value in excess of $20 million. On [●], 2016, Carmike and AMC each filed their respective Notification and Report forms with the Antitrust Division of the Department of Justice, which we refer to in this proxy statement as the “DOJ,” and the Federal Trade Commission, which we refer to in this proxy statement as the “FTC.”

At any time before the effective time of the merger, the FTC, the DOJ, or others could take action under antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets, or to impose restrictions on the operations of Carmike or AMC following the completion of the merger. A state attorney general has notified Carmike and AMC that it will be investigating the competitive effects of the merger. In addition, other state antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or seeking conditions to the completion of the merger. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

For further discussion of regulatory matters relating to the merger, see “Terms of the Merger Agreement—Consents, Approvals and Filings” beginning on page [●] of this proxy statement.

Market Price of Carmike Common Stock and Dividend Information (Page [●])

Our common stock is listed on NASDAQ under the trading symbol “CKEC.” The closing sale price of our common stock on NASDAQ on March 3, 2016, which was the last trading day before we announced the execution of the merger agreement, was $25.11, compared to which the merger consideration represents a premium of approximately 19.5%. On [●], 2016, the last trading day before the date of this proxy statement, the closing price of our common stock on NASDAQ was $[●].

Under the terms of the merger agreement, we may not declare, set aside or pay any dividend or other distribution without the prior written consent of AMC (not to be unreasonably withheld, conditioned or delayed). We do not expect to pay dividends in the foreseeable future.

Fees and Expenses (Page [●])

All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger or any of the other transactions contemplated by the merger agreement are completed, with certain exceptions expressly set forth in the merger agreement. These exceptions include reimbursement by AMC of out-of-pocket expenses incurred by Carmike in connection with Carmike’s cooperating with AMC’s obtaining financing.

Appraisal Rights (Page [●] and Annex C)

Under Delaware law, you are entitled to appraisal rights in connection with the merger, in lieu of the merger consideration offered by AMC.

If you comply with the requirements of Section 262 of the DGCL, you will have the right under Delaware law to receive, in lieu of the $30.00 per share merger consideration, the fair value of your shares of Carmike common stock as determined by the Delaware Court of Chancery. The amount determined by the Delaware Court of Chancery to be the fair value of Carmike common stock as of the effective time of the merger could be more than, the same as or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement. Your appraisal rights are subject to a number of restrictions and technical requirements. Generally, in order to demand and perfect your appraisal rights, you must comply with the procedures set forth in Section 262, including but not limited to the following:

•	prior to the vote on the merger proposal by the stockholders at the annual meeting, you must deliver to Carmike a written demand for appraisal of your shares that complies with the applicable statutory requirements;

•	you must not vote “FOR” the merger proposal, either by proxy or in person, at the annual meeting;

•	you must continue to hold your shares through the effective time of the merger;

•	if the merger agreement is adopted at the annual meeting, you must not submit your shares for payment of the merger consideration; and

•	within 120 days after the effective time of the merger, you must file a petition in the Court of Chancery of the State of Delaware, requesting a determination of the fair value of your shares of Carmike common stock as of the effective time of the merger.

Merely voting against the merger proposal will not perfect your appraisal rights. If you hold your shares in “street name,” you must instruct your broker or other nominee to take action in strict compliance with the DGCL to exercise your appraisal rights. Requirements under Delaware law for exercising appraisal rights are described in further detail under “Proposal 1:

Adoption of the Merger Agreement—Appraisal Rights” beginning on page [●] of this proxy statement. Section 262 regarding appraisal rights available to stockholders of Delaware corporations in certain mergers and consolidations is reproduced and attached as Annex C to this proxy statement. If you wish to avail yourself of your appraisal rights, you should consider consulting your legal advisor.

Help in Answering Questions

We greatly appreciate your cooperation in voting your shares. If you have any questions about the annual meeting or the merger after reading this proxy statement, you may contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

Neither the U.S. Securities and Exchange Commission, which we refer to in this proxy statement as the “SEC,” nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the annual meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q: Why am I receiving these materials?

A: You are receiving this proxy statement and the accompanying proxy card because you owned shares of our common stock at the close of business on [●], the record date for the annual meeting. Our Board is soliciting proxies for use at the annual meeting to consider and vote upon the proposal to adopt the merger agreement and the other proposals to be voted upon at the annual meeting. These proxy materials provide you information for use in determining how to vote in connection with the matters to be considered at the annual meeting.

Q: When and where is the annual meeting?

A: The annual meeting will take place on [●], 2016, at 9:00 a.m., local time, at the offices of King & Spalding LLP located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309.

Q: What matters will be voted on at the annual meeting?

A: We will ask you to consider and vote upon:

(1)	a proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

(2)	a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Carmike’s named executive officers in connection with the completion of the merger;

(3)	a proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement;

(4)	the election of the seven (7) director nominees described in this proxy statement to serve for the ensuing year or until their successors are duly elected and have qualified;

(5)	a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2016; and

(6)	a proposal to approve, by a non-binding advisory vote, executive compensation.

Q: What is the proposed transaction?

A: Under the terms of the merger agreement, upon completion of the merger, Merger Sub will be merged with and into Carmike, with Carmike continuing as the surviving corporation and as an indirect wholly owned subsidiary of AMC. After the merger is completed, our common stock will cease to be traded on NASDAQ, the registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC.

Q: What will I receive if the merger is completed?

A: If the merger is completed, you will have the right to receive $30.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you own, unless you are entitled to demand and have properly demanded appraisal for such shares in accordance with, and you comply in all respects with, Section 262 of the DGCL. In either case, as a result of the merger, your shares will be cancelled and you will not own shares in the surviving corporation.

Q: Is the merger subject to the satisfaction of any conditions?

A. Yes. In addition to the approval of the proposal to adopt the merger agreement by Carmike’s stockholders, the merger is subject to the satisfaction of various conditions. The merger is not conditioned upon the receipt of any financing by AMC. For a description of these conditions, please see the section titled “Terms of the Merger Agreement—Conditions to Completion of the Merger” beginning on page [●] of this proxy statement.

Q: Should I send in my stock certificates now?

A: No. Please do not send your stock certificates now. If the merger is completed, you will receive shortly thereafter a letter of transmittal instructing you to send your stock certificates to the exchange agent in order to receive the cash payment of the merger consideration for each share of our common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates with your proxy card.

Q: Who is entitled to vote at the annual meeting?

A: All stockholders of record as of the close of business on [●], 2016, the record date for the annual meeting, are entitled to vote at the annual meeting. As of the record date, there were [●] outstanding shares of our common stock and entitled to vote. As of the record date, Carmike executive officers and directors, together with their affiliates, held an aggregate of [●] shares of Carmike common stock, which represents [●]% of all shares outstanding and entitled to vote at the annual meeting.

Q: What happens if I sell or transfer my shares of common stock after the record date, but before the annual meeting?

A: If you sell or transfer your shares of our common stock after the record date, but before the annual meeting, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the annual meeting.

Q: What vote is required to approve the merger proposal and thereby approve the merger?

A: Under Delaware law, and as a condition to the completion of the merger, approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Carmike common stock entitled to vote at the annual meeting. Accordingly, (1) a Carmike stockholder’s failure to submit a proxy card or to vote in person at the annual meeting, (2) an abstention from voting or (3) a broker non-vote will have the same effect as a vote “AGAINST” the merger proposal. As of the record date, there were [●] shares of Carmike common stock outstanding.

Q: What vote is required for the merger-related named executive officer compensation proposal?

A: Assuming a quorum is present, approval of the merger-related named executive officer compensation proposal requires the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present at the annual meeting in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the merger-related named executive officer compensation proposal. Shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal.

Q: What vote is required for the adjournment proposal?

A: Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present at the annual meeting in person or by proxy and entitled to vote at the meeting. If a quorum is present, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the adjournment proposal. Shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the adjournment proposal. If a quorum is not present, approval of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote on such matter. If a quorum is not present, abstentions will have the same effect as votes “AGAINST” the adjournment proposal and broker non-votes, if any, will have no effect on the adjournment proposal.

Q: What vote is required for the election of directors?

A: Assuming a quorum is present, election of the director nominees requires a plurality of the votes cast at the annual meeting. Abstentions, broker non-votes, if any, and shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the election of directors.

Q: What vote is required for the auditor ratification proposal?

A: Assuming a quorum is present, approval of the auditor ratification proposal requires the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present at the annual meeting in person or by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” the auditor ratification proposal. If you are a beneficial owner of shares and do not provide voting instructions to your Nominee, your Nominee may vote, in its discretion, your shares on the auditor ratification proposal. If, however, there are broker non-votes on the matter, they will have the same effect as a vote “AGAINST” the auditor ratification proposal. Shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the auditor ratification proposal.

Q: What vote is required for the say on pay proposal?

A: Assuming a quorum is present, approval of the say on pay proposal requires the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present at the annual meeting in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the say on pay proposal. Shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal.

Q: What is “merger-related compensation”?

A: “Merger-related compensation” is certain compensation that is tied to or based on the completion of the merger and may be payable to Carmike’s named executive officers under our existing plans or agreements, which is the subject of the merger-related named executive officer compensation proposal. See “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page [●] of this proxy statement.

Q: Why am I being asked to cast a non-binding, advisory vote to approve “merger-related compensation” payable to Carmike’s named executive officers under its plans or agreements?

A: In accordance with the rules promulgated under the Exchange Act, Carmike is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the merger-related named executive officer compensation proposal on the compensation that may be payable to our named executive officers in connection with the merger.

Q: What will happen if the stockholders do not approve the “merger-related compensation” in the merger-related named executive officer compensation proposal at the annual meeting?

A: Approval of the merger-related named executive officer compensation proposal is not a condition to the completion of the merger. The vote with respect to the merger-related named executive officer compensation proposal is an advisory vote and will not be binding on Carmike or AMC. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the “merger-related compensation” is not contingent on stockholder approval of the merger-related named executive officer compensation proposal.

Q: What constitutes a quorum?

A: At the annual meeting, stockholders holding a majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum.

Q: How does the Board of Directors recommend that I vote?

A: After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board members unanimously determined that the merger agreement and transactions contemplated thereby, including the merger, are in the best interests of Carmike’s stockholders and approved, adopted and declared advisable, the merger agreement and the merger. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page [●] of this proxy statement.

The Board of Directors recommends that Carmike stockholders vote:

(1)	“FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the merger-related named executive officer compensation proposal;

(3)	“FOR” the adjournment proposal;

(4)	“FOR” the election of directors;

(5)	“FOR” the auditor ratification proposal; and

(6)	“FOR” the say on pay proposal.

Q: What is the difference between holding shares as a stockholder of record and a beneficial owner?

A: Most of our stockholders hold their shares through a Nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and this proxy statement is being sent directly to you by

us. As the stockholder of record, you have the right to grant your voting proxy directly to the proxies named in the enclosed proxy card or to vote your shares in person at the annual meeting. We have enclosed a proxy card for you to use.

•	Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this proxy statement is being forwarded to you, together with a voting instruction card, by your Nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your Nominee on how to vote your shares and you are also invited to attend the annual meeting where you may vote your shares in person by following the procedure described below.

Q: How do I vote my shares of Carmike common stock?

A: Before you vote, you should carefully read and consider the information contained in or incorporated by reference in this proxy statement, including the annexes. You should also determine whether you hold your shares of our common stock directly in your name as a stockholder of record or through a Nominee, because this will determine the procedure that you must follow in order to vote. You are a stockholder of record if you hold your Carmike common stock in certificate form or if you hold your Carmike common stock in your name directly with our transfer agent, American Stock Transfer & Trust Company. If you are a stockholder of record, you may vote in any of the following ways:

•	Via the Internet—If you choose to grant a proxy via the internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote.

•	Via Telephone—If you choose to grant a proxy via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote.

•	Via Mail—If you choose to grant a proxy by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company LLC, 6201 15th Avenue, Brooklyn, NY 11219, Attn: Proxy Department. Proxy cards that are returned without a signature will not be counted as present at the annual meeting and cannot be voted.

•	At the Annual Meeting—Stockholders of record who attend the annual meeting may vote in person by filling out a ballot at the meeting, and any previously submitted proxies will be revoked by the vote cast at the annual meeting. Even if you intend to attend and vote at the annual meeting, our Board recommends that you grant a proxy via the internet, telephone or mail in case you are later unable to attend the annual meeting to ensure that your vote is counted.

Q: If I hold my shares through a Nominee, will my Nominee vote my shares for me?

A: Other than for the auditor ratification proposal, your Nominee will only be permitted to vote your shares if you instruct your Nominee how to vote. You should follow the procedures provided by your Nominee regarding the voting of your shares. If you do not instruct your Nominee to vote your shares, your shares will not be voted, which will be treated as a vote “AGAINST” the proposal to adopt the merger agreement.

If you do not provide voting instructions to your Nominee, your Nominee has discretion to vote your shares only on the auditor ratification proposal. Your Nominee may not vote your shares on the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal, the election of directors or the say on pay proposal without specific instructions from you. If you do not vote, your Nominee may vote your shares only on the auditor ratification proposal in which case your shares will be counted toward the quorum for the annual meeting, but will be voted only on the auditor ratification proposal.

Q: What happens if I return my proxy card but I do not indicate how to vote?

A: If you sign and properly return your proxy card, but do not include instructions on how to vote, your shares of our common stock will be voted:

(1) “FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

(2) “FOR” the merger-related named executive officer compensation proposal;

(3) “FOR” the adjournment proposal;

(4) “FOR” the election of directors;

(5) “FOR” the auditor ratification proposal; and

(6) “FOR” the say on pay proposal.

We do not currently intend to present any other proposals for consideration at the annual meeting. If other proposals requiring a vote of stockholders are brought before the annual meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q: What happens if I abstain from voting on a proposal?

A: If you sign and return a proxy card or grant a proxy over the internet or by telephone but abstain from voting on the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal, the auditor ratification proposal or the say on pay proposal, it will have the same effect as a vote “AGAINST” the applicable proposal or proposals. If you sign and return a proxy card or grant a proxy over the internet or by telephone but abstain from voting on the election of directors, it will have no effect on the outcome of the election of directors.

Q: May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?

A: Yes. Even if you sign and return the proxy card accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Corporate Secretary at Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901, Attn: Corporate Secretary, specifying such revocation or change in vote. You may also change your vote by delivery of a valid, later-dated proxy prior to the annual meeting or by attending and voting at the annual meeting.

Q: What does it mean if I receive more than one set of proxy materials?

A: This means that you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the voting instruction cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q: When do you expect the merger to be completed?

A: Carmike and AMC are working to complete the merger promptly, and we expect it to be completed by the end of 2016. The merger is subject, however, to various regulatory approvals and other conditions, which are described in more detail in this proxy statement, and it is possible that factors outside the control of either company could result in the merger being completed at a later time, or not being completed at all.

Q: If the merger is completed, how will I receive the cash for my shares?

A: If the merger is completed and your shares of our common stock are held in book-entry through the Depositary Trust Company, which we refer to in this proxy statement as “DTC,” or in “street name” by a broker or other nominee, the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you are a stockholder of record with your shares held in certificate form or held directly in your name in book-entry form other than through DTC, you will receive a letter of transmittal with instructions for returning such letter of transmittal, and, in the case of holders of share certificates, how to send your share certificates to the exchange agent, in connection with the merger. The exchange agent will issue and deliver to you a check for your shares after you comply with these instructions. See the section titled “Terms of the Merger Agreement—Exchange of Shares in the Merger” beginning on page [●] of this proxy statement.

Q: Is the merger taxable to me?

A: The exchange of shares of our common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes to U.S. holders (as defined in the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] of this proxy statement). If you are a

U.S. holder and your shares of our common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. The exchange of shares of our common stock for cash pursuant to the merger will generally not result in a non-U.S. holder (as defined in the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] of this proxy statement) being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States. You should read the section titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult your tax advisor for a complete analysis of the particular tax consequences of the merger to you, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws.

Q: What happens if the merger is not completed?

A: If the merger agreement is not adopted by the stockholders at the annual meeting or if the merger is not completed for any other reason, stockholders will not receive the merger consideration or any payment for their shares of our common stock in connection with the merger. Instead, our common stock will continue to be listed and traded on NASDAQ. In certain circumstances, we may be required to pay, or may be entitled to receive, a termination fee or we may seek other remedies in connection with a termination of the merger agreement, in each case, as described under “Terms of the Merger Agreement—Termination Fee; Effect of Termination” beginning on page [●] of this proxy statement.

Q: Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A: Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, if the merger is completed, stockholders of Carmike who do not vote in favor of adopting the merger agreement and who meet the other requirements set forth in Section 262 of the DGCL will have the right to receive payment of the fair value of their shares of Carmike common stock as determined by the Delaware Court of Chancery in lieu of the merger consideration. Appraisal rights will only be available to Carmike stockholders that deliver to Carmike a written demand for appraisal of their shares prior to the taking of the vote on the merger proposal by the stockholders at the annual meeting, do not vote in favor of the merger proposal, hold their shares continuously through the effective time of the merger, do not submit their shares for payment of the merger consideration, and otherwise comply with the statutory procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The amount determined by the Delaware Court of Chancery to be the fair value of Carmike stock as of the effective time of the merger could be more than, the same as, or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement and a summary of Section 262 can be found along with additional information about appraisal rights under “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page [●] of this proxy statement.

Q: Who will count the votes?

A: The votes will be counted by a representative of American Stock Transfer & Trust Company, who will act as the inspector of election appointed for the annual meeting.

Q: Where can I find the voting results of the annual meeting?

A: Carmike intends to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the annual meeting. All periodic and current reports Carmike files with the SEC are publicly available when filed. See “Where Stockholders Can Find More Information” beginning on page [●] of this proxy statement.

Q: Where can I find more information about Carmike?

A: You can find more information about Carmike in its publicly filed reports with the SEC, on Carmike’s website www.carmike.com, and in the section titled “Where Stockholders Can Find More Information” beginning on page [●] of this proxy statement.

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement, or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

If your Nominee holds your shares, you should also call your Nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Certain statements made in this proxy statement, the documents that we incorporate by reference in this proxy statement and other written or oral statements made by or on behalf of Carmike may constitute “forward-looking statements” within the meaning of the Exchange Act. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond Carmike’s ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the inability to complete the merger due to the failure to obtain stockholder or regulatory approval for the merger or the failure to satisfy other conditions of the merger within the proposed timeframe or at all;

•	disruption in key business activities or any impact on Carmike’s relationships with third parties as a result of the announcement of the merger;

•	the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters delivered pursuant to the merger agreement, or the failure of the merger to close for any other reason;

•	risks related to disruption of management’s attention from Carmike’s ongoing business operations due to the transaction;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Carmike and others relating to the merger agreement;

•	the risk that the pendency of the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	adverse regulatory decisions;

•	unanticipated changes in the markets for Carmike’s business segments;

•	general economic conditions in Carmike’s regional and national markets;

•	our ability to comply with covenants contained in the agreements governing Carmike’s indebtedness;

•	our ability to operate at expected levels of cash flow;

•	financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital;

•	our ability to meet our contractual obligations, including all outstanding financing commitments;

•	the availability of suitable motion pictures for exhibition in Carmike’s markets;

•	competition in Carmike’s markets;

•	competition with other forms of entertainment;

•	the effect of Carmike’s leverage on its financial condition;

•	prices and availability of operating supplies;

•	the impact of continued cost control procedures on operating results;

•	the impact of asset impairments;

•	the impact of terrorist acts;

•	changes in tax laws, regulations and rates; and

•	financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of Carmike’s business.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Carmike’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016, under the heading “Item 1A. Risk Factors,” and in its subsequently filed reports with the SEC, including Forms 10-Q and 8-K. You are cautioned not to place undue reliance on the forward-looking statements included in this proxy statement, which speak only as of the date hereof. Carmike does not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

PARTIES INVOLVED IN THE MERGER

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Telephone: (706) 576-3400

Carmike Cinemas, Inc., a Delaware corporation, is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation’s largest motion picture exhibitors. Carmike has 276 theatres with 2,954 screens in 41 states. The circuit includes 55 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 32 “BigDs,” 21 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities.

Carmike’s common stock is listed on NASDAQ under the symbol “CKEC.”

Carmike’s principal executive offices are located at 1301 First Avenue, Columbus, Georgia 31901, its telephone number is (706) 576-3400 and its internet website address is www.carmike.com. The information provided on or accessible through Carmike’s website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Carmike’s website provided in this proxy statement.

Detailed descriptions of Carmike’s business and financial results are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and its subsequent reports filed with the SEC, if any, which are incorporated in this proxy statement by reference. See the section titled “Where Stockholders Can Find More Information” beginning on page [●] of this proxy statement.

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, KS 66211

Telephone: (913) 213-2000

AMC Entertainment Holdings, Inc., a Delaware corporation, through its direct and indirect subsidiaries is principally involved in the theatrical exhibition business and owns, operates or has interests in 387 locations and 5,426 screens located primarily in the United States. AMC’s common stock is listed on the NYSE, under the symbol “AMC.”

AMC’s principal executive offices are located at One AMC Way, 11500 Ash Street, Leawood, KS 66211, its telephone number is (913) 213-2000 and its internet website address is www.acmtheatres.com. The information provided on or accessible through AMC’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to AMC’s website provided in this proxy statement.

Congress Merger Subsidiary, Inc.

One AMC Way

11500 Ash Street

Leawood, KS 66211

Telephone: (913) 213-2000

Congress Merger Subsidiary, Inc., an indirect wholly owned subsidiary of AMC, is a Delaware corporation that was formed on February 29, 2016 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Carmike, with Carmike surviving the merger as an indirect wholly owned subsidiary of AMC.

The principal executive offices of Merger Sub are located at One AMC Way, 11500 Ash Street, Leawood, KS 66211, and its telephone number is (913) 213-2000.

THE ANNUAL MEETING

This section contains information about the annual meeting of Carmike’s stockholders that has been called to consider and vote upon a proposal to adopt the merger agreement, a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Carmike’s named executive officers in connection with the completion of the merger, a proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, the election of the seven (7) director nominees described in this proxy statement to serve for the ensuing year or until their successors are duly elected and have qualified, a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2016 and a proposal to approve, by a non-binding advisory vote, executive compensation.

This proxy statement is being provided to the stockholders of Carmike as part of a solicitation of proxies by the Board of Directors for use at the annual meeting to be held at the date, time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting.

Date, Time and Place

The annual meeting of stockholders of Carmike is scheduled to be held on [●], 2016, at 9:00 a.m., local time, at the offices of King & Spalding LLP located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, unless the annual meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card to our stockholders on or about [●], 2016.

Purpose of the Annual Meeting

At the annual meeting, stockholders will be asked:

•	to consider and vote upon a proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

•	to consider and vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Carmike’s named executive officers in connection with the completion of the merger;

•	to consider and vote upon a proposal to approve the adjournment of the annual meeting from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement;

•	to vote for the election of the seven (7) director nominees described in this proxy statement to serve for the ensuing year or until their successors are duly elected and have qualified;

•	to consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2016; and

•	to consider and vote upon a proposal to approve, by a non-binding advisory vote, executive compensation.

Recommendations of Our Board of Directors

After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board members unanimously determined that the merger agreement and transactions contemplated thereby, including the merger, are in the best interests of Carmike’s stockholders and approved, adopted and declared advisable, the merger agreement and the merger. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found in the section titled “Proposal 1: Adoption of the Merger Agreement—Reasons for the Merger” beginning on page [●] of this proxy statement.

The Board of Directors recommends that Carmike stockholders vote:

(1)	“FOR” the merger proposal, approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the merger-related named executive officer compensation proposal;

(3)	“FOR” the adjournment proposal;

(4)	“FOR” the election of directors;

(5)	“FOR” the auditor ratification proposal; and

(6)	“FOR” the say on pay proposal.

Record Date and Voting Information

Only holders of record of our common stock at the close of business on [●], 2016, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each matter submitted to our stockholders for approval at the annual meeting. If you sell or transfer your shares of our common stock after the record date but before the annual meeting, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the annual meeting.

As of the close of business on the record date, there were [●] shares of Carmike common stock, par value $0.03 per share, issued, outstanding and entitled to vote at the annual meeting, which shares were held by approximately [●] holders of record.

Nominees typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, Nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters. At the annual meeting, Nominees have the authority to vote without instructions from the beneficial owner only with respect to the auditor ratification proposal.

Quorum

At the annual meeting, stockholders holding a majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any such stockholders. As of the record date, [●] shares of our common stock will be required to obtain a quorum. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the annual meeting, it is expected the meeting will be adjourned to solicit additional proxies.

Required Vote; Effect of Abstentions and Broker Non-Votes

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Carmike common stock entitled to vote at the annual meeting. Assuming a quorum is present, approval of each of the merger-related named executive officer compensation proposal, the adjournment proposal, the auditor ratification proposal and the say on pay proposal requires the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote at the meeting. Approval of the adjournment proposal (if no quorum is present) will require the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote on such matter. Our directors are elected by a plurality of the votes cast at the annual meeting.

Abstentions will have the same effect as votes “AGAINST” the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal, the auditor ratification proposal and the say on pay proposal but will have no effect on the election of directors.

Shares not in attendance will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal, the adjournment proposal, the election of directors, the auditor ratification proposal or the say on pay proposal, but will have the same effect as votes “AGAINST” the merger proposal.

If you hold your shares through a Nominee and do not instruct your Nominee on how you wish your shares of Carmike common stock to be voted using the voting instruction form provided by your Nominee, your Nominee may not vote uninstructed shares on the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal, the election of directors or the say on pay proposal but may vote, in its discretion, on the auditor ratification proposal. If such failure to instruct your Nominee on any matter results in a “broker non-vote,” these “broker non-votes” will be counted as votes “AGAINST” the merger proposal, the merger-related named executive officer compensation proposal, the adjournment proposal (if a quorum is present), and the say on pay proposal. “Broker non-votes” will have no effect on the adjournment proposal (if no quorum is present) or the election of directors.

It is important that you vote your shares. Under the DGCL, the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting and your abstaining from voting, failure to vote, or failure to instruct your Nominee to vote, will have the same effect as a vote “AGAINST” the merger proposal.

If the annual meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the annual meeting, except for any proxies that have been revoked or withdrawn in the interim.

Voting by Stockholders

After carefully reading and considering the information contained in this proxy statement, each stockholder of record of Carmike common stock (that is, if your shares of Carmike common stock are registered in your name with our transfer agent, American Stock Transfer & Trust Company) should grant a proxy to vote by mail, through the internet, or by telephone or attend the annual meeting in person and vote by ballot, according to the instructions described below. Each beneficial owner of Carmike common stock (that is, if your shares of Carmike common stock are held in “street name” through a Nominee) should vote by directing your Nominee how to vote your shares.

Voting Methods

For Stockholders of Record:

If your shares are held in your name on the records of our transfer agent, American Stock Transfer & Trust Company, you can vote:

•	Via the Internet—If you choose to grant a proxy via the internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote;

•	Via Telephone—If you choose to grant a proxy via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote;

•	Via Mail—If you choose to grant a proxy via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the annual meeting and cannot be voted; or

•	At the Annual Meeting—Stockholders of record who attend the annual meeting may vote in person by filling out a ballot at the meeting, and any previously submitted proxies will be revoked by the vote cast at the annual meeting.

Whether or not you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy via the internet or by telephone prior to the annual meeting to ensure that your shares will be voted at the annual meeting. Proxies received at any time before the annual meeting and not expired, revoked or superseded before being voted will be voted at the annual meeting. If the proxy contains instructions on how to vote, it will be voted in accordance with the instructions. If no instruction is indicated, the proxy will be voted:

(1)	“FOR” the merger proposal, voting such shares in favor of approving the transactions contemplated thereby, including the merger;

(2)	“FOR” the merger-related named executive officer compensation proposal;

(3)	“FOR” the adjournment proposal;

(4)	“FOR” the election of directors;

(5)	“FOR” the auditor ratification proposal; and

(6)	“FOR” the say on pay proposal.

Please do not send us stock certificates or other documents representing Carmike common stock at this time. If the merger is completed, holders of Carmike stock certificates will receive instructions regarding the procedures for exchanging their existing Carmike stock certificates for the payment of the merger consideration.

For Beneficial Owners:

If your shares are held in “street name” through a Nominee, you have the right to direct your Nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a “legal proxy” from the Nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

Revocation of Proxies

Carmike stockholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card in the form accompanying this proxy statement, vote via the internet or vote via telephone. Carmike stockholders can revoke their proxy at any time before it is exercised by giving written notice to our Corporate Secretary at Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901, Attn: Corporate Secretary, specifying such revocation. Carmike stockholders may also change their vote by timely delivering to us a valid, later-dated proxy or by voting by ballot in person at the annual meeting. Simply attending the annual meeting will not constitute revocation of your proxy. If your shares are held in “street name” through a Nominee, you should follow the instructions of such Nominee regarding the revocation of voting instructions. If you have voted via the internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Voting by Carmike’s Directors and Executive Officers as to the Merger Proposal

At the close of business on the record date, directors and executive officers of Carmike and their affiliates beneficially owned, in the aggregate, [●] shares of Carmike common stock which they are entitled to vote at the annual meeting, representing approximately [●]% of the shares of Carmike common stock outstanding on that date and entitled to vote at the annual meeting. We currently expect that Carmike’s directors and executive officers will vote their shares in favor of each of the proposals, although none of them have entered into any agreement obligating them to do so.

Certain directors and executive officers of Carmike have interests as to the merger proposal that are different from, or in addition to, those of other Carmike stockholders generally. For more information, see the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page [●] of this proxy statement.

Expenses of Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our Board. Expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities relating to this proxy statement under any laws are our responsibility. We have engaged the services of Innisfree M&A Incorporated to solicit proxies for the annual meeting. In connection with its retention by us, Innisfree M&A Incorporated has agreed to provide consulting, analytic and proxy solicitation services in connection with the annual meeting. We have agreed to pay Innisfree M&A Incorporated a fee of approximately $25,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify Innisfree M&A Incorporated for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Carmike common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of Innisfree M&A Incorporated, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services.

Householding

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who hold their shares through a Nominee, such as a broker, bank, broker-dealer or similar organization may receive notice from that Nominee regarding the householding of proxy materials. As indicated in the notice, a single proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that a Nominee will be householding, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the Nominee. If you would prefer to receive separate copies of a proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials for other stockholders in your household, either now or in the future, please contact your Nominee. Upon written or oral request to our Corporate Secretary at Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901, (706) 576-3400, we will promptly provide separate copies of this proxy statement, our annual report on Form 10-K or the Notice of Internet Availability of Proxy Materials, as applicable.

Tabulation of Votes

All votes will be tabulated by a representative of American Stock Transfer & Trust Company, who will act as the inspector of election appointed for the annual meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Adjournments and Postponements

In addition to the merger proposal, the merger-related named executive officer compensation proposal and the other proposals to be voted upon at the annual meeting, our stockholders are also being asked to approve a proposal that will allow for the adjournment of the annual meeting from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, to allow reasonable additional time for the filing and distribution of any necessary supplemental or amended disclosure to be disseminated to and reviewed by our stockholders prior to the annual meeting, or as otherwise required by applicable law or with the consent of AMC. In addition, our Board could postpone the meeting before it commences in the case of any of the circumstances described above. If the annual meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you submit a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the merger proposal but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than 30 days or, if after the adjournment, our Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Attending the Annual Meeting

Only stockholders of record as of the close of business on [●], 2016, or their duly appointed proxies, and “street name” holders (those whose shares are held through a Nominee) who bring evidence of beneficial ownership on the record date for the annual meeting, such as a copy of your account statement or similar evidence of ownership of our common stock as of the record date for the annual meeting, may attend the annual meeting. If you are a “street name” holder and you wish to vote at the annual meeting, you must also bring a “legal proxy” from the record holder (your Nominee) of the shares of our common stock authorizing you to vote at the annual meeting. All stockholders should bring photo identification (a driver’s license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the annual meeting or any adjournment or postponement of the annual meeting. Everyone who attends the annual meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the annual meeting, we encourage you to grant a proxy to vote by the internet, telephone or mail so that your vote will be counted if you later decide not to attend the annual meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the annual meeting. Stockholders will be admitted to the meeting room starting at 8:30 a.m., local time, and admission will be on a first-come, first-served basis.

Assistance

If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact Innisfree M&A Incorporated by telephone toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

Effects of the Merger

Pursuant to the terms of the merger agreement, if the merger agreement is adopted by Carmike’s stockholders and the other conditions to the closing are either satisfied or waived, at the effective time of the merger, Merger Sub will be merged with and into Carmike, with Carmike surviving the merger as an indirect wholly owned subsidiary of AMC. As a result of the merger, Carmike will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

At the effective time of the merger, each share of Carmike common stock issued and outstanding immediately prior to such time (other than any shares held by Carmike or owned by AMC, Merger Sub or any of their respective subsidiaries (which will be cancelled and shall cease to exist and no payment will be made with respect to such shares), and the excluded shares held by stockholders who are entitled to demand and have properly demanded appraisal rights with respect to such shares pursuant to, and in compliance in all respects with, the DGCL (which will have the rights provided by the applicable provisions of the DGCL)), will be converted into the right to receive $30.00 in cash, without interest and less any applicable withholding taxes. All equity interests of Merger Sub that are issued and outstanding immediately prior to the effective time of the merger will be converted into and become fully paid and non-assessable shares of common stock of the surviving corporation.

At least seven days prior to the effective time of the merger, each outstanding Carmike stock option, whether or not vested or exercisable, will, contingent upon the consummation of the merger, become 100% vested and exercisable. Each share of Carmike common stock received in connection with the exercise of Carmike stock options will be entitled to receive the merger consideration subject to the terms of the merger agreement. To the extent not exercised, each outstanding Carmike stock option will, at the effective time, be cancelled automatically, and Carmike will pay each holder of such cancelled Carmike stock option an amount in cash (less any applicable tax withholdings), determined by multiplying (x) the excess, if any, of $30.00 over the exercise price per share of Carmike common stock subject to such Carmike stock option by (y) the number of shares of Carmike common stock subject to such Carmike stock option. Notwithstanding the foregoing, if the per share exercise price payable with respect to a Carmike stock option exceeds the merger consideration, then such Carmike stock option will be cancelled without payment of any consideration with respect thereto.

In addition, immediately prior to the effective time of the merger:

•	each share of Carmike restricted stock that is then outstanding, whether or not vested, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied, and the holders of such shares will be entitled to receive the merger consideration subject to the terms of the merger agreement;

•	each award of Carmike restricted stock units that is then outstanding, whether or not vested, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied, and Carmike will with respect to the holder of any such Carmike restricted stock units (1) issue the number of shares of Carmike common stock underlying such Carmike restricted stock units, which shares will be entitled to receive the merger consideration in accordance with the merger agreement, and (2) pay in cash all dividend equivalents, if any, accrued but unpaid as of the effective time with respect to the number of shares of Carmike common stock underlying such Carmike restricted stock units; and

•	each award of Carmike performance shares that is then outstanding, whether or not vested, or whether or not performance criteria have been achieved, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied with respect to (1) the actual number of shares of Carmike common stock earned for each performance period completed prior to the effective time of the merger, as determined by Carmike prior to the effective time of the merger in accordance with the terms of the applicable award agreements and the Carmike stock plans in existence as of the effective date of the merger agreement, and (2) the number of shares of Carmike common stock equal to the specified number of target shares for any performance period during which the effective time of the merger occurs and for each succeeding performance period covered by such Carmike performance shares, and the holders of such shares will be entitled to receive the merger consideration in accordance with the merger agreement.

At the effective time of the merger, the certificate of incorporation and the by-laws of Carmike, which we refer as the “by-laws” in this proxy statement, will be amended in their entirety to be in the forms set forth as exhibits to the merger agreement until thereafter changed or amended as provided therein or by applicable law. In addition, as of the effective time of the merger, the directors of Merger Sub immediately prior to the effective time will become the directors of the surviving corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with by-laws of the surviving corporation. The officers of Merger Sub immediately prior to the effective time will be the initial officers of the surviving corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Background of the Merger

Carmike’s Board and senior management regularly review and assess Carmike’s business, operations and financial performance, including Carmike’s capital allocation strategy and potential opportunities to maximize stockholder value through acquisitions, business combinations, and other strategic and financial transactions. As part of this assessment, Carmike regularly engages in discussions with third parties regarding potential transactions. Over the course of Carmike’s last three fiscal years, Carmike has engaged in a significant number of theatre acquisitions and acquired over 40 theatres (with approximately 470 screens) to grow its business.

The Board and senior management also regularly review and assess industry trends and market conditions as they may impact Carmike’s long-term strategic goals and plans. In recent years, the Board and Carmike’s senior management have considered a variety of industry trends, including trends relating to industry consolidation, in-theatre dining, increased investment by theatre exhibitors in areas such as remodeling of theatres, luxury reseating and expanded concession offerings and film release windows.

In May 2014, at the request of Mr. Gerry Lopez, the then President and Chief Executive Officer of AMC, Mr. David Passman, Carmike’s President and Chief Executive Officer and Mr. Richard Hare, Carmike’s Senior Vice President—Finance, Treasurer and Chief Financial Officer met with Mr. Lopez and Mr. Craig Ramsey, AMC’s Executive Vice President and Chief Financial Officer. At the meeting, AMC proposed engaging in discussions regarding a potential transaction in which AMC would acquire Carmike in exchange for cash and stock merger consideration.

At a Board meeting in late May 2014, Carmike’s senior management discussed with the Board the meeting with AMC’s senior management. After discussion, the Board determined not to engage in any discussions at that time regarding a potential transaction with AMC in light of Carmike’s then pending transaction to acquire Digital Cinema Destinations Corp., which we refer to in this proxy statement as “Digiplex.”

Following the closing of the Digiplex transaction in August 2014, AMC’s senior management contacted Carmike’s senior management and proposed that AMC and Carmike engage in discussions regarding a potential transaction. The Board met on August 27, 2014 to discuss this proposal. Although the Board did not make any decision at this meeting regarding Carmike’s strategic alternatives, it authorized Carmike to enter into a confidentiality agreement with AMC, and provide due diligence to, and discuss the terms of a potential transaction with, AMC. The Board also authorized the Board’s Executive Committee to approve the engagement of J.P. Morgan as Carmike’s financial advisor. The Board and the Board’s Executive Committee authorized Carmike to engage J.P. Morgan on the basis of, among other things, J.P. Morgan’s experience and its qualifications and reputation in connection with providing strategic and financial advisor services and its familiarity with Carmike and the industries in which it operates.

During September 2014, Carmike negotiated a confidentiality agreement with AMC and also discussed with AMC the scope of a potential due diligence process.

In October 2014, following approval by the Board’s Executive Committee, Carmike engaged J.P. Morgan as its financial advisor and executed an engagement letter with J.P. Morgan. Also during October 2014, Carmike entered into a confidentiality agreement with AMC.

During the remainder of 2014, Carmike and AMC engaged in due diligence and discussed the terms of a potential transaction. Among other matters, AMC and Carmike discussed the amount and form of consideration and how the exchange ratio would be determined, the Carmike termination fee that would be payable if Carmike pursued another transaction and the AMC reverse termination fee that would be payable if the regulatory conditions were not satisfied, AMC’s financing commitments, the conditions to closing a potential transaction, and the efforts AMC and Carmike would be required to take to obtain the necessary regulatory approvals for the transaction. Throughout the process, the Board was actively involved in overseeing these discussions.

In December 2014, representatives of King & Spalding LLP, our outside legal counsel which we refer to in this proxy statement as “King & Spalding,” updated the Board on its fiduciary duties applicable to its consideration of Carmike’s strategic alternatives, including a potential sale of Carmike. The Board also reviewed a list of other potential strategic buyers prepared by representatives of J.P. Morgan. The Board discussed with Carmike’s senior management and representatives of J.P. Morgan whether any other potential strategic buyers would likely be interested in, and financially capable of, consummating a business combination with Carmike. After discussion, the Board determined that Party A, Party B, Party C, and Party D, each of which was a potential strategic buyer, could be interested in, and financially capable of, consummating a potential business combination with Carmike, and authorized Carmike’s management and J.P. Morgan to solicit interest from such Parties regarding a potential transaction.

Also during this period, the Board discussed with Carmike’s senior management and representatives of J.P. Morgan whether any potential financial buyer would be interested in a potential business combination with Carmike. After discussion, the Board determined that, in light of the leverage that would likely be required in connection with a sale of Carmike to a potential financial buyer, the lack of synergies available to a potential financial buyer, and the likely required investment returns that would be sought by a potential financial buyer, a sale of Carmike to a potential financial buyer was not likely to maximize stockholder value as compared to a potential transaction with AMC or another potential strategic buyer.

Accordingly, during December 2014 and January 2015, representatives of J.P. Morgan, with the authorization of the Board, contacted two U.S. strategic buyers (Party A and Party B) and two non-U.S. strategic buyers (Party C and Party D) to determine their interest in a potential business combination with Carmike. During this period, representatives of J.P. Morgan, with the authorization of the Board, also contacted Party E, a potential non-U.S. strategic buyer, to determine whether Party E was interested in pursuing a potential business combination with Carmike. Each of Party B, Party C, Party D and Party E declined to execute a confidentiality agreement, and they each informed representatives of J.P. Morgan that they were not interested in pursuing a potential business combination with Carmike either because they did not believe Carmike’s business would be a strategic fit for their respective businesses or because they were pursuing other long-term acquisition or strategic alternatives. Carmike entered into a confidentiality agreement with Party A, which confidentiality agreement did not contain any “standstill” restriction that would prevent Party A from making a proposal to acquire Carmike if Carmike entered into a definitive agreement with respect to a change of control transaction with another party. Following the execution of the confidentiality agreement, Carmike provided Party A with access to a data room containing financial and other information regarding Carmike. Subsequently, Party A informed representatives of J.P. Morgan that it was not interested in pursuing a potential business combination with Carmike because a transaction did not align with Party A’s strategic priorities at that time.

During the first quarter of 2015, Carmike and AMC continued due diligence and discussions regarding the terms of a potential transaction, including discussions regarding the amount and form of consideration and how the exchange ratio would be determined, the Carmike termination fee and the AMC reverse termination fee that would be payable in a potential transaction, AMC’s financing commitments, the conditions to closing a potential transaction, and the efforts AMC and Carmike would be required to take to obtain the necessary regulatory approvals for the transaction. During the course of these discussions, the parties discussed a potential transaction in which AMC would acquire Carmike for $37.00 per share, with 60% of the merger consideration to be paid in cash, and the remaining 40% of the merger consideration paid in AMC stock. For illustrative purposes only, the $37.00 price represented a premium of approximately 19.2% to the $31.03 closing price per share of our common stock on March 12, 2015 (the day preceding the Reuters report described below) and a premium of approximately 21.7% to the volume weighted average price of our common stock over the 30 days ended March 12, 2015.

On March 13, 2015, Reuters published a report stating, among other matters, that Carmike had hired J.P. Morgan as its financial advisor to help Carmike explore strategic alternatives, including a potential sale of Carmike.

Throughout the first quarter of 2015, the Board was actively involved in overseeing these discussions. In addition, in this period the Board reviewed and discussed with Carmike’s senior management and representatives of J.P. Morgan Carmike’s February 2015 Projections” (as defined below under “—Certain Projections Prepared by the Management of Carmike”).

On April 10, 2015, after further discussions between the parties on a number of issues related to the transaction, AMC informed Carmike that it was no longer interested in pursuing a potential transaction with Carmike.

Following the withdrawal of AMC’s interest, the Board and senior management continued to focus on Carmike’s business, operations and financial performance, including Carmike’s theatre acquisition strategy, its capital allocation strategy and its strategy to make investments in existing theatres.

On July 21, 2015, AMC announced that Mr. Lopez was stepping down as President and Chief Executive Officer of AMC effective August 6, 2015. Following this announcement, AMC undertook a search for a new Chief Executive Officer.

In October 2015, Carmike announced its acquisition of Sundance Cinemas, LLC, which included the acquisition of five (5) theatres and 37 screens in Los Angeles, San Francisco, Houston, Seattle and Madison, Wisconsin.

At an industry conference in December 2015, members of Carmike’s senior management received inquiries from three financial sponsors. One such inquiry concerned Carmike’s interest in a “private investment in public equity” (PIPE) transaction or investment in Carmike, with the other two inquiries concerning Carmike’s interest in a “going private” leveraged transaction. Carmike’s senior management reported these inquiries to the Board.

In early December 2015, Mr. Gary Suter, AMC’s Senior Vice President – Purchasing & Strategic Initiatives, contacted Mr. Dan Ellis, Carmike’s Senior Vice President, General Counsel and Secretary, to request a meeting with Mr. Ellis to discuss the process that AMC and Carmike had undertaken earlier in the year. On December 10, 2015, Carmike’s senior management informed the Board that AMC had contacted Carmike. After discussion, the Board authorized Mr. Ellis to meet with AMC, which meeting was scheduled for January 6, 2016.

During the fourth quarter of 2015, the Board continued to review Carmike’s capital allocation strategy and evaluated a potential share repurchase program in view of the then trading price of Carmike’s common stock. On December 10, 2015, Carmike announced that the Board authorized a $50 million share repurchase program. In approving this share repurchase program, the Board, among other considerations, reviewed and discussed with Carmike’s senior management Carmike’s December 2015 Projections (as defined below under “—Certain Projections Prepared by the Management of Carmike”).

On December 14, 2015, AMC announced that its Board of Directors appointed Mr. Adam M. Aron as the Chief Executive Officer and President of AMC, effective as of January 4, 2016.

On January 6, 2016, Mr. Ellis met with Mr. Suter. At the meeting, Mr. Suter asked whether Carmike would be receptive to discussing a potential transaction in which AMC would acquire Carmike. On January 7, 2016, Mr. Aron called Mr. Passman to further inquire regarding Carmike’s interest in a potential transaction. No specific transaction terms were discussed by Carmike’s senior management or AMC’s senior management during the meeting on January 6, 2016 or discussion on January 7, 2016. Carmike’s senior management reported on these developments to the Board’s Executive Committee and Compensation and Nominating Committee on January 14, 2016. The Board’s Executive Committee authorized Carmike’s senior management to further discuss a potential transaction with AMC’s senior management.

On January 20, 2016, Mr. Aron and other members of AMC’s senior management met with Mr. Passman and other members of Carmike’s senior management. At the meeting, AMC’s senior management discussed with Carmike’s senior management AMC’s potential timeline and diligence process to complete a transaction and other issues regarding a potential transaction. Also at the meeting, AMC’s senior management suggested a transaction in which AMC would acquire Carmike for a purchase price of $26.00 per share, which consideration would be payable in cash and shares of AMC common stock. Carmike’s senior management noted that the parties had previously discussed in the first quarter of 2015 a price of $37.00 per share. Following discussion, AMC’s senior management stated that they would give consideration to increasing AMC’s proposed purchase price to a number in the range of $26.00 to $30.00 per share. Carmike’s senior management did not agree to any transaction terms at the meeting and informed AMC’s senior management that they would discuss with Carmike’s Board any specific proposal from AMC to acquire Carmike. AMC’s senior management informed Carmike’s senior management that AMC expected to send Carmike a preliminary proposal regarding a transaction once AMC had received additional diligence information (including diligence material regarding the results of operations of Carmike’s fourth quarter of fiscal 2015).

On January 25, 2016, the Board’s Executive Committee met to discuss the meeting with AMC’s senior management that took place on January 20, 2016. At the meeting, the Board’s Executive Committee authorized Carmike’s senior management to enter into an extension to Carmike’s confidentiality agreement with AMC and to provide AMC with additional diligence material. Also at the meeting, the Board’s Executive Committee agreed to schedule a Board meeting to further discuss a potential transaction with AMC.

On January 26, 2016, Carmike entered into an extension to its confidentiality agreement with AMC, and Carmike thereafter provided AMC with additional diligence material.

On January 28, 2016, the Board held a special meeting which members of Carmike’s senior management and representatives of J.P. Morgan and King & Spalding also attended. At the meeting, the Board reviewed the discussions Carmike’s senior management had with AMC’s senior management regarding a potential transaction. At the meeting, Carmike’s senior management noted that it was expecting a proposal from AMC during the week of February 1, 2016. The Board also considered the advantages and disadvantages of approaching other potential bidders to determine if there were any other parties that would likely be interested in, and financially capable of, consummating a potential transaction with Carmike. Following discussion, the Board determined to further consider a potential transaction with AMC once Carmike had received the expected proposal from AMC.

On February 1, 2016, Mr. Aron contacted Mr. Passman and proposed a potential transaction in which AMC would acquire Carmike for a purchase price in the range of $28.00 to $29.00 per share. Mr. Passman informed Mr. Aron that he did not believe the Board would be supportive of a transaction in that price range. During the week of February 1, 2016, Carmike’s senior management continued to discuss a potential transaction with AMC’s senior management, including discussions regarding price, form of consideration, the efforts AMC and Carmike would take to obtain the necessary regulatory approvals for a transaction, the size of the AMC termination fee payable if regulatory approval were not obtained, and the size of the Carmike termination fee payable if Carmike were to accept a superior proposal.

On February 5, 2016, after further discussion, Mr. Aron contacted Mr. Passman and proposed a transaction in which AMC would acquire Carmike for a price of $30.00 per share in an all cash transaction. Mr. Aron noted that AMC’s proposed purchase price of $30.00 per share may be slightly reduced by AMC following further discussions with AMC’s board of directors. Mr. Aron also discussed with Mr. Passman AMC’s potential timeline and diligence process to complete a transaction and other issues regarding a potential transaction, including the efforts that AMC and Carmike would take to obtain the necessary regulatory approvals for a transaction and the size of the AMC termination fee payable if regulatory approval were not obtained. Mr. Passman noted that he would discuss AMC’s proposal with the Board.

On February 8, 2016, the Board held a special meeting. Members of Carmike’s senior management and representatives of J.P. Morgan and King & Spalding were present at the meeting. At the meeting, the Board discussed AMC’s proposal with Carmike’s senior management and representatives of J.P. Morgan and King & Spalding. The Board also considered the advantages and disadvantages of approaching other potential bidders to determine if there were any other parties that would likely be interested in, and financially capable of, consummating a potential transaction with Carmike. Following discussion, the Board authorized Carmike’s senior management to continue discussions with AMC’s senior management regarding a potential transaction, including to engage in negotiations regarding the terms of a merger agreement, and also instructed representatives of J.P. Morgan to prepare a list of other potential buyers that would likely be interested in a transaction with Carmike. On February 10, 2016, King & Spalding provided a draft merger agreement to AMC’s counsel, Husch Blackwell LLP, which we refer to in this proxy statement as “Husch Blackwell,” and AMC, Carmike, King & Spalding and Husch Blackwell thereafter negotiated the terms of the draft merger agreement.

On February 15, 2016, the Board held a special meeting. Members of Carmike’s senior management and representatives of J.P. Morgan and King & Spalding were present at the meeting. At the meeting, representatives of King & Spalding updated the Board on its fiduciary duties applicable to its consideration of Carmike’s strategic alternatives, including a potential sale of Carmike.

During the meeting, the Board reviewed and discussed the terms of AMC’s proposal and AMC’s plans to finance the transaction. King & Spalding also discussed with the Board its analysis of antitrust matters related to the proposed transaction, including the regulatory approval process and timing considerations. King & Spalding also discussed the commitments AMC was prepared to make to obtain regulatory approval and the AMC termination fee payable if regulatory approval was not obtained.

The Board also reviewed and discussed with Carmike’s senior management Carmike’s performance during the fourth quarter of 2015, as well as Carmike’s updated financial projections, which we refer to as the “February 2016 Projections” (see below under “—Certain Projections Prepared by the Management of Carmike”). In reviewing the February 2016 Projections, Carmike’s senior management noted a key difference between Carmike’s prior 2015 projections and the February 2016 Projections was that the February 2016 Projections were affected by the fact that the level of theatre acquisition activity by Carmike in 2015 was lower than had been projected. The Board also reviewed Carmike’s growth strategy, including its internal growth strategy and its theatre acquisition strategy, and the opportunities, challenges and risks associated with executing Carmike’s growth strategy.

In addition, representatives of J.P. Morgan reviewed with the Board the financial terms of the offer from AMC. Also at the Board meeting, representatives of J.P. Morgan reviewed and discussed with the Board and Carmike’s senior management a list of potential strategic buyers. The Board discussed with Carmike’s senior management and representatives of J.P. Morgan whether any other potential strategic or financial buyers would likely be interested in, and financially capable of, consummating a business combination with Carmike. Also as part of this discussion, the Board discussed with Carmike’s senior management and representatives of J.P. Morgan the inquiries Carmike’s senior management received at the industry conference in December 2015. Representatives of J.P. Morgan also noted that, with the exception of AMC and the other two largest strategic companies in the industry, U.S. strategic buyers were unlikely to be financially capable of consummating an acquisition of Carmike. Representatives of J.P. Morgan also noted that potential non-U.S. strategic buyers (including Party C, Party D and Party E) were unlikely to be interested in an acquisition of Carmike given their respective other strategic priorities and the challenges presented by current exchange rates.

In connection with this discussion, the Board noted the contacts previously made with potential buyers and the lack of interest expressed by potential buyers at that time. Following discussion, the Board instructed representatives of J.P. Morgan to contact Party A and Party B, to determine if they were interested in potentially acquiring Carmike. Also at the meeting, the Board reviewed and discussed with representatives of J.P. Morgan the absence of business relationships of J.P. Morgan with AMC and its controlling stockholder, as well as Party A. The Board also reviewed and discussed with representatives of J.P. Morgan the business relationships of J.P. Morgan with Party B, which the Board determined were not material.

The Board also determined that in light of the leverage that would likely be required in connection with a sale of Carmike to a potential financial buyer, the lack of synergies available to a potential financial buyer, the likely required investment returns that would be sought by a potential financial buyer, the current volatility of the financing markets, and the increased likelihood of “leaks” arising in a transaction and the potential disruption of Carmike’s management attention with respect to Carmike’s ongoing business operations if the number of potential bidders were expanded to include buyers that were unlikely to be competitive, a sale of Carmike to a potential financial buyer was not likely to maximize stockholder value as compared to a potential transaction with AMC or another potential strategic buyer. As part of this determination, the Board considered the inquiries Carmike’s senior management received at the industry conference in December 2015 and determined that such inquiries were not likely to result in a transaction that would maximize stockholder value as compared to a potential transaction with AMC or another potential strategic buyer.

Following the February 15, 2016 Board meeting, representatives of J.P. Morgan contacted Party A and Party B. Party B informed J.P. Morgan that it was not interested in pursuing a potential transaction with Carmike. Carmike executed an extension to its confidentiality agreement with Party A on February 21, 2016, which confidentiality agreement did not contain any “standstill” restriction that would prevent Party A from making a proposal to acquire Carmike. Following the execution of the extension to the confidentiality agreement, Carmike provided Party A with access to a data room containing financial and other information regarding Carmike, including Carmike’s 2015 financial results as well as the March 2016 Projections. On March 1, 2016, Party A informed J.P. Morgan that it was not interested in pursuing a potential transaction with Carmike at this time.

On February 18, 2016, AMC’s senior management contacted Carmike’s senior management and noted that, based upon prior input from AMC’s board of directors, AMC was reducing the proposed purchase price at which AMC would acquire Carmike from $30.00 per share to $29.85 per share.

During the last two weeks of February 2016 and in early March 2016, the parties continued to negotiate the terms of the merger agreement, and the parties also discussed and negotiated the financing documents AMC would be entering into to provide financing for the transaction.

On March 3, 2016, the Board held a special meeting at which members of Carmike’s senior management, as well as representatives of King & Spalding and J.P. Morgan, were also present. Prior to the meeting, the Board had received copies of the merger agreement, and related documents and a summary of the terms of the transaction, as well as presentation materials prepared by representatives of J.P. Morgan. King & Spalding updated the Board on its fiduciary duties applicable to its adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board, Carmike’s senior management and representatives of King & Spalding reviewed the key terms of the proposed merger with AMC and the financing documents AMC would be entering into to provide financing for the transaction. King & Spalding also discussed with the Board its analysis of antitrust matters related to the proposed transaction, including the regulatory approval process and timing considerations. King & Spalding also discussed the commitments AMC was prepared to make to obtain regulatory approval and the AMC termination fee payable if regulatory approval was not obtained.

In addition, the Board reviewed with Carmike’s senior management and representatives of J.P. Morgan Carmike’s March 2016 Projections (as defined below under “—Certain Projections Prepared by the Management of Carmike”). Also, representatives of J.P. Morgan reviewed the financial terms of the offer from AMC and reported on the results of the discussions with Party A and Party B. J.P. Morgan also confirmed that there had been no changes to J.P. Morgan’s absence of business relationships with AMC and its controlling stockholder since the February 15, 2016 Board meeting. The Board also again considered Carmike’s growth strategy, including its new theatre development plans and the potential growth opportunities available to Carmike through its theatre acquisition strategy, as well as initiatives such as expansion of in-theatre dining, remodeling of theatres, luxury reseating and expanded concession offerings. As part of this review, the Board considered the costs and risks associated with such strategy and initiatives, Carmike’s resources and positioning relative to larger competitors, as well as the uncertainties inherent in its new development and theater acquisition strategy, and the Board considered the challenges and uncertainties presented by other industry trends. The Board also reviewed the terms of the severance and retention benefits payable to Carmike employees (including senior management) in connection with the transaction.

Our senior management other than Mr. Passman then left the meeting and the Board met in executive session with Mr. Passman and representatives of King & Spalding. Following further discussion, the Board instructed Carmike’s senior management to contact AMC’s senior management to propose increasing AMC’s proposed purchase price from $29.85 per share to $30.00 per share. Mr. Passman then left the meeting, and the Board continued its executive session with representatives of King & Spalding. After discussions with AMC, Mr. Passman reported to the Board that AMC had agreed to increase the purchase price to $30.00 per share.

Carmike’s senior management and representatives of J.P. Morgan rejoined the meeting. J.P. Morgan then reviewed with the Board its financial analysis of the consideration provided for in the merger agreement and delivered to the Board its oral opinion, which was confirmed by delivery of a written opinion dated March 3, 2016, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of Carmike common stock in the proposed merger was fair, from a financial point of view, to such holders, as more fully described below under “—Opinion of Carmike’s Financial Advisor.”

Following thorough review, including discussion of the factors summarized below under “—Reasons for the Merger,” the Board unanimously (1) determined that the merger agreement and transactions contemplated thereby, including the merger, are in the best interests of Carmike’s stockholders, (2) approved, adopted and declared advisable, the merger agreement and the merger, (3) resolved to recommend, subject to the provisions of the merger agreement, that Carmike’s stockholders approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and (4) directed that the merger agreement and the transactions contemplated by the merger agreement, including the merger, be submitted to Carmike’s stockholders for approval and adoption.

On March 3, 2016, the parties issued a press release announcing the transaction.

Reasons for the Merger

In evaluating the merger agreement and the transactions contemplated by the merger agreement, including the merger, the Board consulted with Carmike’s senior management, King & Spalding (our outside legal counsel) and J.P. Morgan (our independent financial advisor). In the course of reaching its determination to approve the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that Carmike’s stockholders vote to approve the merger proposal, the Board considered many factors, including the following factors weighing in favor of approving the merger agreement, which are not intended to be exhaustive and are not presented in any relative order of importance:

Value and Certainty

The fact that the merger consideration represents a premium over the market prices at which our common stock traded prior to the announcement of the execution of the merger agreement, including the fact that the merger consideration of $30.00 per share of our common stock represented a premium of approximately:

•	19.5% to the $25.11 closing price per share of our common stock on March 3, 2016, the last trading day before our Board approved the transaction;

•	62% to the low trading price of our common stock over the 12 months ended March 3, 2016 of $18.52;

•	34% to the volume weighted average price of our common stock over the six (6) months ended March 3, 2016; and

•	37% to the volume weighted average price of our common stock over the three (3) months ended March 3, 2016.

The Board also considered the certainty of value and liquidity for our stockholders provided by the fact that the merger consideration is all cash and at a fixed price.

Growth Strategy and Other Initiatives

The risks and challenges of achieving Carmike’s growth strategy, including its new theatre development plans and the potential growth opportunities available to Carmike through its theatre acquisition strategy, as well as the risks and challenges of achieving Carmike’s other initiatives, such as expansion of in-theatre dining, remodeling of theatres, luxury reseating and expanded concession offerings.

Strategic Alternatives

The strategic process undertaken by Carmike, in consultation with its advisors, including the fact that the Board and Carmike’s management had evaluated and considered strategic alternatives, including: (1) continuing to run the company in the ordinary course, (2) the acquisition and/or building of additional theatres and screens to grow the company’s business and (3) selling the company. In addition, the Board considered the market check activities conducted by Carmike from December 2014 through March 2015 as well as the market check activities conducted in February 2016 discussed above under “—Background of the Merger” and the fact that, since December 2014, Carmike approached five (5) separate parties in addition to AMC to discuss a potential transaction and only executed confidentiality agreements with one (1) party other than AMC, with only AMC submitting a proposal to consummate a transaction.

The Board further considered that, after consultation with Carmike’s independent legal and financial advisors, it believed the terms of the merger agreement provide an adequate opportunity for alternative proposals to be made, associated due diligence to be conducted and definitive documentation to be negotiated with respect thereto, and for the Board to consider such alternative proposals and agreements, if any.

Negotiations with AMC

The course of negotiations with AMC, which were conducted at arm’s length and during which the Board was advised by its legal and financial advisors, including the fact that the negotiations resulted in (1) an increased purchase price, (2) a lower fiduciary termination fee, allowing an interested third party to more easily make a superior proposal, (3) robust commitments from AMC to take antitrust actions to complete the transaction, including a requirement to make divestitures up to certain thresholds and a termination fee payable in certain circumstances if regulatory approval is not obtained, and (4) the company being able to contact potential acquirers during the negotiation process to gauge their potential interest in a business combination.

Likelihood of Completion

The likelihood of obtaining required regulatory approvals and AMC’s firm commitments and covenants to take actions to obtain such approval, including robust divestiture commitments and a termination fee payable in certain circumstances if regulatory approval is not obtained. The Board considered the ability of AMC to obtain financing to consummate the transaction, the terms and nature of the financing commitments received by AMC, and the fact that the merger is not contingent on AMC’s obtaining financing. The Board also considered that there is no AMC stockholder vote required to consummate the merger, the likelihood of receiving the approval of Carmike’s stockholders and the other limited conditions to the parties’ obligations to complete the merger.

Opinion of Carmike’s Financial Advisor

The oral opinion of J.P. Morgan delivered to the Board, which was confirmed by delivery of a written opinion dated March 3, 2016, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of Carmike’s common stock in the proposed merger was fair, from a financial point of view, to such holders, as more fully described below under “—Opinion of Carmike’s Financial Advisor.” The full text of the written opinion of J.P. Morgan, dated March 3, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering the opinion, is attached as Annex B to this proxy statement.

Terms of the Merger Agreement

The terms and conditions of the merger agreement, including:

•	the customary nature of the representations, warranties and covenants of Carmike in the merger agreement;

•	the flexibility permitted under the interim operating covenants which restrict the conduct of Carmike’s business prior to the completion of the merger;

•	AMC’s covenants to undertake efforts to obtain regulatory approvals, including the commitment by AMC to divest certain theatre and non-theatre assets, the commitment by AMC to obtain applicable regulatory approvals and the related regulatory termination fee of $50 million payable to the company in certain circumstances if the merger is not completed due to a failure to meet regulatory conditions (see below under “—Regulatory Commitments”);

•	Carmike’s ability, subject to certain limitations, to respond to unsolicited acquisition or business combination proposals from third parties and to provide such third parties with confidential information;

•	the Board’s right, in accordance with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal with the payment of a $30 million termination fee;

•	the Board’s right, in accordance with the terms of the merger agreement, to change its recommendation to Carmike’s stockholders to approve the merger following the occurrence of an intervening event (as defined in the section titled “Terms of the Merger Agreement—No Solicitation of Acquisition Proposals; Changes in Board Recommendation” beginning on page [●] of this proxy statement);

•	Carmike’s ability to seek specific performance of AMC’s obligations under the merger agreement, including the obligation to complete the merger, under certain circumstances; and

•	other terms that, in the aggregate, the Board viewed as providing a significant degree of certainty that the merger will be completed as promptly as possible.

Regulatory Commitments

The level of commitment of AMC to obtain regulatory approvals, which was negotiated vigorously and which resulted in enhanced commitments from AMC to divest certain theatre and non-theatre assets and the potential payment to the company in certain circumstances of a termination fee of $50 million if the merger is not completed due to a failure to meet the regulatory conditions.

Stockholder Vote

The fact that the merger agreement will be subject to the adoption by the affirmative vote of the holders of shares representing a majority of Carmike’s outstanding common stock entitled to vote at the annual meeting, and the absence of any commitments requiring any stockholders to vote in favor of the merger proposal at the annual meeting, allowing our stockholders to approve or disapprove of the merger proposal.

Availability of Appraisal Rights

The fact that our stockholders are entitled under Section 262 of the DGCL to exercise appraisal rights with respect to the merger, allowing such stockholders who have properly demanded and exercised appraisal rights under Section 262 of the DGCL to seek a determination of the fair value of their shares by a court of competent jurisdiction.

The Board also considered a variety of risks and other potentially negative factors concerning the merger and the merger agreement, including the following:

No Stockholder Participation in Future Growth or Earnings

The fact that the nature of the transaction as an all cash transaction would prevent our stockholders from participating in any future earnings or growth of our business, and the fact that our stockholders would not benefit from any potential future appreciation in the value of our common stock, including any value that could be achieved if we engaged in future strategic transactions, including a future sale of Carmike. The Board also considered that the stockholders would be prevented from participating in any future earnings growth or savings due to the combined businesses of Carmike and AMC.

Effect of Failure to Complete the Transaction

While the Board expects that the merger will be completed, there can be no assurance that the required stockholder approval will be obtained or that all of the conditions to the completion of the merger will be satisfied or waived or that the merger will receive required regulatory approvals, and, as a result, it is possible that the merger may not be completed in a timely matter or at all, even if the merger proposal is approved by our stockholders. The Board also considered potential negative effects if the merger proposal were not completed, including that:

•	the trading price of Carmike’s common stock could be adversely affected;

•	Carmike would have incurred significant transaction and opportunity costs attempting to complete the merger, including the loss of potential acquisitions;

•	Carmike could lose business partners and employees after the announcement of the execution of the merger agreement;

•	Carmike’s business may be subject to significant disruption and decline;

•	Carmike’s strategy to grow through theatre acquisition transactions and new theatre developments would not have progressed while Carmike was working to implement the merger;

•	the market’s perceptions of Carmike’s prospects could be adversely affected; and

•	Carmike’s directors, officers, and other employees would have expended considerable time and effort to negotiate, implement and complete the merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the merger.

Effect of Public Announcement

The Board considered the effect of a public announcement of the execution of the merger agreement on Carmike’s operations, stock price and employees, our ability to retain key employees, our ability to effectively recruit replacement personnel if key personnel were to depart while the merger is pending and the potential adverse effects on Carmike’s financial results as a result of any related disruption in its business.

Regulatory Risk

The Board considered the possibility of significant costs and delays resulting from seeking regulatory approvals necessary to complete the transactions contemplated by the merger agreement, the possibility that the merger may not be completed if such approvals are not obtained, potential negative impacts on Carmike, its business, and its stock price if such approvals are not obtained and the potential difficulties in completing any required divestitures of assets.

Flexibility to Operate the Business

Notwithstanding the increased flexibility to operate Carmike’s business and retain its employees obtained in negotiations with AMC, the Board considered the remaining restrictions imposed by the merger agreement on the conduct of our business prior to the completion of the merger, which require Carmike to operate the business only in the ordinary course of business, and that subject the operations of the business to other restrictions, which could delay or prevent Carmike from undertaking timely business enhancement opportunities, including the acquisition of businesses and theatres and entering into material contracts, that may arise prior to the completion of the merger and that may have an adverse effect on Carmike’s ability to respond to changing market and business conditions in a timely manner or at all.

No Solicit

The Board considered the fact that it would not be permitted to solicit alternative transaction proposals regarding a business combination.

Termination Fee

The Board considered the fact that, under certain circumstances, Carmike may be required to pay to AMC a termination fee of $30 million. The Board considered the potential effect of such termination fee to deter other potential acquirors from making a competing offer for Carmike, and the potential impact of the termination fee on certain transactions involving Carmike in which Carmike or third parties may seek to engage for 18 months following the date on which the merger agreement is terminated in certain circumstances.

Appraisal Rights

The Board considered the fact that, if the holders of 20% or more of Carmike’s shares have exercised their appraisal rights in accordance with Delaware law, then AMC has the right to not complete the merger, even if Carmike’s stockholders otherwise approve the merger.

Interests of the Board and Management

The Board considered that certain of the directors and executive officers have interests in the transactions contemplated by the merger agreement described below under “—Interests of Certain Persons in the Merger” that would be different from, or in addition to, those of Carmike’s stockholders.

Recommendation of Our Board of Directors

After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board members unanimously determined that the merger agreement and transactions contemplated thereby, including the merger, are in the best interests of Carmike’s stockholders and approved, adopted and declared advisable, the merger agreement and the merger. Certain factors considered by the Board in reaching its decision to approve the merger agreement and the merger can be found above under “—Reasons for the Merger.”

The Carmike Board of Directors unanimously recommends that you vote “FOR” the merger proposal, thereby approving the transactions contemplated thereby, including the merger.

Opinion of Carmike’s Financial Advisor

Pursuant to an engagement letter dated February 22, 2016, Carmike retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Board on March 3, 2016, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to holders of Carmike common stock in the proposed merger was fair, from a financial point of view, to such stockholders. J.P. Morgan has confirmed its March 3, 2016 oral opinion by delivering its written opinion to the Board, dated March 3, 2016, that, as of such date, the consideration to be paid to Carmike’s common stockholders in the proposed merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan dated March 3, 2016, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Carmike’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of Carmike or as to the underlying decision by Carmike to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Carmike as to how such stockholder should vote with respect to the proposed merger or any other matter.

In arriving at its opinions, J.P. Morgan, among other things:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information concerning Carmike and the industries in which it operates;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

•	compared the financial and operating performance of Carmike with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Carmike common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of Carmike relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Carmike with respect to certain aspects of the merger, and the past and current business operations of Carmike, the financial condition and future prospects and operations of Carmike, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Carmike or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Carmike under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Carmike to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by Carmike and AMC in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Carmike with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Carmike or on the contemplated benefits of the merger.

The projections furnished to J.P. Morgan for Carmike were prepared by Carmike’s management. One set of projections, the March 2016 Projections—Without Acquisitions (defined below under “—Certain Projections Prepared by the Management of Carmike”), reflected the expected financial performance of Carmike without giving effect to certain strategic acquisitions planned by Carmike. The other set of projections, March 2016 Projections—With Acquisitions (defined below under “-Certain Projections Prepared by the Management of Carmike”), was prepared by Carmike’s management to give effect to such acquisitions. Carmike does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections, see below under “-Certain Projections Prepared by the Management of Carmike.”

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion.

J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of Carmike common stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of Carmike or the underlying decision by Carmike to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the consideration in the proposed merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Carmike common stock will trade at any future time.

The terms of the merger agreement were determined through arm’s length negotiations between Carmike and AMC, and the decision to enter into the merger agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or Carmike’s management with respect to the proposed merger or the merger consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board on March 3, 2016 and contained in the presentation delivered to the Board on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of Carmike with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the business of Carmike or aspects thereof. The companies selected by J.P. Morgan were as follows:

•	AMC Entertainment Holdings, Inc.

•	Regal Entertainment Group

•	Cinemark Holdings, Inc.

•	Cineplex Inc.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Carmike. However, certain of these companies may have characteristics that are materially different from those of Carmike. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect Carmike.

Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company’s firm value (calculated as the market value of the company’s common stock on a fully diluted basis, plus any debt and minority interest, less unconsolidated investments and cash and cash equivalents) to the consensus equity research analyst estimate for the company’s EBITDA (calculated as earnings before interest, tax, depreciation and amortization) for the years ending December 31, 2016, which we refer to in this proxy statement as the “2016E FV/EBITDA,” and December 31, 2017, which we refer to in this proxy statement as the “2017E FV/EBITDA.”

Based on the results of this analysis, J.P. Morgan selected (1) multiple reference ranges for 2016E FV/EBITDA of 7.0x – 8.0x and (2) multiple reference ranges for 2017E FV/EBITDA of 6.5x – 7.5x.

After applying such ranges to the projected EBITDA for Carmike for the years ending December 31, 2016 and December 31, 2017 based on March 2016 Projections—Without Acquisitions, the analysis indicated the following implied per share equity value ranges for Carmike common stock:

Implied Per Share Equity Value Ranges: March 2016 Projections—Without Acquisitions

	Implied Per Share Equity Value
	Low	High
2016E FV/EBITDA	$22.15	$27.30
2017E FV/EBITDA	$24.55	$30.50

After applying such ranges to the projected EBITDA for Carmike for the years ending December 31, 2016 and December 31, 2017 based on March 2016 Projections—With Acquisitions, the analysis indicated the following implied per share equity value ranges for Carmike common stock:

Implied Per Share Equity Value Ranges: March 2016 Projections—With Acquisitions

	Implied Per Share Equity Value
	Low	High
2016E FV/EBITDA	$23.65	$29.00
2017E FV/EBITDA	$30.20	$36.95

After applying such ranges to the consensus equity research analyst projection of EBITDA for Carmike for the years ending December 31, 2016 and December 31, 2017, the analysis indicated the following implied per share equity value ranges for Carmike common stock:

Implied Per Share Equity Value Ranges—Consensus Equity Research Analyst Projection

	Implied Per Share Equity Value
	Low	High
2016E FV/EBITDA	$24.65	$30.15
2017E FV/EBITDA	$24.75	$30.70

The ranges of implied per share equity values for Carmike common stock based on March 2016 Projections—With Acquisitions, March 2016 Projections—Without Acquisitions and the consensus equity research analyst projection were compared to Carmike’s closing share price of $25.18 on March 1, 2016 and the proposed consideration of $30.00 per share of Carmike common stock.

Selected Transaction Analysis.

Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses and assets that, for purposes of J.P. Morgan’s analysis, may be considered similar to Carmike’s business or assets. Specifically, J.P. Morgan reviewed the following transactions:

Month/Year Announced	Acquiror	Target/Seller
October 2015	Carmike Cinemas, Inc.	Sundance Cinemas, LLC
July 2015	AMC Entertainment Holdings, Inc.	Starplex Cinemas
May 2014	Carmike Cinemas, Inc.	Digital Cinemas Destinations Corp.
November 2013	Carmike Cinemas, Inc.	Muvico Entertainment, L.L.C. (9 locations)
June 2013	Cineplex Entertainment	Empire Theatres Limited (24 locations)
June 2013	Landmark Cinemas of Canada Inc.	Empire Theatres Limited (20 locations)
February 2013	Regal Entertainment Group	Hollywood Theaters
December 2012	Digital Cinema Destinations Corp.	UltraStar Cinemas (7 locations)
November 2012	Regal Entertainment Group	Great Escape Theatres (25 locations)
November 2012	Cinemark Holdings, Inc.	Rave Reviews Cinemas, L.L.C. (32 locations)
October 2012	Carmike Cinemas, Inc.	Rave Reviews Cinemas, L.L.C. (16 locations)
May 2012	Dalian Wanda Group Co., Ltd.	AMC Entertainment Holdings, Inc.
May 2010	AMC Entertainment Holdings, Inc.	Kerasotes ShowPlace Theatres (92 locations)
March 2009	Cinemark Holdings, Inc.	Muvico Entertainment, L.L.C. (4 locations)
January 2008	Regal Entertainment Group	Consolidated Theatres Holdings, GP (28 locations)
September 2006	Regal Entertainment Group	AMC Entertainment Holdings, Inc. (4 locations)
August 2006	Cinemark USA, Inc.	Century Theatres, Inc.

None of the selected transactions reviewed was identical to the merger. However, the transactions selected were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the transaction value to the target company’s EBITDA for the twelve-month period prior to announcement of the applicable transaction, which we refer to in this proxy statement as the “TV/LTM EBITDA.”

Based on the results of this analysis, J.P. Morgan selected TV/LTM EBITDA multiples of 7.0x and 8.5x and applied them to the EBITDA of Carmike for the year ended December 31, 2015. This analysis indicated the following implied per share equity value range for Carmike’s common stock:

	Implied Per Share Equity Value
	Low	High
TV/LTM EBITDA for the year ended December 31, 2015	$20.85	$28.30

The range of implied per share equity values for Carmike’s common stock was compared to Carmike’s closing share price of $25.18 on March 1, 2016 and the proposed consideration of $30.00 per share of Carmike common stock.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Carmike common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow for this purpose represents EBITDA less taxes, capital expenditures, increases in net working capital and certain other one-time cash expenses, as applicable. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that Carmike is expected to generate during fiscal years 2016 through 2025 based upon financial projections prepared by the management of Carmike using each of March 2016 Projections—Without Acquisitions and March 2016 Projections—With Acquisitions. For each set of projections, J.P. Morgan also calculated a range of terminal values of Carmike at the end of the ten-year period ending 2025 by applying a perpetual growth rate ranging from 1.0% to 2.0% to the unlevered free cash flow of Carmike during the terminal period of the projections. The unlevered free cash flows and the range of terminal values were then discounted to present values as of December 31, 2015 using a range of discount rates from 7.0% to 8.0%. This discount rate range was based upon J.P. Morgan’s analysis of the capital structures and costs of equity and debt of Carmike and its publicly traded comparable companies.

Based on the foregoing, this analysis indicated the following implied per share equity value ranges for Carmike’s common stock for each of March 2016 Projections—Without Acquisitions and March 2016 Projections—With Acquisitions:

	Implied Per Share Equity Value
	Low	High
March 2016 Projections—Without Acquisitions	$23.35	$34.70
March 2016 Projections—With Acquisitions	$24.90	$40.85

The ranges of implied per share equity values for Carmike’s common stock based on March 2016 Projections—Without Acquisitions and March 2016 Projections—With Acquisitions were compared to Carmike’s closing share price of $25.18 on March 1, 2016 and the proposed consideration of $30.00 per share of Carmike common stock.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Carmike. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Carmike, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Carmike. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Carmike and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Carmike with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Carmike and the industries in which it operates.

A fee of $1.5 million became payable by Carmike to J.P. Morgan at the time J.P. Morgan delivered its opinion. Carmike has agreed to pay J.P. Morgan an additional fee of approximately $10.7 million upon the closing of the merger. In addition, Carmike has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Carmike for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as initial purchaser in connection with the issuance in June 2015 of Carmike’s 6.00% Senior Secured Notes due 2023 and joint lead arranger and joint bookrunner in connection with Carmike’s credit facility agreement in June 2015. During the two year period preceding delivery of its opinion ending on March 3, 2016, the aggregate fees received by J.P. Morgan from Carmike were approximately $3.3 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Carmike or AMC for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Delisting and Deregistration of Our Common Stock

Carmike common stock is registered as a class of equity securities under the Exchange Act and is quoted on NASDAQ under the symbol “CKEC.” As a result of the merger, we will become an indirect wholly owned subsidiary of AMC, with no public market for our common stock. After the merger, our common stock will cease to be traded on NASDAQ, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, the registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC after the effective time of the merger.

Financing of the Merger

The merger is not subject to a financing condition.

We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $830.0 million. These funds include the funds needed to:

•	pay our stockholders (including equity award holders) the amount due under the merger agreement; and

•	pay customary fees and expenses in connection with the transactions contemplated by the merger agreement.

In connection with the entry into the merger agreement, AMC Entertainment Inc., a wholly-owned direct subsidiary of AMC, entered into a Debt Commitment Letter with Citigroup Global Markets Inc., the Commitment Party under the Debt Commitment Letter, on March 3, 2016, pursuant to which the Commitment Party has committed to arrange and provide AMC with (i) a senior secured incremental term loan in an aggregate amount of up to $560.0 million and (ii) a senior subordinated bridge loan in an aggregate amount of up to $300.0 million, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter. It is expected that AMC will seek long-term debt financing in lieu of drawings under the senior subordinated bridge loan, subject to market and other conditions.

On March 24, 2016, we completed a consent solicitation with respect to our $230.0 million aggregate principal amount of 6.00% senior secured notes due 2023 pursuant to which holders of more than a majority of the aggregate amount of the outstanding notes consented to (i) waive the requirement for us to comply with any “change of control” covenant in the indenture in connection with the merger, including any requirement to offer to repurchase the notes and (ii) an amendment to the reporting covenant contained in the indenture governing the 6.00% senior secured notes due 2023. Therefore, upon the successful completion of the consent solicitation, the commitment for the senior secured incremental term loan under the Debt Commitment Letter was automatically reduced by $235.0 million to $325.0 million.

Interests of Certain Persons in the Merger

In considering the recommendation of the Board that you vote to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The members of the Board were aware of the different or additional interests and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to our stockholders that they adopt the merger agreement at the annual meeting.

Common Stock and Vested Equity Awards to be Cashed Out in the Merger

The following table sets forth the cash proceeds that each of our executive officers and non-employee directors could receive upon consummation of the merger from:

•	conversion of shares of Carmike common stock that they already hold into the merger consideration; and

•	conversion of their vested “in the money” options to purchase shares of Carmike common stock (i.e., options with a per-share exercise price less than $30.00) into the merger consideration.

No new shares of Carmike common stock were granted to any executive officer or non-employee directors in contemplation of the merger. Our executive officers and non-employee directors also hold certain unvested equity interests that will become vested and be cashed out at the effective time of the merger. The unvested equity awards held by our non-employee directors and executive officers (other than the named executive officers) are described in footnotes 3 and 4 to the table below, and the unvested equity awards held by our named executive officers are described in the tables under “—Merger-Related Compensation” below. The information below is based on beneficial ownership of Carmike common stock as of March 30, 2016.

Name	Value of Common Stock Owned ($) (1)	Value of Vested Stock Options ($) (2)	Total Vested Equity ($)
Named Executive Officers
S. David Passman III	4,965,300	7,229,800	12,195,100
Richard B. Hare	1,220,970	2,124,397	3,345,367
Fred W. Van Noy	2,677,920	1,168,720	3,846,640
Daniel E. Ellis	1,386,000	356,550	1,742,550
A. Dale Mayo	2,030,610	—	2,030,610

Other Executive Officers
Rob Collins	—	—	—
John A. Lundin	509,910	675,620	1,185,530
Jeffrey A. Cole	466,380	220,963	687,343
Gregory S. Wiggins	136,290	—	136,290

Non-Employee Directors
Roland C. Smith	1,315,920	—	1,315,920
Mark R. Bell	491,640	—	491,640
Jeffrey W. Berkman	568,770	150,000	718,770
Sean T. Erwin	339,360	—	339,360
James A. Fleming	781,770	—	781,770
Patricia A. Wilson	864,270	—	864,270

(1)	Includes shares that the executive officers and non-employee directors have purchased and shares that the executive officers and non-employee directors have received on exercise of stock options and vesting of restricted stock and performance shares.
(2)	See “— Treatment of Outstanding Equity Awards” below for a discussion on the treatment of vested stock options upon consummation of the merger.

(3)	In addition to the vested equity awards described in this table, our executive officers (other than our named executive officers) hold unvested restricted stock and performance shares as follows, which will be cashed out for the following value:

Name	Value of Unvested Restricted Stock Owned ($)	Value of Unvested Performance Shares Owned ($)	Total Unvested Equity ($)

Other Executive Officers
Rob Collins	84,000	84,000	168,000
John A. Lundin	132,480	191,100	323,580
Jeffrey A. Cole	119,340	157,980	277,320
Gregory S. Wiggins	82,650	100,440	183,090

(4)	In addition to the vested equity awards described in this table, our non-employee directors hold unvested restricted stock units as follows, which will be cashed out for the following value:

Name	Value of Unvested Restricted Stock Units Owned ($)	Total Unvested Equity ($)

Non-Employee Directors
Roland C. Smith	89,340	89,340
Mark R. Bell	59,550	59,550
Jeffrey W. Berkman	59,550	59,550
Sean T. Erwin	59,550	59,550
James A. Fleming	59,550	59,550
Patricia A. Wilson	59,550	59,550

Treatment of Outstanding Equity Awards

At least seven days prior to the effective time of the merger, each outstanding Carmike stock option, whether or not vested or exercisable, will, contingent upon the consummation of the merger, become 100% vested and exercisable. Each share of Carmike common stock received in connection with the exercise of Carmike stock options will be entitled to receive the merger consideration subject to the terms of the merger agreement. To the extent not exercised, each outstanding Carmike stock option will, at the effective time, be cancelled automatically, and Carmike will pay each holder of such cancelled Carmike stock option an amount in cash (less any applicable tax withholdings), determined by multiplying (x) the excess, if any, of $30.00 over the exercise price per share of Carmike common stock subject to such Carmike stock option by (y) the number of shares of Carmike common stock subject to such Carmike stock option. Notwithstanding the foregoing, if the per share exercise price payable with respect to a Carmike stock option exceeds the merger consideration, then such Carmike stock option will be cancelled without payment of any consideration with respect thereto.

In addition, immediately prior to the effective time of the merger:

•	each share of Carmike restricted stock that is then outstanding, whether or not vested, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied, and the holders of such shares will be entitled to receive the merger consideration subject to the terms of the merger agreement;

•	each award of Carmike restricted stock units that is then outstanding, whether or not vested, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied, and Carmike will with respect to the holder of any such Carmike restricted stock units (1) issue the number of shares of Carmike common stock underlying such Carmike restricted stock units, which shares will be entitled to receive the merger consideration in accordance with the merger agreement, and (2) pay in cash all dividend equivalents, if any, accrued but unpaid as of the effective time with respect to the number of shares of Carmike common stock underlying such Carmike restricted stock units; and

•	each award of Carmike performance shares that is then outstanding, whether or not vested, or whether or not performance criteria have been achieved, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied with respect to (1) the actual number of shares of Carmike common stock earned for each performance period completed prior to the effective time of the merger, as determined by Carmike prior to the effective time of the merger in accordance with the terms of the applicable award agreements and the Carmike stock plans in existence as of the effective date of the merger agreement, and (2) the number of shares of Carmike common stock equal to the specified number of target shares for any performance period during which the effective time of the merger occurs and for each succeeding performance period covered by such Carmike performance shares, and the holders of such shares will be entitled to receive the merger consideration in accordance with the merger agreement.

For an estimate of the amounts that would be payable to each of Carmike’s named executive officers on settlement of their unvested equity-based awards, see below under “—Merger-Related Compensation.” The estimated aggregate amount payable to non-employee directors of Carmike in settlement of their unvested equity-based awards if the merger were completed on March 30, 2016 is $504,090.

Employment and Separation Agreements

S. David Passman III, President and Chief Executive Officer, and A. Dale Mayo, President of Alternative Programming and Distribution, are parties to employment agreements with Carmike. In addition, certain other named executive officers are party to separation agreements with Carmike. These employment and separation agreements provide for severance benefits in the event that, in connection with or following the merger, the executive is terminated by Carmike without cause, or the executive terminates for “good reason.” Under the merger agreement, certain Carmike employees, including all of Carmike’s named executive officers will be deemed to have experienced a “good reason” event.

For an estimate of the amounts that would be payable to the named executive officers of Carmike upon a qualifying termination of employment in connection with the merger, see below under “—Merger-Related Compensation.”

Indemnification and Insurance

Carmike is party to indemnity agreements with each of its directors and executive officers that require Carmike, among other obligations, to indemnify directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers. These indemnity agreements will be assumed by the surviving corporation in the merger and will survive the merger and continue in full force and effect in accordance with their terms.

In addition, each of AMC and the surviving corporation has agreed to indemnify and hold harmless and provide advancement of expenses to, each of our directors and officers in respect of acts or omissions occurring at or prior to the completion of the merger to the fullest extent permitted by law or as provided under the certificate of incorporation, by-laws and other governing documents of Carmike and its Subsidiaries. Carmike is also entitled to obtain a policy of directors’ and officers’ liability insurance coverage for the benefit of our officers and directors for six years following completion of the merger.

Such indemnification and insurance coverage is further described in the section titled “Terms of the Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page [●] of this proxy statement.

Employee Benefits

The merger agreement requires AMC to provide employees of Carmike who continue as employees of AMC or any of its subsidiaries (including Carmike) benefits that are no less favorable in the aggregate than the level of such employee benefits provided to such employees as of the date of the merger agreement, for a period of twelve months following the closing of the merger. AMC must also maintain certain employee severance protections for a period of twelve months following the closing of the merger.

The company will pay bonuses to executive officers and other key corporate office employees under the Carmike annual executive bonus program for the period ending December 31, 2016 as follows: (i) if the merger occurs prior to December 31, 2016, annual cash bonuses will be paid at the target performance level on a pro-rata basis, (ii) if the merger occurs on or after December 31, 2016 and if the Compensation Committee has certified the performance results prior to the merger, annual cash bonuses will be paid based on actual achieved performance, and (iii) if the merger occurs on or after December 31, 2016 and if the Compensation Committee has not certified the performance results prior to the merger, annual cash bonuses will be paid at the target performance level. The company will pay annual cash bonuses to individuals not covered by the executive bonus program in accordance with the terms of the applicable bonus plan.

Merger-Related Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer that is based on or otherwise relates to the merger.

Please note that the amounts indicated below are estimates based on the assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed, solely for purposes of the table below:

•	a closing date for the merger of March 30, 2016 (the latest practicable date prior to the filing of this proxy statement); and

•	unless otherwise described below, with respect to each named executive officer, a termination of employment on the closing date as a result of a resignation by the executive for good reason or a termination by the surviving corporation without cause (each, a “qualifying termination”).

Name	Cash Severance ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)	Total ($)
S. David Passman III	3,080,000	5,319,360	24,049	8,423,409
Richard B. Hare	1,405,000	1,397,340	31,606	2,833,946
Fred W. Van Noy	1,580,000	1,915,050	24,565	3,519,615
Daniel E. Ellis	1,282,500	1,022,910	32,263	2,337,673
A. Dale Mayo	600,000	486,870	34,874	1,121,744

(1)	Represents potential cash severance payments upon a qualifying termination of employment under an employment agreement or severance agreement, as applicable. All such amounts are “double trigger.” However, under the merger agreement, all of Carmike’s named executive officers will be deemed to have experienced a “good reason” event.

The following table quantifies each separate form of cash severance included in the aggregate total reported in this column.

Name	Base Salary Component of Severance ($)	Bonus Component of Severance ($)
S. David Passman III	1,540,000	1,540,000
Richard B. Hare	820,000	585,000
Fred W. Van Noy	920,000	660,000
Daniel E. Ellis	750,000	532,500
A. Dale Mayo	600,000	—

(2)	Represents unvested time-based restricted stock and performance shares that accelerate upon consummation of the merger which will be exchanged for the merger consideration, all in accordance with the merger agreement. All such amounts are “single-trigger.”

The following table quantifies each separate form of equity award that accelerates upon consummation of the merger and is included in the aggregate total reported in this column. See “-Treatment of Outstanding Equity Awards” above for additional details regarding restricted stock and performance shares.

Name	Accelerated Restricted Stock ($)	Accelerated Performance Shares ($)
S. David Passman III	2,360,850	2,958,510
Richard B. Hare	630,000	767,340
Fred W. Van Noy	847,470	1,067,580
Daniel E. Ellis	462,000	560,910
A. Dale Mayo	238,770	248,100

(3)	Represents the estimated cost for Carmike-paid insurance coverage payable upon a qualified termination of employment under an employment agreement or separation agreement, as applicable. All such amounts are “double trigger.” However, under the merger agreement, all of Carmike’s named executive officers will be deemed to have experienced a “good reason” event.

Certain Projections Prepared by the Management of Carmike

As a matter of course, we do not develop or publicly disclose long-term projections or internal projections of our future performance and are especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of Carmike’s strategic alternatives described in this proxy statement, Carmike’s senior management prepared and provided to the Board and J.P. Morgan certain non-public, unaudited prospective financial information to assist the Board and J.P. Morgan in considering, analyzing and evaluating Carmike’s strategic alternatives, including the merger.

The projected financial information set forth below under the “Management Projections” headings, which we refer to collectively as the “Management Projections,” was considered by the Board in evaluating our strategic alternatives, including the merger. The Board also reviewed the projected information set forth below under the “Management Extrapolations” headings in evaluating our strategic alternatives, including the merger (which extrapolations we refer to as the “Management Extrapolations” and, together with the “Management Projections,” the “Management Forecasts”). In addition, at J.P. Morgan’s request, to assist J.P. Morgan with its financial analysis of Carmike described above in “—Opinion of Carmike’s Financial Advisor,” Carmike’s senior management also provided J.P. Morgan with the March 2016 Projections and the March 2016 Extrapolations set forth below.

The Management Forecasts also were provided to the Board and certain of the Management Projections were provided to AMC and Party A during our sale process, as described below. In addition, the March 2016 Projections and the March 2016 Extrapolations set forth below are included in this proxy statement because this information was prepared as described above and reviewed and approved for use by J.P. Morgan in connection with J.P. Morgan’s financial analysis of Carmike described in “—Opinion of Carmike’s Financial Advisor.” The Management Forecasts are not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement.

The Management Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Management Forecasts were also not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as “GAAP,” the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Management Forecasts are non-GAAP financial measures, and the Management Forecasts do not include footnote disclosures as may be required by GAAP. Furthermore, Deloitte & Touche LLP, our independent registered public accounting firm, has not examined, reviewed, compiled or otherwise applied procedures to the Management Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion on, the Management Forecasts. The Management Forecasts included in this proxy statement have been prepared by, and are the responsibility of, our management.

The Management Forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to our business, financial condition or results of operations, and other matters. Many of these estimates and assumptions are difficult to predict, subject to significant economic and competitive uncertainties, are beyond our control, and may cause the Management Forecasts or the underlying assumptions to be inaccurate. Since the Management Forecasts cover multiple years, the information contained therein, and the estimates and assumptions on which it is based, by their nature become even less reliable with each successive year. Further, the Management Forecasts do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Management Forecasts will be realized or that our actual results will not be significantly higher or lower than projected.

For the foregoing reasons, as well as the bases and assumptions on which the Management Forecasts were compiled, the inclusion of specific portions of the Management Forecasts in this proxy statement should not be regarded as an indication that such Management Forecasts will be an accurate prediction of future events, and they should not be relied on as such. We do not intend to update or otherwise revise the Management Forecasts or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. We have made no representation to AMC or any other person in the merger agreement or otherwise concerning the Management Forecasts.

The Management Forecasts are forward-looking statements and are protected accordingly under the securities laws. For information on factors that may cause our future financial results to materially vary, see the section titled “Cautionary Statement Concerning Forward-Looking Information” beginning on page [●] of this proxy statement.

In light of the foregoing factors and the uncertainties inherent in the Management Forecasts, we caution our stockholders not to rely on the Management Forecasts included in this proxy statement.

Management Projections—February 2015 Projections

Our senior management prepared the below Management Projections, which we refer to as the “February 2015 Projections,” and provided them to AMC and Party A. See “—Background of the Merger” beginning on page [●] of this proxy statement.

The February 2015 Projections assumed (a) organic screen count growth from new build theatres, including dine-in theatres, of 95 screens as well as the acquisition of approximately 25 theatres and 300 screens per year through our 2017 fiscal year at a cost of approximately $84 million per year, (b) revenue growth and margin expansion driven by attendance growth and admissions pricing assumptions, partially offset by inflationary increases in theatre operating costs and projected impact from competition and (c) incremental price increases in admissions and concessions per patron of 2.0% and 1.0%, respectively, through our 2017 fiscal year.

	February 2015 Projections
(dollars in millions)	2015 Estimated	2016 Estimated	2017 Estimated
Revenue	$888	$1,048	$1,222
EBITDA(1)	132	160	196
EBIT(2)	79	101	131
NOPAT(3)	52	66	86
Unlevered Free Cash Flows(4)	(39)	(12)	3

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
(2)	EBIT is defined as earnings before interest and taxes.
(3)	NOPAT is defined as net operating profit after taxes.
(4)	Unlevered Free Cash Flows is defined as NOPAT, plus depreciation and amortization, less capital expenditures, less acquisition capital expenditures, less working capital.

Management Extrapolations — February 2015 Extrapolations

In addition, our senior management prepared the below Management Extrapolations, which we refer to as the “February 2015 Extrapolations.” The February 2015 Extrapolations were prepared using the same assumptions as the February 2015 Projections with respect to the 2015 through 2017 fiscal years and further assume that (1) acquisition capital expenditures decrease from 2018 through 2024 as industry consolidation occurs, (2) capital expenditures increase from 2018 through 2024 as a result of the larger circuit and (3) EBITDA margins for the 2018 through 2024 years remain consistent with the February 2015 Projections for Carmike’s 2017 fiscal year. The February 2015 Extrapolations were not provided to AMC or any other potential purchaser of Carmike.

	February 2015 Extrapolations
(dollars in millions)	2018 Estimated	2019 Estimated	2020 Estimated	2021 Estimated	2022 Estimated	2023 Estimated	2024 Estimated
Revenue	$1,344	$1,451	$1,538	$1,600	$1,648	$1,689	$1,723
EBITDA(1)	216	233	247	257	265	271	277
EBIT(2)	138	146	151	157	163	177	191
NOPAT(3)	90	95	99	103	107	115	125
Unlevered Free Cash Flows(4)	16	30	45	61	76	96	115

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
(2)	EBIT is defined as earnings before interest and taxes.
(3)	NOPAT is defined as net operating profit after taxes.
(4)	Unlevered Free Cash Flows is defined as NOPAT, plus depreciation and amortization, less capital expenditures, less acquisition capital expenditures, less working capital.

Management Projections—December 2015 Projections

Our senior management prepared the below Management Projections, which we refer to as the “December 2015 Projections,” in connection with the evaluation and approval by the Board of a potential share repurchase program. The December 2015 Projections were not provided to AMC or any other potential purchaser of Carmike. The December 2015 Projections were based on the same assumptions as the February 2015 Projections (including our theatre acquisition assumptions), except that the December 2015 Projections were (a) based on our actual performance through October 2015, (b) reflected the financial impact from the pending amendment of one of our lease agreements and (c) reflected our actual acquisition activity through October 2015 and incorporated the anticipated results of operations from our October 2015 acquisition of Sundance Cinemas, LLC and our senior management’s refined expectations with respect to the movies set to be released in our 2016 fiscal year.

	December 2015 Projections
(dollars in millions)	2015 Estimated	2016 Estimated	2017 Estimated
Revenue	$785	$800	$932
EBITDA(1)	120	142	165
EBIT (2)	67	83	99
NOPAT (3)	41	50	60
Unlevered Free Cash Flows(4)	(2)	(39)	(22)

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
(2)	EBIT is defined as earnings before interest and taxes.
(3)	NOPAT is defined as net operating profit after taxes.
(4)	Unlevered Free Cash Flows is defined as NOPAT, plus depreciation and amortization, less capital expenditures, less acquisition capital expenditures, less working capital.

Management Extrapolations—December 2015 Extrapolations

Additionally, for the purpose of advising the Board on the potential share repurchase program, our senior management prepared the below Management Extrapolations, which we refer to as the “December 2015 Extrapolations.”

The December 2015 Extrapolations were prepared using the same assumptions as the December 2015 Projections with respect to the 2015 through 2017 fiscal years and further assume that (1) acquisition capital expenditures decrease from 2018 through 2025 as industry consolidation occurs, (2) capital expenditures decrease from 2018 through 2025 to remain closer to historical levels and (3) EBITDA margins remain consistent with the December 2015 Projections for Carmike’s 2017 fiscal year. The December 2015 Extrapolations were not provided to AMC or any other potential purchaser of Carmike.

	December 2015 Extrapolations
(dollars in millions)	2018 Estimated	2019 Estimated	2020 Estimated	2021 Estimated	2022 Estimated	2023 Estimated	2024 Estimated	2025 Estimated
Revenue	$1,025	$1,108	$1,174	$1,221	$1,258	$1,289	$1,315	$1,334
EBITDA(1)	181	196	207	216	222	228	232	236
EBIT(2)	106	112	118	126	133	148	164	165
NOPAT(3)	64	68	72	76	80	90	99	100
Unlevered Free Cash Flows(4)	(11)	3	16	32	47	68	86	92

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
(2)	EBIT is defined as earnings before interest and taxes.
(3)	NOPAT is defined as net operating profit after taxes.
(4)	Unlevered Free Cash Flows is defined as NOPAT, plus depreciation and amortization, less capital expenditures, less acquisition capital expenditures, less working capital.

Management Projections—February 2016 Projections

At our February 15, 2016 Board meeting, senior management reviewed with the Board projections identical to those described below under “Management Projections-March 2016 Projections,” except that the March 2016 Projections were updated by Carmike’s senior management to reflect incremental depreciation and amortization expense of $2.3 million related to the Sundance Cinemas, LLC acquisition and budgeted 2016 capital expenditures of $58.2 million compared to $65 million as disclosed in the December 2015 Projections. The projections reviewed with the Board at the February 15, 2016 Board meeting were provided to AMC.

Management Projections—March 2016 Projections

Our senior management prepared both of the below Management Projections, which we refer to collectively as the “March 2016 Projections,” and provided them to AMC and Party A.

The March 2016 Projections (a) incorporate the results of our 2015 fiscal year (including our acquisition activity during 2015), and (b) assume organic revenue growth and margin expansion driven by attendance growth and admissions per patron and concessions per patron increases of 2.0% and 1.0%, respectively, which were the same as the February 2015 Projections and the December 2015 Projections. The financial projections set forth in the first table below, which we refer to as the “March 2016 Projections—Without Acquisitions,” assume no additional theatre acquisitions being consummated by Carmike. The financial projections set forth in the second table below, which we refer to as the “March 2016 Projections—With Acquisitions,” assume the acquisition of approximately 20 theatres and 250 screens per year through the 2018 fiscal year at a cost of approximately $70 million per year. At our direction, J.P. Morgan relied on the March 2016 Projections in connection with its fairness opinion described above under “—Opinion Carmike’s Financial Advisor.”

	March 2016 Projections—Without Acquisitions
(dollars in millions)	2016 Estimated	2017 Estimated	2018 Estimated
Revenue	$825	$875	$893
EBITDA(1)	131	150	162
EBIT(2)	70	94	108
NOPAT(3)	43	57	66
Unlevered free cash flows(4)	43	53	60

	March 2016 Projections—With Acquisitions
(dollars in millions)	2016 Estimated	2017 Estimated	2018 Estimated
Revenue	$861	$1,021	$1,113
EBITDA(1)	136	172	195
EBIT(2)	73	107	128
NOPAT(3)	44	65	77
Unlevered free cash flows(4)	(28)	(2)	14

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
(2)	EBIT is defined as earnings before interest and taxes.
(3)	NOPAT is defined as net operating profit after taxes.
(4)	Unlevered Free Cash Flows is defined as NOPAT, plus depreciation and amortization, less capital expenditures, less acquisition capital expenditures, less working capital.

Management Extrapolations — March 2016 Extrapolations

Our senior management prepared both of the below Management Extrapolations, which we refer to collectively as the “March 2016 Extrapolations,” which were extrapolated from the March 2016 Projections.

The March 2016 Extrapolations were used by J.P. Morgan in connection with its fairness opinion described in “—Opinion of Carmike’s Financial Advisor.” The Management Extrapolations set forth in the first table below, which we refer to as the “March 2016 Extrapolations—Without Acquisitions,” were prepared using the same assumptions as the March 2016 Projections—Without Acquisitions, with respect to the 2016 through 2018 fiscal years and further assume no additional theatre acquisitions being consummated by Carmike. The Management Extrapolations set forth in the second table below, which we refer to as the “March 2016 Extrapolations—With Acquisitions,” were prepared using the same assumptions as the March 2016 Projections—With Acquisitions with respect to the 2016 through 2018 fiscal years and further assume that (1) theatre acquisition activity subsequent to Carmike’s 2018 fiscal year will gradually decrease from approximately $70 million in 2018 to approximately $32 million in 2025 as industry consolidation occurs, (2) capital expenditures increase from 2019 through 2025 as a result of the larger circuit, and (3) EBITDA margins remain consistent with the March 2016 Extrapolations—With Acquisitions for Carmike’s 2018 fiscal year. The March 2016 Extrapolations were not provided to AMC or any other potential purchaser of Carmike.

	March 2016 Extrapolations—Without Acquisitions
(dollars in millions)	2019 Estimated	2020 Estimated	2021 Estimated	2022 Estimated	2023 Estimated	2024 Estimated	2025 Estimated
Revenue	$911	$929	$946	$963	$979	$995	$1,010
EBITDA(1)	166	169	172	175	178	181	184
EBIT(2)	111	114	117	120	123	126	129
NOPAT(3)	67	69	71	73	75	76	78
Unlevered Free Cash Flows(4)	61	63	65	67	68	70	72

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
(2)	EBIT is defined as earnings before interest and taxes.
(3)	NOPAT is defined as net operating profit after taxes.
(4)	Unlevered Free Cash Flows is defined as NOPAT, plus depreciation and amortization, less capital expenditures, less acquisition capital expenditures, less working capital.

	March 2016 Extrapolations—With Acquisitions
(dollars in millions)	2019 Estimated	2020 Estimated	2021 Estimated	2022 Estimated	2023 Estimated	2024 Estimated	2025 Estimated
Revenue	$1,201	$1,284	$1,358	$1,422	$1,474	$1,512	$1,534
EBITDA(1)	211	225	238	250	259	265	269
EBIT(2)	136	144	153	161	170	178	186
NOPAT(3)	82	87	92	97	103	108	113
Unlevered Free Cash Flows(4)	25	38	51	65	78	91	103

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
(2)	EBIT is defined as earnings before interest and taxes.
(3)	NOPAT is defined as net operating profit after taxes.
(4)	Unlevered Free Cash Flows is defined as NOPAT, plus depreciation and amortization, less capital expenditures, less acquisition capital expenditures, less working capital.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) who receive cash in exchange for shares of Carmike common stock pursuant to the merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the merger. The tax consequences of the merger under U.S. federal tax laws other than those pertaining to the income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion also does not address any tax consequences arising under the Medicare contribution tax on net investment income. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the “Code,” the Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, which we refer to in this proxy statement as the “IRS,” in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the merger.

This discussion is limited to holders of shares of Carmike common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding shares of Carmike common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers or dealers in securities;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell their shares of Carmike common stock under the constructive sale provisions of the Code;

•	persons who hold or received their shares of Carmike common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

This discussion also does not address the U.S. federal income tax consequences to holders of shares of Carmike common stock who exercise appraisal rights in connection with the merger under the DGCL.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Carmike common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Carmike common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the merger to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF CARMIKE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF THE MEDICARE CONTRIBUTION TAX ON NET INVESTMENT INCOME, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO THE INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of Carmike common stock that for U.S. federal income tax purposes is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Effect of the Merger

The receipt of cash by a U.S. holder in exchange for shares of Carmike common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. Any gain or loss realized by a U.S. holder in connection therewith must be calculated separately for each block of shares of Carmike common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the merger. The amount of any such gain or loss realized with respect to each block of shares of Carmike common stock generally will equal the difference, if any, between the amount of cash received for such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in a share generally will be equal to the amount the U.S. holder paid for the share. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of Carmike common stock in the merger generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of merger. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments made to a U.S. holder in exchange for shares of Carmike common stock pursuant to the merger may be subject to information reporting and may be subject to backup withholding. To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the exchange agent a properly executed IRS Form W-9, certifying that such holder is a U.S. person, the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of Carmike common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Effect of the Merger

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Carmike common stock in the merger unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Carmike common stock in the merger, and certain other requirements are met; or

•	Carmike is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period for Carmike common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates, generally in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If Carmike is a United States real property holding corporation at any time during the period described in the third bullet point above, gain realized by a non-U.S. holder generally will be subject to U.S. federal income tax in the same manner as gain realized by a U.S. person unless Carmike common stock is treated as regularly traded on an established securities market within the meaning of applicable Treasury Regulations. Carmike believes that its common stock will be “regularly traded” within the meaning of those regulations. If Carmike stock is regularly traded, the tax described above generally would not apply to a non-U.S. holder’s disposition of Carmike common stock pursuant to the merger unless the holder owns (directly or under applicable constructive ownership rules) more than 5% of the total fair market value of all outstanding shares of Carmike common stock at any time during the period described in the third bullet point above.

Information Reporting and Backup Withholding

Payments made to non-U.S. holders in the merger may be subject to information reporting and backup withholding. Non-U.S. holders generally can avoid backup withholding and information reporting by providing the exchange agent with the applicable and properly executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is organized. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Appraisal Rights

If the merger is completed, stockholders who do not vote in favor of the adoption of the merger proposal and who properly demand appraisal of their shares and who do not withdraw such demand or lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Carmike common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Carmike common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Carmike common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of Carmike common stock who (1) do not vote in favor of the merger proposal; (2) continuously hold such shares through the effective time of the merger; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the merger consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of Carmike common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court. Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $30.00 per share merger consideration payable pursuant to the merger agreement.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Carmike’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of Carmike’s common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Carmike common stock, Carmike believes that if a stockholder is considering exercising appraisal rights, that stockholder should consider seeking the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Carmike common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

•	the stockholder must not vote in favor of the merger proposal;

•	the stockholder must deliver to Carmike a written demand for appraisal of the stockholder’s shares before the vote by the stockholders on the merger proposal at the annual meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

•	the stockholder or the surviving corporation must file a petition in the Court of Chancery of the State of Delaware requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no present intention of doing so.

Filing Written Demand

Any holder of shares of Carmike common stock wishing to exercise appraisal rights must deliver to Carmike, before the vote on the merger proposal by the stockholders at the annual meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the merger proposal either in person or by proxy. A holder of shares of Carmike common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. However, neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A stockholder’s failure to make the written demand prior to the taking of the vote on the merger proposal at the annual meeting will cause the stockholder to lose its appraisal rights in connection with the merger.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform Carmike of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEES AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSIDER CONSULTING WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Attn: Corporate Secretary

Any holder of shares of Carmike common stock who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to Carmike a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Court of Chancery of the State of Delaware will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the court deems just.

Notice by the Surviving Corporation

Within ten days after the effective time of the merger, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the merger proposal of the date that the merger has become effective.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of Carmike common stock who has complied with the required conditions of Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all dissenting stockholders. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The surviving corporation is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, any holders of shares of Carmike common stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of Carmike common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of Carmike common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which Carmike received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder of shares of Carmike common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within twenty days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery of the State of Delaware is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares, and who hold stock represented by certificates, to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

Determination of Fair Value

After determining the holders of Carmike common stock entitled to appraisal, the Court of Chancery of the State of Delaware will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery of the State of Delaware could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Carmike believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Each of Carmike and AMC reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Carmike common stock is less than the $30.00 per share merger consideration.

Unless the Court of Chancery of the State of Delaware in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the

Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of Carmike’s common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of Carmike common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Carmike common stock, if any, payable to stockholders of record at a time prior to the effective time of the merger.

TERMS OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

The merger agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the merger agreement and are not intended to provide any factual information about Carmike, AMC, Merger Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings that Carmike or AMC make with the SEC, as described for Carmike in the section titled “Where Stockholders Can Find More Information” beginning on page [●] of this proxy statement. The representations, warranties and covenants contained in the merger agreement have been made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement, and:

•	are not intended as statements of fact, but rather as a way of allocating the risk among the parties to the merger agreement in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosures that were made among the parties to the merger agreement in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

•	may be subject in some cases to other exceptions and qualifications, including exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, as defined below under “—Representations and Warranties.”

Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Carmike, AMC, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Carmike’s or AMC’s public disclosures. Accordingly, the representations, warranties, covenants and other provisions of the merger agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section titled “Where Stockholders Can Find More Information” beginning on page [●] of this proxy statement.

Terms of the Merger; Merger Consideration

The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with Delaware law, Merger Sub will be merged with and into Carmike at the effective time of the merger, whereupon the separate existence of Merger Sub will cease, and Carmike will continue as the surviving corporation and as an indirect wholly owned subsidiary of AMC.

At the effective time of the merger, on the terms and subject to the conditions set forth in the merger agreement:

•	each share of Carmike common stock issued and outstanding immediately prior to such time (other than the excluded shares) will be converted into the right to receive $30.00 in cash, without interest and less any applicable withholding taxes (which we refer to in this proxy statement as the “merger consideration”);

•	all of the shares of Carmike common stock (other than the excluded shares) will cease to be outstanding, will automatically be cancelled and will cease to exist, and will thereafter represent only the right to receive the merger consideration;

•	each share of our common stock held by Carmike or AMC or any of their respective subsidiaries will be canceled without payment of any consideration; and

•	each share of common stock of Merger Sub outstanding immediately prior to such time will be converted into and become one share of common stock of the surviving corporation.

Certificate of Incorporation; By-laws; Directors and Officers

At the effective time of the merger, the certificate of incorporation and by-laws of Carmike will be amended and restated in their entirety to read as set forth in exhibits to the merger agreement, and, as so amended, will be the certificate of incorporation and by-laws of the surviving corporation, until thereafter amended, subject to the conditions set forth in the merger agreement, as provided therein and in accordance with applicable law. The directors and officers of Merger Sub immediately prior to the effective time will be the initial directors and officers of the surviving corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Completion of the Merger

The closing of the merger, subject to the conditions set forth in the merger agreement, will take place on a date no later than two (2) business days after the conditions set forth in the merger agreement and described below under “—Conditions to Completion of the Merger” have been satisfied or waived (other than conditions that by their terms are to be satisfied at closing, but subject to the satisfaction or waiver of such conditions at such time) or at such other time or other date as Carmike, AMC and Merger Sub may mutually agree in writing or unless the marketing period to syndicate participation in the debt financing prior to the closing date in accordance with the debt commitment letters has not ended, in which case the closing will instead occur on the earlier of (1) a date during the marketing period specified by AMC on not less than two business days’ written notice to Carmike and (2) the second business day immediately following the last day of the marketing period.

Effective Time

The effective time of the merger will be at the time when the certificate of merger is duly filed with the Delaware Secretary of State, or at such later time as may be agreed to by Carmike, AMC and Merger Sub and specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger by the end of 2016. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and it is possible that factors outside the control of Carmike or AMC could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the annual meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Treatment of Outstanding Equity Awards

At least seven days prior to the effective time of the merger, each outstanding Carmike stock option, whether or not vested or exercisable, will, contingent upon the consummation of the merger, become 100% vested and exercisable. Each share of Carmike common stock received in connection with the exercise of Carmike stock options will be entitled to receive the merger consideration subject to the terms of the merger agreement. To the extent not exercised, each outstanding Carmike stock option will, at the effective time, be cancelled automatically, and Carmike will pay each holder of such cancelled Carmike stock option an amount in cash (less any applicable tax withholdings), determined by multiplying (x) the excess, if any, of $30.00 over the exercise price per share of Carmike common stock subject to such Carmike stock option by (y) the number of shares of Carmike common stock subject to such Carmike stock option. Notwithstanding the foregoing, if the per share exercise price payable with respect to a Carmike stock option exceeds the merger consideration, then such Carmike stock option will be cancelled without payment of any consideration with respect thereto.

In addition, immediately prior to the effective time of the merger:

•	each share of Carmike restricted stock that is then outstanding, whether or not vested, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied, and the holders of such shares will be entitled to receive the merger consideration subject to the terms of the merger agreement;

•

each award of Carmike restricted stock units that is then outstanding, whether or not vested, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied, and Carmike will with respect to the holder of any such Carmike restricted stock units (1) issue the number of shares of Carmike common stock underlying such Carmike restricted stock units, which shares will be entitled to receive the merger consideration in accordance with the merger agreement, and (2) pay in cash all dividend equivalents, if any, accrued but unpaid as of the effective time with respect to the number of shares of Carmike common stock underlying such Carmike restricted stock units; and

•	each award of Carmike performance shares that is then outstanding, whether or not vested, or whether or not performance criteria have been achieved, will, contingent upon consummation of the merger, become 100% vested and all outstanding issuance and forfeiture conditions will be deemed 100% satisfied with respect to (1) the actual number of shares of Carmike common stock earned for each performance period completed prior to the effective time of the merger, as determined by Carmike prior to the effective time of the merger in accordance with the terms of the applicable award agreements and the Carmike stock plans in existence as of the effective date of the merger agreement, and (2) the number of shares of Carmike common stock equal to the specified number of target shares for any performance period during which the effective time of the merger occurs and for each succeeding performance period covered by such Carmike performance shares, and the holders of such shares will be entitled to receive the merger consideration in accordance with the merger agreement.

Exchange of Shares in the Merger

At or prior to the effective time, AMC will select an “exchange agent” (who must be reasonably acceptable to Carmike). At or prior to the effective time, AMC will make available to the exchange agent cash equal to the aggregate merger consideration (such cash is collectively referred to in this proxy statement as the “exchange fund”), which will be used to pay the merger consideration to our stockholders.

Promptly (and no later than three business days) after the effective time, AMC will send or cause the exchange agent to send to each holder of shares of Carmike common stock a letter of transmittal and instructions for effecting the surrender of any certificates representing shares of Carmike common stock (which we refer to in this proxy statement as the “certificates”) or the transfer of uncertificated shares of Carmike common stock (which we refer to in this proxy statement as “uncertificated shares”), in each case in exchange for the merger consideration to which such stockholder is entitled pursuant to the merger agreement.

Carmike stockholders should not return certificates with the enclosed proxy card, and Carmike stockholders should not forward certificates to the exchange agent without a letter of transmittal.

Upon proper surrender of the certificates for exchange (or affidavits of loss in lieu thereof) and cancellation or transfer of the uncertificated shares to the exchange agent, together with such properly completed letter of transmittal, the holder of such certificates or uncertificated shares will be entitled to receive the merger consideration for such shares. Until so surrendered, after the effective time of the merger each certificate or uncertificated share will represent only the right to receive the merger consideration.

If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that: (1) either such certificate be properly endorsed or otherwise in proper form for transfer or such uncertificated share has been properly transferred, accompanied by all documents which are reasonably required to evidence and effect such transfer, and (2) the person requesting such payment pay to the exchange agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such shares or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

The merger consideration paid in accordance with the merger agreement upon conversion of any shares of Carmike common stock will be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares. From and after the effective time, subject to Delaware law in the case of dissenting shares, all holders of certificates and uncertificated shares will cease to have any rights as stockholders of Carmike, other than the right to receive the merger consideration in accordance with the merger agreement. After the effective time, there will be no further registration of transfers of shares of Carmike common stock. If, after the effective time of the merger, certificates or uncertificated shares are presented to the surviving corporation or the exchange agent, they will be canceled and exchanged for the merger consideration in accordance with the merger agreement.

Any portion of the exchange fund that remains unclaimed by the former holders of shares of Carmike common stock one year after the effective time of the merger will be returned to AMC, upon demand. Any former stockholders of Carmike who have not yet complied with the merger agreement will thereafter look to AMC for the payment of the merger consideration, without any interest thereon.

Lost, Stolen or Destroyed Certificates

If any certificate representing Carmike common stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, AMC or the exchange agent, the posting by such person of a bond, in such an amount as the surviving corporation, AMC or the exchange agent may determine is reasonably necessary, as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent (or if subsequent to the termination of the exchange fund and subject to the merger agreement, AMC) will pay the merger consideration in exchange for such lost, stolen or destroyed certificate.

Dissenting Shares

Any shares of Carmike common stock held by holders who have not voted in favor of the merger or consented to the merger in writing and who have demanded appraisal for such shares in accordance with Delaware law (which we refer to in this proxy statement as “dissenting shares”) will not be converted into the right to receive the merger consideration, unless such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal with respect to such shares. If any holder of Carmike common stock that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such shares as determined by the Delaware Court of Chancery plus interest, if any, on the amount determined to be the fair value, as further described above in “Proposal 1: Adoption of the Merger Agreement–Appraisal Rights.”

Representations and Warranties

Carmike has made customary representations and warranties to AMC and Merger Sub in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	the due organization, good standing, corporate power and qualifications of Carmike and its subsidiaries;

•	the authority of Carmike to enter into the merger agreement and complete the merger and other transactions contemplated by the merger agreement;

•	the unanimous approval of the merger agreement by the Carmike Board of Directors;

•	the consents, filings and approvals required by governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of (1) any conflict with or violation or breach of any provision within the organizational documents of Carmike, (2) any conflict with or violation or breach of applicable laws, (3) any required consents or approvals, defaults, or termination rights under any contract of Carmike or its subsidiaries, or (4) the creation or imposition of any liens on the assets of Carmike or any of its subsidiaries, in each case as a result of the merger agreement and the transactions contemplated thereby;

•	the capital structure of Carmike and its subsidiaries and the absence of restrictions, liens or encumbrances with respect to the equity interests of Carmike’s subsidiaries;

•	compliance with SEC filing requirements for Carmike’s SEC filings since January 1, 2014, including the accuracy of the information contained in such filings and the absence of outstanding or unresolved comments received from the SEC with respect to such filings;

•	compliance with the rules and regulations of the NASDAQ and the Sarbanes-Oxley Act and the existence of disclosure controls and procedures under applicable securities laws and regulations;

•	Carmike’s internal system of disclosure controls and procedures concerning financial reporting;

•	Carmike’s financial statements;

•	the accuracy of this proxy statement and its compliance with applicable securities laws;

•	the absence of certain changes and events since September 30, 2015;

•	the absence of certain undisclosed liabilities;

•	compliance with applicable laws;

•	required governmental licenses, grants, registrations, clearances, authorizations, permits, consents and orders for Carmike to own, lease and operate its properties and assets and Carmike’s compliance therewith;

•	litigation matters;

•	valid and marketable title to owned real property and the validity of leaseholds;

•	intellectual property and confidentiality matters;

•	information technology;

•	data protection and privacy matters;

•	tax matters;

•	employee benefit plans;

•	labor and employment matters;

•	environmental matters;

•	material contracts and the absence of breaches or defaults thereunder;

•	food and beverage inventories;

•	goodwill passes and prepaid tickets;

•	insurance matters;

•	finders’ and brokers’ fees relating to the merger;

•	the opinion of Carmike’s financial advisor; and

•	compliance with certain antitakeover statutes.

AMC has made customary representations and warranties to us in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	AMC’s and Merger Sub’s due organization, valid existence, good standing and corporate power and authority;

•	(1) the corporate power and authority of AMC and Merger Sub to enter into the merger agreement and consummate the transactions contemplated thereby, (2) the adoption of the merger agreement by the sole stockholder of Merger Sub and (3) the enforceability of the merger agreement against AMC and Merger Sub;

•	the consents, filings and approvals required by governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of (1) any conflict with or violation or breach of any provision within the organizational documents of AMC or Merger Sub, (2) any conflict with or violation or breach of applicable laws, (3) any required consents or approvals, defaults, or termination rights under any contract of AMC or its subsidiaries, or (4) the creation or imposition of any liens on the assets of AMC or any of its subsidiaries, in each case as a result of the merger agreement and the transactions contemplated thereby;

•	the accuracy of information provided by AMC for use in this proxy statement;

•	litigation matters;

•	absence of certain agreements with Carmike stockholders or third parties relating to the merger agreement and adoption thereof;

•	the business activities of AMC, its subsidiaries and affiliates and Beijing Wanda Culture Industry Group Co., Ltd. and its controlled affiliates (which we refer to in this proxy statement as the “Wanda Group parties”);

•	finders’ and brokers’ fees relating to the merger;

•	the availability of financing to consummate the merger and pay the merger consideration;

•	the delivery to Carmike and validity of certain financing documents, including debt commitment letters and fee letters;

•	the solvency of the surviving corporation and its subsidiaries as of the effective time and immediately after the consummation of the transactions contemplated by the merger agreement;

•	the ownership of Carmike common stock by AMC, Merger Sub and their affiliates;

•	the absence of agreements or understandings between AMC and Merger Sub, on the one hand, and any member of Carmike’s management or Board of Directors, on the other hand, relating to the transactions contemplated by the merger agreement or operations of Carmike after the effective time of the merger; and

•	AMC and Merger Sub not relying on certain estimates, projections, forecasts and other forward-looking information provided to AMC and Merger Sub by Carmike and the inability to bring any claim under the merger agreement against Carmike or its subsidiaries and representatives with respect to such estimates.

None of the representations and warranties in the merger agreement will survive the effective time of the merger.

Many of the representations and warranties in the merger agreement are qualified by a materiality or material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect).

For purposes of the merger agreement, a “material adverse effect” means, with respect to Carmike, a material adverse effect on the financial condition, business, assets, liabilities or results of operations of Carmike and its subsidiaries, taken as a whole, or the ability of Carmike and its subsidiaries to consummate the transactions contemplated by the merger agreement, in each case, excluding any effect resulting from any circumstance involving, resulting from, relating to or with respect to:

•	changes in GAAP or any other accounting requirements applicable to the industry in which Carmike or any of its subsidiaries operates;

•	financial, securities, debt or financing markets or general economic or political conditions;

•	the industry in which Carmike or any of its subsidiaries operate;

•	changes in laws of general applicability to companies in the industry in which Carmike or any of its subsidiaries operate, or any official interpretation thereof by a governmental authority;

•	acts or declarations of war or other armed hostilities, sabotage, terrorism (including cyber-terrorism or cyber-attacks) or natural disasters or weather-related events or conditions;

•	the execution and delivery of the merger agreement or the announcement or consummation of the transactions contemplated by the merger agreement or the identity of, or any facts or circumstances relating to, AMC, including the impact thereof on the relationships, contractual or otherwise, of Carmike or any of its subsidiaries with employees, customers, suppliers or other third parties by the merger agreement;

•	any failure by Carmike or any of its subsidiaries to meet any internal or published estimates, budgets, projections, forecasts or predictions of financial performance for any period, including as a result of any failure of Carmike or any of its subsidiaries to realize the anticipated benefits of any business-related launch, initiative or roll-out (except that the underlying cause of any such failure described in this clause, unless expressly excluded by another clause of the definition, may be considered in determining whether or not a Carmike material adverse effect has occurred);

•	any action taken (or omitted to be taken) at the written request, or with the written consent, of AMC or Merger Sub;

•	the price and/or trading volume of Carmike’s common stock on NASDAQ or any other market in which such securities are quoted for purchase and sale;

•	any action taken by AMC, Carmike, any of their respective subsidiaries or affiliates, or the Wanda Group parties that is required, contemplated or permitted pursuant to the merger agreement (including regulatory undertakings), including any actions required under the merger agreement to obtain any approval or authorization under antitrust, competition, trade regulation, or other applicable laws for the consummation of the merger; or

•	any litigation, action, suit, proceeding or investigation made or brought by any of the stockholders of Carmike (on their own behalf or on behalf of Carmike) that assert allegations of a breach of fiduciary duty relating to the merger agreement, violations of securities laws in connection with this proxy statement or otherwise arising out of any of the transactions contemplated by the merger agreement.

In the case of the first five clauses above, such circumstances may be taken into account in determining whether or not there has been a Carmike material adverse effect to the extent such circumstances have a materially disproportionate adverse effect on Carmike and its subsidiaries, taken as a whole, as compared to other participants in the industry in which Carmike and its subsidiaries operate.

For purposes of the merger agreement, a “material adverse effect” means, with respect to AMC, a material adverse effect on the ability of AMC and its subsidiaries to consummate the transactions contemplated by the merger agreement.

In addition, for purposes of the merger agreement, “affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person. However, with respect to AMC, the term “affiliate” does not include AMC’s controlling stockholder or any of such controlling stockholder’s affiliates (other than AMC or any of AMC’s controlled affiliates).

Covenants Regarding Conduct of Business by Carmike Pending the Merger

Carmike has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, Carmike has agreed that, except (1) with the prior written consent of AMC (not to be unreasonably withheld, conditioned or delayed), (2) as contemplated by the merger agreement, (3) as set forth in Carmike’s disclosure letter or (4) as required by law, from date of the merger agreement until the effective time, Carmike will and will cause each of its subsidiaries to (a) conduct its business in the ordinary course consistent with past practices, (b) conduct its business in material compliance with all applicable laws (except where such failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Carmike) and (c) use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and keep available the services of its present officers and key employees.

Without limiting the generality of the preceding paragraph, Carmike has agreed that, except (1) with the prior written consent of AMC (not to be unreasonably withheld, conditioned or delayed), (2) as contemplated by the merger agreement or (3) as set forth in Carmike’s disclosure letter, Carmike will not, nor will Carmike permit any of its subsidiaries to:

•	amend its certificate of incorporation, by-laws or other similar organizational documents;

•	(1) split, combine or reclassify any shares of its capital stock, (2) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends by any of its wholly-owned subsidiaries or (3) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Carmike securities or any securities of Carmike subsidiaries except pursuant to any Carmike stock plan;

•	(1) grant, issue, deliver or sell, or authorize the grant, issuance, delivery or sale of, any shares of any Carmike securities or any securities of Carmike subsidiaries, other than the issuance of (A) any shares of Carmike stock upon the exercise of outstanding Carmike stock options in accordance with the terms of such Carmike stock options, (B) any Carmike restricted shares and Carmike restricted stock units to directors of Carmike in the ordinary course consistent with past practices, and (C) any shares of earned Carmike performance shares that have been granted prior to the date of the merger agreement or (2) amend any term of any Carmike security or any security of a Carmike subsidiary;

•	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses having a value (1) in excess of $2 million individually, or $5 million in the aggregate, from any other person, (2) merge or consolidate with any other person or (3) adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring merger or other reorganization;

•	sell, lease, license or otherwise transfer any subsidiary or any amount of assets, securities, properties, interests or businesses, having a value in excess of $2 million individually, or $5 million in the aggregate, except (1) pursuant to existing contracts or commitments disclosed in Carmike’s disclosure letter, and (2) in the ordinary course of business consistent with past practices in an amount not to exceed $8 million in the aggregate;

•	make any loans, advances or capital contributions to, or investments in, any other person in excess of $1 million either by purchase of stock or securities, contributions to capital, property transfer, purchase of any property or assets of any person or otherwise (other than (1) loans or advances between and among Carmike and/or any of its wholly-owned subsidiaries made in the ordinary course of business consistent with past practices and (2) capital contributions to or investments in wholly-owned subsidiaries made in the ordinary course of business consistent with past practices);

•

create, assume, incur or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof (or amend and restate or refinance any existing indebtedness for borrowed money), other than (1) (A) up to $25 million of indebtedness under lines of credit existing on the date of the merger agreement, (B) any indebtedness or guarantee (including any lease guarantee) incurred in the ordinary course of business consistent with past practices in an amount not to exceed $5 million in the aggregate, or (2) indebtedness incurred between or among Carmike and/or any of its wholly-owned subsidiaries made in the ordinary course of business consistent with past practices or between any of such wholly-owned subsidiaries or guarantees by Carmike of indebtedness of any wholly-owned subsidiary made in the ordinary course of business consistent with past practices;

•	prepay, redeem, repurchase, defease, cancel or otherwise terminate (or amend, restate or refinance any existing indebtedness for borrowed money) any indebtedness for borrowed money of Carmike or any of its subsidiaries;

•	except as required by applicable law and except as required under any employee plan, (1) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any Carmike employee or director of Carmike or any subsidiary, (2) increase benefits payable under any severance or termination pay policies or employment agreements existing as of the date of the merger agreement, (3) enter into any employment, deferred compensation, retention or other similar agreement (or any amendment to any such existing agreement) with any Carmike employee or directors of Carmike or any subsidiary, (4) establish, adopt or amend any collective bargaining agreement or Carmike employee plan, or (5) increase compensation, bonus or other benefits payable to any Carmike employee or director of Carmike or any subsidiary other than (A) annual salary increases in the ordinary course of business consistent with past practice; (B) increases in amounts in accounts under the executive pan resulting from the annual salary increases described in (A); or (C) as contemplated the merger agreement;

•	change Carmike’s methods of accounting or accounting principles or practices, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act approved by its independent public accountants;

•	make or change any material tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, amend any material tax returns or file claims for material tax refunds, enter into any material closing agreement, settle any material tax claim, audit or assessment, surrender any right to claim a material tax refund, offset or other reduction in tax liability or take any material position on any tax return filed on or after the date of the merger agreement or adopt any material accounting method that is inconsistent with elections made, positions taken or methods used in preparing or filing similar tax returns in prior periods;

•	make any capital expenditure, or incur any obligation or liability in respect thereof, other than those capital expenditure projects that are (1) not in excess of $4 million in the aggregate or (2) contemplated by Carmike’s 2016 fiscal year forecast that has been made available to AMC;

•	create or incur any lien on any material asset other than in the ordinary course of business consistent with past practices;

•	enter into (1) any contract that would have been a material contract were Carmike a party or subject thereto on the date of the merger agreement other than entry into renewals of existing contracts in the ordinary course of business consistent with past practices (but in no event, for terms of more than twenty-four months) or (2) lease agreement for real property;

•	terminate or amend in any material respect any material contract or real property lease, or waive, release or assign any material right, claims or benefit of Carmike thereunder, except for such terminations, amendments, waivers, releases or assignments in the ordinary course of business consistent with past practices;

•	terminate, renew, suspend, abrogate, amend or modify in any material respect any permit other than in the ordinary course of business consistent with past practices;

•	settle, or offer or propose to settle, any litigation, investigation, arbitration, proceeding or other claim involving or against Carmike or any subsidiary involving a payment by Carmike or any subsidiary in excess of $1.5 million individually or $3 million in the aggregate;

•	fail to use commercially reasonable efforts to maintain existing material insurance policies or comparable replacement policies; or

•	except as, in the reasonable judgment of Carmike, is necessary to comply with the ongoing requirements of the Exchange Act or prepare or make any filings with the SEC agree, resolve or commit to do any of the foregoing.

Stockholder Meeting

Carmike has agreed that, subject to the terms of the merger agreement, (1) the Board of Directors of Carmike will recommend approval and adoption of the merger agreement and the merger by Carmike’s stockholders and include such recommendation in this proxy statement, (2) Carmike will use its reasonable best efforts to obtain the Carmike stockholder approval, and (3) Carmike will otherwise comply in all material respects with the legal requirements applicable to the Carmike stockholder meeting.

Notwithstanding the foregoing, if on a date within two (2) business days of the date of the Carmike stockholders meeting, Carmike has not received such number of proxies required to approve the merger proposal, Carmike may postpone or adjourn, or make one or more successive postponements or adjournments of, the Carmike stockholder meeting and if Carmike has not previously adjourned or postponed the stockholders meeting, it will make one such postponement or adjournment at the request of AMC and to the extent permitted by the applicable law. However, in these circumstances Carmike may not postpone or adjourn the stockholders meeting to a date that is later than the later of (1) 30 days from originally scheduled Carmike stockholder meeting and (2) 10 business days following termination of the negotiated period (defined below under “No Solicitation of Acquisition Proposals; Changes in Board Recommendation”) without the prior written consent of AMC (not to be unreasonably withheld). Carmike may also make one or more successive postponements or adjournments of the Carmike stockholder meeting if it is required by applicable law to provide Carmike stockholders with additional information or disclosures in connection with the matters to be voted upon at the stockholder meeting, only for such period of time as is reasonably necessary in order to give Carmike’s stockholders sufficient time to evaluate such additional information or disclosure.

No Solicitation of Acquisition Proposals; Changes in Board Recommendation

Except as provided in the merger agreement, from the date of the merger agreement until the earlier of the effective time or the termination of the merger agreement, Carmike, its subsidiaries and their respective officers and directors have agreed not to, and will not authorize any of their respective representatives to, directly or indirectly:

•	solicit, initiate or take any action to knowingly facilitate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal;

•	enter into, continue or otherwise participate in any discussions or negotiations with, or afford access to the business, properties, assets, books or records of Carmike or any of its subsidiaries to, any third party with respect to any potential acquisition proposal;

•	except for an acceptable confidentiality agreement, enter into any agreement in principle, memorandum of understanding, letter of intent, merger agreement, acquisition agreement, joint venture agreement, option agreement or other similar agreement providing for a transaction that is the subject of an acquisition proposal (which we refer to in this proxy statement as an “alternative acquisition agreement”); or

•	subject to certain exceptions, grant any waiver, amendment or release under any standstill or confidentiality agreement concerning an acquisition proposal.

We have also agreed to (and to cause our subsidiaries and our and their respective representatives to) immediately cease and cause to be terminated as of the effective time of the merger all then-existing activities, discussions and negotiations, if any, with any third party and its representatives with respect to any acquisition proposal.

Notwithstanding the foregoing, following the receipt of an acquisition proposal that was made after the date of the merger agreement that did not result from a material breach by Carmike, any of its subsidiaries or its or their respective representatives of the foregoing and prior to obtaining the approval of the Carmike stockholders, if (1) Carmike or any of its representatives has received an acquisition proposal that the Board of Directors of Carmike, after consultation with its outside legal counsel and with its financial advisor, reasonably believes is or could reasonably result in a superior proposal (as that term is defined below) and (2) the Board of Directors of Carmike determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, then, subject to providing written notice to AMC of its decision to take such action and compliance in all material respects with the merger agreement, Carmike, directly or indirectly through its representatives, may:

•	engage in negotiations or discussions with such third party and its representatives; and

•	furnish to such third party or its representatives non-public information relating to Carmike or any of its subsidiaries pursuant to an acceptable confidentiality agreement, as long as Carmike promptly (and in any event within twenty-four hours) provides to AMC any such information relating to Carmike that it provided to any such person or entity which was not previously provided to or made available to AMC.

Carmike has agreed to promptly (and, in any event, within twenty-four hours) notify AMC orally and in writing after the receipt by Carmike of any acquisition proposal or any request for information or access relating to Carmike or any of its subsidiaries with respect to an acquisition proposal indicating, in connection with such notice, the name of such person or entity (except to the extent disclosure of such identity would breach a confidentiality obligation in effect prior to the date of the merger agreement) and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements, which in each case may be redacted, if necessary to remove the identity of any third party to comply with any confidentiality obligation in effect prior to the date of the merger agreement) and thereafter, subject to the foregoing confidentiality qualifications, will (1) keep AMC reasonably informed, on a prompt and timely basis, of the status and terms of any such proposals or offers (including any material amendments thereto) and the status of any such discussions or negotiations, and (2) provide to AMC as soon as practicable copies of all written proposals or offers (including proposed agreements) sent or provided to Carmike or any of its subsidiaries from any person (or such person’s representative) making an acquisition proposal that describes any of the financial or other material terms or conditions of such acquisition proposal.

Except as provided in the merger agreement, the Board of Directors of Carmike and each committee thereof has agreed not to:

•	withhold, withdraw, qualify or modify (or publicly propose or announce any intention to or resolve to withhold, withdraw, qualify or modify), in a manner adverse to AMC or Merger Sub, the recommendation by the Board of Directors of approval and adoption of the merger agreement by Carmike’s stockholders, which we refer to in this proxy statement as the “Carmike Board recommendation”;

•	other than in the case of an acquisition proposal in the form of a tender offer or exchange offer, fail to publicly affirm the Carmike Board recommendation upon AMC’s written request within five business days after such request after a public announcement of an acquisition proposal;

•	fail to recommend against acceptance of any tender offer or exchange offer that is publicly disclosed (other than by AMC or any of its subsidiaries) prior to the eleventh business day after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act;

•	recommend that the stockholders of Carmike tender their shares of Carmike stock in such tender offer or exchange offer;

•	fail to include the Carmike Board recommendation in this proxy statement in connection with the Carmike stockholder meeting; or

•	approve, adopt, recommend, or publicly propose to approve, adopt or recommend, any acquisition proposal.

We refer to any action described in the foregoing as an “adverse recommendation change.”

Notwithstanding anything to the contrary in the merger agreement, prior to the approval and adoption of the merger agreement by our stockholders, if (1) in response to any event, change, effect, development, state of facts, condition, circumstance or occurrence that was not known to the Board of Directors of Carmike on the date of the merger agreement (or, if known, the consequences of which were not known to the Board of Directors of Carmike as of the date of the merger agreement), which we refer to in this proxy statement as an “intervening event,” but in no event will the receipt, existence of, or terms of any acquisition proposal, or any inquiry relating thereto, constitute an intervening event, our Board of Directors or any committee thereof determines in good faith, after consultation with our financial advisor and our outside legal counsel, that any failure to take such action would be inconsistent with its fiduciary duties under applicable law, or (2) we receive an acquisition proposal (that did not result from any material breach of our non-solicitation obligations under the merger agreement) that our Board of Directors or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a superior proposal, then our Board of Directors or any committee thereof may:

•	make an adverse recommendation change; or

•	in the case of a superior proposal, authorize Carmike or any of its subsidiaries to execute acquisition proposal documentation which will include a definitive acquisition agreement, with respect to such superior proposal if we concurrently terminate the merger agreement based on such superior proposal and definitive acquisition agreement (as described below under “—Termination of the Merger Agreement”).

Our Board of Directors and each committee thereof are generally not permitted to make an adverse recommendation change with respect to an intervening event or superior proposal, and we and our subsidiaries are generally not permitted to execute any acquisition proposal documentation and terminate the merger agreement in connection with a superior proposal, unless:

•	we have given AMC at least three business days’ prior written notice of our intention to take such action (which notice will, in the event of a superior proposal, include the current version of the proposal agreement under which such superior proposal will be consummated, and, in the event of an intervening event, provide all material information with respect to such intervening event);

•	we have negotiated, and caused our representatives to negotiate, in good faith with AMC during the three business day period following our delivery of written notice described above, which we refer to in this proxy statement as the ‘‘negotiation period’’, to the extent AMC wishes to negotiate, to enable AMC to propose in writing revisions to the terms of the merger agreement so that such superior proposal would no longer constitute a superior proposal or the failure to make an adverse recommendation change with respect to such intervening event would no longer be inconsistent with fiduciary duties under applicable law;

•	following the end of the negotiation period, our Board of Directors or any committee thereof has considered in good faith AMC’s written proposal, if any, and determined such superior proposal continues to constitute a superior proposal or the failure to make an adverse recommendation change with respect to such intervening event continues to be inconsistent with fiduciary duties under applicable law even if the revisions in AMC’s written proposal, if any, were given effect; and

•	in the event of any material change to the material terms of such superior proposal, we have delivered to AMC an additional notice consistent with the requirements described above and allowed the negotiation period to recommence for an additional three business days.

Notwithstanding anything to the contrary in the merger agreement, unless the merger agreement is terminated pursuant to, and in accordance with, its terms, (1) the obligation of Carmike to establish a record date for, duly call, give notice of, and, subject to the merger agreement, convene and hold the Carmike stockholder meeting and to hold a vote of Carmike’s stockholders on the adoption of the merger agreement and the merger at the Carmike stockholder meeting pursuant to the merger agreement will not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any acquisition proposal (whether or not a superior proposal) or by an adverse recommendation change, and (2) in any case in which Carmike makes an adverse recommendation change, Carmike must nevertheless submit the merger agreement to a vote of its stockholders at the Carmike stockholder meeting for the purpose of the approval of the merger agreement.

Nothing contained in the merger agreement will prevent Carmike or the Board of Directors of Carmike from (1) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to its stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any disclosure to its stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal which the Board of Directors of Carmike (after consultation with outside counsel) determines in its good faith judgment that failure to make such disclosure would reasonably be expected to violate U.S. federal or state securities law or other applicable law or its fiduciary obligations under applicable law; provided that the Board of Directors of Carmike may not effect an adverse recommendation change unless permitted to do so pursuant to the merger agreement; provided, further, that notwithstanding anything to the contrary in the merger agreement, any “stop, look and listen” disclosure in and of itself will not be considered an adverse recommendation change or (2) contacting and engaging in discussions with any person, entity or group and their respective representatives who has made an acquisition proposal solely for the purpose of clarifying such acquisition proposal and the terms thereof.

For the purposes of this proxy statement, an “acquisition proposal” means, other than with respect to the transactions contemplated by the merger agreement or any other transaction involving AMC and Carmike, any offer, proposal or indication of interest relating to (1) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of Carmike and its subsidiaries, assets of Carmike and its subsidiaries representing 20% or more of the consolidated net revenues or consolidated net income of Carmike and its subsidiaries, or 20% or more of any class of equity or voting securities of Carmike or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Carmike and its subsidiaries, (2) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a third party’s beneficially owning 20% or more of any class of equity or voting securities of Carmike or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Carmike and its subsidiaries, or (3) a merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Carmike or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Carmike and its subsidiaries.

For the purposes of this proxy statement, “superior proposal” means a bona fide, written acquisition proposal for at least a majority of the outstanding shares of Carmike common stock or more than 50% of the consolidated assets of Carmike and its subsidiaries (or assets of Carmike and its subsidiaries representing more than 50% of the consolidated net revenues or consolidated net income of Carmike and its subsidiaries) that the Board of Directors of Carmike determines in good faith, after considering the advice of its outside counsel and a financial advisor of nationally recognized reputation, (1) is reasonably likely to be consummated in accordance with its terms, and (2) taking into account all relevant factors (including the legal, financial and regulatory aspects of the proposal and the party making the proposal), if consummated, would result in a transaction that is more favorable to Carmike’s stockholders from a financial point of view than as provided hereunder (including any revisions to the terms of the merger agreement as contemplated by the merger agreement).

Consents, Approvals and Filings

U.S. Antitrust Filings

The merger is subject to the expiration or termination of the applicable waiting periods under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the merger, may not be completed unless specified waiting periods have expired or been terminated. The HSR Act provides that each party must file a pre-merger notification form with the FTC and the Antitrust Division of the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms unless the waiting period is terminated early or is extended by a request for additional information or documentary materials. Carmike and AMC submitted their pre-merger notification forms with the FTC and DOJ on [●], 2016.

At any time before the effective time of the merger, the FTC, the DOJ, or others could take action under antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets, or to impose restrictions on the operations of Carmike or AMC following the completion of the merger. A state attorney general has notified Carmike and AMC that it will be investigating the competitive effects of the merger. In addition, other state antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or seeking conditions to the completion of the merger. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

Obligations of the Parties Under the Merger Agreement

AMC, Carmike and Merger Sub have each agreed, subject to the terms of the merger agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as practicable (and in any event prior to the end date), the transactions contemplated by the merger agreement, including:

•	obtaining and maintaining all necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals (which we refer to in this proxy statement as “approvals”) from governmental authorities and the making of all other necessary registrations and filings;

•	obtaining all approvals from third parties that are necessary or desirable in connection with the transactions contemplated by the merger agreement;

•	the execution and delivery of any additional instruments necessary to consummate any of the transactions contemplated by, and to fully carry out the purposes of, the merger agreement; and

•	providing all such information concerning such party, its ultimate parent, its affiliates, its affiliate’s officers, directors, employees and partners, and, in the case of AMC, the Wanda Group parties and their respective officers, directors, employees and partners, as may reasonably be requested in connection with any of the matters set forth in the merger agreement regarding regulatory matters.

AMC, Carmike and Merger Sub have each agreed that none of them will, nor will it permit any of its affiliates to, take or agree to take any action that would reasonably be expected to impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any approvals from any governmental authority with respect to the transactions contemplated by the merger agreement.

Antitrust Cooperation

Subject to the terms of the merger agreement, AMC and Carmike have agreed to:

•	make or cause to be made the filings required of such party or any of its affiliates, and in the case of AMC, any Wanda Group party or its ultimate parent entity, under the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable and advisable as mutually agreed by the parties, and not later than September 30, 2016, unless otherwise agreed to by the parties in writing;

•	make or cause to be made such other filings as are required under applicable law by such party or any of its affiliates in foreign jurisdictions governing antitrust, competition, trade regulation or similar matters as soon as reasonably practicable after the date of the merger agreement;

•	comply with any request for additional information, documents or other materials received by such party or any of its affiliates from the FTC, the DOJ or any other governmental authority under the HSR Act or any other applicable laws when practicable and advisable as mutually agreed by the parties; and

•	cooperate in good faith with the other party in obtaining all approvals required under applicable laws and in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other governmental authority under any applicable laws with respect to any such filing or any such approval.

AMC and Carmike have agreed to coordinate with respect to the overall strategy relating to antitrust laws, including with respect to any filings, notifications, submissions and communications with or to any antitrust regulatory authority; provided, however, that (1) subject to the merger agreement, AMC will make the final determination as to the appropriate course of action and (2) neither AMC nor Carmike will be constrained from complying with applicable law. Each party will (1) consult and cooperate with the other party regarding, allow the other party to have a reasonable opportunity to review in advance prior to their submission (if applicable) and consider in good faith the views of the other party regarding the form and content of, any filings, correspondence, written communications, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either party in connection with proceedings under or relating to any antitrust laws, (2) promptly furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective representatives, on the one hand, and any such governmental authority or its respective staff on the other hand, with respect to the merger agreement and the transactions contemplated thereby and (3) give the other party the opportunity to attend and participate in any in-person meetings, and to the extent reasonably practicable, substantive telephone calls with the DOJ, the FTC or any other governmental authority (to the extent permitted by the DOJ, the FTC or such governmental authority) with respect to regulatory undertakings and, if the other party is prohibited by applicable laws or by the DOJ, the FTC or such governmental authority from attending and participating in any such meetings or calls, keep the other party reasonably apprised with respect thereto to the extent permitted under applicable law.

AMC and Carmike have each agreed to use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by the merger agreement. Neither party will directly or indirectly extend any waiting period under the HSR Act or enter into any agreement with a governmental authority related to the merger agreement or the transactions contemplated thereby except with the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed).

Each of AMC and Carmike have agreed to use its reasonable best efforts to take such action as may be required to cause the expiration or termination of the waiting periods under the HSR Act or other antitrust laws with respect to the transactions contemplated by the merger agreement as soon as practicable after the execution of the merger agreement. If any proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by the merger agreement as violative of any applicable laws, each of AMC and Carmike have agreed to, and have agreed to cause their respective affiliates to, vigorously contest and resist any such proceeding (through negotiation, litigation or otherwise), including any administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent (each referred to in this proxy statement as an “order”), that is in effect and that prohibits, prevents, delays or restricts the consummation of the transactions contemplated by the merger agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal.

Notwithstanding anything to the contrary in the merger agreement, Carmike has agreed not to, without the written consent of AMC, agree to or effect any antitrust action required by any governmental authority. If necessary to avoid the commencement of any proceeding by any governmental authority challenging the transactions under the merger agreement under any applicable laws, or if already commenced, to avoid the entry of, or to effect the dissolution of, any order that would prohibit, prevent or restrict the consummation of the transactions contemplated by the merger agreement, then, subject to the penultimate sentence of this paragraph, AMC has agreed to, and has agreed to cause its affiliates to, offer, negotiate and agree to, and shall effect, any antitrust action with respect to AMC’s, Carmike’s or their respective affiliates’ businesses or assets; provided, that AMC will not be required to agree to a divestiture, license or hold separate of (1) Carmike’s, AMC’s or their respective affiliates’ theatres that would result in a loss of theatre-level cash flows in excess of $25 million in the aggregate, subject to certain limited exceptions or (2) non-theatre assets with an aggregate net book value in excess of $20 million. Notwithstanding the foregoing or anything contained in the merger agreement to the contrary, AMC will not be required to agree to or effect any antitrust action with respect to Carmike, AMC or any of their respective affiliates’ businesses or assets unless such actions are conditioned upon the occurrence of the closing of the merger or are effective on or after the closing of the merger, and no party to the merger agreement will be required to waive any closing conditions as they apply to such party. None of the actions taken or proposed to be taken pursuant to this paragraph will be deemed to result in a breach of the representations and warranties set forth in the merger agreement or shall be considered for purposes of determining whether a Carmike material adverse effect or an AMC material adverse effect has occurred.

Proxy Statement Cooperation

Carmike and AMC have agreed to cooperate with one another (1) in connection with the preparation of the this proxy statement, (2) in determining whether any action by or in respect of, or filing with, any governmental authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by the merger agreement and (3) in taking such actions or making any such filings, furnishing information required in connection therewith or with this proxy statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Carmike has agreed to mail this proxy statement as promptly as practicable after receipt of confirmation from the SEC that it has no further comments to this proxy statement. Carmike has agreed to provide AMC with a reasonable opportunity to review and comment on any amendment or supplement to this proxy statement prior to filing such with the SEC and, if required, Carmike has agreed to disseminate to Carmike’s stockholders, as promptly as reasonably practicable, any amendment of or supplement to this proxy statement required as a result of such comments or as otherwise required by applicable law. No filing of, or amendment or supplement to, this proxy statement, or response to SEC comments with respect thereto, will be made by AMC or Carmike, as applicable, without the other’s prior consent (which will not be unreasonably withheld, conditioned or delayed). AMC and Carmike have agreed to use reasonable best efforts to take any other action required to be taken under the Exchange Act, Delaware law and the rules of NASDAQ and the NYSE, in connection with the filing and distribution of this proxy statement and the solicitation of proxies from the Carmike’s stockholders thereunder.

Employee Benefits Matters

AMC has agreed for a period of twelve months following the closing of the merger to provide to each Carmike employee who is employed immediately prior to the closing and who becomes an employee of AMC, Carmike or any of its subsidiaries upon the closing (each such individual referred to in this proxy statement as a “continuing employee”) employee benefits that are no less favorable in the aggregate than the level of such employee benefits provided to such employees as of the date of the merger agreement. AMC has agreed for a period of twelve months following the closing to maintain certain employee severance protections, which will be lieu of any AMC severance plans or benefits.

AMC has agreed to, and has agreed to cause it subsidiaries (including Carmike) to, cause each AMC employee plan to (1) recognize the pre-closing service of participating continuing employees with Carmike for all purposes of vesting, eligibility and benefit entitlement (but not for purposes of pension benefit accrual), except to the extent such service credit would result in a duplication of benefits for the same period, (2) waive any preexisting condition limitations for participating continuing employees and (3) use commercially reasonable efforts to provide credit to each participating continuing employee under the applicable AMC employee plan for amounts paid by the continuing employee prior to the closing during the year in which the closing occurs under any analogous Carmike employee plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of such AMC employee plan.

Carmike has agreed to pay annual cash bonuses to executive officers and other key corporate office employees covered by Carmike’s executive plan for the period ending December 31, 2016 according to the terms of the merger agreement.

Directors’ and Officers’ Indemnification and Insurance

AMC and the surviving corporation have agreed to, and AMC has agreed to cause the surviving corporation to, do the following:

•

indemnify and hold harmless, and provide advancement of expenses to, the present and former officers and directors of Carmike and its subsidiaries (each referred to in this proxy statement as an “indemnified person”) in respect of acts or omissions in their capacity as a director or officer of Carmike or its subsidiaries or as an officer, director, employee, fiduciary or agent of another enterprise if the indemnified person was serving in such capacity at the request of Carmike or any of its subsidiaries, in any case occurring at or prior to the effective time, to the fullest extent permitted by Delaware law or any other applicable law (in the case of non-Delaware entities) or provided under the certificate of incorporation, by-laws, any indemnification agreements and any other governing documents of Carmike and its subsidiaries in effect on the date of the merger agreement.

•	for a period of six years after the effective time, the certificate of incorporation and by-laws of the surviving corporation will contain provisions regarding (1) elimination of liability of directors and managers, (2) indemnification of officers, directors and managers, and (3) advancement of expenses, in each case, for periods prior to and including the effective time, that are no less advantageous to the intended beneficiaries than the corresponding provisions in Carmike’s governing documents in existence on the date of the merger agreement. The indemnification agreements with Carmike’s directors and officers that survive the merger will continue in full force and effect in accordance with their terms.

•	for a period of six years after the effective time, AMC will cause to be maintained in effect all provisions in the certificate of incorporation, by-laws and other governing documents of Carmike’s subsidiaries regarding (1) elimination of liability of directors and managers, (2) indemnification of officers, directors and managers, and (3) advancement of expenses, in each case, that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement.

•	prior to the effective time, Carmike will (or, if Carmike is unable to or does not, AMC will and will cause the surviving corporation to) obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of Carmike’s existing directors’ and officers’ insurance policies and Carmike’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the effective time with respect to any claim related to any period of time at or prior to the effective time, subject to the terms of the merger agreement.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	AMC’s using its reasonable best efforts to consummate the financing relating to the merger;

•	reasonable access to information about Carmike and any of its subsidiaries to be given to AMC and Merger Sub;

•	confidentiality obligations of AMC and Merger Sub to certain information about Carmike pursuant to the confidentiality agreement between AMC and Carmike;

•	the execution and delivery of any deeds, bills of sale, assignment or assurance and the taking of any other actions and things to vest, perfect or confirm of record or otherwise in the surviving corporation;

•	AMC and Carmike providing each other prompt notice of (1) any notice or other communication from any person or entity alleging that the consent of such person or entity is required in connection with the transactions contemplated by the merger agreement, (2) any notice or other communication from any governmental authority in connection with the transactions contemplated by the merger agreement and (3) any actions, suits, claims, investigations or proceedings commenced or threated against or involving Carmike, any of its subsidiaries or AMC, as the case may be, that, if it were pending on the date of the merger agreement, would have been required to have been disclosed pursuant to the merger agreement or that relate to the consummation of the transactions contemplated by the merger agreement;

•	the control, defense and settlement of any litigation brought by Carmike stockholders against Carmike or its directors and officers arising out of or relating to the transactions contemplated by the merger agreement;

•	Carmike, at the reasonable request of AMC, adopting amendments and taking such other actions with respect to Carmike employee plans;

•	AMC taking any action or failing to take any action that is intended or reasonably likely to result in delay in the consummation of the transactions contemplated by the merger agreement, any impediment to AMC’s ability to consummate the transactions contemplated by the merger agreement, any of AMC’s representations and warranties in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time, any closing conditions to the merger not being satisfied or a material violation of any provision of the merger agreement, except, in each case, as required by applicable law; and

•	AMC causing Merger Sub to perform its obligations under the merger agreement.

Conditions to Completion of the Merger

The obligations of Carmike, AMC and Merger Sub to consummate the merger are subject to the satisfaction of the following conditions:

•	the approval of the merger and the merger agreement by the Carmike stockholders;

•	the absence of any proceeding brought by any governmental authority in the United States of America pursuant to antitrust laws that is pending that challenges or seeks to prevent, enjoin, alter or delay the merger or any of the other transactions contemplated by the merger agreement;

•	the absence of any restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or any governmental authority in the United States of America preventing the consummation of the merger that has taken effect after the date of the merger agreement and is still in effect; and

•	the expiration or termination of any applicable waiting period (and any extension of such period) under the HSR Act relating to the merger and any agreement with any governmental authority with respect to the HSR Act not to close the transaction.

The obligation of AMC and Merger Sub to consummate the merger is further subject to the satisfaction at or prior to the effective time of the merger of the following conditions:

•	the representations and warranties of Carmike set forth in the merger agreement relating to the capitalization of Carmike being true and correct as of the date of the merger agreement and as of the closing date, except for inaccuracies that are not material, provided that representations and warranties that are made as of a particular date or period need only to be true as of such date or period;

•	each of the representations and warranties of Carmike set forth in the merger agreement with respect to (1) Carmike’s due organization, valid existence, good standing and corporate power, (2) the authority and corporate power of Carmike to enter into the merger agreement and consummate the transactions contemplated thereby, (3) the absence of conflict with or contravention of the organizational documents of Carmike with respect to the merger agreement and the transactions contemplated thereby, and (4) the opinion of Carmike’s financial advisor being true and correct in all material respects as though made at and as of the closing date, provided that representations and warranties that are made as of a particular date or period need only to be true as of such date or period;

•	the other representations and warranties of Carmike set forth in the merger agreement being true and correct both at and as of the date of the merger agreement and at and as of the closing date as though made at the closing date, except where such failures to be so true and correct (without regard to “materiality,” Carmike material adverse effect and similar qualifiers contained in such representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, a Carmike material adverse effect, provided that representations and warranties that are made as of a particular date or period need only to be true as of such date or period;

•	Carmike and its subsidiaries having performed and complied in all material respects with the covenants and obligations under the merger agreement contemplated to be performed or complied with by Carmike or its subsidiaries prior to the effective time;

•	there not having been circumstances since the date of the merger agreement that have had, or would reasonably be expected to have, individually or in the aggregate, a Carmike material adverse effect, and that are continuing;

•	Carmike having delivered to AMC a certificate signed by an executive officer of Carmike dated as of the date of the effective time certifying that the preceding conditions have been satisfied; and

•	the aggregate number of dissenting shares not equaling or exceeding 20% of the shares of Carmike stock outstanding at the record date for the Carmike stockholder meeting.

Carmike’s obligation to consummate the merger is further subject to the satisfaction at or prior to the effective time of the following conditions:

•	the representations and warranties of AMC set forth in the merger agreement regarding (1) AMC’s due organization, valid existence, good standing and corporate power and authority and (2) AMC’s corporate power and authority to enter into the merger agreement and consummate the transactions contemplated thereby being true and correct in all material respects at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date, provided, however, that representations and warranties that are made as of a particular date or period need be true and correct only as of such date or period;

•	the other representations and warranties of AMC set forth in the merger agreement being true and correct both at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date, except where such failures to be so true and correct (without regard to “materiality,” AMC material adverse effect and similar qualifiers contained in such representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, an AMC material adverse effect;

•	AMC and its subsidiaries having performed and complied in all material respects with the covenants and obligations under the merger agreement contemplated to be performed or complied with by AMC or its subsidiaries prior to the effective time; and

•	AMC having delivered to Carmike a certificate signed by an executive officer of AMC dated as of the date of the effective time certifying that the preceding conditions have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time by mutual written agreement of AMC and Carmike. In addition, either AMC or Carmike may terminate the merger agreement prior to the effective time, if:

•	the merger has not been consummated on or before December 5, 2016 (which we refer to in this proxy statement as the “end date”); provided, however, that if all of the closing conditions except those related to certain competition laws or legal restraints have been satisfied or are capable of being satisfied, then either AMC or Carmike may extend the end date an additional 90 days upon written notice before the end date; provided, further, that if the marketing period has not ended as of the third business day prior to the end date and all other closing conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied at closing), the end date will be extended automatically to the third business day immediately after the last day of the marketing period; provided, further, however, that (1) the right to extend the end date will not be available to any party whose intentional failure to provide all of the information required pursuant to the HSR Act or to fulfill any obligation of such party under the merger agreement caused such closing condition not be satisfied and (2) the right to terminate the merger agreement pursuant to this paragraph will not be available to any party whose breach of any provision of the merger agreement resulted in the failure of the merger to be consummated by the end date;

•	there has been any permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the merger and such injunction or other order has become final and nonappealable; or

•	the Carmike stockholder approval was not obtained at the Carmike stockholder meeting (including after taking into account any adjournment or postponement of the meeting in accordance with the merger agreement).

In addition, AMC may terminate the merger agreement at any time prior to the effective time if:

•	an adverse recommendation change has occurred; or

•	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Carmike set forth in the merger agreement has occurred that would cause the conditions to the obligations of AMC (excluding the delivery of a certificate from an executive officer of Carmike) not to be satisfied and incapable of being satisfied by the end date.

In addition, Carmike may terminate the merger agreement at any time prior to the effective time of the merger if:

•	at any time prior to (but not after) receipt of the Carmike stockholder approval (1) the Board of Directors of Carmike authorizes Carmike, in accordance with the terms of the merger agreement, to enter into an alternative acquisition agreement with respect to a superior proposal that did not result from a material breach of the non-solicitation provisions of the merger agreement, (2) concurrently with the termination of the merger agreement Carmike, in accordance with the terms of the merger agreement, enters into an alternative acquisition agreement with respect to a superior proposal that did not result from a material breach of the non-solicitation provisions of the merger agreement and (3) prior to or concurrently with such termination, Carmike pays to AMC the termination fee (as defined below);

•	a breach of any representation or warranty or failure to perform any covenant or agreement on the part of AMC set forth in the merger agreement has occurred that would cause the conditions to the obligations of Carmike (excluding the delivery of a certificate from an executive officer of AMC) not to be satisfied and incapable of being satisfied by the end date; or

•	all of the closing conditions have been satisfied (other than those conditions that by their terms are to be satisfied at the closing), Carmike has given written notice to AMC and Merger Sub that it is prepared to consummate the closing, and AMC and Merger Sub fail to consummate the transactions contemplated by the merger agreement on the date the closing should have occurred pursuant to the merger agreement.

Termination Fee; Effect of Termination

Under the merger agreement, Carmike will be required to pay AMC a “termination fee” of $30 million if:

•	AMC terminates the merger agreement upon the occurrence of an adverse recommendation change;

•	Carmike terminates the merger agreement to enter into an alternative acquisition agreement relating to a superior proposal pursuant to the terms of the merger agreement; or

•	(1) AMC or Carmike terminates the merger agreement due to the merger having not been consummated before the end date (other than in circumstances where AMC is required to pay the regulatory termination fee) or due to the failure to obtain Carmike stockholder approval at the Carmike stockholder meeting, and at the time of termination all other closing conditions have been satisfied or waived, (2) an acquisition proposal has been made or, in the case of failure to obtain Carmike stockholder approval, publicly announced, after the date of the merger agreement and not withdrawn prior to the Carmike stockholder meeting and (3) within 18 months following the date of such termination, Carmike or any of its subsidiaries enters into a definitive agreement with respect to an acquisition proposal (which is thereafter consummated) or an acquisition proposal is consummated (provided that, for the purposes of this paragraph, each reference to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

Under the merger agreement, AMC must pay to Carmike a “regulatory termination fee” of $50 million if the merger agreement is terminated:

•	by Carmike or AMC due to the existence of any permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the merger that has become final and nonappealable;

•	by Carmike upon the material breach by AMC of certain covenants relating to regulatory matters that results in certain closing conditions regarding antitrust and competition law matters not being satisfied; or

•	by Carmike or AMC due to the merger not having been consummated by the end date (in the case of termination by AMC, only under circumstances in which Carmike has a concurrent right to terminate due to the merger not having been consummated by the end date), and as of the end date, (1) one or more closing conditions relating to antitrust laws and the HSR Act have not been satisfied, including as a result of AMC not agreeing to take or not taking any antitrust actions that have a regulatory material adverse effect and (2) all of the other closing conditions have been satisfied (other than any such conditions which by their nature cannot be satisfied until the closing date but subject to such conditions being capable of being satisfied if the closing date were the date of termination).

If either Carmike or AMC fails to promptly pay any applicable termination fee or regulatory termination fee when due pursuant to the terms of the merger agreement, and, in order to obtain such payment, AMC, Merger Sub or Carmike, as applicable, commences a suit that results in a judgment against Carmike or AMC, as applicable, for the termination fee or regulatory termination fee, then (1) in the case of the termination fee, Carmike will pay to AMC and (2) in the case of the regulatory termination fee, AMC will pay to Carmike, its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee.

Except as set forth in the preceding sentence or in the case of fraud, (1) upon any termination of the merger agreement under circumstances where the termination fee is payable and such termination fee is paid in full, AMC and Merger Sub will be precluded from any other remedy against Carmike, and AMC and Merger Sub have agreed not to seek to obtain any recovery, judgment, or damages of any kind, against Carmike or any of its subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby and (2) upon any termination of the merger agreement under circumstances where the regulatory termination fee is payable and such regulatory termination fee is paid in full, Carmike will be precluded from any other remedy against AMC or Merger Sub, and Carmike has agreed not to seek to obtain any recovery, judgment, or damages of any kind, against AMC or Merger Sub or any of their subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby.

Fees and Expenses

Except as set forth above under “—Termination Fee; Effect of Termination,” all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such cost or expense.

Specific Performance

The merger agreement generally provides that the parties will be entitled to an injunction to prevent breaches of the merger agreement or to specifically enforce the performance of the terms and provisions contained in the merger agreement, including the consummation of the merger and the payment of the merger consideration.

Amendments; Waivers

Any provision of the merger agreement may be amended or waived prior to the effective time if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement, or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Carmike stockholder approval has been obtained there will be no amendment or waiver that would require the further approval of the holder of Carmike common stock under Delaware law without such approval having first been obtained.

In the event that any party seeks an amendment or waiver to certain provisions of the merger agreement that is adverse to any financing source, the prior written consent of the adversely affected financing source will be required.

Governing Law and Venue; Waiver of Jury Trial

The merger agreement is governed by and will be construed in accordance with Delaware law, without regard to the Delaware conflicts of law rules. Each party to the merger agreement has agreed to irrevocably consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state courts (and in each case, any appellate court therefrom) for purposes of any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the merger agreement or the transactions contemplated by the merger agreement. Each party to the merger agreement has further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement or the transactions contemplated by the merger agreement.

Vote Required

Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Carmike common stock entitled to vote at the annual meeting is required to approve the merger proposal. A failure to vote your shares of Carmike common stock, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the merger proposal.

Board Recommendation

The Board of Directors unanimously recommends that Carmike stockholders vote “FOR” the merger proposal.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED

NAMED EXECUTIVE OFFICER COMPENSATION

Merger-Related Named Executive Officer Compensation

Carmike stockholders are being asked to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Carmike’s named executive officers in connection with the completion of the merger. This compensation is summarized in “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger” beginning on page [●] of this proxy statement.

The Carmike Board of Directors encourages you to review carefully the merger-related named executive officer compensation information disclosed in this proxy statement and unanimously recommends that you approve the following resolution:

“RESOLVED, that the stockholders of Carmike Cinemas, Inc. hereby approve, on a non-binding advisory basis, the compensation that will or may become payable by Carmike Cinemas, Inc. to its named executive officers that is based on or otherwise relates to the merger as disclosed in the proxy statement for this annual meeting of stockholders.”

Vote Required

The vote on this proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, you may vote not to approve the merger-related named executive officer compensation proposal and vote to approve the merger proposal and vice versa. The vote to approve the merger-related named executive officer compensation proposal is advisory in nature and, therefore, is not binding on Carmike, AMC, the boards of directors of Carmike or AMC, or their respective compensation committees, regardless of whether the merger proposal is approved. Approval of the merger-related named executive officer compensation proposal is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve the merger proposal. The merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers, and accordingly, the outcome of this advisory vote will not affect the obligation to make these payments.

Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present at the annual meeting in person or by proxy and entitled to vote at the meeting is required to approve the merger-related named executive officer compensation proposal. Abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” the merger-related executive officer compensation proposal. Shares not in attendance will have no effect on the outcome of any vote on the merger-related executive officer compensation proposal.

Board Recommendation

The Board of Directors unanimously recommends that Carmike stockholders vote “FOR” the merger-related named executive officer compensation proposal.

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF ANNUAL MEETING

Adjournment Proposal

Carmike stockholders are being asked to approve the adjournment proposal, providing for the adjournment of the annual meeting from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, to allow reasonable additional time for the filing and distribution of any necessary supplemental or amended disclosure to be disseminated to and reviewed by Carmike stockholders prior to the annual meeting or as otherwise required by applicable law or with the consent of AMC.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the annual meeting, and any later adjournments, to another time and place. If Carmike stockholders approve the adjournment proposal, we could adjourn the annual meeting in any of the circumstances described above, and any adjourned session of the annual meeting, to a later date and use the additional time to, among other things, solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from holders of Carmike common stock that have previously voted against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger proposal, we could adjourn the annual meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the merger proposal.

Vote Required

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the adjournment proposal and vice versa. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present at the annual meeting in person or by proxy and entitled to vote at the meeting is required to approve the adjournment proposal. If a quorum is present, abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” the adjournment proposal. In the event that a quorum is not present, approval of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present in person or by proxy and entitled to vote on such matter. If a quorum is not present, abstentions will have the same effect as votes “AGAINST” the adjournment proposal and broker non-votes, if any, will have no effect on the adjournment proposal. Shares not in attendance will have no effect on the outcome of any vote on the adjournment proposal.

If the annual meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Board Recommendation

The Board believes that if the number of shares of Carmike common stock present in person or represented at the annual meeting and voting in favor of the merger proposal is not sufficient to adopt the merger agreement, it is in the best interests of the holders of Carmike common stock to enable the Board to continue to seek to obtain a sufficient number of additional votes to adopt the merger agreement.

The Board of Directors unanimously recommends that Carmike stockholders vote “FOR” the adjournment proposal.

PROPOSAL 4: ELECTION OF DIRECTORS

The Board of Directors has nominated the seven individuals named below for election as directors of Carmike, which we refer to in this proxy statement as the “director nominees,” each to serve until the next annual meeting of stockholders or until his or her respective successor is duly elected and qualified, or until his or her death, resignation, retirement or removal. The Compensation and Nominating Committee of the Board of Directors also evaluates other candidates for election to the Board of Directors from time to time and to fill vacancies on the Board between annual meetings.

Carmike’s by-laws state that the Board of Directors shall consist of eleven directors; however, at any annual or special meeting, the stockholders may, and at any meeting of the Board of Directors, the Board of Directors may, fix a different number of directors who shall constitute the full Board of Directors, but the full Board of Directors shall consist of not less than six and no more than twelve directors. The Board of Directors has currently set the size of the full Board at seven directors.

All seven director nominees nominated by the Board of Directors for election are presently directors of Carmike. It is the present intention of the persons named in the enclosed proxy card to vote such proxy (unless authority to so vote is withheld) for the election of the seven director nominees named below as directors of Carmike.

The Board of Directors expects that each of the director nominees will be available to stand for election and to serve as a director. In the event a vacancy among the director nominees occurs prior to the meeting, the proxies may be voted for a substitute nominee or nominees named by the Board and for the remaining director nominees, or the Board may provide for a lesser number of directors.

The Board of Directors affirmatively determined that each of the director nominees qualifies for election under the criteria for evaluation of directors, as summarized in “Corporate Governance—Selection of Director Nominees” beginning on page [●] of this proxy statement. In addition, the Board of Directors determined that each director nominee, other than Mr. Passman, qualifies as an independent director under applicable standards.

There are no family relationships among Carmike’s directors or executive officers.

Director Nominees

The following is a description of the business experience of each director nominee for at least the past five years. Ages are presented as of February 12, 2016:

Roland C. Smith, Chairman of the Board, 61, has been one of Carmike’s directors since April 2002, and has served as Chairman of the Board of Directors since June 2009. In addition, he currently serves as Chairman of the Compensation and Nominating Committee, and as a member of the Executive Committee. Mr. Smith is currently Chairman and CEO of Office Depot, Inc., a global provider of office products, services and solutions. He was President and Chief Executive Officer of Delhaize America and Executive Vice-President of Delhaize Group, from October 2012 to September 2013. Mr. Smith was a Special Advisor to The Wendy’s

Company, a restaurant owner, operator and franchisor, from September 2011 to December 2011 and served as President and Chief Executive Officer of The Wendy’s Company from July 2011 to September 2011. Mr. Smith served as President and Chief Executive Officer of Wendy’s/Arby’s Group, Inc. and Chief Executive Officer of Wendy’s International, Inc., a restaurant owner, operator and franchisor, from September 2008 to July 2011. Mr. Smith served as the Chief Executive Officer of Triarc Companies, Inc. from June 2007 until September 2008 and the Chief Executive Officer of Arby’s Restaurant Group, Inc., a restaurant owner operator and franchisor, from April 2006 until September 2008. Mr. Smith served as President and Chief Executive Officer of American Golf Corporation and National Golf Properties, an owner and operator of golf courses, from February 2003 to November 2005. He was President and Chief Executive Officer of AMF Bowling Worldwide, Inc., an owner and operator of bowling centers, from April 1999 until January 2003. Mr. Smith previously served as President and Chief Executive Officer of the Triarc Restaurant Group (the predecessor to Arby’s Restaurant Group, Inc.) from February 1997 to April 1999. The Compensation and Nominating Committee considered Mr. Smith’s skills and experience demonstrated as a senior executive for several companies, as well as his familiarity and experience with the retail, leisure and entertainment industries in recommending that Mr. Smith be nominated as a director.

Mark R. Bell, 70, has been one of our directors since October 2011 and currently serves as Chairman of the Audit Committee and a member of the Corporate Governance Committee. Mr. Bell is a retired Senior Partner at PricewaterhouseCoopers and Arthur Andersen. Mr. Bell served as a director and Audit Committee Chairman of Reliability First Corporation, a not-for-profit company whose mission is to serve and enhance electric service reliability and security from 2005 to 2014, and as a director and Audit Committee Chairman of TRX Corporation, a global technology company specializing in travel technology and data services from 2006 to 2013. The Compensation and Nominating Committee considered Mr. Bell’s skills and experience, including financial expertise, demonstrated in his over 36 year career serving clients in multiple industries, including energy, utility and telecom and his work with Fortune 500 and mid-cap companies, providing a wide range of professional services, in recommending that Mr. Bell be nominated as a director.

Jeffrey W. Berkman, 51, has been one of our directors since November 2009 and currently serves as a member of the Compensation and Nominating Committee and the Corporate Governance Committee. Mr. Berkman is founding Partner of The Berkman Law Firm, PLLC where he currently serves as a solo practitioner. Mr. Berkman previously served as Senior Vice President and General Counsel of Bigfoot Ventures Ltd., a venture capital firm, and several affiliates, including a movie and television production company, a real estate investment and development company and various internet based businesses since 2000. Prior to 2000, Mr. Berkman was a Senior Associate at the law firms of Davis, Scott, Weber & Edwards (now Hogan Lovells); Arent Fox; and Whitman Breed Abbot & Morgan (now Winston & Strawn). The Compensation and Nominating Committee considered Mr. Berkman’s skills and experience demonstrated in his legal career, including as General Counsel of Bigfoot, as well as his experience and familiarity with the entertainment industry in recommending that Mr. Berkman be nominated as a director.

Sean T. Erwin, 64, has been one of our directors since May 2012 and currently serves as a member of the Audit Committee and the Corporate Governance Committee. Mr. Erwin

currently serves as the Chairman of the Board of Neenah Paper, Inc., a position he has held since November 2004. Previously, Mr. Erwin also served as Chief Executive Officer of Neenah Paper, Inc. from the time of its spin-off from Kimberly-Clark Corporation in November 2004 until May 2011. Prior to the spin-off, he served as an employee of Kimberly-Clark since 1978 and held increasingly senior positions in both finance and business management. In January 2004, Mr. Erwin was named President of Kimberly-Clark’s Pulp and Paper Sector, which comprised the businesses transferred to Neenah Paper Inc. by Kimberly-Clark. He served as the President of the Global Nonwoven business from early 2001. He has also served as the President of the European Consumer Tissue business, Managing Director of Kimberly-Clark Australia, as well as President of the Technical Paper business. Mr. Erwin was a Director of Elavon, Inc. (Formerly Nova Corp.) from July 2000 until its sale to U.S. Bancorp in 2001. The Compensation and Nominating Committee considered Mr. Erwin’s experience demonstrated as a senior public company executive as well as his expertise in finance and business management, in recommending that Mr. Erwin be nominated as a director.

James A. Fleming, 57, has been one of our directors since March 2009 and currently serves as a member of the Compensation and Nominating Committee and the Executive Committee. Mr. Fleming is Executive Vice President and Chief Financial Officer of Columbia Property Trust, Inc., one of the nation’s largest office real estate investment trusts. Mr. Fleming was Executive Vice President and Chief Financial Officer of Schottenstein Property Group, Inc., an owner, operator, acquirer and redeveloper of shopping centers from January 2011 to June 2013, and served as Executive Vice President and Chief Financial Officer of Cousins Properties Incorporated, a leading fully integrated real estate investment trust, based in Atlanta and listed on the New York Stock Exchange, from August 2004 to November 2010. From July 2001 to August 2004, Mr. Fleming was Senior Vice President, General Counsel and Secretary of Cousins Properties Incorporated. Prior to joining Cousins Properties, Mr. Fleming was a partner in the Atlanta law firm of Fleming & Ray from October 1994 until July 2001. The Compensation and Nominating Committee considered Mr. Fleming’s skills and experience demonstrated as a senior executive, including as a Chief Financial Officer and as a General Counsel, as well as his familiarity and experience with the commercial real estate industry in recommending that Mr. Fleming be nominated as a director.

S. David Passman III, 63, has been our President and Chief Executive Officer since June 2009 and one of our directors since June 2003. Mr. Passman is a member of the Executive Committee. Mr. Passman served as the President and Chief Executive Officer of IBS-STL, Inc., or its predecessor, STL, Inc., a book publishing and distribution company, from June 2005 until January 2009. Mr. Passman served as the President of the Harland Printed Products and Harland Checks divisions of John H. Harland Co., a provider of printed products and software and related services to the financial institution market, from 1999 to 2003 and as Chief Financial Officer from 1996 to 1999. From 1985 to 1996, Mr. Passman was a partner in the tax division of Deloitte & Touche LLP, a public accounting firm. Mr. Passman served as the Managing Partner of the Atlanta, Georgia office of Deloitte & Touche LLP from 1993 to 1996. Mr. Passman is a Certified Public Accountant. The Compensation and Nominating Committee considered Mr. Passman’s skills and experience demonstrated as a senior executive, including as Chief Executive Officer and Chief Financial Officer, for several private and public companies, his knowledge of our business and industry, and his expertise in public accounting, in recommending that Mr. Passman be nominated as a director. In addition, it has been our historic practice that our Chief Executive Officer serves as a director.

Patricia A. Wilson, 65, has been one of our directors since April 2004 and currently serves as a member of the Audit Committee and Compensation and Nominating Committee and Chair of the Corporate Governance Committee. Ms. Wilson has been practicing as a private attorney since October 2002, advising both private and public companies in corporate and securities law. Ms. Wilson served as the General Counsel to NDCHealth Corporation, a provider of information systems and services to the healthcare market, from October 2000 to October 2002. Prior to joining NDCHealth Corporation, she was a partner with the law firm of Troutman Sanders LLP from 1988 to September 2000, practicing in the fields of corporate finance and securities law. The Compensation and Nominating Committee considered Ms. Wilson’s skills and experience demonstrated throughout her legal career advising public companies on corporate, securities and governance affairs in recommending that Ms. Wilson be nominated as a director.

Vote Required

Assuming a quorum is present, election of the director nominees requires a plurality of the votes cast at the annual meeting. Abstentions, broker non-votes, if any, and shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the election of directors.

Board Recommendation

The Board of Directors unanimously recommends that Carmike stockholders vote “FOR” each of the seven director nominees named above.

CORPORATE GOVERNANCE

Corporate Governance Information

Our Corporate Governance Guidelines, Code of Conduct for Officers, Directors and Employees, Code of Ethics for Senior Executive and Financial Officers, Incentive-Based Compensation Recoupment (Clawback) Policy and the charters for the Compensation and Nominating Committee, Corporate Governance Committee and Audit Committee are available, along with other corporate governance information, on Carmike’s website at www.carmike.com.

Board Meetings

The business of Carmike is managed under the direction of the Board of Directors. The Board of Directors met six times during the year ended December 31, 2015. Each of the directors attended at least 75% of the aggregate of: (1) the total meetings of the Board of Directors held during the period that he or she served during 2015 and (2) the total meetings held by all committees of the Board on which he or she served during 2015. The Board of Directors has adopted a policy whereby directors are expected to attend Carmike’s annual meeting of stockholders. At the 2015 annual meeting, all of the members of the Board of Directors were present.

Board Leadership Structure

Until January 2009, Carmike operated under the traditional U.S. board leadership structure with our Chief Executive Officer serving as Chairman of the Board. In addition, between 2006 and January 2009, our Board of Directors also utilized a lead independent director to provide a source of Board leadership complementary to that of the Chief Executive Officer and Chairman of the Board. Upon the departure of our former Chief Executive Officer, the Board of Directors re-evaluated its leadership structure. Beginning in June 2009 with the appointment of Mr. Passman as our new President and Chief Executive Officer, the Board determined that it would be preferable for one of our independent directors to serve as non-executive Chairman of the Board. Mr. Smith was elected our non-executive Chairman of the Board on June 4, 2009. Mr. Smith has over thirteen years’ experience serving on our Board, and currently serves as Chairman and Chief Executive Officer of Office Depot, Inc. At this time, we believe this Board leadership structure is appropriate for Carmike and its stockholders.

We believe it is the Chief Executive Officer’s responsibility to run the company and the Chairman’s responsibility to run the Board of Directors. We believe it is beneficial to have an independent Chairman of the Board whose sole job is leading the Board. In making the decision to appoint an independent Chairman of the Board, the Board of Directors considered the time that Mr. Passman is required to devote to the Chief Executive Officer position. By having another director serve as Chairman of the Board, Mr. Passman is able to focus his entire energy on running Carmike. In addition, this provides strong leadership for our Board of Directors, while also positioning the Chief Executive Officer as the leader of Carmike in the eyes of our employees and other stakeholders.

The Board of Directors determines its leadership structure from time to time. As part of the annual board self-evaluation process, the Board of Directors evaluates its leadership structure to ensure that the structure is appropriate for Carmike and its stockholders. We recognize that different board leadership structures may be appropriate for Carmike in the future, depending upon the applicable circumstances. However, the Board of Directors believes the current leadership structure, with Mr. Passman as Chief Executive Officer and Mr. Smith as Chairman of the Board, is the appropriate structure for Carmike at this time.

Risk Oversight

The Audit Committee is primarily responsible for overseeing Carmike’s risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management periodically regarding Carmike’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers Carmike’s risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing Carmike and on Carmike’s general risk management strategy, and also ensure that risks undertaken by Carmike are consistent with the Board of Director’s risk management philosophy. While the Board of Directors oversees Carmike’s risk management, Carmike’s management is responsible for the day-to-day risk management process. This division of responsibilities is an effective approach for addressing the risks facing Carmike, and the Board’s leadership structure supports this approach.

Committees of the Board of Directors

Executive Committee

The Executive Committee consists of S. David Passman III, as Chairman, Roland C. Smith, and James A. Fleming. The Executive Committee met two times during the year ended December 31, 2015.

The primary purpose of the Executive Committee is to assist the Board of Directors in fulfilling its responsibilities relating to capital expenditures, investments, acquisitions and financing activities based on the criteria established in the Executive Committee’s charter. The Executive Committee is responsible for reviewing and approving transactions and agreements related to dispositions, acquisitions, joint ventures, capital expenditures, developments and refurbishments, indebtedness and vendor and supplier obligations.

Compensation and Nominating Committee

The Compensation and Nominating Committee consists of Roland C. Smith, as Chairman, Jeffrey W. Berkman, James A. Fleming and Patricia A. Wilson. The Board of Directors has determined that all members of the Compensation and Nominating Committee are independent as defined under the rules and regulations of the SEC and applicable listing standards of NASDAQ, which we refer to as the “NASDAQ listing standards,” including the enhanced independence standards for compensation committee members. In addition, the Board of Directors has determined that each member meets the requirements of a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Code. The Compensation and Nominating Committee met nine times during the year ended December 31, 2015.

The Compensation and Nominating Committee is responsible for, among other things:

•	approving all salary arrangements and other remuneration for the Chief Executive Officer and other senior officers of Carmike;

•	administering our incentive stock plans;

•	reviewing annual incentive opportunity levels and goals;

•	reviewing and approving employment agreements, severance agreements and change in control agreements for the Chief Executive Officer and other senior officers of Carmike;

•	assisting the Board of Directors in developing and evaluating candidates for executive positions, including the Chief Executive Officer, and overseeing the development of executive succession plans;

•	selecting and recommending potential candidates to be nominated for election to the Board of Directors; and

•	making recommendations to the Board of Directors concerning the structure and membership of other Board committees.

Corporate Governance Committee

The Corporate Governance Committee consists of Patricia A. Wilson, as Chairperson, Mark R. Bell, Jeffrey W. Berkman and Sean T. Erwin. The Corporate Governance Committee met one time during the year ended December 31, 2015.

The primary purpose of the Corporate Governance Committee is to assist the Board of Directors in fulfilling its responsibilities relating to ensuring that Carmike’s corporate governance policies, procedures and practices continue to effectively promote the best interests of Carmike’s stockholders.

The Corporate Governance Committee is responsible for, among other things:

•	reviewing any questions regarding the independence of directors;

•	overseeing the periodic evaluation of the Board of Directors and its committees as deemed appropriate;

•	reviewing and reassessing the adequacy of the Corporate Governance Guidelines periodically and recommending any proposed changes to the Board of Directors for approval;

•	advising and making recommendations to the Board of Directors on matters concerning corporate governance and directorship practices; and

•	ensuring that the independent members of the Board of Directors meet in regularly scheduled executive sessions at which only independent directors are present.

Audit Committee

The Audit Committee consists of Mark R. Bell, as Chairman, Sean T. Erwin and Patricia A. Wilson. The Board of Directors has determined that each member of the Audit Committee is independent under applicable law and the rules and requirements of the SEC and the NASDAQ listing standards. In addition, the Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the NASDAQ listing standards, and Mr. Bell is designated by the Board of Directors as an “audit committee financial expert” under rules and regulations of the SEC, and meets the NASDAQ’s professional experience requirements.

The Audit Committee is responsible for, among other things:

•	directly appointing, retaining, overseeing, compensating and terminating the independent auditors;

•	discussing with the independent auditors their independence;

•	reviewing with the independent auditors the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by the independent auditors;

•	reviewing and approving all related party transactions;

•	overseeing the financial reporting process and discussing with management and the independent auditors the interim and annual financial statements that Carmike files with the SEC; and

•	reviewing and monitoring Carmike’s accounting principles, policies and financial and accounting controls.

The Audit Committee met six times during the year ended December 31, 2015.

Director Independence

The Board of Directors annually reviews and analyzes the independence of each director under the requirements of the Sarbanes-Oxley Act of 2002, the Exchange Act, the rules and regulations of the SEC, the NASDAQ listing standards and the Code.

The purpose of the review is to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members are inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examines transactions and relationships between directors or their affiliates and Carmike or senior management.

As a result of this review, for 2016, the Board of Directors affirmatively determined that all director nominees are independent for purposes of serving on the Board of Directors, except for S. David Passman III. The Board of Directors has further determined that all members of the Audit Committee and the Compensation and Nominating Committee are independent in accordance with applicable requirements. S. David Passman III is not considered independent because he is employed by Carmike.

Selection of Director Nominees

The Compensation and Nominating Committee is responsible for evaluating candidates for election to the Board of Directors at Carmike’s annual meeting. The Compensation and Nominating Committee also evaluates candidates for election to the Board of Directors from time to time and to fill vacancies on the Board between annual meetings.

General Criteria and Process

Pursuant to its charter and the Corporate Governance Guidelines, the Compensation and Nominating Committee is responsible for reviewing with the Board of Directors, at least annually, the requisite balance of skills and areas of expertise and other appropriate qualification standards of its individual directors, as well as the composition of the Board of Directors as a whole. The Compensation and Nominating Committee will review each incumbent director’s qualifications for renomination for continued service on the Board of Directors. This assessment will include, but not be limited to, the following director qualification factors:

•	the highest personal and professional ethics, integrity, values, ability and judgment;

•	understanding Carmike’s business environment;

•	ability to make independent analytical inquiries and judgments;

•	skills and experience in the context of the needs of the Board of Directors;

•	breadth of business and organizational skills, background and experience; and

•	“independence” as contemplated by applicable legal and regulatory requirements.

The Compensation and Nominating Committee will also consider these qualifications in identifying and evaluating director candidates for nomination to the Board of Directors. In addition, the Compensation and Nominating Committee generally believes that director candidates should be committed to representing the long-term interests of the stockholders, willing to devote sufficient time to carry out their duties and responsibilities effectively and committed to serving on the Board of Directors for an extended period of time. The Compensation and Nominating Committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

The Compensation and Nominating Committee’s process for selecting director nominees begins with an evaluation of the qualifications and performance of incumbent directors and a determination of whether the Board of Directors or its committees have specific unfulfilled needs. The Compensation and Nominating Committee then considers candidates identified by the Committee, other directors, Carmike’s executive officers and stockholders, and, if applicable, a third party search firm. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board of Directors and its committees. The Compensation and Nominating Committee then selects nominees to recommend to the Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees. The Compensation and Nominating Committee may use whatever process it deems appropriate under the circumstances when evaluating nominees recommended by stockholders.

Board Diversity

We do not have a formal policy regarding board diversity. Our Compensation and Nominating Committee currently believes that, while diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Compensation and Nominating Committee focuses on skills, expertise or background that would complement the existing Board of Directors.

Stockholder Recommendations of Candidates for Director

The Compensation and Nominating Committee has not adopted a specific policy regarding the consideration of director candidates recommended by stockholders. As described in the Corporate Governance Guidelines, stockholders who wish to recommend candidates for consideration by the Compensation and Nominating Committee for election at an annual meeting may submit the candidate’s name and other relevant information in writing to our Secretary at our corporate address provided in this proxy statement. The Compensation and Nominating Committee may consider such stockholder recommended candidates when it evaluates and recommends nominees to the Board of Directors for submission to the stockholders at each annual meeting, or in connection with filling vacancies on the Board.

The Compensation and Nominating Committee has not received a recommended candidate, in connection with the 2016 annual meeting of stockholders, from any stockholder or group of stockholders that had beneficially owned more than 5% of Carmike’s common stock for more than one year at the time of such recommendation.

For more information about stockholder nominations of directors for election at an annual meeting and stockholder proposals, see the section titled “Stockholder Proposals” beginning on page [●] of this proxy statement.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT AUDITOR

The Audit Committee intends to appoint Deloitte & Touche LLP to audit our consolidated financial statements for the year ending December 31, 2016 and the effectiveness of our internal control over financial reporting as of December 31, 2016, and to prepare reports on this audit. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders. We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016. Although ratification is not required by our by-laws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Carmike and its stockholders.

Vote Required

Assuming a quorum is present, approval of the auditor ratification proposal requires the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present at the annual meeting in person or by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” the auditor ratification proposal. If you are a beneficial owner of shares and do not provide voting instructions to your Nominee, your Nominee may vote, in its discretion, your shares on the auditor ratification proposal. If, however, there are broker non-votes on the matter, they will have the same effect as a vote “AGAINST” the auditor ratification proposal. Shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the auditor ratification proposal.

Board Recommendation

The Board of Directors unanimously recommends that Carmike stockholders vote “FOR” the auditor ratification proposal.

Audit Committee Report

The Audit Committee consists of Mark R. Bell as Chairman, Sean T. Erwin and Patricia A. Wilson. Each of Messrs. Bell and Erwin and Ms. Wilson meets the applicable independence requirements of the SEC and the NASDAQ listing standards. In addition, each Audit Committee member meets the financial knowledge requirements under the NASDAQ listing standards and Mr. Bell, designated by the Board of Directors as the “audit committee financial expert” under the rules and regulations of the SEC, meets the NASDAQ professional experience requirements. The Audit Committee operates under a written charter, as revised on February 27, 2015, a copy of which is available on Carmike’s website at www.carmike.com.

The primary responsibility of the Audit Committee is to oversee Carmike’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing Carmike’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management Carmike’s audited financial statements as of and for the year ended December 31, 2015. The Audit Committee also has discussed with Deloitte & Touche LLP, Carmike’s independent registered public accounting firm for fiscal 2015, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

Based on those reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Carmike’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The foregoing has been furnished by the Audit Committee of Carmike’s Board of Directors.

By the Audit Committee:
February 29, 2016

Mark R. Bell, Chairman
Sean T. Erwin
Patricia A. Wilson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” or under the Exchange Act, which together with the Securities Act we refer to as the “Acts,” except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Fees Paid To Independent Registered Public Accounting Firm

Aggregate fees billed to Carmike for the fiscal years ended December 31, 2015 and 2014 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2015	2014
Audit Fees (1)	$800,000	$800,000

Audit-Related Fees (2)	362,145	531,818
Tax Fees (3)	439,969	335,510
All Other Fees	—	—

Total Fees Paid to Auditor	$1,602,114	$1,667,328

(1)	Audit fees and expenses primarily relate to the 2015 and 2014 annual audits, the review of quarterly reports on Form 10-Q and the annual report on Form 10-K and the audit of internal controls over financial reporting.
(2)	Includes fees for accounting advisory services related to the accounting treatment of transactions or events, including acquisitions.
(3)	Includes fees for tax compliance, tax planning and advice services.

Audit Committee Policy for Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. Pursuant to its charter, the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

Requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided and the estimated total cost and are submitted to Carmike’s Chief Financial Officer or Controller. The Chief Financial Officer or Controller then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval. The Audit Committee will be informed on a regular basis regarding the services rendered by the independent registered public accounting firm in accordance with our general pre-approval policy.

None of the services related to the “Tax Fees” described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The goal of our executive compensation program is the same as our goal for operating Carmike—to create long-term value for our stockholders. To achieve this goal, we have designed and implemented compensation programs for our executives to reward them for sustained financial and operating performance, to align their interests with those of our stockholders, and to encourage them to remain with our company.

This section summarizes:

•	the role and activities of the Compensation and Nominating Committee, as well as outside compensation consultants and our executives, in matters of executive compensation, in general and during the fiscal year ended December 31, 2015;

•	compensation for our named executive officers;

•	the philosophy, policies and principles of our executive compensation program;

•	the primary components of our executive compensation program—base salary, annual bonus, deferred compensation, long-term incentives, and benefits and perquisites;

•	the agreements with our named executive officers;

•	certain insider trading, tax and accounting requirements; and

•	our compensation-related governance initiatives, including our stock ownership guidelines and holding period requirements, our incentive compensation recoupment policy and our policy not to provide excise tax gross-up payments.

Executive Summary of 2015 Results

2015 was a year of significant growth and achievement for both Carmike and the movie exhibition industry. Industry box office revenues exceeded $11 billion for the first time in history, on the back of numerous successful titles, including Star Wars: The Force Awakens, the highest grossing domestic box office film in history. This marked an increase in box office revenues of over 7% from 2014.

Carmike also enjoyed a record year, with record total operating revenues and Adjusted EBITDA exceeding $800 million and $135 million, respectively. The year culminated with Q4 2015 box office and concessions revenues exceeding the prior year quarter by over 16% and 23%, respectively. We outperformed the industry on box office revenues by more than 15% in Q4 and over 9% for full year 2015. The success we achieved in 2015, however, was not only attributable to the 2015 industry box office but also our many strategic and operational initiatives that have been implemented in recent years. Some of our more notable accomplishments in 2015 included:

•	Outperformed the industry by almost 200 basis points on box office revenue per screen;

•	Extended our streak of concessions and other revenue per patron increases to 24 consecutive quarters on a year-over-year basis;

•	Successfully completed the acquisition of Sundance Cinemas, LLC, adding 5 theatres and 37 screens to our growing circuit;

•	Debuted six state-of-the-art Carmike entertainment complexes with a total of 73 screens;

•	Successfully converted three theatres to our new casual in-theatre dining concept; and,

•	Doubled the number of locations providing adult beverages.

The Compensation and Nominating Committee has considered our 2015 performance relative to the industry and future operating plans in determining executive compensation for the named executive officers.

Key 2015 Compensation Decisions

The Compensation and Nominating Committee believes that our compensation strategy has been effective in rewarding executives appropriately and in attracting and retaining highly qualified key executives. In furtherance of our overall goals of aligning employee and stockholder interests, rewarding pay for performance and providing competitive compensation to our key executives, the Compensation and Nominating Committee made the following key decisions in 2015:

•	Base salaries for senior executives were adjusted in 2015 based on market factors and performance.

•	Short-term cash incentives are performance-based and include financial, non-financial, company-wide and individual targets. In 2015, these targets focused on the achievement of EBITDA goals, expense reduction and operating improvements. For 2015, cash incentives were earned at 104% of target, based on actual EBITDA, and between 83% and 115% of target, based upon operating performance criteria, including individual performance goals. Overall, cash incentives were earned between 92% and 107% of target.

•	Long-term equity compensation grants are made on an annual basis and are structured to promote the retention of key executives and the achievement of performance goals. For 2015, one-half of such awards are performance-based. For 2015, equity incentives were earned at 104% of target, based on actual EBITDA.

The Compensation and Nominating Committee continues to monitor competitive industry compensation practices and our specific financial and operating goals. Accordingly, the committee may adopt changes to its approach and policies in response to changes in industry practice or company goals as it deems desirable or necessary.

Consideration of the Results of the “Say on Pay” Proposal

The Compensation and Nominating Committee considered the results of the stockholder “say on pay” vote at our 2015 annual meeting of stockholders. Because over 96% of votes cast approved our compensation program as described in our 2015 proxy statement, the Compensation and Nominating Committee believes that stockholders support our compensation policies and programs. Therefore, the Compensation and Nominating Committee continued to generally apply the same principles in determining the amounts and types of executive compensation for 2015 and in structuring 2016 compensation.

The Compensation and Nominating Committee

The Compensation and Nominating Committee is responsible for setting the overall compensation strategy and compensation policies for our senior executives and directors, including determining the forms and amount of compensation appropriate to achieve our strategic objectives. The Compensation and Nominating Committee’s functions are more fully described in its charter, which can be viewed at the investor relations page on our website at www.carmike.com. The Compensation and Nominating Committee annually reviews and, as necessary, recommends changes to its charter for approval by the Board of Directors.

Role of Compensation Consultants

The Compensation and Nominating Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or executive compensation. Since February 2010, the Compensation and Nominating Committee has engaged Mercer LLC as the Committee’s compensation consultant to assist the Committee in reviewing and analyzing Carmike’s compensation structure and practices generally, the reports from Pearl Meyer & Partners (management’s compensation consultant) and management’s compensation recommendations. Mercer LLC has not been engaged to provide any other services to Carmike. Carmike has engaged Pearl Meyer & Partners as management’s compensation consultant since June 2009. During 2015, Mercer LLC and Pearl Meyer & Partners provided various compensation recommendations, analyses and presentations, which included, among other items:

•	reviews and assessments of our share availability under our current long-term incentive plan;

•	reviews and assessments of the general market competitiveness of our current compensation structure for our senior executives;

•	an examination of a peer group for executive and director compensation benchmarking purposes;

•	reviews and assessments of perquisites offered to senior executives;

•	reviews and assessments of our current short-term and long-term incentive plans relative to peer group practices and broader market trends; and

•	recommended changes to our current programs.

The Compensation and Nominating Committee utilizes a compensation peer group for executive and director benchmarking purposes developed in conjunction with Mercer LLC. In constructing its peer group, the Compensation and Nominating Committee and Mercer LLC considered each company’s size (based on revenue), industry and number of employees, among other factors. The Compensation and Nominating Committee and Mercer LLC evaluated companies with revenue ranging from approximately one-third to four times Carmike’s revenue as well as other companies in the motion picture exhibition industry. Changes to our peer group were made in 2015 to include a better mix of companies based on size and industry. The companies comprising this peer group are listed below. The companies indicated with an asterisk below were added to the peer group in 2015.

• AMC Entertainment Holdings Inc.	• Cinemark Holdings Inc.	• Reading International, Inc.	• Six Flags Entertainment Corporation

• Bravo Brio Restaurant Group, Inc.	• Fiesta Restaurant Group, Inc.*	• Red Robin Gourmet Burgers Inc.	• Town Sports International Holdings

• Buffalo Wild Wings Inc.	• International Speedway Corporation	• Regal Entertainment Group	• Vail Resorts Inc.

• Cedar Fair, L.P. *	• The Marcus Corporation	• Ruth’s Hospitality Group, Inc.	• World Wrestling Entertainment, Inc.

Compensation Consultant Independence and Conflict of Interest Assessment

In light of NASDAQ and SEC rules, we requested and received information from Pearl Meyer & Partners and Mercer LLC addressing their independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consulting firm; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation and Nominating Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation and Nominating Committee concluded that Mercer LLC is independent and the work of Pearl Meyer & Partners and Mercer LLC did not raise any conflict of interest.

Role of Executives in Establishing Compensation for 2015

Generally, the Chief Executive Officer makes recommendations to the Compensation and Nominating Committee for base salary and bonus compensation amounts for other senior executives. The Compensation and Nominating Committee also consults with the Chief Executive Officer when establishing the financial and operating criteria for performance-based bonuses applicable to other senior executives; however, the Committee meets in executive session when considering the compensation of the Chief Executive Officer. The Compensation and Nominating Committee periodically invites the Chief Executive Officer and other members of management and the Board of Directors to attend Committee meetings in order to receive operating and financial information from these officers and directors and to discuss goals, objectives and performance. The Compensation and Nominating Committee does not delegate any of its duties to management and regularly holds executive sessions without the members of management present.

Compensation Committee Activity

Mr. Smith, as Chairman, sets the agenda for each meeting of the Compensation and Nominating Committee in consultation with management, counsel and the other Committee members. In 2015, the Compensation and Nominating Committee met eight times. During these meetings in 2015, the Compensation and Nominating Committee, among other items:

•	approved the payment of 2014 incentive bonuses for senior executives;

•	approved 2015 base salaries and incentive bonus objectives for the senior executive officers;

•	approved the grant of 74,000 shares of time-vested restricted stock and a target amount of 74,000 performance shares to a group of 18 senior executives, including the named executive officers, in March 2015;

•	approved the addition of peer companies to our peer group; and

•	recommended candidates for election to the Board of Directors.

To date, the Compensation and Nominating Committee has held three meetings in 2016. During these meetings in 2016, the Compensation and Nominating Committee, among other items:

•	approved the payment of 2015 incentive bonuses for senior executives;

•	approved 2016 base salaries and incentive bonus objectives for the senior executive officers;

•	approved the grant of 79,800 shares of time-vested restricted stock units and a target amount of 79,800 performance shares to a group of 16 senior executives, including the NEOs, in February 2016; and

•	approved changes to our non-employee director compensation.

Named Executive Officers for 2015

The Compensation and Nominating Committee reviews, analyzes and approves the compensation of our senior executive officers, including the named executive officers, which we refer to in this proxy statement as the “NEOs,” included in the tables below in the following sections. The NEOs for 2015 include our Chief Executive Officer, our Chief Financial Officer and the three other executive officers with the highest total compensation for 2015, calculated in accordance with the rules and regulations of the SEC. Our NEOs for 2015 were:

•	S. David Passman III, President and Chief Executive Officer;

•	Richard B. Hare, Senior Vice President—Finance, Treasurer and Chief Financial Officer;

•	Fred W. Van Noy, Senior Vice President and Chief Operating Officer;

•	Daniel E. Ellis, Senior Vice President, General Counsel and Corporate Secretary; and

•	A. Dale Mayo, President, Alternative Programming.

Compensation Philosophy, Policies and Principles

The Compensation and Nominating Committee is responsible for establishing the policies and principles that form the basis of our executive compensation programs. The Compensation and Nominating Committee’s philosophy is to implement programs that are designed to:

•	attract and retain highly qualified key executives;

•	provide competitive base salaries and cash incentives as well as retirement savings;

•	motivate executives by rewarding performance that supports achievement of financial and operating goals; and

•	encourage employee stock ownership to align employee and stockholder interests.

We believe our compensation programs provide senior executives with a pay opportunity that is reasonable and competitive with the external market and that rewards performance. For example, in 2015 Carmike’s compensation policy for senior executives was designed to provide a competitive base of cash compensation (considering factors such as experience, qualifications and our recent performance) and tying incentive compensation to achieving specified levels of financial performance and specific operating goals. However, the Compensation and Nominating Committee believes that when our performance or the executive’s individual achievement exceeds performance objectives or does not meet expectations, overall pay should reflect actual performance. In connection with developing pay opportunities that are reasonable and competitive, the Compensation and Nominating Committee has utilized comparisons to published survey data and information gathered on our peer group.

We believe that a compensation structure related to performance reinforces our business objectives and the alignment of the employee’s interest with our stockholders. Senior executive compensation is linked to individual performance as well as overall company performance with respect to financial and operating objectives. The Compensation and Nominating Committee selects financial and operating metrics which it believes strongly correlate to key strategic goals and enhanced stockholder value over time. For instance, recent performance metrics have been designed in part to reflect our EBITDA targets and execution of strategic plans approved by the Board of Directors, as well as expense reductions.

Since 2010, the Compensation and Nominating Committee has had in place an equity-based long-term incentive compensation program under which it grants annual awards. The Compensation and Nominating Committee believes that an annual award program aligns Carmike with competitive practices and enhances the Committee’s ability to monitor and manage equity grants as a component of compensation. We grant long-term incentive awards to key employees at a regularly scheduled meeting of the Compensation and Nominating Committee, typically in February or March of each year.

Since 2012, our Compensation and Nominating Committee, upon recommendations received by management from Pearl Meyer & Partners (and reviewed by Mercer LLC), has eliminated the grant of stock options in favor of an equity grant mix that includes, for 2015, by value, 50% time-based restricted stock and 50% performance shares. The Compensation and Nominating Committee believes that the elimination of stock options: (1) reduces our annual share usage; (2) better aligns the cost to us and the value we receive from the program; (3) increases a participant’s perceived value from the program; and (4) reflects the practices of our peer companies.

As part of this approach to long-term equity grants, the Compensation and Nominating Committee has structured the terms of the performance share awards to senior executives in light of the principles described above. The performance share awards have the following attributes:

•	a three-year performance period, comprised of three separate one-year performance measurement periods;

•	annual EBITDA-based performance goals that are consistent with the goals for the annual cash incentive bonus program;

•	a payout percentage ranging from 50% (for threshold performance) to 100% (for target performance) to 150% (for maximum performance) of the targeted amount of performance-based restricted shares, with no payout for less than threshold performance;

•	the vesting of any earned performance-based shares only after completion of the third performance period (if the executive remains employed through such date); and

•	Committee discretion to reduce the number of such earned shares granted to the target amount of shares if (1) the number of earned shares subject to potential vesting exceeds the target and (2) Carmike’s total stockholder return over the three-year period is negative.

Components of Executive Compensation

The basic components of executive compensation are:

•	base salary;

•	annual cash incentive bonus pursuant to our Annual Section 162(m) Performance-Based Program;

•	cash compensation pursuant to a deferred compensation program; and

•	long-term equity incentives.

In addition, our compensation program includes certain benefits and perquisites. Each component is described in more detail below.

Base Salary

Our base salary program is designed to provide our senior executives with a competitive base of cash compensation. The Compensation and Nominating Committee, in consultation with the Chief Executive Officer, annually reviews and approves base salaries for the other senior executive officers. The Compensation and Nominating Committee reviews and approves the base salary for the Chief Executive Officer. The Compensation and Nominating Committee considers various factors, which include individual performance over time, each individual’s role and responsibilities and a general assessment of competitive market practices, when setting base salaries.

In January 2015 and 2016, the Compensation and Nominating Committee, upon the recommendation of the Chief Executive Officer, Pearl Meyer & Partners and Mercer LLC (the Committee’s compensation consultant), as well as the Committee’s experience and judgment, approved the 2015 and 2016 base salaries, respectively, for the NEOs as set forth in the following table. Mr. Passman did not recommend or participate in any determination regarding his base salary. The increases for all named NEOs in 2015 and 2016 reflect the Compensation and Nominating Committee’s belief that such amounts were reasonable based on market comparisons (including the compensation peer group), recent growth through acquisitions and our recent performance. Mr. Mayo’s base salary did not increase in 2015 due to the terms of his employment agreement entered into in August 2014.

Name	2014 Base Salary ($)	2015 Base Salary ($)	2016 Base Salary ($)
S. David Passman III	740,000	770,000	790,000
Richard B. Hare	375,000	390,000	410,000
Fred W. Van Noy	425,000	440,000	460,000
Daniel E. Ellis	340,000	355,000	375,000
A. Dale Mayo (1)	112,500	300,000	300,000

(1)	Mr. Mayo was hired as President, Alternative Programming on August 15, 2014 upon completion of Carmike’s acquisition of Digiplex, at an annual base salary of $300,000. Mr. Mayo earned a base salary of $112,500 for the period from August 15, 2014 to December 31, 2014.

Annual Cash Incentive Bonuses—Section 162(m) Performance-Based Program

The Carmike Section 162(m) Performance-Based Program, which we refer to in this proxy statement as the “Bonus Program,” gives each participant the opportunity to earn an annual incentive bonus payable in cash, if, and to the extent, the Compensation and Nominating Committee determines that the performance goals set by the Committee for each participant for such year have been satisfied. In addition, the Bonus Program is designed to meet the requirements for performance-based compensation under Section 162(m) of the Code.

Overall, the Bonus Program is designed to motivate and retain senior executive officers by providing at-risk cash compensation contingent upon achieving certain company and individual objectives, which for 2015 were financial and operating in nature. The 2015 bonus targets for the senior executive officers were approved by the Compensation and Nominating Committee in February 2015, based upon a formula tied to Carmike’s achievement of certain levels of EBITDA and additional operating goals specifically identified by the Committee, which included the achievement of bonus goals by other employees and evaluations of the executive. The Compensation and Nominating Committee consulted with our Chief Executive Officer and considered the reviews of Pearl Meyer & Partners and Mercer LLC in determining the 2015 individual bonus target amounts and operating goals for the senior executive officers.

Process

In the first quarter of the fiscal year, the Compensation and Nominating Committee approves annual bonus target amounts for the senior executive officers for the current fiscal year. In addition, at this meeting, the Compensation and Nominating Committee approves the applicable performance goals (both financial and operational) for the senior executive officers for the current year. In setting these performance goals, the Compensation and Nominating Committee reviews our annual forecast and budget for the current fiscal year, reviews the key corporate objectives and operating goals for the current year (on a company-wide and individual basis) and identifies individual performance objectives for each senior executive officer.

In connection with or following the filing of our Annual Report on Form 10-K, typically at its February or March meeting, the Compensation and Nominating Committee determines the bonuses to be paid to the senior executive officers for the prior fiscal year by analyzing the pre-established performance goals (both financial and operational) compared against the actual performance results for the prior year. If our actual performance for that year exceeds the performance goals, the amounts granted to participants under the program may exceed the target bonus amount. Any additional bonus beyond a level previously set by the Compensation and Nominating Committee is made at the sole discretion of the Committee. Similarly, if performance falls below specified performance levels, our executives receive bonuses below the target amount, which depending on performance may result in no cash bonuses. In connection with 2015 bonus determinations for our senior executive officers, our Chief Executive Officer provided input and recommendations to the Compensation and Nominating Committee with respect to the analysis of individual performance objectives and the determination of bonus amounts.

Determining 2015 Target Cash Incentive Bonus Opportunity

In February 2015, the Compensation and Nominating Committee, upon the recommendation of the Chief Executive Officer, and based on the reviews and analyses from Pearl Meyer & Partners and Mercer LLC, set the 2015 annual target cash incentive bonus opportunities for senior executive officers as a percentage of each executive’s 2015 base salary amount. In setting these percentages, the Compensation and Nominating Committee considered information on competitive market practices in comparisons to published survey data, public proxy information from other motion picture exhibition companies and the compensation peer group, but ultimately based its determination on the judgment and experience of the Committee.

The 2014 and 2015 target incentive cash bonus opportunities for the NEOs, and the percentage of the 2015 base salary that each 2015 bonus opportunity represents, are described in the table below. There was no change to the target bonus opportunity as a percentage of base salary for any of the NEOs.

Name	2014 Target Bonus Opportunity ($)	2015 Target Bonus Opportunity ($)	Target Bonus Opportunity as a Percentage of 2015 Base Salary
S. David Passman III	740,000	770,000	100%
Richard B. Hare	281,250	292,500	75%
Fred W. Van Noy	318,750	330,000	75%
Daniel E. Ellis	255,000	266,250	75%
A. Dale Mayo (1)	N/A	300,000	100%

(1)	Mr. Mayo joined Carmike in August 2014 upon Carmike’s acquisition of Digiplex. Mr. Mayo’s target bonus opportunity for 2014 was based upon the operating performance during the company’s 2014 fiscal year of certain Digiplex theatres.

Allocation of 2015 Target Opportunity and Payout Formula for Cash Incentive Bonus Opportunity

The Compensation and Nominating Committee allocates a percentage of the annual target cash incentive bonus opportunity to (i) financial-based performance criteria and (ii) operating performance criteria. During 2015, the percentage allocation between financial and operating criteria was determined at the discretion of the Compensation and Nominating Committee, in consultation with the Chief Executive Officer. These various allocations reflected the particular areas of financial and operational focus identified by management, the Compensation and Nominating Committee and the Board of Directors.

For 2015, the annual target cash incentive bonus opportunity to financial-based performance criteria and operating performance criteria for each Named Executive Officer was allocated as follows:

Name	% Allocated to Financial-Based Performance Criteria	% Allocated to Operating Performance Criteria
S. David Passman III	85%	15%
Richard B. Hare	70%	30%
Fred W. Van Noy	70%	30%
Daniel E. Ellis	70%	30%
A. Dale Mayo	40%	60%

The Compensation and Nominating Committee also determined a payout formula: (i) for the financial-based bonuses, based on achieving a target financial metric, which for 2015 was a specified level of EBITDA; and (ii) for the operational based bonuses, based on achieving specific operating goals. The payout formulas are typically weighted by the Compensation and Nominating Committee, to provide greater incentive for the senior executives to achieve the key performance goals identified by the Committee. In addition, as a condition to the payout of 2015 operational criteria-based bonuses, Carmike was required to achieve a minimum level of EBITDA, which in 2015 equaled 85% of the 2015 Bonus EBITDA Target (as defined below).

As described below, the Compensation and Nominating Committee has also provided for maximum levels of bonus opportunity in connection with the financial-based bonuses and threshold performance obligations which must be met prior to the payment of a bonus.

2015 Financial Performance Goals and Bonus

For 2015 the financial-based bonus for each NEO was tied to the achievement of a targeted percentage of bonus adjusted EBITDA initially set at $128.0 million, which we refer to in this proxy statement as the “2015 Bonus EBITDA Target.” The Compensation and Nominating Committee selected the 2015 Bonus EBITDA Target utilizing Carmike’s 2015 fiscal year forecast and budget, previously approved by the Board of Directors in February 2015. Carmike’s bonus EBITDA for 2015 for compensation purposes is different from EBITDA (which is defined as earnings before interest, taxes, depreciation and amortization) because we add back non-cash deferred compensation and extraordinary charges or losses, among other items. At the time it was established, the 2015 Bonus EBITDA Target was considered by management and the Board to be achievable, but doing so would require that we achieve the performance set forth in the 2015 forecast and budget.

At the time it established the 2015 performance goals, the Compensation and Nominating Committee determined that the 2015 Bonus EBITDA Target would be adjusted based on actual industry box office results for 2015 to more closely align our EBITDA-based performance goals with our actual performance (by eliminating unexpected changes in box office results). This industry adjustment would result in an increase or decrease to the 2015 Bonus EBITDA Target if the percentage increase or decrease experienced by the industry box office results between 2015 and 2014 differed from Carmike’s anticipated box office results used to calculate the 2015 Bonus EBITDA Target. Accordingly, because industry box office results were approximately 340 basis points higher than the results anticipated in calculating the 2015 Bonus EBITDA Target, this target amount was adjusted upward by approximately $4.5 million. We refer to this adjustment for actual industry box office performance as the “Box Office Index.”

The Compensation and Nominating Committee also established a 2015 Bonus EBITDA Target payout scale for NEOs which adjusts at a defined rate between the threshold, target and maximum amounts. The payout scale, after adjusting for the Box Office Index, is shown in the following table:

	Threshold	Target	Maximum	Actual Result	Actual EBITDA Result as a Percentage of Bonus EBITDA Target
2015 Bonus EBITDA	$112.6 million	$132.4 million	$165.6 million	$135.1 million	102%
Payout Percentage	50%	100%	150%	104%

The 2015 financial-based bonus amounts earned (at 104% of target) by the NEOs were as follows:

Name	Financial Bonus Target as a Percentage of 2015 Target Bonus Opportunity	2015 Financial Bonus Target ($)	2015 Financial Bonus Payout ($)
S. David Passman III	85%	654,500	680,680
Richard B. Hare	70%	204,750	212,940
Fred W. Van Noy	70%	231,000	240,240
Daniel E. Ellis	70%	186,375	193,830
A. Dale Mayo	40%	120,000	124,800

2015 Operating Objectives and Bonus

In February 2015, the Compensation and Nominating Committee also approved the operating bonus targets for each NEO. All operating bonus targets were tied to the achievement of key operating objectives (including individual performance objectives) identified by the Compensation and Nominating Committee. For 2015, a component of the operating bonus targets was set to reflect our strategic objectives relating to increases in screen count related to acquisitions. Our key operating objectives included the following:

•	for Messrs. Passman, Van Noy, Hare and Ellis, the achievement of certain increases in screen count from acquired theatres;

•	for Mr. Hare, the supervision and performance of direct reports and meeting individual performance criteria (including such items as the successful oversight of key finance and accounting employee objectives) established by the Audit Committee;

•	for Mr. Van Noy, the percentage of theatres achieving certain increases in concessions spend per patron and the achievement of certain operational improvements in select theatres; and

•	for Mr. Mayo, the achievement of certain performance criteria related to alternative programming including the achievement of a targeted number of theatres showing alterative programming events and a targeted number of new alternative programming features released.

The payout of 2015 operating bonuses was also conditioned upon our achieving actual EBITDA of at least 85% of the 2015 Bonus EBITDA Target. If we achieved less than 85% of the 2015 Bonus EBITDA Target, the NEOs would not be entitled to the payment of a 2015 operating bonus. However, given that we achieved 102% of the 2015 Bonus EBITDA Target, each NEO was eligible to receive a payout of their respective 2015 operating bonus.

The operating bonus targets and actual results for each NEO are shown as follows:

Name	Percentage of Operating Bonus	Operating Bonus Criteria	Target	Actual Result
S. David Passman III	100%	Certain increases in screen count from acquired theatres (1)	Such increases equaled 100% of the target amounts	Target thresholds were not met
		Payout ($)	$115,500	$0
		Payout (%)	100%	0%
Richard B. Hare	33 1⁄3%	Average of 2015 non- EBITDA bonuses by individuals reporting directly to Mr. Hare	Such average equaled between 115% and 125% of the target amounts	Such average equaled between 115% and 125% of the target amounts
		Payout ($)	$29,250	$33,638
		Payout (%)	100%	115%
	33 1⁄3%	Achievement of individual performance criteria, as determined by the Audit Committee	Exceeded expectations	Regularly exceeded expectations
		Payout ($)	$29,250	$36,563
		Payout (%)	100%	125%
	33 1⁄3%	Certain increases in screen count from acquired theatres (1)	Such increases equaled 100% of the target amounts	Target thresholds were not met
		Payout ($)	$29,250	$0
		Payout (%)	100%	0%
Fred W. Van Noy	33 1⁄3%	Percentage of theatres achieving certain increases in concession per patron spend	Percentage of theatres achieving certain increases in concession per patron spend equaled 100% of the target amounts	Such percentage was greater than 75% and less than 100% of the targeted range
		Payout ($)	$33,000	$24,750
		Payout (%)	100%	75%
	33 1⁄3%	Achievement of increases in theatre-level cash flow from certain theatres	Such increases equaled 100% of the target amounts	Such increases exceeded the targeted amounts
		Payout ($)	$33,000	$33,000
		Payout (%)	100%	100%

Name	Percentage of Operating Bonus	Operating Bonus Criteria	Target	Actual Result
	33 1⁄3%	Certain increases in screen count from acquired theatres (1)	Such increases equaled 100% of the target amounts	Target thresholds were not met
		Payout ($)	$33,000	$0
		Payout (%)	100%	0%

Daniel E. Ellis	100%	Certain increases in screen count from acquired theatres (1)	Such increases equaled 100% of the target amounts	Target thresholds were not met
		Payout ($)	$79,875	$0
		Payout (%)	100%	0%

A. Dale Mayo	33 1⁄3%	Increases in revenue from certain alternative programming sources	Such increases equaled 100% of the target amounts	Such increases equaled 150% of the target amounts
		Payout ($)	$60,000	$90,000
		Payout (%)	100%	150%
	33 1⁄3%	Number of theatres showing alternative programming events	Such numbers equaled 100% of the target amounts	Such numbers equaled 100% of the target amounts
		Payout ($)	$60,000	$60,000
		Payout (%)	100%	100%
	33 1⁄3%	Achievement of a certain targeted number of new titles released	Such numbers equaled 100% of the target amounts	Targeted thresholds were not met
		Payout ($)	$60,000	$0
		Payout (%)	100%	0%

(1)	Target increases in screen count from acquired theatres were determined based on operating plans approved by the Board of Directors.

Based upon the achievement of applicable performance objectives described above, the NEOs earned the following operating bonus amounts in 2015:

Name	Bonus Target as a Percentage of 2015 Target Bonus Opportunity	2015 Operating Bonus Target ($)	2015 Operating Bonus Payout as a Percentage of 2015 Operating Bonus Target	2015 Operating Bonus Payout ($)
S. David Passman III	15%	115,500	0%	0
Richard B. Hare	30%	87,750	80%	70,201
Fred W. Van Noy	30%	99,000	71%	57,750
Daniel E. Ellis	30%	79,875	0%	0
A. Dale Mayo	60%	180,000	83%	150,000

Total 2015 Bonus Payout

The total 2015 bonuses paid to the NEOs (which equals the sum of the 2015 financial-based bonus and the 2015 operating bonus) were as follows:

Name	2015 Target Bonus Opportunity ($)	2015 Total Bonus Payout as a Percentage of 2015 Target Bonus Opportunity	2015 Total Bonus Payout ($)
S. David Passman III	770,000	88%	680,680
Richard B. Hare	292,500	97%	283,141
Fred W. Van Noy	330,000	90%	297,990
Daniel E. Ellis	266,250	73%	193,830
A. Dale Mayo	300,000	92%	274,800

2015 Discretionary Bonuses

During 2015, due to circumstances beyond management’s control, certain operational goals for 2015 bonuses were not achievable. In lieu of bonuses based on those goals, the Compensation and Nominating Committee determined to pay additional discretionary bonuses to each of Messrs. Passman, Hare, Van Noy and Ellis in the amount of $120,120, $30,420, $34,320 and $83,070 respectively. These bonuses equal 104% (based on Actual EBITDA earned in 2015) of each executives’ respective target bonus opportunity related to growth in screen acquisitions.

Deferred Compensation Programs

In July 2013, we adopted a non-qualified deferred compensation program, which we refer to in this proxy statement as the “COLI Plan,” pursuant to which Carmike pays additional compensation equal to 10% of the executives’ base salary and actual cash bonus. All of the NEOs, other than Mr. Mayo, participate in the deferred compensation program and are referred to in this proxy statement as the “Participating NEOs.” Amounts contributed are credited to a bookkeeping account to be maintained in the name of that participant under the deferred compensation plan. Participants in the plan are immediately and fully vested in their respective account. Each participant’s account is credited with a deemed investment return determined as if the account were invested in one or more investment alternatives selected by the participant. The deferred compensation obligations are funded through corporate-owned life insurance policies that we intend to use to fund our obligations under the deferred compensation program.

Allocations of our contributions and deemed investment returns to a participant’s deferred compensation program account will generally not be subject to federal income tax, and we will not receive a deduction for the amounts deferred or allocated to a participant’s account, until those amounts are distributed pursuant to the deferred compensation program.

We will distribute the balance of a participant’s deferred compensation program account attributable to our contributions upon the later of the participant’s separation from service or age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). We will distribute the balance of a participant’s deferred compensation program account attributable to employee contributions upon the participant’s separation from service, whether or not the participant has attained age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). The distribution will be in a lump sum or up to ten installments, as elected by the participant, except that the distribution will automatically be made in a lump sum in the case of a hardship distribution. Participants also may elect in advance to have all or a portion of their own contributions distributed prior to a separation from service upon a designated date, subject to requirements specified in the deferred compensation program. Such distributions may be made in a lump sum or in up to six installments. Although we currently intend to fund our obligations under the deferred compensation program using corporate-owned life insurance policies, our obligations to make distributions under the deferred compensation program will be our general, unsecured obligations and rank equally with our other unsecured and unsubordinated indebtedness.

Long-Term Incentives

The Compensation and Nominating Committee believes that an annual equity award program aligns Carmike with competitive practices and enhances the Committee’s ability to monitor and manage equity grants as a component of compensation. We grant long-term incentive awards to key employees at a regularly scheduled meeting of the Compensation and Nominating Committee, typically in February or March of each year.

Since 2012, our Compensation and Nominating Committee, upon recommendations received by management from Pearl Meyer & Partners (and reviewed by Mercer LLC), has eliminated the grant of stock options in favor of an equity grant mix that includes time-based restricted stock and performance shares. For 2015, the equity grant mix by value was 50% time-based restricted stock and 50% performance shares.

Currently, any equity-based awards granted by the Compensation and Nominating Committee are granted pursuant to the 2014 Incentive Stock Plan. The primary purpose of the 2014 Incentive Stock Plan is (i) to attract and retain eligible employees and outside directors of Carmike, (ii) to provide an incentive to eligible employees and outside directors to work to increase the value of Carmike’s common stock, and (iii) to provide eligible employees and outside directors with a stake in the future of Carmike which corresponds to the stake of each of our stockholders. The 2014 Incentive Stock Plan is administered by the Compensation and Nominating Committee. Each grant under the 2014 Incentive Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Compensation and Nominating Committee deems necessary or appropriate. The 2014 Incentive Stock Plan provides for the grant of options to purchase Carmike’s common stock, grants of shares of Carmike’s common stock, stock units, and stock appreciation rights to certain eligible employees and to outside directors. For a description of the effects of a change in control on grants made pursuant to the 2014 Incentive Stock Plan, see below under “—Potential Payments Upon Termination or Change in Control.”

In determining (a) the total value and mix of the awards, (b) the applicable performance measures and performance periods and (c) the vesting periods for awards granted to the NEOs in 2015, the Compensation and Nominating Committee consulted with our Chief Executive Officer and considered the recommendations and reviews of Pearl Meyer & Partners and Mercer LLC, which were primarily based on comparisons to published survey data, public proxy information from other motion picture exhibition companies and competitive market practices and the compensation peer group.

The Compensation and Nominating Committee believes that restricted stock units and performance share awards can provide a link to company performance and maximizing stockholder value. We have used these awards to provide compensation that promotes our long-term financial interests, by creating both real ownership that encourages senior executives to think and act like stockholders and as a competitive retention and recruitment vehicle. For example, our awards to senior executives generally vest over a three-year period following the grant and recipients of restricted stock units are entitled to receive ordinary cash dividends on and to vote such shares of restricted stock units. Dividends or dividend-equivalents accrue on performance shares, but are only paid out upon the issuance of the underlying common stock if the performance shares are earned.

2015 Long-Term Incentive Awards

In connection with Carmike’s equity incentive award program, the Compensation and Nominating Committee approved, effective March 16, 2015, performance share and time-based restricted stock unit awards to the NEOs, including the threshold, target and maximum amount available to be earned as of the grant date for the performance shares. The following table summarizes these grants:

Name	Time-Vesting Restricted Stock Units (#) (1)	Performance Shares (2)
		Threshold (#)	Target (#)	Maximum (#)
S. David Passman III	28,300	14,150	28,300	42,450
Richard B. Hare	7,200	3,600	7,200	10,800
Fred W. Van Noy	10,100	5,050	10,100	15,150
Daniel E. Ellis	5,300	2,650	5,300	7,950
A. Dale Mayo	8,250	4,125	8,250	12,375

(1)	The Compensation and Nominating Committee determined that the restricted stock will cliff vest on March 16, 2018.
(2)	Amounts shown are the aggregate amounts, to be earned ratably over three annual performance periods.

The senior executives’ performance share opportunity for the first of the three annual performance periods is based on the achievement of the EBITDA targets for fiscal 2015 (giving effect to the Box Office Index) described in the Bonus Program above. Based on our actual 2015 Bonus EBITDA of $135.1 million, and the EBITDA-based bonus payout scale described above, the senior executives earned 104% of their performance share opportunity for the 2015 performance period for these 2015 grants.

In addition, the same performance metrics applied to the 2015 performance period for the performance shares grant made in 2013 and 2014. Accordingly, the senior executives earned 104% of their performance share opportunity for the 2015 performance period for the 2013 and 2014 grants of performance shares.

The shares earned for the 2015 performance period by the senior executives are shown in the table below (and such shares will be issued in 2018):

Name	Performance Shares (2013 Grant) Earned (2015 Performance Period) (#)	Performance Shares (2014 Grant) Earned (2015 Performance Period) (#)	Performance Shares (2015 Grant) Earned (2015 Performance Period) (#)
S. David Passman III	20,800	13,174	9,810
Richard B. Hare	5,339	3,362	2,496
Fred W. Van Noy	7,280	4,750	3,502
Daniel E. Ellis	3,813	2,426	1,838
A. Dale Mayo (1)	—	—	4,290

(1)	Mr. Mayo joined Carmike on August 15, 2014 and therefore did not receive any performance share grants in 2013 and 2014.

Perquisites

We provide limited perquisites to our senior executive officers, including the personal use of an automobile, the personal use of corporate aircraft, club membership dues and life and health insurance premiums and relocation. Information on the aggregate incremental cost to us of providing these benefits and perquisites to the NEOs in 2015 is shown in the Summary Compensation Table below.

Employment Agreements

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Passman effective June 4, 2009, which was amended on March 29, 2010 and April 12, 2012. The employment agreement was restated and amended on May 15, 2013. The agreement sets forth Mr. Passman’s annual base salary, annual bonus and the terms of his June 2009 equity incentive award. For a description of Mr. Passman’s employment agreement, see below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

In connection with Mr. Mayo’s employment as our President, Alternative Programming and Distribution, we entered into an employment agreement with Mr. Mayo effective August 15, 2014, which was amended on March 15, 2016. The agreement sets forth Mr. Mayo’s base salary, 2014 and 2015 annual bonus and 2015 equity incentive awards. On March 15, 2016, Mr. Mayo amended his employment agreement to add a modified cutback provision to address the application of the requirements of Sections 280G and 4999 of the Code. For a description of Mr. Mayo’s employment agreement, see below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Separation Agreements

We have entered into separation agreements with each of Messrs. Van Noy, Hare and Ellis. Our employment agreements with Mr. Passman and Mr. Mayo contain the terms of any potential separation. These agreements provide a range of benefits to the executive if we at any time terminate the executive without cause or if the executive resigns for good reason in anticipation of or during the two-year period following a change in control. For a description of these agreements, see below under “—Potential Payments Upon Termination or Change in Control.” We have entered into these separation agreements as a means to retain our most senior executives, for such circumstances and in connection with such transactions when their services are most critical, by creating a mechanism that helps to eliminate the uncertainties and concerns which may arise in anticipation of or following a change in control. On March 15, 2016, each of Messrs. Van Noy, Hare and Ellis amended each of their separation agreements to add a modified cutback provision to address the application of the requirements of Sections 280G and 4999 of the Code.

Compensation-Related Governance Initiatives

Stock Ownership Guidelines

Our Corporate Governance Guidelines contain stock ownership guidelines applicable to executive officers and non-employee directors. Under the guidelines, the stock ownership goal is determined based on the lesser of a dollar-amount multiple of the executive officer’s base salary, or the non-employee director’s annual cash retainer, or a share-based target, as set forth below.

Position	Share-Based Target	Applicable Multiple
Chief Executive Officer	148,000	6x
Chief Operating Officer	42,500	3x
Chief Financial Officer	37,500	3x
General Counsel	34,000	3x
President, Alternative Programming	30,500	3x
Non-employee directors	13,000	6x

The share-based ownership goal will not change as a result of changes in an individual’s annual cash retainer or base salary or fluctuations in Carmike’s stock price. However, when an individual is appointed to one of the executive officer positions specified above, that individual’s share-based ownership goal will be calculated by multiplying the individual’s base salary by the applicable multiple, dividing the result by the average closing price of Carmike’s common stock during the 200 trading days prior to the date of appointment, and rounding to the nearest 500 shares. The share-based ownership goal to a newly appointed non-employee director is currently fixed at 13,000 shares.

The multiple-based ownership goal will initially be the same as the share-based ownership goal and will then be re-calculated as of December 31 of each year (the computation date of the stock ownership guidelines) by multiplying the individual’s base salary or annual retainer by the applicable multiple and dividing the result by the average closing price of Carmike’s common stock during the 30 trading days prior to the computation date.

The following types of holdings would satisfy the director and executive officer stock ownership requirements:

•	shares purchased on the open market;

•	shares owned outright by the director or executive, or by members of his or her immediate family residing in the same household, whether held individually or jointly;

•	restricted stock and stock-settled restricted stock units received pursuant to our compensation plans, whether or not vested;

•	performance shares earned (whether or not issued); and

•	shares held in trust for the benefit of the director or executive or his or her immediate family, or by a family limited partnership or other similar arrangement.

The Board of Directors recognizes that exceptions to the stock ownership guidelines may be necessary or appropriate in individual cases and the Chair of the Corporate Governance Committee may approve such exceptions from time to time as he or she deems appropriate. In addition, the Board of Directors or the Compensation and Nominating Committee will re-evaluate the stock ownership goals annually and may adjust these goals as they deem appropriate.

All of our executive officers and non-employee directors were in compliance with our stock ownership guidelines as of December 31, 2015.

Equity Holding Period Requirements

Our Corporate Governance guidelines also establish holding period requirements for equity received by executives and non-employee directors pursuant to our equity incentive and director compensation plans. The Board expects each executive officer and non-employee director to hold:

•	50% of the net after-tax portion of restricted stock awards and restricted stock unit awards settled in shares of our common stock, and

•	50% of the net post-exercise and after-tax portion of shares of common stock issued upon exercise of stock option awards granted through our compensation plans.

These holding periods will not apply once the stock ownership guidelines described above have been satisfied.

Incentive-Based Compensation Recoupment (“Clawback”) Policy

We have adopted an incentive-based compensation recovery policy for executive officers. If we are required to file an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover incentive-based compensation (including stock options) from any of our current or former executive officers who received incentive-based compensation during the three-year period preceding the date on which we are required to prepare the accounting restatement. We will seek to recover the excess of the incentive-based compensation paid to the executive officer based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement.

Excise Tax Gross-Up Policy

We are not obligated to provide excise tax gross-up payments to our employees under our existing employment arrangements. In addition, our Compensation and Nominating Committee has approved a policy in which we commit not to provide excise tax gross-up payments in the future.

Hedging, Pledging and Insider Trading Policy

We have implemented a written insider trading compliance policy which includes our policies with respect to hedging, derivatives and margin transactions. We expect our employees, officers and directors not to engage in speculative transactions that are designed to result in profit based on short-term fluctuations in the price of our securities. The insider trading compliance policy prohibits our employees or directors from engaging in hedging, derivative and margin transactions with respect to our securities. It also prohibits our directors and executive officers from pledging our securities (subject to receiving a specific waiver from our Corporate Governance Committee). None of our executive officers or directors holds any stock subject to pledge.

Tax Implications of Executive Compensation

Section 162(m) of the Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which equity-based awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the Compensation and Nominating Committee, and certification by the Committee that performance standards were satisfied. Our annual cash incentive compensation for NEOs is intended to qualify as performance-based.

While the Compensation and Nominating Committee intends to structure incentive compensation for our Chief Executive Officer and other executives as performance-based compensation to the extent practicable, the Committee’s primary focus has been, and will continue to be, on compensating our Chief Executive Officer and other executives on a basis which the Committee determines will most likely best serve our long-term business interests. The extent to which we can deduct the compensation paid to an executive is one of many factors taken into account in making such determination.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)		Total ($)

S. David Passman III President and Chief Executive Officer	2015	770,000	120,120	1,904,024	680,680	(3,396)	408,522	(5)	3,879,950
	2014	740,000	—	1,651,022	552,595	15,715	293,095		3,252,427
	2013	690,000	—	1,409,400	637,043	33,420	271,104		3,109,967

Richard B. Hare Senior Vice President—Finance, Treasurer and Chief Financial Officer	2015	390,000	30,420	484,416	283,140	(3,447)	81,505	(5)	1,266,034
	2014	375,000	—	420,048	244,547	5,694	94,075		1,139,364
	2013	350,000	—	361,746	256,331	12,538	87,827		1,103,442

Fred W. Van Noy Senior Vice President and Chief Operating Officer	2015	440,000	34,320	679,528	297,990	(5,324)	82,398	(5)	1,528,912
	2014	425,000		595,068	216,591	15,435	80,509		1,332,603
	2013	400,000		493,290	225,450	73,451	88,163		1,320,354

Daniel E. Ellis Senior Vice President, General Counsel and Secretary	2015	355,000	83,070	356,584	193,830	(3,169)	79,423	(5)	1,064,738
	2014	340,000	—	303,368	221,978	6,903	78,971		951,220
	2013	312,000	—	258,390	216,801	4,377	88,395		911,163

A. Dale Mayo President—Alternative Programming(6)	2015	300,000	—	555,060	274,800	—	13,426		1,143,286
	2014	112,500	—	—	244,324	—	5,600		362,424
	2013	—	—	—	—	—	—		—

(1)	The value of stock awards equals the fair value at grant date. The value is calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions made in connection with the valuation of these awards are described in Note 12 to the notes to our consolidated financial statements in our 2015 Annual Report on Form 10-K and in Note 10 to the notes to our consolidated financial statements in our 2014 and 2013 Annual Reports on Form 10-K. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. The grant date fair value for the 2015 performance share awards assumed target performance for the full three-year performance period. Assuming maximum performance, the grant date fair value of performance awards would have been $1,428,018, $363,312, $509,646, $267,438 and $416,295 to Messrs. Passman, Hare, Van Noy, Ellis and Mayo, respectively. For a discussion of these awards, see above under “—Compensation Discussion and Analysis.”
(2)	Equals amounts paid to the NEOs pursuant to our cash Bonus Program comprised of (a) the 2015, 2014 and 2013 financial performance bonus payouts, as applicable, and (b) the 2015, 2014 and 2013 operating bonus payouts, as applicable. The 2015 payouts are described in the section titled “—Components of Executive Compensation—Annual Cash Incentive Bonuses— Section 162(m) Performance-Based Program.”

(3)	In July 2013, Carmike adopted a deferred compensation program for the Participating NEOs pursuant to which Carmike pays additional compensation equal to 10% of the individual’s annual cash taxable compensation. Amounts contributed under the deferred compensation program are directed into one or more investment alternatives selected by the participant for corporate-owned life insurance policies that we intend to use to fund our obligation under the deferred compensation program. Earnings on the investments under the deferred compensation program are directed to each participant’s account and are fully vested when earned. The amounts set forth in the table include the earnings on the investments under the deferred compensation program in 2013, 2014 and 2015.

Prior to July 2013 Carmike funded a deferred compensation program for a number of its senior executives, including Messrs. Passman, Hare, Van Noy and Ellis pursuant to which it paid additional compensation equal to 10% of the individual’s annual cash taxable compensation. Carmike directed the additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into trusts for the benefit of each participant. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant. No contributions were made to this program during 2014 and 2015. In November 2014, Carmike dissolved the trusts and all investments held under the plan were distributed to the respective participant. The table above includes the earnings on the assets held in the trust in 2014 and 2013, respectively, and do not include earnings on amounts held in the participants’ individual retirement account.

(4)	The amounts set forth in the “All Other Compensation” column include the following perquisites for 2015: Mr. Passman—$4,488 for group term life insurance premiums, $14,844 for the personal use of a company-provided automobile, $168,583 for the personal use of company aircraft, $73,500 for living expenses ($42,480 net of income taxes), and $15,598 for club membership dues; Mr. Hare—$1,020 for group term life insurance premiums, $8,223 for the personal use of a company-provided automobile and $9,182 for club membership dues; Mr. Van Noy—$3,870 for group term life insurance premiums, $7,741 for the personal use of a company-provided automobile and $5,503 for club membership dues; Mr. Ellis—$1,350 for group term life insurance premiums, $10,725 for the personal use of a company-provided automobile and $9,763 for club membership dues; and Mr. Mayo—$5,026 for group term life insurance premiums and an automobile allowance of $8,400. We calculate the incremental cost of personal use of company aircraft as the actual cost of fuel and oil, prorated amounts of repairs and maintenance, travel, lodging and other expenses for crew, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs and certain other smaller variable costs for each personal trip leg. Fixed costs that would be incurred in any event to operate company aircraft are not included.
(5)	Pursuant to our deferred compensation program in 2015, we contributed the following amounts (representing 10% of the executive’s base salary and cash bonus actually paid during calendar year 2015) for the Participating NEOs, which are included in the “All Other Compensation” column above: Mr. Passman $131,509; Mr. Hare $63,080; Mr. Van Noy $65,284; Mr. Ellis $57,585. For more information about the deferred compensation program, see below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”
(6)	Mr. Mayo joined Carmike on August 15, 2014.

Grants of Plan-Based Awards in 2015*

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
S. David Passman III	3/16/2015	—	—	—	14,150	28,300	42,450	—	952,012
	3/16/2015	—	—	—	—	—	—	28,300	952,012
	—	385,000	770,000	1,155,000	—	—	—	—	—
Richard B. Hare	3/16/2015	—	—	—	3,600	7,200	10,800	—	242,208
	3/16/2015	—	—	—	—	—	—	7,200	242,208
	—	146,250	292,500	491,904	—	—	—	—	—
Fred W. Van Noy	3/16/2015	—	—	—	5,050	10,100	15,150	—	339,764
	3/16/2015	—	—	—	—	—	—	10,100	339,764
	—	165,000	330,000	511,500	—	—	—	—	—
Daniel E. Ellis	3/16/2015	—	—	—	2,650	5,300	7,950	—	178,292
	3/16/2015	—	—	—	—	—	—	5,300	178,292
	—	133,125	266,250	519,188	—	—	—	—	—
A. Dale Mayo	3/16/2015	—	—	—	4,125	8,250	12,375	—	277,530
	3/16/2015	—	—	—	—	—	—	8,250	277,530
	—	150,000	300,000	450,000	—	—	—	—	—

*	Note: Information presented does not give effect to amounts potentially realizable by our NEOs upon consummation of the merger. For information about the amounts that may be realized by our NEOs upon consummation of the merger, see the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger—Merger-Related Compensation” beginning on page [●] of this proxy statement.
(1)	Represents threshold, target and maximum award opportunities payable to each NEO pursuant to the 2015 Cash Bonus Program discussed above under “—Components of Executive Compensation—Annual Cash Incentive Bonuses—Section 162(m) Performance-Based Program.” The amounts presented include both the financial-based bonus opportunity and the operating bonus opportunity.
(2)	On March 16, 2015, the Compensation and Nominating Committee awarded shares of time-based restricted stock units to each NEO. The time-based restricted stock will cliff vest on March 16, 2018.
(3)	In accordance with ASC 718, the fair market value of restricted stock awards on the grant date is calculated using the closing price on the date of the grant as reported on NASDAQ. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. For the 2015 performance shares granted, grant date fair value assumes target performance for the full three-year performance period.
(4)	Represents the target number of performance shares granted in 2015. One-third of the target number of performance shares may be earned in 2015, 2016 and 2017, respectively. Amounts actually earned by the executive are based on the achievement of an EBITDA target for fiscal 2015, 2016 and 2017. Based on our actual 2015 Bonus EBITDA, the senior executives earned 104% of their target performance share opportunity for 2015. Specifically, for 2015, Mr. Passman earned 9,810 shares, Mr. Hare earned 2,496 shares, Mr. Van Noy earned 3,502 shares, Mr. Ellis earned 1,838 shares and Mr. Mayo earned 4,290 shares. Common stock underlying these performance shares will be issued in 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

S. David Passman III Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Passman effective June 4, 2009, which we refer to in this proxy statement as the “commencement date,” which was amended on March 29, 2010 and April 12, 2012. The employment agreement was amended and restated on May 15, 2013. The agreement provides for an initial term of three years which will be automatically extended for one additional year on the second anniversary of the commencement date and for one additional year on each anniversary of the commencement date thereafter unless we, at least ninety days prior to any anniversary date, give written notice to Mr. Passman that there will be no such extension.

The agreement provides that Mr. Passman will receive an annual base salary subject to annual review for adjustment, and will be eligible to receive an annual bonus with a target amount of 50% of base salary (or such higher percentage as the Compensation and Nominating Committee may determine) and a maximum amount of 150% of base salary. Mr. Passman’s base salary for 2015 was $770,000. The actual amount of the annual bonus will be determined by the Compensation and Nominating Committee based upon Mr. Passman’s achievement of bonus goals and our and Mr. Passman’s performance for the relevant year.

Mr. Passman’s employment agreement also contains provisions regarding payments upon a termination or change in control. For a description of these provisions, see below under “—Potential Payments Upon Termination or Change in Control.”

A. Dale Mayo Employment Agreement

In connection with Mr. Mayo’s appointment as our President, Alternative Programming and Distribution, we entered into an employment agreement with Mr. Mayo effective August 14, 2014, which was amended on March 15, 2016. The agreement provides for a term of employment until December 31, 2016.

The agreement provides that Mr. Mayo will receive an annual base salary of $300,000, subject to annual review for adjustment, and will be eligible to receive an annual bonus for 2015 with a target amount of 100% of base salary (or such higher percentage as the Compensation and Nominating Committee may determine) and a maximum amount of 150% of base salary. The actual amount of Mr. Mayo’s 2015 annual bonus was $274,800, as determined by the

Compensation and Nominating Committee based upon Mr. Mayo’s achievement of bonus goals and our and Mr. Mayo’s performance for 2015. With respect to 2015, the agreement also provided that Mr. Mayo would receive a target award of performance shares equal to a maximum amount of 150% of base salary as well as restricted stock units equal to 50% of base salary.

Mr. Mayo’s employment agreement also contains provisions regarding payments upon a termination or change in control. For a description of these provisions, see below under “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2015 Fiscal Year-End*

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
S. David Passman III	200,000	—		8.46	6/4/19	—		—	—		—
	70,000	—		10.92	3/3/20	—		—	—		—
	70,000	—		7.34	3/11/21	—		—	—		—
	—	—		—	—	30,000	(3)	688,200	—		—
	—	—		—	—	18,600	(5)	426,684	—		—
	—	—		—	—	28,300	(8)	649,202	—		—
	—	—		—	—	36,400	(7)	835,016	—		—
	—	—		—	—	10,133	(9)	232,451	—		—
	—	—		—	—	—		—	20,800	(4)	477,152
	—	—		—	—	—		—	25,840	(6)	592,770
	—	—		—	—	—		—	28,677	(10)	657,850
Richard B. Hare	26,666	13,334	(2)	25.95	4/13/17	—		—	—		—
	45,000	—		8.38	7/6/19	—		—	—		—
	25,000	—		10.92	3/3/20	—		—	—		—
	25,000	—		7.34	3/11/21	—		—	—		—
	—	—		—	—	7,700	(3)	176,638	—		—
	—	—		—	—	4,700	(5)	107,818	—		—
	—	—		—	—	7,200	(8)	165,168	—		—
	—	—		—	—	9,343	(7)	214,328	—		—
	—	—		—	—	2,587	(9)	59,346	—		—
	—	—		—	—	—		—	5,339	(4)	122,477
	—	—		—	—	—		—	6,596	(6)	151,312
	—	—		—	—	—		—	7,296	(10)	167,370
Fred W. Van Noy	—	13,334	(2)	25.95	4/13/17	—		—	—		—
	28,000	—		10.92	3/3/20	—		—	—		—
	28,000	—		7.34	3/11/21	—		—	—		—
	—	—		—	—	10,500	(3)	240,870	—		—
	—	—		—	—	6,700	(5)	153,698	—		—
	—	—		—	—	10,100	(8)	231,694	—		—
	—	—		—	—	12,740	(7)	292,256	—		—
	—	—		—	—	3,654	(9)	83,823	—		—
	—	—		—	—	—		—	7,280	(4)	167,003
	—	—		—	—	—		—	9,316	(6)	213,709
	—	—		—	—	—		—	10,235	(10)	234,791

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Daniel E. Ellis	15,000	—	6.23	8/1/21	—		—	—		—
	—	—	—	—	5,500	(3)	126,170	—		—
	—	—	—	—	3,400	(5)	77,996	—		—
	—	—	—	—	5,300	(8)	121,582	—		—
	—	—	—	—	6,674	(7)	153,102	—		—
	—	—	—	—	1,867	(9)	42,829	—		—
	—	—	—	—	—		—	3,813	(4)	87,470
	—	—	—	—	—		—	4,760	(6)	109,194
	—	—	—	—	—		—	5,371	(10)	123,211
A. Dale Mayo	—	—	—	—	—		—	8,415	(10)	193,040

*	Note: Information presented does not give effect to amounts potentially realizable by our NEOs upon consummation of the merger. For information about the amounts that may be realized by our NEOs upon consummation of the merger, see the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger—Merger-Related Compensation” beginning on page [●] of this proxy statement.
(1)	The aggregate market value of shares of restricted stock is determined by multiplying the number of unvested or unearned shares of restricted stock by the closing market price for Carmike’s common stock on December 31, 2015 of $22.94 per share.
(2)	These options will vest when Carmike achieves an increase in the trading price of its common stock equal to 35% above the $25.95 exercise price.
(3)	These shares of restricted stock vest in full on February 28, 2016.
(4)	Represents the target number of performance shares granted in 2013 for the remaining 2015 performance period. One-third of the target number of performance shares were available to be earned in 2013, 2014 and 2015, respectively. Amounts actually earned by the executive are based on the achievement of an EBITDA target for fiscal 2013, 2014 and 2015. Based on actual 2015 Bonus EBITDA, the executives earned 104% of their target performance share opportunity for 2015. Specifically, for 2015, Mr. Passman earned 20,800 shares, Mr. Hare earned 5,339 shares, Mr. Van Noy earned 7,280 shares and Mr. Ellis earned 3,813 shares.
(5)	These restricted stock units vest in full on March 3, 2017.

(6)	Represents the target number of performance shares granted in 2014 for the remaining 2015 and 2016 performance periods. One-third of the target number of performance shares were available to be earned in 2014, 2015, and 2016, respectively. Amounts actually earned by the executive are based on the achievement of an EBITDA target for fiscal 2014, 2015 and 2016. Based on actual 2015 Bonus EBITDA, the executives earned 104% of their target performance share opportunity for 2015. Specifically, for 2015, Mr. Passman earned 13,174 shares, Mr. Hare earned 3,362 shares, Mr. Van Noy earned 4,750 shares and Mr. Ellis earned 2,426 shares.
(7)	Represents the number of performance-based restricted stock awards earned for 2013 performance that were subject to additional time-based vesting requirements. These shares of restricted stock vested in full on February 28, 2016.
(8)	These restricted stock units vest in full on March 16, 2018.
(9)	Represents the number of performance-based restricted stock awards earned for 2014 performance that are subject to additional time-based vesting requirements. These shares of restricted stock vest in full on March 3, 2017.
(10)	Represents the target number of performance shares granted in 2015. One-third of the target number of performance shares may be earned in 2015, 2016, and 2017, respectively. Amounts actually earned by the executive are based on the achievement of an EBITDA target for fiscal 2015, 2016 and 2017. Based on our actual 2015 Bonus EBITDA, the executives earned 104% of their target performance share opportunity for 2015. Specifically, for 2015, Mr. Passman earned 9,810 shares, Mr. Hare earned 2,496 shares, Mr. Van Noy earned 3,502 shares and Mr. Ellis earned 1,838 shares. Common stock underlying these performance shares will be issued in 2018.

Option Exercises and Stock Vested For the Fiscal Year Ended December 31, 2015

Name	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
S. David Passman III	—	—	106,068	3,611,615
Richard B. Hare	—	—	37,200	1,266,660
Fred W. Van Noy	76,666	1,102,155	42,168	1,435,820
Daniel E. Ellis	—	—	34,820	1,185,621
A. Dale Mayo	—	—	—	—

(1)	The value on exercise of stock options is calculated by taking the number of shares acquired upon exercise multiplied by the difference between the exercise price and the closing market price for Carmike’s common stock on the date of the stock option exercise.
(2)	These shares of restricted stock vested on March 15, 2015.
(3)	The value is calculated by multiplying the number of shares of restricted stock by the closing market price for Carmike’s common stock on March 15, 2015, the vesting date, of $34.05.

Pension Benefits in 2015

None of our named executive officers participated in 2015, or currently participates, in a defined benefit plan sponsored by Carmike.

Nonqualified Deferred Compensation for 2015

For a description of Carmike’s deferred compensation arrangements, see above under “Components of Executive Compensation—Deferred Compensation Programs.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions Earned in Last FY ($) (1)	Aggregate Earnings/Losses During Last FY ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
S. David Passman III	—	131,509	(3,396)	—	289,501
Richard B. Hare	—	63,080	(3,447)	—	133,215
Fred W. Van Noy	—	65,284	(5,324)	—	137,762
Daniel E. Ellis	—	57,585	(3,169)	—	123,058
A. Dale Mayo	—	N/A	N/A	N/A	N/A

(1)	These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.
(2)

Under our deferred compensation programs, cash contributions are directed into investment accounts held by Carmike on behalf of each individual. The amounts set forth in this column equal the gains on the assets held in the Participating NEO’s respective investment accounts under the deferred compensation programs during 2015. These amounts are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

The discussion below describes the amounts payable to the NEOs in the event of a termination of the executive’s employment or in connection with a change in control. The amounts shown assume that such termination or change in control was effective as of December 31, 2015, and thus include amounts earned through such time. The amounts described below are estimates of the amounts which would be paid to the executives upon their termination or in connection with a change in control. The actual amounts to be paid can only be determined at the time of such executive’s separation from us or at the time of the applicable change in control. Other than as described below, we have not agreed to pay any other amounts or to provide any other benefits to the NEOs upon termination of their employment with us, including pursuant to death, disability or retirement or in connection with a change in control.

S. David Passman III Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into the Passman employment agreement.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control. If we terminate Mr. Passman without cause (as defined below) or if at any time Mr. Passman resigns for good reason (as defined below) either in anticipation of a change in control (as defined below) or within two years after a change in control:

•	we will pay Mr. Passman two times his base salary (at a rate equal to the highest level of base salary paid to Mr. Passman in the year prior to his termination of employment) and two times his target annual bonus for the calendar year prior to the calendar year in which his termination of employment occurs;

•	any restrictions on outstanding restricted stock grants made prior to January 1, 2013 will immediately expire and Mr. Passman’s right to such restricted stock grants will be non-forfeitable notwithstanding the terms under which such restricted stock grants were granted; and

•	we will continue for 24 months to provide the same health, dental and vision care coverage and life insurance coverage as Mr. Passman was provided under our employee benefit plans, policies and practices on the day prior to his termination, provided, however, Mr. Passman will pay for the cost of such coverage and we will reimburse him for 100% of the cost thereof.

Any separation benefits provided if we terminate Mr. Passman’s employment without cause or if Mr. Passman resigns either in anticipation of a change in control or within two years after a change in control will require Mr. Passman to execute a general release of claims in a form reasonably acceptable to us.

Death or Disability. Under his employment agreement, if Mr. Passman’s employment terminates due to death or disability, all of his options granted prior to May 1, 2013 will become exercisable as of the date his employment terminates and remain outstanding for one year and all of the restrictions on any restricted stock granted to Mr. Passman prior to May 1, 2013 shall expire, and such restricted stock shall become non-forfeitable. Performance-based restricted stock awards will be paid based on actual amounts earned for completed periods and will be prorated for the current period at the target amount.

No Tax Gross-Up. The Passman employment agreement does not contain a tax gross-up for “parachute” excise tax under Section 280G and Section 4999 of the Code.

A. Dale Mayo Employment Agreement

In connection with Mr. Mayo’s appointment as our President, Alternative Programming, we entered into the Mayo employment agreement.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control. If we terminate Mr. Mayo without cause (other than in anticipation of a change in control):

•	we will pay Mr. Mayo his base salary in effect on the day before his employment terminates and $750,000 if such termination occurs on or before December 31, 2015. In the event that such termination occurs during calendar year 2016, we will pay Mr. Mayo his base salary in effect on the day before his employment terminates; and

•	we will continue for 12 months to provide the same health, dental and vision care coverage and life insurance coverage as Mr. Mayo was provided under our employee benefit plans, policies and practices on the day prior to his termination, provided, however, Mr. Mayo will pay for the cost of such coverage and we will reimburse him for 100% of the cost thereof.

If we terminate Mr. Mayo without cause (as defined below) or if at any time Mr. Mayo resigns for good reason (as defined below) either in anticipation of a change in control (as defined below) or within two years after a change in control:

•	we will pay Mr. Mayo two times his base salary in effect on the day before his employment terminates and two times his target annual bonus for the calendar year in which his termination of employment occurs; and

•	we will continue for 18 months to provide the same health, dental and vision care coverage and life insurance coverage as Mr. Mayo was provided under our employee benefit plans, policies and practices on the day prior to his termination, provided, however, Mr. Mayo will pay for the cost of such coverage and we will reimburse him for 100% of the cost thereof.

Any separation benefits provided if we terminate Mr. Mayo’s employment without cause or if Mr. Mayo resigns either in anticipation of a change in control or within two years after a change in control will require Mr. Mayo to execute a general release of claims in a form reasonably acceptable to us. Under his employment agreement, if Mr. Mayo’s employment terminates due to any other reason, Mr. Mayo will be entitled to only compensation earned and all benefits and reimbursements due through the effective date of his termination.

No Tax Gross-Up. The Mayo employment agreement does not contain a tax gross-up for “parachute” excise tax under Section 280G and Section 4999 of the Code.

Executive Separation Agreements

In 2003, we entered into a separation agreement with Fred W. Van Noy, our Senior Vice President and Chief Operating Officer, in 2007 we entered into a separation agreement with Richard B. Hare, our Senior Vice President—Finance, Treasurer and Chief Financial Officer, and in 2011 we entered into a separation agreement with Daniel E. Ellis, our Senior Vice President, General Counsel and Secretary, which we refer to in this proxy statement as the “separation agreements.” In 2008, we made tax-related amendments to the separation agreements with Mr. Hare and Mr. Van Noy. In 2011, we made additional tax-related amendments to our separation agreement with Mr. Van Noy and extended the period in which Mr. Van Noy is entitled to receive health and welfare benefits following his separation from Carmike. In 2013, the separation agreements were amended and restated which primarily related to the treatment of equity awards in connection with certain employment termination events as well as the addition of a target bonus as an additional element of severance in connection with a termination or resignation related to a change in control. For purposes of the following description, we refer to Messrs. Van Noy, Hare and Ellis as the “executives.” We did not enter into a stand-alone separation agreement with Messrs. Passman and Mayo because the terms of any potential separation are contained in their respective employment agreements.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If we terminate the executive without cause (as defined below) he will be entitled to a severance payment equal to two times his base salary, which will be paid in 24 equal monthly installments beginning six months and one day following his termination of employment.

If we terminate the executive without cause (as defined below) or at any time if he resigns for good reason (as defined below), in each case either in anticipation of a change in control (as defined below) or within two years after a change in control, in addition to the severance payment described above, he will also receive a severance payment equal to two times his target bonus, which will be paid in 24 equal monthly installments beginning six months and one day following his termination of employment.

In addition, in connection with any of the termination events described above, all of the restrictions on time-based restricted stock granted to the executive prior to January 1, 2013 shall expire, and the executive’s time-vested restricted stock shall become non-forfeitable as of his termination of employment.

Finally, each executive, excluding Mr. Van Noy, shall be entitled to continued welfare benefits for two years following his termination of employment. Mr. Van Noy shall be entitled to continued welfare benefits for thirty months following his termination of employment.

Death or Disability

Under the separation agreements, if the executive’s employment terminates due to death or disability, all options granted prior to May 1, 2013 will become exercisable as of the date that employment terminates and remain outstanding for one year and all of the restrictions on any restricted stock granted prior to May 1, 2013 shall expire, and such restricted stock shall become non-forfeitable. Performance-based restricted stock awards will be paid based on actual amounts earned for completed periods and will be prorated for the current period at the target amount.

No Tax Gross-Ups

Following the 2011 amendment to Mr. Van Noy’s agreement, none of the separation agreements contain a tax gross-up for “parachute” excise tax under Section 280G and Section 4999 of the Code.

2014 Incentive Stock Plan and Award Agreements

Under the 2014 Incentive Stock Plan, our employees and outside directors and consultants are eligible to receive equity-based awards including incentive stock options, non-incentive stock options, stock appreciation rights, stock grants and stock units.

Under the 2014 Incentive Stock Plan, except as otherwise provided in an award agreement, as of the “change effective date” of a change in control (as defined below), all options and all stock appreciation rights become exercisable, and all stock grants and stock unit grants vest. If required in the agreement effecting a change in control, the Board of Directors can cancel all options, stock appreciation rights, stock grants or stock unit grants after providing holders a reasonable period to exercise options and stock appreciation rights and to take any action necessary to receive stock subject to stock grants or cash payable under stock unit grants. Any grant subject to a performance goal shall vest only with respect to shares earned based on actual results for performance periods completed prior to the change in control and at the target amount for the performance period in which the change of control occurs and for future performance periods.

Under the NEOs’ award agreements for outstanding performance shares:

•	in the case of death or disability, outstanding performance shares will become vested as a result of a “separation from service” (within the meaning of Section 409A of the Code), to the extent of actual results for performance periods completed prior to the separation and at target (on a pro-rated basis) for the performance period in which the separation occurs, and forfeited for performance periods beginning after the separation;

•	in the case of a change in control, outstanding performance share awards will become fully vested:

•	with respect to shares earned based on actual results for performance periods completed prior to the change in control; and

•	at target for the performance period in which the change of control occurs and for future performance periods;

•	in the case of reaching retirement age (which is defined as age 55 with ten years of service or age 60 with five years of service) outstanding performance shares will become vested upon voluntary separation from service or involuntary separation from service, without cause, after reaching retirement age, to the following extent:

•	shares earned based on actual results for performance periods completed prior to the separation will vest;

•	shares earned based on actual results (pro-rated) for the performance period in which the separation occurs will vest; and

•	shares with respect to performance periods beginning after the separation will be forfeited.

Under the NEOs’ award agreements for restricted stock:

•	in the case of death or disability, outstanding restricted stock awards will become fully vested as a result of a “separation from service” (within the meaning of Section 409A of the Code),

•	in the case of a change in control, outstanding restricted stock awards will become fully vested;

•	in the case of reaching retirement age (which is defined as age 55 with ten years of service or age 60 with five years of service) outstanding restricted stock awards will become fully vested upon voluntary separation from service or involuntary separation from service, without cause, after reaching retirement age.

Under the NEOs’ award agreements for outstanding options, such options will become vested upon voluntary termination or involuntary termination without cause after reaching retirement age (which is defined as age 55 with ten years of service or age 60 with five years of service), and will remain exercisable for the shorter of three years or the remaining term of the option.

Potential Payments upon Termination or Change in Control*

NEO/Scenario (1)	Severance ($)	Continuing Benefits ($)	Accelerated Vesting ($)	Total ($)
S. David Passman III
Termination without cause	2,960,000	22,402	—	2,982,402
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	2,960,000	22,402	4,540,973	7,523,375

NEO/Scenario (1)	Severance ($)	Continuing Benefits ($)	Accelerated Vesting ($)	Total ($)
Death or disability	—	—	3,817,606	3,817,606
Change in control (without termination)	—	—	4,540,973	4,540,973
Retirement (2)	—	—	4,540,973	4,540,973
Richard B. Hare
Termination without cause	780,000	33,053	—	813,053
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	1,342,500	33,053	1,186,129	2,561,682
Death or disability	—	—	1,001,829	1,001,829
Change in control (without termination)	—	—	1,186,129	1,186,129
Fred W. Van Noy
Termination without cause	880,000	26,038	—	906,038
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	1,517,500	26,038	1,808,246	3,351,784
Death or disability	—	—	1,549,046	1,549,046
Change in control (without termination)	—	—	1,808,246	1,808,246
Retirement (2)	—	—	1,808,246	1,808,246
Daniel E. Ellis
Termination without cause	710,000	33,713	—	743,713
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	1,220,000	33,713	1,038,838	2,292,551
Death or disability	—	—	904,249	904,249
Change in control (without termination)	—	—	1,038,838	1,038,838
A. Dale Mayo
Termination without cause	1,050,000	34,874	—	1,084,874
Termination without cause or resignation for good reason, in each case in anticipation of a change in control or within two years after a change in control	1,200,000	34,874	423,587	1,465,421
Death or disability	—	—	—	—
Change in control (without termination)	—	—	—	—
Retirement (2)	—	—	423,587	423,587

*	Note: Information presented does not give effect to amounts potentially realizable by our NEOs upon consummation of the merger. For information about the amounts that may be realized by our NEOs upon consummation of the merger, see the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Certain Persons in the Merger—Merger-Related Compensation” beginning on page [●] of this proxy statement.
(1)	This table assumes the termination, resignation and/or change in control occurred as of December 31, 2015, and accelerated vesting amounts are based on our closing stock price of $22.94 per share as of that date.
(2)	Because Mr. Passman, Mr. Van Noy and Mr. Mayo have reached retirement age, as defined above, they will receive accelerated vesting of outstanding options and performance shares under the circumstances described above under “—2014 Incentive Stock Plan and Award Agreements.”

Key Definitions

In the separation agreements and the Passman and Mayo employment agreements, during the two-year period following a change in control, the term “cause” means:

•	the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct which has a material and adverse effect on us;

•	there is any act or omission by the executive involving malfeasance or gross negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission actually has a material and adverse effect on our business;

•	the executive breaches any of the restrictive covenants described below; or

•	the executive violates any provision of our code of conduct if the consequence to such violation clearly would have been a termination of an employee by us.

In the Separation Agreements and the Passman and Mayo employment agreements, prior to a change in control or after the two-year period following a change in control, the term “cause” means:

•	the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct;

•	there is any act or omission by the executive involving malfeasance or negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission is reasonably likely to materially and adversely affect our business;

•	the executive breaches any of the restrictive covenants described below; or

•	the executive violates any provision of our code of conduct if the consequence to such violation ordinarily would be a termination of the employee by us.

In the separation agreements and the Passman and Mayo employment agreements, the term “change in control” means:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•	any person or group (provided further, in the case of Mr. Van Noy’s agreement, that such person is not a signatory to the shareholders’ agreement dated January 31, 2002, which we refer to in this proxy statement as the “stockholders agreement,” or a person or group which acquires stock in a transaction with a signatory to the stockholders agreement) becomes the beneficial owner of 45% or more of the combined voting power of Carmike’s common stock;

•	a majority of our Board of Directors is replaced within a two-year period by directors not approved by 2/3 of the existing Board;

•	our stockholders approve a reorganization, merger, consolidation or share exchange in which we are not the surviving company;

•	our stockholders approve a sale of 50% or more of our assets or business;

•	our stockholders approve the dissolution or liquidation of us; or

•	our stockholders approve our combination with another company, unless following the combination, our stockholders have more than 60% of Carmike’s common stock of the combined company in substantially the same proportions in which they owned our stock.

In the separation agreements and the Passman and Mayo employment agreements, during the two-year period following a change in control, the term “good reason” means:

•	a reduction in the executive’s base salary or a reduction in the executive’s combined opportunity to receive any incentive compensation and bonuses;

•	a reduction in the scope, importance or prestige of the executive’s duties, responsibilities or authority (other than as a result of a mere change in the executive’s title if such change in title is consistent with our organizational structure following a change in control);

•	the transfer of the executive’s primary work site from the executive’s primary work site as of the date of the change in control to a new primary work site which is more than 50 miles from the executive’s then current primary work site (with certain exceptions); or

•	we fail to continue to provide the executive the health and welfare benefits, deferred compensation benefits, executive perquisites and stock option and restricted stock grants that are in the aggregate comparable in value to those provided to the executive immediately prior to the change in control.

In the 2014 Incentive Stock Plan, the term “change in control” means:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•	the acquisition by any person of 30% or more of the voting power for election of our directors;

•	the incumbent members of our Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less;

•	a reorganization, merger, consolidation or share exchange approved by our stockholders whereby Carmike’s common stock is converted into or exchanged for the stock of another corporation;

•	a sale or disposition of 50% or more of our assets;

•	a reorganization, merger, consolidation or share exchange approved by our stockholders, unless our stockholders control the resulting company and retain, with respect to our other stockholders, substantially the same proportion of share ownership that they had in us; or

•	the approval by stockholders of a complete liquidation or dissolution of us.

The “change effective date” for a change in control means, generally, the date of closing for a change in control pursuant to a transaction with a closing date (such as a merger, consolidation, reorganization, share exchange, sale or disposition of assets) or the date of reporting in accordance with applicable law for other changes in control. Until there is a “change effective date” for a change in control, there will be no accelerated vesting of awards. For example, if our stockholders approve a merger, but the merger does not ultimately close, there will be no accelerated vesting of awards.

Restrictive Covenants

For a period of two years following the termination of Mr. Passman, Mr. Hare, Mr. Van Noy, Mr. Ellis or Mr. Mayo pursuant to the terms of the separation agreements, the Passman employment agreement and the Mayo employment agreement, as applicable, the NEOs have agreed not to:

•	for purposes of competing with us, solicit or seek to solicit any of our suppliers with whom the executive had a personal business interaction, at any time during the two years prior to the termination of the executive’s employment;

•	employ or seek to employ any of our employees serving in an executive, managerial, or supervisory capacity during the term of the executive’s employment, with whom the executive had business dealings during the two years prior to the termination of the executive’s employment, unless such employee has ceased to be employed by us for a period of at least one year;

•	use or disclose any trade secret that the executive may have acquired during the term of his employment for so long as such information remains a trade secret; or

•	use or disclose any confidential or proprietary information that the executive may have acquired during the term of, in the course of, or as a result of his employment.

If Carmike breach its obligations to an executive under his separation agreement, to Mr. Passman under the Passman employment agreement or Mr. Mayo under the Mayo employment agreement, the restrictive covenants are removed completely.

Deferred Compensation Program

As described previously, in July 2013 we entered into a deferred compensation program for a number of our senior executives, including the Participating NEOs. Upon a change in control, a successor to us is not obligated to continue making payments under the deferred compensation agreements upon the earlier of a Participating NEO’s termination of employment or the date on which the Participating NEO is eligible for payment under the Participating NEO’s agreement. A Participating NEO, or his beneficiary, is eligible for payment upon the later of the Participating NEO’s separation from service or age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). We will distribute the balance of a participant’s deferred compensation program account attributable to employee contributions upon the participant’s separation from service, whether or not the participant has attained age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). The distribution will be in a lump sum or up to ten installments, as elected by the participant, except that the distribution will automatically be made in a lump sum in the case of a hardship distribution. Participants also may elect in advance to have all or a portion of their own contributions distributed prior to a separation from service upon a designated date, subject to requirements specified in the deferred compensation program. Such distributions may be made in a lump sum or in up to six installments.

For more information about the amounts earned by the Participating NEOs during 2015, see the “All Other Compensation” column in the Summary Compensation Table and in the Nonqualified Deferred Compensation for 2015 table.

PROPOSAL 6: ADVISORY VOTE ON SAY ON PAY

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to in this proxy statement as the “Dodd-Frank Act,” stockholders have the opportunity to vote, on an advisory basis, on the “say on pay” proposal, and provides you, as a stockholder, with the ability to cast a vote with respect to our 2015 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”

As discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis” beginning on page [●] of this proxy statement, the compensation paid to our named executive officers reflects the following principles of our compensation program:

•	attract and retain highly qualified key executives;

•	provide competitive base salaries and cash incentives as well as retirement savings;

•	motivate executives by rewarding performance that supports achievement of financial and operating goals; and

•	encourage employee stock ownership to align employee and stockholder interests.

Although the vote on this say on pay proposal is non-binding, the Compensation and Nominating Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote. The Compensation and Nominating Committee would consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our named executive officers.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board of Directors and will not create or imply any change to or any additional fiduciary duties of the Board of Directors.

Vote Required

Assuming a quorum is present, approval of the say on pay proposal requires the affirmative vote of the holders of a majority of the shares of Carmike common stock that are present at the annual meeting in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the say on pay proposal. Shares not in attendance at the annual meeting will have no effect on the outcome of any vote on the say on pay proposal.

Board Recommendation

The Board of Directors unanimously recommends that Carmike stockholders vote “FOR” the approval, on an advisory basis, of the say on pay proposal.

COMPENSATION OF DIRECTORS

For 2015 and through the 2016 annual meeting, our non-employee directors (other than the non-executive chairman) receive annual cash compensation consisting of a $65,000 retainer. The non-executive Chairman of the Board of Directors receives an annual retainer of $85,000. Members of the Audit Committee (other than the Chairman) receive an annual retainer of $7,500 and the Chairman of the Audit Committee receives an annual $12,500 retainer. The Chairman of the Compensation and Nominating Committee receives an annual $7,500 retainer and the Chair of the Corporate Governance Committee receives an annual retainer of $2,500. Our employees do not receive any additional compensation for serving on the Board of Directors.

For 2015, our non-employee directors receive annual equity compensation in the form of a stock-settled restricted stock unit grant valued at $60,000, issued at each annual meeting of stockholders and vesting in full at our next annual meeting of stockholders. Our non-executive Chairman of the Board receives an additional stock-settled restricted stock unit grant valued at $30,000 issued at each annual meeting of stockholders that vests in full at our next annual meeting of stockholders. Upon their initial election to the Board of Directors, we provide our non-employee directors a one-time grant of stock-settled restricted stock units valued at $22,500, vesting in full on the first anniversary of such director’s election to the Board.

Effective immediately after the 2016 annual meeting, the Compensation and Nominating Committee approved increases in the compensation paid to our committee chairs and members of our Compensation and Nominating Committee. For 2016, the Chairman of the Audit Committee will receive an annual $15,000 retainer, the Chairman of the Compensation and Nominating Committee will receive an annual $10,000 retainer and the Chair of the Corporate Governance Committee will receive an annual retainer of $7,500. Our employees do not receive any additional compensation for serving on the Board of Directors. In addition, effective immediately after the 2016 annual meeting, the dollar value of the stock-settled restricted unit grants to be made to non-employee directors will increase to $80,000.

We reimburse our non-employee directors for reasonable expenses incurred in connection with Board-related activities. These expenses may include meals, lodging and transportation, including the reimbursement for use of corporate aircraft incurred in conjunction with meetings of the Board of Directors or other company business.

Director compensation for 2015 is as follows:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Mark R. Bell (3)	$77,500	$60,000	$137,500
Jeffrey W. Berkman	$65,000	$60,000	$125,000
Sean T. Erwin	$72,500	$60,000	$132,500
James A. Fleming	$65,000	$60,000	$125,000
Roland C. Smith (4)	$92,500	$90,000	$182,500
Patricia A. Wilson (5)	$75,000	$60,000	$135,000

(1)	S. David Passman III, our President and Chief Executive Officer, is not included in this table as he did not receive compensation for his service as a director. The compensation received by Mr. Passman as an employee is shown in the Summary Compensation Table above.
(2)	The amount reflects the grant date fair value of the stock awards. The value is calculated in accordance with ASC 718. The assumptions made in connection with the valuation of these awards are described in Note 12 to the notes to our consolidated financial statements in our 2015 Annual Report on Form 10-K. As of December 31, 2015, each director had outstanding 1,985 unvested restricted stock units, which will vest at our annual meeting. Mr. Smith, as the non-executive Chairman of the Board, had outstanding an additional 993 unvested restricted stock units which will vest at the annual meeting.

(3)	Mr. Bell is the Chairman of the Audit Committee.
(4)	Mr. Smith is the non-executive Chairman of the Board and the Chairman of the Compensation and Nominating Committee.
(5)	Ms. Wilson is the Chair of the Corporate Governance Committee.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

In setting compensation, our Compensation and Nominating Committee considers the risks to our stockholders that may be inherent in our overall compensation program. The Compensation and Nominating Committee has reviewed our compensation policies and practices and concluded that our compensation program is designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and does not encourage executives to take unnecessary or excessive risks.

COMPENSATION COMMITTEE REPORT

The Compensation and Nominating Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on this review and these discussions with management, the Compensation and Nominating Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

By the Compensation and Nominating Committee:
April [●], 2016

Roland C. Smith, Chairman
Jeffrey W. Berkman
James A. Fleming
Patricia A. Wilson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

MARKET PRICE OF CARMIKE

COMMON STOCK AND DIVIDEND INFORMATION

Our common stock trades on NASDAQ under the symbol “CKEC.” As of the record date, there were [●] shares of our common stock outstanding, held by approximately [●] stockholders of record.

The following table sets forth the high and low reported sale prices for our common stock for the periods shown as reported on NASDAQ. No dividends were declared on the Carmike common stock in the periods shown.

	Common Stock
	High	Low
Fiscal year Ended December 31, 2016
First Quarter	[●]	[●]
Fiscal year Ended December 31, 2015	$34.94	$18.93
First Quarter	$34.94	$24.00
Second Quarter	$34.14	$26.09
Third Quarter	$28.61	$18.93
Fourth Quarter	$26.48	$19.67
Fiscal year Ended December 31, 2014	$36.22	$24.83
First Quarter	$32.60	$25.63
Second Quarter	$36.22	$27.67
Third Quarter	$35.49	$30.50
Fourth Quarter	$32.51	$24.83

On March 3, 2016, the last trading day before we publicly announced the execution of the merger agreement, the high and low sale prices for our common stock as reported on NASDAQ were $25.62 and $24.66 per share, respectively, and the closing sale price on that date was $25.11, compared to which the merger consideration represents a premium of approximately 19.5%. On [●], 2016, the last trading day before the date of this proxy statement, the high and low sale prices for our common stock as reported on NASDAQ were $[●] and $[●] per share, respectively, and the closing sale price on that date was $[●].

No cash dividends were paid on our common stock during fiscal year 2015 and 2014. Our ability to pay future cash dividends will depend upon, among other things, our earnings, anticipated expansions, capital requirements, compliance with limitations under our senior secured loan and revolving credit facilities, and our financial condition. Furthermore, under the terms of the merger agreement, we are generally prohibited from declaring, setting aside or paying any dividend or distribution. We do not expect to pay cash dividends in the foreseeable future.

STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR OUR COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as to Carmike’s common stock beneficially owned by each person, other than persons whose ownership is reflected below under “—Security Ownership of Management and Directors,” who is known by us to own, directly or indirectly, more than 5% of the outstanding shares of Carmike’s common stock as of the dates set forth below, and reflects information presented either in each such person’s filings with the SEC or otherwise provided to us. Unless otherwise indicated in the footnotes, all of such ownership is direct and the indicated person or entity has sole voting and dispositive power.

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
Driehaus Capital Management, LLC (2) 25 East Erie Street Chicago, Illinois 60611	1,805,478	7.35%
Mittleman Investment Management, LLC(3) 188 Birch Hill Road Locust Valley, NY 11560	1,752,910	7.1%
BlackRock, Inc (4) 40 East 52nd Street New York, NY 10022	1,622,231	6.6%

(1)	Percent of class is with respect to 24,551,271 outstanding shares of Carmike’s common stock as of March 30, 2016.
(2)	According to a press release issued by Driehaus Capital Management, LLC on March 24, 2016, Driehaus Capital Management, LLC beneficially owns 1,805,478 shares of Carmike’s common stock.
(3)	According to the Schedule 13D/A filed March 21, 2016, by Mittleman Brothers, LLC, which we refer to in this proxy statement as the “Mittleman Brothers,” Master Control LLC, which we refer to in this proxy statement as “Master,” Mittleman Investment Management LLC, which we refer to in this proxy statement as the “MIM” and Christopher P. Mittleman, Mittleman Brothers is the sole member of Master, Master is the sole member of MIM, Mr. Mittleman is the Chief Investment Officer of MIM, and each has sole voting authority and shared dispositive authority over 1,752,910 shares of Carmike’s common stock.
(4)	According to the Schedule 13G/A filed January 26, 2016, BlackRock, Inc. beneficially owns 1,622,231 shares of Carmike’s common stock with sole voting authority power 1,571,464 shares and sole dispositive authority over 1,622,231 shares.

Security Ownership of Management and Directors

Unless otherwise indicated, the following table sets forth certain information known to us regarding the beneficial ownership of Carmike’s common stock as of March 30, 2016 by:

•	our current directors and director nominees;

•	our named executive officers; and

•	all executive officers and directors as a group.

Unless otherwise indicated in the footnotes, all of such ownership is direct and the indicated person has sole voting and dispositive power. The address for the following individuals is: c/o Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901. None of the shares below is subject to pledge.

Name of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
S. David Passman III (2)	616,189	2.51%
Richard B. Hare (3)	191,810	*
Fred W. Van Noy (4)	185,000	*
Daniel E. Ellis (5)	83,181	*
A. Dale Mayo	90,082	*
Jeffrey W. Berkman (6)	23,959	*
Mark R. Bell (7)	16,388	*
Sean T. Erwin (8)	11,312	*
James A. Fleming (9)	26,059	*
Roland C. Smith (10)	43,864	*
Patricia A. Wilson (11)	28,809	*
All directors and executive officers as a group (14 persons) (12)	1,370,732	5.58%

*	Indicates less than 1%.
(1)	Percent of class is with respect to 24,551,271 outstanding shares of Carmike’s common stock as of March 30, 2016. In computing the percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days of March 30, 2016 by the exercise of options or the vesting of stock awards. These shares, however, are not counted in computing the percentage of ownership of any other person.
(2)	Includes options to purchase 340,000 shares, vested or vesting within 60 days of March 30, 2016.
(3)	Includes options to purchase 121,666 shares, vested or vesting within 60 days of March 30, 2016.
(4)	Includes options to purchase 56,000 shares, vested or vesting within 60 days of March 30, 2016.
(5)	Includes options to purchase 15,000 shares, vested or vesting within 60 days of March 30, 2016.
(6)	Includes options to purchase 5,000 shares and 1,985 restricted stock units vested or vesting within 60 days of March 30, 2016.

(7)	Includes 1,985 restricted stock units vesting within 60 days of March 30, 2016.
(8)	Includes 1,985 restricted stock units vesting within 60 days of March 30, 2016.
(9)	Includes 1,985 restricted stock units vesting within 60 days of March 30, 2016.
(10)	Includes 2,978 restricted stock units vesting within 60 days of March 30, 2016.
(11)	Includes 1,985 restricted stock units vesting within 60 days of March 30, 2016.
(12)	Includes options to purchase 559,000 shares, vested or vesting within 60 days of March 30, 2016 and 12,903 restricted stock units vesting within 60 days of March 30, 2016.

CERTAIN RELATIONSHIPS AND RELATED-PERSONS TRANSACTIONS

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related party transactions. Although we have not entered into any related party transactions during 2015, if we were to do so, any such transaction would need to be reviewed and approved by our Audit Committee. A report is made to our Audit Committee annually by our management and our independent auditor disclosing any known related party transactions. No reportable transactions occurred since January 1, 2015.

COMPENSATION AND NOMINATING COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation and Nominating Committee are Messrs. Smith, Berkman and Fleming and Ms. Wilson. None of the members of the Compensation and Nominating Committee during 2015 has ever been one of our officers or employees. In addition, none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or on the Compensation and Nominating Committee.

OTHER MATTERS

As of the date of this proxy statement the Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

EQUITY COMPENSATION PLANS

The following table presents information as of December 31, 2015 about Carmike’s common stock that may be issued upon the exercise of outstanding options, warrants and rights under our 2014 Incentive Stock Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2014 Incentive Stock Plan (1)	623,334	11.12	1,116,804
Equity compensation plans not approved by stockholders	None	None	None

Total	623,334		1,116,804

(1)	As of December 31, 2015, of the 1,116,804 shares remaining available for future grant under the 2014 Incentive Stock Plan, all were available for grant as stock grants.

STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any of our stockholder meetings that occur after completion of the merger. However, if the merger is not completed, or if Carmike is otherwise required to do so under applicable law, we will continue to hold annual meetings of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to Carmike as set forth below.

Rule 14a-8 Proposals for Carmike’s 2017 Proxy Statement

Any stockholder of Carmike who wishes to present a proposal at the 2017 annual meeting of stockholders of Carmike and who wishes to have such proposal included in Carmike’s proxy statement for that meeting must deliver the proposal to Carmike’s Corporate Secretary not later than [●]. Carmike reserves the right to decline to include in Carmike’s proxy statement any stockholder proposal that does not comply with the rules of the SEC for inclusion therein.

Stockholder Proposals of Business at an Annual Meeting

Under our by-laws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting, outside the processes of Rule 14a-8, if the stockholder is:

•	a stockholder of record on the record date for determining stockholders entitled to vote at the annual meeting;

•	a stockholder of record on the date the stockholder gives notice of the proposal to our Corporate Secretary; and

•	entitled to vote at the meeting.

In addition, the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our by-laws, our Corporate Secretary must receive written notice of a proposal for business at the 2017 annual meeting between [●] and [●], provided however, if and only if the 2017 annual meeting is not scheduled to be held between [●] and [●], such stockholder’s notice must be delivered to our Corporate Secretary by the later of:

•	the tenth day following the date of the public announcement (as defined in our by-laws) of the date of the 2017 annual meeting; or

•	90 days prior to the date of the 2017 annual meeting.

The advance notice of the proposal must contain certain information specified in our by-laws, including information concerning the proposal and the stockholder proponent, and the stockholder must update and supplement that information:

•	as of, and within five business days of, the record date for the 2017 annual meeting; and

•	as of ten business days prior to the 2017 annual meeting and not later than eight business days prior to the annual meeting.

The foregoing description is only a summary of the requirements of our by-laws. Stockholders intending to submit a proposal of business at the 2017 annual meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our by-laws, which were filed with the SEC as an exhibit to a Form 8-K on January 22, 2009.

Stockholder Nominations of Directors at an Annual Meeting

Stockholders may nominate directors for election at an annual meeting without consideration by the Compensation and Nominating Committee by complying with the eligibility, advance notice and other provisions of our by-laws. Under our by-laws, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is:

•	a stockholder of record on the record date for determining stockholders entitled to vote at the annual meeting;

•	a stockholder of record on the date the stockholder gives notice of the nomination to our Corporate Secretary; and

•	entitled to vote at the meeting.

The stockholder also must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our by-laws, our Corporate Secretary must receive written notice of a nomination for election of a director at the 2017 annual meeting between [●] and [●], provided however, if and only if the 2017 annual meeting is not scheduled to be held between [●] and [●], such stockholder’s notice must be delivered to our Corporate Secretary by the later of:

•	the tenth day following the date of the public announcement (as defined in our by-laws) of the date of the 2017 annual meeting; or

•	90 days prior to the date of the 2017 annual meeting.

The advance notice of the nomination must contain certain information specified in our by-laws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information:

•	as of, and within five business days of, the record date for the 2017 annual meeting; and

•	as of ten business days prior to the 2017 annual meeting and not later than eight business days prior to the annual meeting.

The foregoing description is only a summary of the requirements of our by-laws. Stockholders intending to submit a nomination for the 2017 annual meeting must comply with the provisions specified in our by-laws, which were filed with the SEC as an exhibit to a Form 8-K on January 22, 2009.

In order for proposals submitted outside the processes of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the deadline date for stockholder proposals determined pursuant to our by-laws, as described above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Carmike’s directors and executive officers, and persons who beneficially own more than 10% of any class of Carmike’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Carmike’s common stock and other equity securities of Carmike. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Carmike with copies of all Section 16(a) reports they file. To Carmike’s knowledge, based solely on a review of the copies of such reports furnished to Carmike and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 2015.

Contact Information

Stockholder proposals and nominations should be sent to:

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Attention: Corporate Secretary

Stockholder Communications with the Board of Directors

The independent members of Carmike’s Board of Directors have adopted a formal process by which stockholders may communicate with the Board of Directors. Stockholders who wish to communicate with the Board of Directors as a group, our non-executive Chairman or the non-management directors as a group may do so by sending written communications addressed to: Corporate Secretary of Carmike Cinemas, Inc., Attention: Board of Directors, 1301 First Avenue, Columbus, Georgia 31901. This information is also contained on Carmike’s website at www.carmike.com.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the proxy card or voting over the internet or by telephone.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

Stockholders may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Carmike through our Investor Relations website and the “SEC Filings” tab therein. The website address is www.carmikeinvestors.com. The information provided on or accessible through Carmike’s website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Carmike’s website provided in this proxy statement. You may also send a written request to our Corporate Secretary at Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901, Attn: Corporate Secretary, or request materials by calling the Corporate Secretary at (706) 576-3400.

A list of stockholders will be available for inspection by stockholders of record at our executive offices at 1301 First Avenue, Columbus, Georgia 31901, during ordinary business hours for ten days prior to the date of the annual meeting and will be available for review at the annual meeting or any adjournment or postponement thereof.

The SEC allows us to “incorporate by reference” information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the annual meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016; and

•	our Current Reports on Form 8-K filed with the SEC on March 3, 2016, March 16, 2016 and March 29, 2016.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Carmike Cinemas, Inc.

Attn: Corporate Secretary

1301 First Avenue

Columbus, Georgia 31901

Telephone number: (706) 576-3400

You may also obtain documents incorporated by reference by requesting them by telephone from Innisfree M&A Incorporated, our proxy solicitation firm, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833. Documents should be requested by [●], 2016 in order to receive them before the annual meeting. You should be sure to include your complete name and address in your request.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Carmike since the date of this proxy statement or that the information herein is correct as of any later date.

AMC and Merger Sub have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning AMC and Merger Sub.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [●]. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, if there is any material change in any of the information previously disclosed, we will, where relevant and to the extent required by applicable law, update such information through a supplement to this proxy statement.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

March 3, 2016

Among

Carmike Cinemas, Inc.,

AMC Entertainment Holdings, Inc.

and

Congress Merger Subsidiary, Inc.

Exhibit A – Surviving Corporation Certificate of Incorporation

Exhibit B – Surviving Corporation Bylaws

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is dated as of March 3, 2016, among Carmike Cinemas, Inc., a Delaware corporation (the “Company”), AMC Entertainment Holdings, Inc., a Delaware corporation (“Parent”), and Congress Merger Subsidiary, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Subsidiary”). The Company, Parent and Merger Subsidiary are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H :

WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have approved the execution of this Agreement and the transactions contemplated hereby and declared it advisable that the respective stockholders of the Company and Merger Subsidiary approve and adopt this Agreement pursuant to which, among other things, Parent will acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement (i) in effect on the date hereof, or (ii) that contains provisions that are substantially comparable in the aggregate to those contained in the Confidentiality Agreement; provided that such confidentiality agreement may contain a less restrictive or no standstill restriction and, if entered into after the date hereof, shall not restrict the Company or its Representatives from complying with its disclosure obligations under Section 6.04 of this Agreement.

“Acquisition Proposal” means, other than with respect to the transactions contemplated by this Agreement or any other transaction involving Parent and the Company, any offer, proposal or indication of interest relating to (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries, assets of the Company and its Subsidiaries representing 20% or more of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries, or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a Third Party’s beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, or (iii) a merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; provided, however, that with respect to Parent, Affiliate shall not include Parent’s controlling stockholder or any of its Affiliates (other than Parent or any of its Controlled Affiliates).

“Antitrust Action” means (i) any divestiture, license, hold separate (including by trust or otherwise) of any businesses or assets of any Party or its respective Affiliates, or (ii) any other commitment of any Party or any of its respective Affiliates to take any action that limits any freedom of action with respect to such Party or its Affiliates’ ability to retain, operate, manage, govern or influence any of their respective businesses or assets.

“Applicable Law” means, with respect to any Person, any federal, state, local or non-U.S. law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar legal requirement enacted, adopted or promulgated by a Governmental Authority that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Circumstance” means any event, change, occurrence, condition, development, state of facts, or circumstance.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of September 30, 2015 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2015.

“Company Balance Sheet Date” means September 30, 2015.

“Company Disclosure Letter” means the disclosure letter, dated the date hereof, regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company Employee” means, at any specified time, a current or former employee of the Company or any of its Subsidiaries.

“Company Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) employment, severance, change in control, transaction bonus, retention or other similar agreement or plan, or (iii) other plan, agreement or arrangement providing for compensation, bonuses, equity or equity-based compensation or other forms of incentive or deferred compensation, fringe benefits, vacation or paid time off benefits perquisites, disability or sick leave benefits, supplemental unemployment benefits or post-employment or retirement benefits, in each case, (A) for the benefit of any Company Employee or current or former member of the Company’s Board of Directors and (B) (1) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its ERISA Affiliates or (2) with respect to which the Company might have any liability.

“Company Material Adverse Effect” means a material adverse effect on (i) the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement, in each case, excluding any effect resulting from any Circumstance involving, resulting from, relating to or with respect to (A) changes in GAAP or any other accounting requirements applicable to the industry in which the Company or any of its Subsidiaries operates, (B) financial, securities, debt or financing markets or general economic or political conditions, (C) the industry in which the Company or any of its Subsidiaries operate, (D) changes in Applicable Law of general applicability to companies in the industry in which the Company or any of its Subsidiaries operate, or any official interpretation thereof by a Governmental Authority, (E) acts or declarations of war or other armed hostilities, sabotage, terrorism (including cyber-terrorism or cyber-attacks) or natural disasters or weather-related events or conditions, (F) the execution and delivery of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement or the identity of, or any facts or circumstances relating to, Parent, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers or other Third Parties by this Agreement, (G) any failure by the Company or any of its Subsidiaries to meet any internal or published estimates, budgets, projections, forecasts or predictions of financial performance for any period, including as a result of any failure of the Company or any of its Subsidiaries to realize the anticipated benefits of any business-related launch, initiative or roll-out (it being agreed that the underlying cause of any such failure described in this clause (G), unless expressly excluded by another clause of this definition, may be considered in determining whether or not a Company Material Adverse Effect has occurred), (H) any action taken (or omitted to be taken) at the written request, or with the written consent, of Parent or Merger Subsidiary, (I) the price and/or trading volume of the Company Stock on NASDAQ or any other market in which such securities are quoted for purchase and sale, (J) any action taken by Parent, the Company, any of their respective Subsidiaries or Affiliates, or any Wanda Group Party that is required, contemplated or permitted pursuant to this Agreement (including pursuant to Section 8.01), including any actions required under this Agreement to obtain any approval or authorization under antitrust, competition, trade regulation, or other Applicable Laws for the consummation of the Merger, or (K) any litigation, action, suit, proceeding or investigation made or brought by any of the stockholders of the Company (on their own behalf or on behalf of the Company) that assert allegations of a breach of fiduciary duty relating to this Agreement, violations of securities laws in connection with the Company Proxy Statement or otherwise arising out of any of the transactions contemplated by this Agreement; provided, in the case of clauses (A), (B), (C), (D)

and (E), such Circumstances may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such Circumstance has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate.

“Company Stock” means the common stock, $0.03 par value, of the Company.

“Company Stock Plans” means the Carmike 2004 Incentive Stock Plan and the Carmike 2014 Incentive Stock Plan.

“Compliant” means, with respect to the Required Financial Information, that (i) such Required Financial Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Financial Information, taken as a whole, in light of the circumstances under which the statements contained in the Required Financial Information are made, not materially misleading, (ii) such Required Financial Information is, and remains throughout the Marketing Period, compliant in all material respects with all applicable requirements of Regulation S-X and Regulation S-K under the 1933 Act for offerings of debt securities on a registration statement on Form S-3 and (iii) the Company’s auditors have not withdrawn any audit opinion with respect to any financial statements contained in the Required Financial Information.

“Confidentiality Agreement” means the confidentiality agreement, dated October 23, 2014, among the Company, Parent, Wanda America Investment Holding Co. Ltd. and Dalian Wanda Group Co., Ltd., as amended January 20, 2016.

“Control” or “Controlled” ” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Debt Financing Documents” means the definitive credit documentation required to be executed and delivered as a condition to the consummation of the Financing to be provided pursuant to the Debt Commitment Letters, including: all (i) credit agreements, loan documents, purchase agreements, underwriting agreements, indentures, debentures, notes, intercreditor agreements and security documents pursuant to which the Financing will be governed or otherwise contemplated by the Debt Commitment Letters, (ii) officer, secretary, solvency and perfection certificates, legal opinions, and resolutions contemplated by the Debt Commitment Letters, and (iii) agreements, documents or certificates that facilitate the creation of Liens securing the Financing as required by the Debt Commitment Letters.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Environment” means the air (including ambient or indoor air), soil, sediments, water (including surface waters, groundwater, streams, and water in drains), land (including surface or subsurface), plant or animal life, or natural resources.

“Environmental Laws” means Applicable Law, or any agreement with any Governmental Authority, pertaining to, regulating, relating to, or imposing liability, standards or obligations of conduct concerning (i) pollution or protection of human health or the Environment or (ii) generation, handling, treatment, storage, disposal, transportation, manufacture, processing, distribution, use, threatened Release, or Release of Hazardous Substances.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals, grants, registrations, exemptions, exceptions, variances, and other similar authorizations of Governmental Authorities relating to or required by an Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity that, together with the first entity, would be treated as a single employer under Section 414 of the Code.

“Executive Officer” has the meaning specified in Rule 3b-7 under the 1934 Act.

“Existing Credit Facility” means that certain Credit Agreement, dated as of April 30, 2013, by and among the Parent, the lenders and issuers thereto, Citicorp North America, Inc., as agent, and the other agents and arrangers party thereto, as amended by that certain First Amendment to Credit Agreement, dated as of December 11, 2015, and all Loan Documents (as defined therein) related thereto.

“Financing Sources” means the financial institutions party to the Debt Commitment Letters, including, to the extent permitted under Section 8.03(a), the parties to any joinder agreements or amendments entered into in connection therewith, and the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Subsidiaries, members, managers, general or limited partners or assignees of such lenders (and alternative debt financing sources) and/or their respective Subsidiaries, successors and assigns.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Hazardous Substance” means any substance, pollutant, contaminant, material, waste, or chemical that is (i) regulated pursuant to any Environmental Law, (ii) defined or treated under any Environmental Law as a “pollutant,” “contaminant,” “hazardous constituent,” “solid waste,” “toxic substance,” “special waste,” “toxic waste,” “hazardous substance,” “hazardous waste,” “hazardous material,” or (iii) asbestos or asbestos containing materials, lead, polychlorinated biphenyls, petroleum or petroleum products, urea formaldehyde foam insulation, and radon gas.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all (i) trademarks, service marks, trade names, domain names, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary brand names, logos, corporate names, certification marks, trade dress, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, (ii) inventions and discoveries, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations-in-part and renewal applications), and any renewals, reexaminations, extensions or reissues thereof, in any jurisdiction, (iii) copyrightable works of authorship, mask works and any and all copyright rights, whether registered or not (including such rights in software); and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, (iv) Trade Secrets, (v) moral rights, database rights, shop rights, design rights, industrial property rights, publicity rights and privacy rights and (vi) any similar proprietary rights.

“Intervening Event” means any event, change, effect, development, state of facts, condition, circumstance or occurrence that was not known to the Board of Directors of the Company on the date of this Agreement (or, if known, the consequences of which were not known to the Board of Directors of the Company as of the date of this Agreement), which event, change, effect, development, state of facts, condition, circumstance or occurrence (or the consequences thereof) becomes known to the Board of Directors of the Company before receipt of the Company Stockholder Approval; provided that in no event will the receipt, existence of, or terms of any Acquisition Proposal, or any inquiry relating thereto, constitute an Intervening Event.

“IT Assets” means computers, computer software, firmware (including software delivered on a cloud computing or software as a service basis), middleware, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines, and all other information technology infrastructure and equipment, and all associated Trade Secrets documentation, owned, licensed or leased by the Company or its Subsidiaries for information technology operations (excluding any public networks and any and all cinema video projection or display systems, cinema sound systems and cinema motion seating systems).

“knowledge” means (i) with respect to the Company, the actual knowledge after reasonable inquiry of the individuals listed on Section 1.01(a) of the Company Disclosure Letter and (ii) with respect to Parent, the actual knowledge after reasonable inquiry of the individuals listed on Section 1.01(a) of the Parent Disclosure Letter.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other similar adverse claim in respect of such property or asset.

“Marketing Period” means the first period of (x) prior to the date of delivery of the Required Financial Information with respect to the fiscal quarter ending September 30, 2016, at least fifteen (15) consecutive Business Days after the date of this Agreement or (y) on or after such date of delivery, at least eight (8) consecutive Business Days after the date of this Agreement, (i) commencing on the first Business Day after Parent has received the Required Financial Information in Compliant form; provided, that if the Company shall in good faith reasonably believe it has provided the Required Financial Information the Company may deliver to Parent a written notice to that effect, in which case the Company shall be deemed to have complied with clause (i) above unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial Information and, within three (3) Business

Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Financial Information that the Company has not delivered), and (ii) throughout which nothing has occurred and no condition exists that has caused the conditions set forth in Section 9.02(a) or (b) (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions at Closing) to fail to be satisfied, in each case, assuming the Closing were to be scheduled for any time during such period; provided, however, that (i) for purposes of calculating such period, July 4, 2016, November 24, 2016 and November 25, 2016 shall be disregarded as Business Days, (ii) to the extent such period has not been completed on or prior to August 23, 2016, such period shall not be deemed to have commenced prior to September 5, 2016 and (iii) to the extent such period has not been completed on or prior to December 20, 2016, such period shall not be deemed to have commenced prior to January 2, 2017 and the Marketing Period shall end on the date the Financing is consummated if such date is prior to the end of an applicable period. Notwithstanding the foregoing, the “Marketing Period” shall not commence and shall be deemed not to have commenced if, during or prior to the completion of such period (a) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any audited financial statements in the Company Financial Statements, in which case the Marketing Period shall not be able to commence until a new audit opinion is issued with respect to the audited financial statements in the Company Financial Statements for the applicable periods by Deloitte & Touche LLP or another independent public accounting firm reasonably acceptable to Parent, (b) the Company indicates its intent to restate any financial statements or other financial information included in the Required Financial Information, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended or the Company has provided written notice to Parent or otherwise publicly announced that it has concluded that no restatement shall be required, and the requirements in clauses (a) and (b) above would be satisfied throughout and on the last day of such period or (c) the Required Financial Information is not Compliant throughout and on the last day of such period (it being understood, for the avoidance of doubt, that if at any time during the Marketing Period the Required Financial Information provided on the first day of the Marketing Period ceases to be Compliant, then the Marketing Period shall be deemed not to have commenced).

“MOFCOM” means the Ministry of Commerce of the PRC as well as its local counterpart in Dalian, Liaoning province of the PRC.

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“NASDAQ” means the NASDAQ Global Market.

“NDRC” means the National Development and Reform Commission of the PRC as well as its local counterpart in Dalian, Liaoning province of the PRC.

“NYSE” means the New York Stock Exchange.

“Parent Class A Common Stock” means the class A common stock, $0.01 par value, of Parent.

“Parent Class B Common Stock” means the class B common stock, $0.01 par value, of Parent.

“Parent Disclosure Letter” means the disclosure letter, dated the date hereof, regarding this Agreement that has been provided by Parent to the Company.

“Parent Employee” means, a current employee of Parent or any of its Subsidiaries.

“Parent Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) employment, severance, change in control, transaction bonus, retention or other similar agreement or plan, or (iii) other plan, agreement or arrangement providing for compensation, bonuses, equity or equity-based compensation or other forms of incentive or deferred compensation, fringe benefits, vacation or paid time off benefits perquisites, disability or sick leave benefits, supplemental unemployment benefits or post-employment or retirement benefits, in each case, (A) for the benefit of any Parent Employee and (B)(1) that is sponsored, maintained, administered, contributed to or entered into by Parent or any of its ERISA Affiliates or (2) with respect to which Parent might have any liability.

“Parent Material Adverse Effect” means a material adverse effect on the ability of Parent and its Subsidiaries to consummate the transactions contemplated by this Agreement.

“Parent SEC Documents” means all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by Parent to the SEC since January 1, 2014, together with any exhibits and schedules thereto and other information incorporated therein.

“Permitted Lien” means (i) any Lien for Taxes or other governmental charges or assessments not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (ii) mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary course of business consistent with past practice or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (iii) Liens imposed or promulgated by Applicable Law or any Governmental Authority with respect to real property, including zoning, building or similar restrictions, excluding any Liens created by or on account of the violation of any of the foregoing, (iv) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (v) utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, rights of way (whether recorded or unrecorded), restrictions, declarations, covenants, conditions, defects and other Liens that do not individually or in the aggregate materially interfere with the present occupancy or use of the respective Company Owned Real Property or Leased Real Property or otherwise materially impair the business operations of the Company and its

Subsidiaries, (vi) matters disclosed by any existing title insurance policies or title reports, when copies of the same have been made available to Parent, (vii) non-exclusive licenses granted by the Company or any of its Subsidiaries in the ordinary course of business for Intellectual Property owned by the Company or any of its Subsidiaries, (viii) any other mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or title matter or encumbrance of any kind in respect of such asset that does not materially interfere with the Company’s use of such asset in the ordinary course of business, and (ix) Liens set forth on Section 1.01(b) of the Company Disclosure Letter.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“PRC” means the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

“Previously Disclosed by Parent” means disclosed by Parent in the Parent Disclosure Letter.

“Previously Disclosed by the Company” means disclosed by the Company (i) in the Company Disclosure Letter, or (ii) prior to the execution of this Agreement in the Company SEC Documents.

“Proscribed Theatres” means those theatres set forth on Section 1.01(c) of the Company Disclosure Letter.

“Regulatory Material Adverse Effect” means any divestiture, license or hold separate of:

(i) any theatres of the Company, Parent or any of their respective Affiliates required by any Governmental Authority pursuant to Section 8.01(e) that would result in the loss of adjusted theatre-level cash flows (determined in accordance with the financial information provided by the Parties on or prior to the date hereof) for the twelve months ended December 31, 2015 in excess of Twenty-Five Million Dollars ($25,000,000) in the aggregate (the “Theatre Asset Threshold”); provided that the sale of any Proscribed Theatres shall not be counted towards the Theatre Asset Threshold for purposes of determining the occurrence of any Regulatory Material Adverse Effect; provided, further, that, if, in any geographic area, region, or market, any Governmental Authority, pursuant to Section 8.01(e), provides Parent with the ability to select among the theatres of the Company and its Affiliates or Parent and its Affiliates, respectively, to be divested, licensed or held separate, then the theatre with the lowest adjusted theatre-level cash flow (determined in accordance with this clause (i)) in such geographic area, region, or market, shall be deemed to have been divested, licensed, or held separate for purposes of determining the occurrence of any Regulatory Material Adverse Effect due to the divestiture, license or hold separate of theatres in excess of the Theatre Asset Threshold; provided, further, that if Parent or its Affiliates acquire any theatre following the date of this Agreement (a “Newly Acquired Theatre”), then the adjusted theatre-level cash flow of (A) such Newly Acquired Theatre, or (B) any other theatre of the Company, Parent, or their respective Affiliates in the geographic area, region, or market of such Newly Acquired Theatre that is required to be divested, licensed, or held separate shall not be counted towards the Theatre Asset Threshold for purposes of determining the occurrence of any Regulatory Material Adverse Effect if such requirement to divest, license or hold separate is reasonably related to such acquisition of a Newly Acquired Theatre, or

(ii) any non-theatre assets of the Company, Parent, or any of their respective Affiliates required by any Governmental Authority pursuant to Section 8.01(e) with an aggregate net book value (determined by reference to the most recent financial statements set forth in the Company SEC Documents or Parent SEC Documents, as applicable, prior to the date hereof) in excess of Twenty Million Dollars ($20,000,000); provided that if any Governmental Authority, pursuant to Section 8.01(e), provides Parent with the ability to select among non-theatre assets owned by the Company and its Affiliates or Parent and its Affiliates, respectively, to be divested, licensed or held separate, then for each selection of non-theatre assets permitted by the Governmental Authority, the non-theatre assets with the lowest net book value shall be deemed to have been divested, licensed or held separate for purposes of determining the occurrence of any Regulatory Material Adverse Effect.

“Release” means any release, spill, leak, emission, deposit, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposing, dumping, dispersion or migration of Hazardous Substances into, under, above, onto or from the Environment.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives.

“Required Financial Information” means (i) all financial and other information regarding the Company and its Subsidiaries to the extent required under the Debt Commitment Letters in order for Parent to complete and deliver (A) a customary confidential information memorandum (other than the portions thereof customarily provided by financing or other sources) to syndicate the Financing under the Debt Commitment Letters and (B) a customary offering document relating to an offering of high-yield debt securities under Rule 144A of the 1933 Act (other than the portions thereof customarily provided by investment banks or their counsel) and (ii) all financial and other information of the Company and its Subsidiaries required by paragraphs 4, 5 and 6 of Exhibit D to the Debt Commitment Letters; in each case of the foregoing subclauses (i) and (ii), provided that, for the avoidance of doubt, the Company’s obligations with respect to information related to post-Closing pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any pro forma financial information or projections shall be limited to providing Parent with the information regarding the Company and its Subsidiaries that is (x) reasonably necessary in order for Parent to produce such pro forma financial information or projections and (y) requested by Parent in writing no later than ten (10) Business Days prior to the filing by the Company of the relevant financial statements on Form 10-K and Form 10-Q.

“SAFE” means the State Administration of Foreign Exchange of the PRC as well as its applicable local counterpart.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means a bona fide, written Acquisition Proposal for at least a majority of the outstanding shares of Company Stock or more than 50% of the consolidated assets of the Company and its Subsidiaries (or assets of the Company and its Subsidiaries representing more than 50% of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries) that the Board of Directors of the Company determines in good faith, after considering the advice of its outside counsel and a financial advisor of nationally recognized reputation, (i) is reasonably likely to be consummated in accordance with its terms, and (ii) taking into account all relevant factors (including the legal, financial and regulatory aspects of the proposal and the party making the proposal), if consummated, would result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than as provided hereunder (including any revisions to the terms of this Agreement contemplated by Section 6.04(f)).

“Tax” means (i) any tax or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee and (ii) in the case of any Person, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any Tax Sharing Agreement, as a result of which liability of such Person to a Taxing Authority is determined or taken into account with reference to the activities of any other Person.

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) legally binding on a Person that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent, the Merger Subsidiary or the Company, and their respective Affiliates.

“Trade Secrets” means trade secrets and other proprietary and confidential information that provides the Company or any of its Subsidiaries with a competitive advantage and is maintained in confidence, including know how, and rights in any jurisdiction to limit the use or disclosure thereof by any Person.

“Ultimate Parent Entity” has the meaning set forth in 16 Code of Federal Regulations 801.1(a)(3).

“Wanda Group Parties” means Beijing Wanda Culture Industry Group Co., Ltd. and its Controlled Affiliates.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.04
Agreement	Preamble
Alternative Acquisition Agreement	6.04
Antitrust Laws	8.01
Approvals	8.01
Bankruptcy and Equity Exception	4.02
Certificate	2.02
Closing	2.01
Closing Date	2.01
Collective Bargaining Agreement	4.20
Company	Preamble
Company Board Recommendation	4.02
Company Financial Statements	4.08
Company Material Contract	4.22
Company Owned Real Property	4.14
Company Performance Shares	2.05
Company Permits	4.12
Company Preferred Shares	4.05
Company Proxy Statement	4.09
Company Restricted Shares	2.05
Company Restricted Stock Units	2.05
Company SEC Documents	4.07
Company Securities	4.05
Company Stock Option	2.05
Company Stockholder Approval	4.02
Company Stockholder Meeting	6.02
Company Subsidiary Securities	4.06
Compensation Committee	7.05
Continuing Employee	7.05
D&O Insurance	7.04
Debt Commitment Letters	5.10
Dissenting Shares	2.04
DOJ	8.01
Effective Time	2.01
e-mail	11.01

Term	Section
End Date	10.01
ESPP	2.05
Exchange Agent	2.03
Exchange Fund	2.03
Executive Plan	7.05
Fee Letters	5.10
Financing	5.10
FTC	8.01
Improvements	4.14
Indemnified Person	7.04
Insurance Policies	4.25
internal controls	4.07
Intervening Event Notice	6.04
Intervening Negotiation Period	6.04
Inventories	4.23
Leased Real Property	4.14
Lenders	5.10
Merger	2.01
Merger Consideration	2.02
Merger Subsidiary	Preamble
Negotiation Period	6.04
Newly Acquired Theatre	1.01
Option Exercise Period	2.05
Order	8.01
Parent	Preamble
Parties	Preamble
Party	Preamble
Personal Data	4.17
Proceeding	7.04
Process Agent	11.08
Real Property Leases	4.14
Regulatory Termination Fee	11.04
Solvent	5.11
Substitute Financing	8.03
Superior Proposal Notice	6.04
Surviving Corporation	2.01
Tail Cap	7.04
Taxing Authority	1.01
Termination Fee	11.04
Theatre Asset Threshold	1.01
Uncertificated Shares	2.02
Underwater Option	2.05
WARN Act	4.20

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this

Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, and Schedules are to Articles, Sections, Exhibits, and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time on or prior to the Effective Time and to any rules or regulations promulgated thereunder on or prior to the Effective Time. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. If the last day of any time period under this Agreement is a non-Business Day, the period in question shall end on the next succeeding Business Day.

ARTICLE 2

THE MERGER

Section 2.01. The Merger.

(a) At the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place in Atlanta, Georgia at the offices of King & Spalding LLP, 1180 Peachtree Street NE, Atlanta, Georgia 30309, as soon as possible after, but in any event no later than two (2) Business Days after, the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the Party or Parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree in writing; provided, however, that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article 9 (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time), the Closing shall instead occur on the earlier to occur of (a) a date during the Marketing Period specified by Parent on not less than two (2) Business Days’ written notice to the Company and (b) the second Business Day immediately following the last day of the Marketing Period (subject, in each case, to the satisfaction or waiver of all of the conditions set forth in Article 9 for the Closing as of the date determined pursuant to this proviso (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time)). The date upon which the Closing occurs is referred to herein as the “Closing Date”.

(c) At the Closing, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed to by the Parties and specified in the certificate of merger).

(d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

Section 2.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of Company Stock or any shares of capital stock of Parent or any membership interests of Merger Subsidiary:

(a) Except as otherwise provided in Section 2.02(b) or Section 2.04, each share of Company Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive Thirty Dollars ($30.00) in cash, without interest (such per share amount, the “Merger Consideration”).

(b) Each share of Company Stock held by the Company or owned by Parent, Merger Subsidiary or any of their respective Subsidiaries immediately prior to the Effective Time shall be canceled and shall cease to exist, and no payment shall be made with respect thereto.

(c) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d) All of the shares of Company Stock converted into the right to receive the Merger Consideration pursuant to this Article 2 shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and, subject to Section 2.03, each certificate previously representing any such shares of Company Stock (each a “Certificate”) or uncertificated shares of Company Stock (the “Uncertificated Shares”) shall thereafter represent only the right to receive the Merger Consideration.

Section 2.03. Surrender and Payment.

(a) At or prior to the Effective Time, Parent shall make available to the Person authorized to act as exchange agent in connection with the transactions contemplated by this Agreement, which Person shall be selected by Parent and be reasonably acceptable to the Company (the “Exchange Agent”), pursuant to any agreement reasonably acceptable to Parent and the Company entered into prior to the Effective Time, immediately available funds equal to the aggregate Merger Consideration (such cash, collectively being referred to as the “Exchange Fund”). Such cash funds may be invested by the Exchange Agent as directed by Parent; provided that (i) no such investment or losses thereon shall affect the Merger Consideration or other amounts payable hereunder, (ii) if, for any reason (including if Dissenting Shares cease to be Dissenting Shares), the cash in the Exchange Fund becomes insufficient to make the payments contemplated by this Article 2, then Parent shall promptly provide additional cash to the Exchange Agent for the benefit of the former stockholders of the Company sufficient to make the payments contemplated by this Article 2 and (iii) such investments shall only be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

(b) Promptly after the Effective Time (but not later than three (3) Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or transfer of the Uncertificated Shares to the Exchange Agent) and shall be in such form and have such other or different provisions as Parent shall reasonably designate for use in such exchange. Upon proper surrender of the Certificates for exchange (or affidavits of loss in lieu thereof) and cancellation or transfer of the Uncertificated Shares to the Exchange Agent, together with such properly completed letter of transmittal, the holder of such Certificates or Uncertificated Shares shall be entitled to receive in exchange therefor a check representing an amount equal to the product of (i) the number of shares of Company Stock represented by such Certificate or Uncertificated Shares multiplied by (ii) the Merger Consideration (rounded up to the nearest whole cent). Until so surrendered, each Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration. The Parent, the Company and the Exchange Agent may agree on transfer procedures in addition to or different from the procedures set forth above in order to effect the transfer and conversion of the Company Stock in accordance with this Agreement.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred, accompanied by all documents reasonably required to evidence and effect such transfer, and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) The Merger Consideration paid in accordance with the terms of this Article 2 upon conversion of any shares of the Company Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of the Company Stock. From and after the Effective Time, subject to Delaware Law in the case of Dissenting Shares, all holders of Certificates and Uncertificated Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration into which the shares represented by such Certificates or Uncertificated Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Uncertificated Share in accordance with this Article 2. After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Exchange Fund that remains unclaimed by the former holders of shares of Company Stock as of the one year anniversary of the Effective Time shall be returned to Parent, upon demand. Any former stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Applicable Laws), as general creditors thereof, for payment of the Merger Consideration in respect of each share of Company Stock as such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Subsidiary, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration to be paid in accordance with this Article 2 that remains undistributed to any former holder of Company Stock, as of immediately prior to the date on which the Merger Consideration that would otherwise escheat to or become the property of any Governmental Authority, shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

Section 2.04. Dissenting Shares. Notwithstanding Section 2.02, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing with respect to such shares and who has demanded appraisal for such shares in accordance with Delaware Law (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them pursuant to Delaware Law. If, after the Effective Time, such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal with respect to such shares, in any case pursuant to Delaware Law, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent or as required by Applicable Law, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.05. Company Equity and Equity-Based Awards.

(a) At least seven days prior to the Effective Time, each option to purchase shares of Company Stock that is then-outstanding under the Company Stock Plans (each, a “Company Stock Option”), whether or not vested or exercisable, shall, contingent upon consummation of the Merger, (i) become 100% vested and (ii) be exercisable at any time during the seven day period prior to the Effective Time (the “Option Exercise Period”), reasonable notice of which shall be provided by the Company. Each share of Company Stock received in connection with the exercise of Company Stock Options will be entitled to receive the Merger Consideration pursuant to Section 2.02. To the extent not exercised within the Option Exercise Period, each outstanding Company Stock Option shall, at the Effective Time, be canceled, automatically and without any action on behalf of the holder thereof, and the Company shall pay each holder of such canceled Company Stock Option an amount in cash (less any applicable Tax withholding), determined by multiplying (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Stock subject to such Company Stock Option by (y) the number of shares of Company Stock subject to such Company Stock Option; provided that if the per share exercise price payable with respect to a Company Stock Option exceeds the Merger Consideration (an “Underwater Option”), then such Underwater Option shall be canceled without payment of any consideration with respect thereto.

(b) Immediately prior to the Effective Time, each share of restricted stock that is then outstanding under the Company Stock Plans (each, an award of “Company Restricted Shares”), whether or not vested, shall, contingent upon consummation of the Merger, become 100% vested and all outstanding issuance and forfeiture conditions shall be deemed 100% satisfied, and the holders of such shares shall be entitled to receive the Merger Consideration pursuant to Section 2.02.

(c) Immediately prior to the Effective Time, each award of restricted stock units that is then outstanding under the Company Stock Plans (each, an award of “Company Restricted Stock Units”), whether or not vested, shall, contingent upon consummation of the Merger, become 100% vested and all outstanding issuance and forfeiture conditions shall be deemed 100% satisfied, and the Company shall with respect to the holder of any such Company Restricted Stock Units (i) issue the number of shares of Company Stock underlying such Company Restricted Stock Units, which shares shall be entitled to receive the Merger Consideration pursuant to Section 2.02, and (ii) pay in cash all dividend equivalents, if any, accrued but unpaid as of the Effective Time with respect to the number of shares of Company Stock underlying such Company Restricted Stock Units.

(d) Immediately prior to the Effective Time, each award of performance shares that is then outstanding under the Company Stock Plans (each, an award of “Company Performance Shares”), whether or not vested, or whether or not performance criteria have been achieved, shall, contingent upon consummation of the Merger, become 100% vested and all outstanding issuance and forfeiture conditions shall be deemed 100% satisfied with respect to (i) the actual number of shares of Company Stock earned for each performance period completed prior to the Effective Time, as determined by the Company prior to the Effective Time in accordance with the terms of the applicable award agreements and the Company Stock Plans in existence as of the date hereof, and (ii) the number of shares of Company Stock equal to the specified number of target shares for any performance period during which the Effective Time occurs and for each succeeding performance period covered by such Company Performance Shares, and the holders of such shares shall be entitled to receive the Merger Consideration pursuant to Section 2.02.

(e) The Company shall terminate the Company Stock Plans immediately as of the Effective Time, and following the Effective Time, no participant in any Company Stock Plan shall have any right under any such Company Stock Plan other than the right to receive the awards or payments in accordance with the terms of this Section 2.05. Prior to the Effective Time, the Company shall take all actions necessary to obtain any consents and make any amendments to the terms of any outstanding awards under the Company Stock Plans as may be necessary to give effect to the transactions contemplated by this Section 2.05. The Company will take steps necessary to arrange for all required Tax withholdings with respect to the Company Restricted Shares, Company Restricted Stock Units, and Company Performance Shares. The Company shall ensure that, as of immediately following the Effective Time, no holder of a Company Stock Option, Company Restricted Shares, Company Restricted Stock Units or Company Performance Shares (or former holder or a participant in any Company Stock Plan) shall have any rights thereunder to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Corporation or any of their Subsidiaries, or any other equity interest therein, except for the right to receive the Merger Consideration described in this Section 2.05. All payments under this Section 2.05 shall be made at or as soon as practicable after the Effective Time, pursuant to the Company’s ordinary payroll practices, and shall be subject to any applicable withholding.

(f) The Company shall take all of the following actions (including adoption of any required amendments) with respect to the Carmike Employee Stock Purchase Plan (the “ESPP”): (i) unless otherwise agreed between the Parties, suspend the ESPP effective no later than after the close of business on March 31, 2016, so that no purchases of Company Stock shall be permitted with respect to purchase periods commencing on or after April 1, 2016 and (ii) terminate the ESPP immediately as of the Effective Time so that no further purchase rights shall accrue after the Effective Time. All ESPP participants will automatically receive their accrued purchase rights under the ESPP upon the termination of the ESPP.

Section 2.06. Withholding Rights. The Exchange Agent (or the Company, if necessary pursuant to Section 2.05) (or, subsequent to the one year anniversary of the Effective Time, Parent or the Surviving Corporation) shall be entitled to deduct and withhold from the Merger Consideration and any other cash amounts otherwise payable pursuant to this Agreement, such amounts as the Exchange Agent, the Company, or Parent, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax Law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent, the Company, Parent, or the Surviving Corporation, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 2.07. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, Parent or the Exchange Agent, the posting by such Person of a bond, in such amount as the Surviving Corporation, Parent or the Exchange Agent may determine is reasonably necessary, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent (or if subsequent to the termination of the Exchange Fund and subject to Section 2.03(e), Parent) will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01. Governing Documents. At the Effective Time, the certificate of incorporation and bylaws of the Company shall be amended and restated in their entirety to read as set forth in Exhibits A and B, and, as so amended, shall be the certificate of incorporation and bylaws of the Surviving Corporation, until thereafter amended, subject to Section 7.04, in accordance with Delaware Law and the applicable provisions of such certificate of incorporation and bylaws.

Section 3.02. Directors and Officers.

(a) The Parties shall take all actions necessary so that the directors of Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation, or removal in accordance with the bylaws of the Surviving Corporation.

(b) Except as otherwise determined by Parent prior to the Effective Time, the officers of Merger Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 11.05, except as Previously Disclosed by the Company, the Company represents and warrants to Parent that:

Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as, and to have corporate power and authority the absence of which, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.02. Corporate Authorization.

(a) Assuming the accuracy and completeness of the representation and warranty in Section 5.12, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate power and authority and, except for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. Assuming the accuracy and completeness of the representation and warranty in Section 5.12, the affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger (the “Company Stockholder Approval”). Assuming the accuracy and completeness of the representation and warranty in Section 5.12, subject to the receipt of the Company Stockholder Approval, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Applicable Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) The Company’s Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby in accordance with the requirements of Delaware Law and (iii) resolved, subject to Section 6.04, to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the “Company Board Recommendation”).

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing by the Company with, any Governmental Authority other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other applicable state or federal securities laws and the rules and regulations of NASDAQ and (d) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Affiliates has any interests in any entities, has any material assets or derives any material revenue from outside the United States.

Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 4.03, and the accuracy and completeness of the representation and warranty in Section 5.12, contravene, conflict with or result in a violation or breach of any Applicable Law, (c) assuming compliance with the matters referred to in Section 4.03, require any consent by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any agreement or other instrument binding upon the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b), (c) and (d), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05.Capitalization.

(a) The authorized capital stock of the Company consists of (i) 52,500,000 shares of Company Stock and (ii) 1,000,000 shares of preferred stock, par value One Dollar ($1.00) per share (“Company Preferred Shares”). As of March 2, 2016, there were outstanding: (i) 24,548,635 shares of Company Stock (excluding Company Restricted Shares), (ii) no Company Preferred Shares, (iii) Company Stock Options to purchase an aggregate of 623,334 shares of Company Stock, (iv) 1,750 Company Restricted Shares, (v) 178,965 Company Performance Shares and (vi) 77,503 Company Restricted Stock Units. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any grant of Company Stock Options, Company Restricted Shares, Company Performance Shares, or Company Restricted Stock Units will be, duly authorized and validly issued and fully paid.

(b) Except (i) as set forth in Section 4.05(a) of this Agreement, (ii) for changes since March 2, 2016 resulting from the issuance of shares of Company Stock pursuant to the ESPP or the exercise or settlement of Company Stock Options, Company Restricted Shares, Company Performance Shares or Company Restricted Stock Units set forth on the Company Disclosure Letter or issued in accordance with Section 6.01, and (iii) for the issuance of any Company Stock Options, Company Restricted Shares, Company Performance Shares or Company Restricted Stock Units issued in accordance with Section 6.01, there are no issued, reserved for issuance or outstanding (A) shares of capital stock or other voting securities or ownership interests in the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (C) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (D) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights, in each case issued by the Company, that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company (the items in clauses (A) through (D) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

(c) None of the Company Securities are owned by any Subsidiary of the Company.

Section 4.06. Subsidiaries.

(a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, and has all organizational power and authority required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as, and to have power and authority as, the absence of which, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material Subsidiaries of the Company and their respective jurisdictions of organization are identified in the Company 10-K.

(b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any material Lien. As of March 2, 2016, there were no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights, in each case issued by the Company or any Subsidiary, that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 4.07. SEC Filings.

(a) The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2014 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

(c) As of their respective filing dates (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), except as may have been corrected by any subsequent filing prior to the date hereof, the Company SEC Documents filed pursuant to the 1934 Act did not, and the Company SEC Documents filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) As of the date hereof, there are no outstanding or unresolved comments received from the SEC with respect to the Company SEC Documents. To the Company’s knowledge, as of the date hereof, none of the Company SEC Documents are the subject of any ongoing SEC review or investigation.

(e) Except as may have been corrected by any subsequent filing, each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) The Company has complied in all material respects with (i) all current listing and corporate governance rules and regulations of the NASDAQ and (ii) all rules, regulations and requirements of the Sarbanes-Oxley Act.

(g) The Company maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the 1934 Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company. Such disclosure controls and procedures are reasonably effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the 1934 Act. For the purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(h) Since January 1, 2014, the Company, under the supervision of its principal executive officer and principal financial officer, has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable under the 1934 Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to the Company’s auditors and audit committee of the Company’s Board of Directors (x) all “significant deficiencies” and “material weaknesses” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of internal controls which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has made available to Parent prior to the date of this Agreement a summary of any such disclosure made by management to the Company’s auditors and audit committee of the Company’s Board of Directors since January 1, 2014.

(i) There are no outstanding loans or other extensions of credit including in the form of a personal loan (within the meaning of Section 402 of the Sarbanes-Oxley Act) made by the Company to any Executive Officer or director of the Company. The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act since January 1, 2014.

(j) Since January 1, 2014, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications were, or will be, when made complete and correct.

(k) Since January 1, 2014, no Executive Officer or director of the Company has received from any former or current auditor, accountant, consultant or representative of the Company or any Governmental Authority, written notice of, any material complaint or allegation, whether written or oral, that the Company has engaged in material improper accounting practices. No attorney representing the Company has reported to the current Board of Directors of the Company or any committee thereof or to any current director or Executive Officer of the Company evidence of a material violation of United States or other securities laws or material breach of fiduciary duty by the Company or any of its officers or directors.

(l) To the Company’s knowledge, no employee of the Company is providing, or since January 1, 2014 has provided, information to any law enforcement agency regarding any conduct which the employee reasonably believes constitutes a violation of, nor filed, caused to be filed, testified, participated in, or otherwise assisted in a proceeding relating to an alleged material violation of, chapter 63 of title 18, United States Code, sections 1341, 1343, 1344, or 1348, any rule or regulation of the SEC, or any provision of Federal law relating to fraud against shareholders as described in Section 806 of the Sarbanes-Oxley Act by the Company.

(m) Except for such items that are of the type to be set forth in the notes to the consolidated financial statements of the Company, the Company is not a party to any off-balance sheet contract or other “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents.

Section 4.08. Financial Statements. The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (the “Company Financial Statements”) (i) fairly present in all material respects the consolidated financial position of the Company, as of the respective dates thereof, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) have been prepared from and are in accordance with, in all material respects, the books and records of the Company and its Subsidiaries. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. As of the date hereof, Deloitte & Touche LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 4.09. Disclosure Documents. The proxy statement of the Company to be filed with the SEC in connection with the Merger (as it may be amended, supplemented or modified, the “Company Proxy Statement”) will comply as to form in all material respects with the applicable requirements of the 1934 Act. The Company Proxy Statement, at the date of mailing to the Company’s stockholders and at the date of the Company Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Company Proxy Statement based upon information supplied by Parent, its Subsidiaries or any of their Representatives specifically for use or incorporation by reference therein.

Section 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date until the date hereof, there has not been any Circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Company Balance Sheet Date (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices in all material respects and (b) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Sections 6.01(a), 6.01(b), 6.01(c) or 6.01(d).

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto, (b) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement, (c) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (d) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date, and (e) liabilities or obligations not required under GAAP to be disclosed and provided for in a consolidated balance sheet of the Company.

Section 4.12. Compliance with Laws. Except with respect to matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company (a) is in compliance with, and since January 1, 2014 has been in compliance with, all Applicable Laws, (b) has not received written notice of any violation of Applicable Laws since January 1, 2014, and (c) is not subject to a pending, or to the knowledge of the Company, threatened investigation by any Governmental Authority with respect to a violation of Applicable Laws. The Company holds all material federal, state and local governmental licenses, franchises, grants, registrations, clearances, authorizations, permits, consents, certifications, approvals, variances, exemptions and orders necessary for the Company to own, lease, and operate its properties and assets, and to carry on its business as now conducted (the “Company Permits”), except for those the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is and has been in compliance with the terms of the Company Permits, except for failures to comply or violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For the avoidance of doubt, for purposes of this Section 4.12, the term “Applicable Laws” shall include the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973.

Section 4.13. Litigation. There is no Proceeding pending against or, to the knowledge of the Company, threatened against, (a) the Company or any of its Subsidiaries, (b) any present or former officer, director or employee of the Company or any of its Subsidiaries in their respective capacities as such, (c) any Person for whom the Company or any of its Subsidiaries may be liable with respect to such Proceeding or (d) any of the Company or its Subsidiaries’ assets or properties, before (or, in the case of threatened Proceedings, would be before) any arbitrator or Governmental Authority, except, in each case, for those Proceedings that have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there is no Proceeding pending against or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries that challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated hereby. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding or, to the knowledge of the Company threatened against, or investigation by any Governmental Authority involving, the Company or any of its Subsidiaries, except for those that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.14. Properties.

(a) The Company and its Subsidiaries have a good and valid leasehold (or, as applicable, license or other) interest in all leases, subleases and other agreements under which the Company and its Subsidiaries use or occupy or have the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, the “Leased Real Property” and such leases, subleases and other agreements are, collectively, the “Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens. Section 4.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Leased Real Property as of the date hereof. Except as would not be material to the Company and its Subsidiaries, each Real Property Lease (i) is a valid and binding obligation of the Company or its Subsidiary that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, (ii) no uncured default on the part of the Company or its Subsidiaries or the landlord thereunder, exists under any such Real Property Lease, and (iii) no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a breach or default under any such Real Property Lease. Neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Real Property Lease to terminate for default, convenience or otherwise any Real Property Lease, nor is any such party, to the knowledge of the Company, threatening to do so. Neither the Company nor any of its Subsidiaries are currently subleasing, licensing or otherwise granting any Person any right to use or occupy Leased Real Property.

(b) Section 4.14(b) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all real property owned by the Company or any of its Subsidiaries (the “Company Owned Real Property”). Except as would not be material to the Company and its Subsidiaries, the Company and its Subsidiaries have valid and marketable title to the Company Owned Real Property, including all appurtenances thereto and fixtures thereon, free and clear of any and all Liens except Permitted Liens. Neither the Company nor any of its Subsidiaries is currently leasing, licensing or otherwise granting any Person any right to use or occupy Company Owned Real Property.

(c) Except as would not be material to the Company and its Subsidiaries, all buildings, structures, fixtures and improvements included within the Company Owned Real Property or Leased Real Property (the “Improvements”) are in good repair and operating condition, subject only to ordinary wear and tear, and are adequate and suitable for the purposes for which they are presently being used or held for use and there are no facts or conditions affecting any of the Improvements that, in the aggregate, would reasonably be expected to interfere with the current use, occupancy or operation thereof.

(d) There is no pending, or to the knowledge of the Company, threatened proceedings in eminent domain or condemnation against any of the Company Owned Real Property or Leased Real Property that are material to the Company or its Subsidiaries.

(e) Section 4.14(e) of the Company Disclosure Letter sets forth, as of the date of this Agreement (i) all theatre locations that are scheduled to be closed within the twelve-month period following the date of this Agreement, (ii) all new theatre locations that the Company and its Subsidiaries are scheduled to open within the twelve-month period following the date of this Agreement, and (iii) all theatre locations that are under renovation or construction (excluding renovations and construction for any single location that do not exceed Two Hundred Fifty Thousand Dollars ($250,000)), together with the budgeted renovation or construction costs, (iv) the current landlord and tenant under each Real Property Lease, (v) the lease commencement and expiration date under each Real Property Lease, and (vi) the number of extension periods or extension terms (or, for the avoidance of doubt, the number of opportunities to extend the term of each Real Property Lease as provided therein) for each Real Property Lease.

(f) True, correct and complete copies of each Real Property Lease, any amendment thereto and any material agreement between the landlord and tenant or any third party relating to or impacting the terms and provisions of any Real Property Lease, have been made available to Parent.

(g) In the event that the term of any Real Property Lease will expire on or prior to February 28, 2017, the Company has provided any notice required pursuant to the terms and provisions of such Real Property Lease, in such form and containing such content as required under such Real Property Lease, in order to extend the term thereof, such that each Real Property Lease currently carries the maximum term provided under the Real Property Lease (subject to any subsequent opportunities to extend the term thereof).

(h) Except as would not be material to the Company and its Subsidiaries, each theatre located on the Leased Real Property or Company Owned Real Property, together with the related items of personal property located therein, constitutes a fully-operable motion picture theatre, and each such motion picture theatre and related personal property is fit for the use for which it is intended and to which it is presently devoted.

(i) To the knowledge of the Company, (i) no petition or application to rezone or otherwise alter or amend the land use regulations affecting the Leased Real Property or Company Owned Real Property is pending nor threatened, (ii) neither the Company nor any of its Subsidiaries has received any written notice of any violation of Applicable Laws, including zoning and land use regulations affecting the Leased Real Property or Company Owned Real Property, and there are no present violations of applicable zoning and land use regulations affecting the Leased Real Property or Company Owned Real Property and (iii) neither the Company nor any of its Subsidiaries has received written notice of any pending improvements, Liens or special assessments from any Governmental Authority to be made against (A) the Leased Real Property for which the tenant under the Real Property Leases would be responsible or (B) the Company Owned Real Property for which the Company would be responsible.

Section 4.15. Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries own, or have a valid and enforceable license to use (in each case, free and clear of any Liens except for Permitted Liens), all Intellectual Property used in, or necessary for the conduct of, its business, including any registrations or patents for Intellectual Property, in each case (i) owned by the Company and any of its Subsidiaries (all of which are valid and enforceable) or (ii) licensed by the Company and any of its Subsidiaries, (b) to the knowledge of the Company, neither the Company nor any of its Subsidiaries infringe, misappropriate or otherwise violate the Intellectual Property rights of any Third Party in connection with the conduct of the business of the Company and its Subsidiaries as currently conducted, (c) to the knowledge of the Company, no Person is challenging, infringing, misappropriating or otherwise violating any Intellectual Property rights owned by and/or licensed to the Company or its Subsidiaries, (d) neither the Company nor any of its Subsidiaries have received since January 1, 2013 any written notice of any pending claim, action, suit, order or proceeding with respect to any Intellectual Property owned or used by the Company or its Subsidiaries or alleging that any services provided, processes used or products used, imported, offered for sale or sold by the Company or its Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person, (e) the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any material Intellectual Property right of the Company or its Subsidiaries or impair the right of Parent immediately after the Closing Date to develop, use, sell, license or dispose of, or to bring any action for the infringement of, any material Intellectual Property right held by the Company or its Subsidiaries immediately before the Closing Date, (f) the Company and its Subsidiaries take reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material Trade Secrets, owned, used or held for use by the Company and its Subsidiaries and no such Trade Secrets have been disclosed by the Company or any of its Subsidiaries other than to employees, representatives and agents of the Company or its Subsidiaries or any Third Party under a confidentiality agreement, and (g) neither the Company nor any of its Subsidiaries have granted any licenses or other use rights, of any kind or nature, in or to any of the Intellectual Property owned by the Company to any Third Party except as disclosed in the Company Disclosure Letter.

Section 4.16. Information Technology.

(a) To the knowledge of the Company, since January 1, 2014, neither the Company nor any of its Subsidiaries have experienced any material disruption to, or material interruption in, the conduct of the business attributable to a defect, bug, breakdown, unauthorized access, introduction of a virus or other malicious programming, or other material failure or material deficiency on the part of any computer software or computer equipment of the IT Assets used by the Company or its Subsidiaries.

(b) The material IT Assets are reasonably sufficient for the needs of the business of the Company and its Subsidiaries as currently conducted, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner. The material IT Assets are in good working condition to effectively perform the information technology operations necessary for the needs of the business of the Company and its Subsidiaries as currently conducted. All material IT Assets, other than software, outsourced services and hosted systems (including web sites), used in the conduct of the business by the Company and its Subsidiaries as currently conducted are owned and operated by or are under the control of the Company and its Subsidiaries and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Company and its Subsidiaries.

(c) The Company and its Subsidiaries implement commercially reasonable backup and disaster recovery plans and systems consistent with industry practices applicable to the business of the Company and its Subsidiaries as currently conducted.

Section 4.17. Data Protection.

(a) Except as would not be material to the Company and its Subsidiaries, the Company and its Subsidiaries have complied with all Applicable Laws and contractual obligations relating to the protection and security of Personal Data (as defined below) to which Company and its Subsidiaries are currently or have been subject. Neither the Company nor any of its Subsidiaries have received any written inquiries from or been subject to any audit or other proceeding by any Governmental Authority regarding its compliance with the foregoing. The Company and its Subsidiaries have established policies, programs and procedures with respect to the collection, use, processing, storage and transfer of all personally identifiable or confidential information relating to individuals in connection with the business (collectively, “Personal Data”).

(b) The Company and its Subsidiaries have complied in all material respects with all rules, policies and procedures established by the Company and its Subsidiaries with respect to privacy, publicity, data protection or collection and use of Personal Data gathered or accessed in the course of the operations of the Company and its Subsidiaries and there have not been any incidents of (i) a material violation by Company or any of its Subsidiaries of any Person’s privacy, personal or confidentiality rights under any such rules, policies or procedures or (ii) any material breach, material misappropriation, or material unauthorized disclosure, intrusion, access, use or dissemination of any Personal Data asserted or, to the knowledge of the Company, threatened against the Company or its Subsidiaries by any Person. To the knowledge of the Company, the Company and its Subsidiaries have taken commercially reasonable steps (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to reasonably ensure that any Personal Data collected by the Company and its Subsidiaries is protected against loss and against unauthorized access, use, modification, disclosure or other misuse.

Section 4.18. Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) (i) All material income and franchise Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (taking into account extensions) in accordance with Applicable Law, and all such material Tax Returns were, at the time of filing, accurate in all material respects, and (ii) each of the Company and its Subsidiaries has paid (or has had paid on its behalf) all Taxes shown as due and payable on the income and franchise Tax Returns that have been filed, except for any such Taxes (x) contested in good faith or (y) for which adequate reserves have been established under GAAP.

(b) As of the date hereof, there is no claim, audit, action, suit or proceeding now pending or threatened in writing, by any Taxing Authority against the Company or its Subsidiaries in respect of any material Tax.

(c) During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code.

(d) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Effective Time, (ii) installment sale or open transaction disposition made on or prior to the Effective Time, (iii) prepaid amount received on or prior to the Effective Time, (iv) intercompany item under Treasury Regulation Section 1.1502-13, or (v) change in accounting method for a taxable period ending on or before the Effective Time.

(e) The Company has not requested, received or executed with any Taxing Authority any ruling or binding agreement which could have a material effect in a post-Closing period.

(f) No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company and/or the Company’s Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(g) Neither the Company nor any of its Subsidiaries is a party to any Tax Sharing Agreement.

(h) Neither the Company nor any of its Subsidiaries have a permanent establishment in any foreign country.

(i) Neither the Company nor any of its Subsidiaries is or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b)(1).

Section 4.19. Employee Benefit Plans.

(a) Section 4.19(a) of the Company Disclosure Letter contains a correct and complete list identifying each material Company Employee Plan. Copies of such plans and all material amendments thereto and written interpretations thereof, any related trusts, funding agreements, or insurance contracts, summary plan descriptions, the most recent determination letters, the most recent request for determination letter and any correspondence with the IRS related thereto and summaries of material modifications, administrative service agreements, the three (3) most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and Tax returns (Form 990) prepared in connection with any such plan or trust, the most recent determination letter from the Internal Revenue Service related to any Company Employee Plan as well as all correspondence related to the most recent request therefore (including forms, enclosures and attachments), and any correspondence to or from the Internal Revenue Service or Department of Labor related to any Company Employee Plan during the last three (3) years (or earlier if such correspondence currently has any bearing on plan administration or obligations related to the plan), if any, have been furnished or made available to Parent.

(b) Except to the extent that any breach of any of the following representations would not be material to the Company and its Subsidiaries:

(i) No Company Employee Plan is covered by Title IV of ERISA or is subject to Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has ever maintained or contributed to, or had any obligation to contribute to any “multiple employer plan” (within the meaning of the Code or ERISA), any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or any plan that is or was subject to Title IV of ERISA. The Company has never been a member of a controlled group which contributed to any such plan, and the Company has never been under common control with an employer which contributed to any such plan.

(ii) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter, or has pending or has time remaining in which to file, an application for such determination or opinion from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter or opinion letter should be revoked or not be reissued.

(iii) Each Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by all legal requirements (including statutes and regulations, such as ERISA and the Code), which are applicable to such Company Employee Plan, and each Company Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been written, operated and administered in a manner so as not to have resulted in, and so as not to result in the future in, any adverse consequences to any participant or beneficiary related to Section 409A of the Code and any proposed and final guidance thereunder. No claim (other than routine claims for benefits), action, suit or proceeding (including an audit) is pending against or involves or, to the Company’s knowledge, is threatened against or reasonably expected to involve, any Company Employee Plan. No events have occurred with respect to any Company Employee Plan that could result in payment or assessment by or against the Company of any material excise Taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E, 4980H or 5000 of the Code. Each Company Employee Plan and related funding instrument is legal, valid and binding and in full force and effect, and there are no defaults thereunder. None of the rights of the Company thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of the Company thereunder will be enforceable by Parent at or after the Closing without the consent or agreement of any other party. All contributions to the Company Employee Plans have been made on a timely basis in accordance with ERISA and the Code. All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Company Employee Plans for policy years or other applicable policy periods ending on or before the Closing Date, and all insurance premiums have been timely paid in full for the payroll period during which the Closing Date occurs.

(iv) The consummation of the transactions contemplated by this Agreement will not, either alone or together with any other event: (A) entitle any Company Employee to any payment or benefit, including any bonus, retention or severance benefit, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation under, any Company Employee Plan, or (C) limit or restrict the right of the Company or any of its Subsidiaries or, after the Effective Time, Parent, to merge, amend or terminate any Company Employee Plan, (D) give rise to the payment of any amount pursuant to any contract or agreement (written or otherwise) under any Company Employee Plan that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code or give rise to taxable income to any individual under Code Section 105(h) or other similar statute. Section 4.19(b)(iv) of the Company Disclosure Letter includes the individual amounts for each individual with respect to each Code Section identified as an exception to this representation assuming the Merger were to close on or before December 31, 2016.

(v) Section 4.19(b)(v) of the Company Disclosure Letter, if applicable, lists (i) all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the current or former employees, including officers, directors, or independent contractors of the Company as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (whether by the Company or the officer), true and complete copies of which have been furnished or made available to Parent prior to the date of this Agreement and (ii) the maximum aggregate amounts so payable or benefits conferred to each named “executive officer” and the aggregate amount payable, by category, to senior vice presidents and vice presidents, as a group, as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (whether by the Company or the officer).

(vi) The Company has no liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company except as required to avoid excise Tax under Section 4980B of the Code or applicable state law.

(vii) There has been no amendment to or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2015. No condition exists that would prevent the Company (or Parent after the Closing) from amending or terminating any Company Employee Plan without liability, other than the obligation for benefits accrued prior to the termination of such plan.

(viii) The Company nor any of its respective directors, officers, employees, or any plan fiduciary has any liability for failure to comply with applicable laws, including ERISA, HIPAA, COBRA or the Code, for any action or failure to act in connection with any Company Employee Plan, including with respect to the administration or investment thereof. The Company has no liability by virtue of being a member of a controlled group with a Person who has liability under the Code or ERISA. The Company has not terminated or taken action to terminate (in part or in whole) any employee benefit plans as defined in ERISA Section 3(3).

Section 4.20. Labor and Employment.

(a) The Company and the Subsidiaries are in compliance with all Applicable Laws relating to employment and employment practices, including those relating to wages, hours, leaves of absence, collective bargaining, unemployment compensation, workers’ compensation, equal employment opportunity, age and disability discrimination, whistleblower and other retaliation protecting immigration compliance and control, employee classification, information privacy and security, payment and withholding of Taxes, and continuation coverage with respect to group health plans except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with any Governmental Authority relating to employees or employment practices. Neither the Company nor any of its Subsidiaries has received since January 1, 2014 a claim from any Governmental Authority or Third Party to the effect that the Company or any Subsidiary has misclassified, and the Company and its Subsidiaries have not misclassified, any Person as (i) an independent contractor rather than as an employee or (ii) an employee exempt from state, federal, provincial or other applicable overtime regulations, except where misclassification of such Person has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization (a “Collective Bargaining Agreement”). Neither the Company nor any of its Subsidiaries is subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute or lockout involving the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries, and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the knowledge of the Company, threatened in writing with respect to employees of the Company or its Subsidiaries.

(c) The Company and its Subsidiaries are in compliance with all Applicable Laws relating to worker health and safety, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Since January 1, 2014, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”)), or (ii) a “mass layoff” (as defined in the WARN Act); nor has the Company or any of its Subsidiaries engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign Law or regulation similar to the WARN Act.

Section 4.21. Environmental Matters.

(a) Except to the extent that such matter has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons, or order has been received by the Company or its Subsidiaries and no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding, or review is pending, unresolved in any respect or, to the knowledge of the Company, is threatened by any Governmental Authority or other Person, in each case relating to the Company or its Subsidiaries and relating to or arising out of any Environmental Law; (ii) the business and operations of the Company and its Subsidiaries are, and since January 1, 2011 have at all times been, in material compliance with all Environmental Laws and all Environmental Permits; (iii) the Company and its Subsidiaries have all Environmental Permits necessary for the conduct of their operations, each Environmental Permit is in full force and effect and is final with all administrative and statutory appeal periods having expired, and all required applications for renewal or reissuance of such Environmental Permits have been timely filed; (iv) there has been no Release that the Company or its Subsidiaries have been or would be obligated to investigate, remove, remediate, or otherwise respond to or pay any part of the costs of response pursuant to any Environmental Law or any contract entered into with any other Person, or that would result in a material liability to the Company or one of its Subsidiaries; (v) during the term of the Company’s ownership or operation of any facility or property now or to the knowledge of the Company previously owned, leased, or operated by the Company or its Subsidiaries, there are and have been no underground storage tanks or related piping on, in, beneath or emanating from or to any facility or property now or to the knowledge of the Company previously owned, leased, or operated by the Company or its Subsidiaries; and (vi) to the knowledge of the Company no new expenditure will be required in order for Parent or the Merger Subsidiary to comply or continue to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the Surviving Corporation or any facility or property now owned or operated by the Company in a manner consistent with the current operation thereof by the Company.

(b) Since January 1, 2011, there has been no environmental investigation, study, audit, test, review, assessment, or other analysis conducted by the Company, in relation to the current or prior business of the Company or its Subsidiaries or any property or facility now or previously owned, leased, or operated by the Company during the period since January 1, 2011 to identify actual or potential liabilities or obligations of the Company or its Subsidiaries arising under or relating to any Environmental Law or Hazardous Substance or the presence of mold, that has not been made available to Parent prior to the date of this Agreement.

(c) For purposes of this Section, the term “Company” shall include any entity that is, in whole or in part, a predecessor of the Company and any Subsidiaries of such predecessor.

Section 4.22. Material Contracts.

(a) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than any Company Employee Plan);

(ii) any material contract with any director, officer or Affiliate of the Company or any of its Subsidiaries (other than employment agreements and indemnification agreements);

(iii) any contract containing any provision or covenant that imposes any material restriction on the right or ability of the Company or any Subsidiaries to (A) compete with any other Person, (B) solicit any client or customer, or (C) acquire or dispose of the securities of another Person, or any other provision that materially restricts the conduct of any line of business by the Company or any Subsidiaries;

(iv) any contract or series of contracts that (A) is expected to result in the payment of more than Two Hundred Fifty Thousand Dollars ($250,000) by the Company or any Subsidiaries in the fiscal year ending December 31, 2016 or the fiscal year ending

December 31, 2017, or (B) obligates the Company or its Subsidiaries to conduct business with any Third Party on an exclusive basis; and with respect to contracts responsive to (A) or (B) that require consent of or notice to a Third Party in connection with the Merger or the transaction contemplated under this Agreement;

(v) any contract that contains a “most favored nation” provision;

(vi) any Collective Bargaining Agreement;

(vii) any agreement relating to indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount in excess of Two Hundred Thousand Dollars ($200,000);

(viii) any contract that grants any right of first refusal, right of first offer or similar right with respect to any securities, material assets, material rights or material properties of the Company or any Subsidiary;

(ix) any contract or series of contracts that provides for the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise) and with any outstanding material obligations as of the date of this Agreement;

(x) any material joint venture, partnership or limited liability company agreement or other similar contract; and

(xi) any contract limiting or restricting the ability of the Company or any Subsidiary (A) to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, (B) to redeem or repurchase any capital stock, partnership interests, membership interests or other equity interests, (C) to make loans or (D) to grant Liens on the property of the Company or any of its Subsidiaries;

(xii) any contract that obligates the Company or any Subsidiary to make any loans, advances or capital contributions to, or investments in excess of Two Hundred Fifty Thousand Dollars ($250,000) in, any Person (other than the Company);

(xiii) any contract (A) granting the Company or any of its Subsidiaries a license to use any Intellectual Property (other than commercially available software licenses with annual fees of less than One Hundred Thousand Dollars ($100,000)), (B) permitting any Third Party to use, enforce or register any Intellectual Property owned by the Company, including any license agreements, coexistence agreements and covenants not to sue (other than non-exclusive licenses to customers and suppliers in the ordinary course of business) or (C) restricting the right of the Company or any of its Subsidiaries to use or register any Intellectual Property owned by the Company or any of its Subsidiaries (other than any of the contracts identified in Section 4.22(a)(iii) of the Company Disclosure Letter);

(xiv) any contract for on-screen advertising and internet ticketing agreement;

(xv) any agreement governing any licensed or franchised business operated at any theatre owned or operated by the Company or any of its Subsidiaries;

(xvi) any contract that involved the receipt of more than Five Hundred Thousand Dollars ($500,000) by the Company or any of its Subsidiaries in the fiscal year ending December 31, 2015 or that is expected to result in the receipt of such amount by the Company or any of its Subsidiaries in the fiscal year ending December 31, 2016;

(xvii) any contract obligating the Company or any of its Subsidiaries not to acquire assets or securities of a Third Party (excluding standstill agreements that will expire prior to January 31, 2017) or agreements by a Third Party not to acquire assets or securities of the Company (excluding standstill agreements); or

(xviii) any contract guaranteeing the performance of any Third Party in excess of Two Hundred Fifty Thousand Dollars ($250,000).

All contracts of the types referred to in clauses (i) through (xviii) above (whether or not set forth on Section 4.22 of the Company Disclosure Letter) are referred to herein as a “Company Material Contract.” The Company has made available to Parent prior to the date of this Agreement a complete and correct copy of each Company Material Contract (including all amendments, modifications, extensions, and renewals thereto and waivers thereunder) as in effect on the date of this Agreement (subject to any redaction of information contained therein reasonably deemed necessary or appropriate by the Company in order to comply with any applicable antitrust law or any applicable confidentiality provision).

(b) Except as would not be material to the Company and its Subsidiaries, (i) neither the Company nor any of its Subsidiaries is in breach of, or default under, any Company Material Contract and, to the knowledge of the Company, no other party to any Company Material Contract is in breach of, or default under, any Company Material Contract, (ii) no event has occurred that with notice or the lapse of time or both would constitute a breach of or default under any Company Material Contract, (iii) each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary, as applicable, and, to the knowledge of the Company, of each other party thereto, subject to the Bankruptcy and Equity Exception, and (iv) each Company Material Contract is in full force and effect. There are no disputes pending or, to the knowledge of the Company, threatened with respect to any Company Material Contract and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract nor, to the knowledge of the Company, is any such party threatening to do so, in each case except as would not be material to the Company and its Subsidiaries.

Section 4.23. Food and Beverage Inventories. All inventory, packaging, supplies, food, beverages, concessions, and other inventories located at any theatre owned or operated by the Company or any of its Subsidiaries (the “Inventories”) (a) are, in all material respects, accurately valued and properly reflected on the Company Financial Statements consistent with past practices, (b) consist, in all material respects, of items of a quality, quantity and condition useable and saleable in the ordinary course of business consistent with past practices, (c) were acquired and have been maintained in all material respects in the ordinary course of business consistent with past practices, and (d) are not subject to any material write-down or write-off.

Section 4.24. Goodwill Passes; Prepaid Tickets. All unexpired and outstanding (a) tickets sold to consumers entitling the holder thereof to admission and (b) motion picture theatre admission tickets, gift cards, or gift certificates which have been purchased by and which entitle such ticketholders to admission without any further consideration or at a discount after the Closing Date are appropriately reflected in the Company’s books and records in all material respects and managed in material compliance with all Applicable Laws.

Section 4.25. Insurance. Section 4.25 of the Company Disclosure Letter sets forth a correct and complete list of all of the material insurance policies of the Company and its Subsidiaries currently in effect (the “Insurance Policies”). Except as would not be material to the Company and its Subsidiaries, (a) all such Insurance Policies are legal, valid, binding and enforceable in accordance with their terms and in full force and effect, (b) all premiums due and payable thereunder have been paid, (c) neither the Company nor any of its Subsidiaries is in breach or default thereunder (including any such breach or default with respect to the payment of premiums or the giving of notice), and (d) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default of thereunder or permit termination or modification thereof. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any such Insurance Policy of the Company or any of its Subsidiaries. Section 4.25 of the Company Disclosure Letter sets forth a list of all (i) material claims made under any of the Insurance Policies since January 1, 2014 and (ii) material open claims under any of the Insurance Policies. The Company has previously made available to Parent true, correct and complete copies of each Insurance Policy.

Section 4.26. Finders’ Fees. Except for J.P. Morgan Securities LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who will be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Merger.

Section 4.27. Opinion of Financial Advisor. The Company has received the verbal opinion (to be confirmed in writing) of J.P. Morgan Securities LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair to the Company’s stockholders from a financial point of view. The Company has been authorized by J.P. Morgan Securities LLC to include its written opinion in its entirety in the Company Proxy Statement.

Section 4.28. Antitakeover Statutes. Assuming the accuracy of the representations and warranties in Section 5.12, (a) the Company has taken all action necessary such that the restrictions on “business combinations” in Section 203 of the Delaware General Corporation Law do not apply to the Merger, this Agreement or the transactions contemplated hereby, and (b) no other “fair price,” “moratorium,” “control share acquisition,” or other anti-takeover statute or regulation enacted under U.S. state or federal law applies to the Merger, this Agreement or the transactions contemplated thereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Subject to Section 11.05, except as Previously Disclosed by Parent, Parent represents and warrants to the Company that:

Section 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as, and to have corporate power and authority the absence of which, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Subsidiary was incorporated solely for the purpose of consummating the Merger and the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Subsidiary have been validly issued, are fully paid and nonassessable and are owned by, and at the Effective Time will be owned by a subsidiary of Parent, free and clear of all Liens.

Section 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate power and authority of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action of Parent and Merger Subsidiary other than the adoption of this Agreement by the sole stockholder of Merger Subsidiary, which Parent shall cause to take place with twenty-four (24) hours of the signing of this Agreement. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary enforceable against Parent and the Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception. No vote of the holders of shares of Parent Class A Common Stock, Parent Class B Common Stock or any other shares of Parent’s capital stock is necessary to consummate the Merger and the other transactions contemplated hereby.

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing by Parent or Merger Subsidiary with, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other state or federal securities laws and the rules and regulations of the NYSE and (d) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Assuming the accuracy of the representation and warranty of the Company contained in the last sentence of Section 4.03, neither Parent nor any of its Affiliates nor any Wanda Group Party is required to take any action in respect of, make any filing with, or obtain any approval from, any Governmental Authority in the PRC prior to Closing in connection with the execution, delivery and performance by Parent and Merger Subsidiary of this Agreement or the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby, including (i) the NDRC, (ii) the MOFCOM or (iii) SAFE. Neither Parent nor any of its Affiliates is obtaining from any Wanda Group Party any financing or the benefit of any guarantees, in each case, in connection with or relating to the transactions contemplated by this Agreement.

Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05. Disclosure Documents. The information supplied by Parent for use in the Company Proxy Statement, at the date of mailing to the Company’s stockholders and at the date of the Company Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 will not apply to statements or omissions included or incorporated by reference in the Company Proxy Statement based upon information supplied by the Company, its Subsidiaries or any of their Representatives specifically for use or incorporation by reference therein.

Section 5.06. Litigation. There is no Proceeding pending against or, to the knowledge of Parent, threatened against, (a) Parent or any of its Subsidiaries, (b) any present or former officer, director or employee of Parent or any of its Subsidiaries in their respective capacities as such, (c) any Person for whom Parent or any of its Subsidiaries may be liable with respect to such Proceeding or (d) any of Parent or its Subsidiaries’ assets or properties, before (or, in the case of threatened Proceedings, would be before) any arbitrator or Governmental Authority, except, in each case, for those Proceedings that have not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, there is no Proceeding pending against or, to the knowledge of Parent, threatened against, Parent or any of its Subsidiaries that in any manner challenges or seeks to prevent, enjoin, alter or delay the

Merger or any of the other transactions contemplated hereby. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding or, to the knowledge of Parent threatened against, or investigation by any Governmental Authority involving, Parent or any of its Subsidiaries, except for those that have not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.07. Absence of Certain Agreements. Neither Parent nor any of its Affiliates has entered into any contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (a) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against any Superior Proposal or (b) any Third Party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Merger.

Section 5.08. Business Activities. None of Parent, its Subsidiaries, its Affiliates or the Wanda Group Parties engages in the motion picture exhibition business in the United States except through Parent and its Affiliates. None of Parent, any of its Subsidiaries, any of its Affiliates or any of the Wanda Group Parties is owned or controlled by a Governmental Authority.

Section 5.09. Finders’ Fees. Except for Citigroup Global Markets Inc., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who will be entitled to any fee or commission from Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 5.10. Financing.

(a) Assuming the satisfaction or waiver of the conditions set forth in Section 9.02(a), Section 9.02(b) and Section 9.02(c), Parent has available to it, or will have available to it as of the date the Closing is required to occur pursuant to Section 2.01, immediately available funds to enable it to consummate the Merger pursuant to the terms of this Agreement, including to pay all Merger Consideration for all of the shares of Company Stock on a fully-diluted basis, to make all payments in respect of the Company Stock Options, Company Restricted Shares, Company Performance Shares and Company Restricted Stock Units to pay all related fees and expenses of Parent, Merger Subsidiary and their respective Representatives, and to make all other payments required by this Agreement and the Financing.

(b) Parent has delivered to the Company true and complete copies of fully executed commitment letters, dated on the date hereof (including the exhibits and annexes thereto, the “Debt Commitment Letters”), from the lenders party thereto (the “Lenders”) confirming their respective commitments to provide Parent with debt financing in connection with the transactions contemplated hereby (the “Financing”) (for the avoidance of doubt, it being acknowledged and agreed that Parent may amend the Debt Commitment Letters to add purchasers, lenders, lead arrangers, book-runners, syndication agents or similar entities who had not executed any Debt Commitment Letter as of the date of this Agreement; provided that no such addition shall relieve the original Lenders of their obligations under the Debt Commitment Letters prior to the initial funding of the Financing, except as set forth in the Debt Commitment Letters with respect to the “Additional Initial Lenders” (as defined thereunder)).

(c) Parent has delivered to the Company on or prior to the date hereof true, correct and complete copies of any fee letters executed in connection with the Debt Commitment Letters (the “Fee Letters”) which have been redacted in a manner required by the terms thereof. As of the date hereof, there are no side letters or other agreements, contracts or arrangements related to the funding of the Financing, other than as expressly set forth in the Debt Commitment Letters and the Fee Letters and delivered to the Company on or prior to the date of this Agreement, that could adversely affect the availability of the full amount of the Financing.

(d) Each of the Debt Commitment Letters is in full force and effect and is a valid and binding obligation of Parent and the other parties thereto, except (i) to the extent that enforceability may be limited by the Bankruptcy and Equity Exception and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought. As of the date hereof, none of the Debt Commitment Letters have been amended or modified (other than such amendments or modifications attached thereto that have been provided to the Company) in any respect, and the respective commitments contained therein have not been withdrawn, rescinded or otherwise modified in a manner that would adversely affect or delay in any respect the availability of the full amount of the Financing at the Closing. As of the date hereof, no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), or the failure of any condition on the part of Parent under the Debt Commitment Letters or on the part of the Lenders that would adversely affect or delay in any respect the availability of the full amount of the Financing at the Closing. There are no conditions precedent to the funding of the full amount of the Financing other than the conditions precedent set forth in the Debt Commitment Letters. Assuming the satisfaction or waiver of the conditions set forth in Section 9.02(a), Section 9.02(b) and Section 9.02(c), Parent has no reason to believe that the Financing will not be available on the Closing Date. Assuming the satisfaction or waiver of the conditions set forth in Section 9.02(a), Section 9.02(b) and Section 9.02(c) and subject to the terms of the Debt Commitment Letters, the aggregate proceeds of the Financing are in an amount sufficient to consummate the Merger upon the terms contemplated by this Agreement (including to pay the Merger Consideration for all of the shares of Company Stock on a fully diluted basis and to make all payments in respect of the Company Stock Options, Company Restricted Shares, Company Performance Shares and Company Restricted Stock Units), to make any repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letters, and to pay all related fees and expenses of Parent, Merger Subsidiary and their respective Representatives pursuant to this Agreement and the Financing. Parent (or an Affiliate thereof) has fully paid or caused to be paid any and all commitment fees or other fees required by the Debt Commitment Letters to be paid to the extent the same are due and payable on or before the date of this Agreement.

(e) Parent acknowledges and agrees that notwithstanding anything to the contrary in this Agreement, the consummation of the Financing shall not be a condition to the obligation of Parent and Merger Subsidiary to consummate the Merger and the other transactions contemplated hereby.

Section 5.11. Solvency. Assuming (a) the satisfaction of the conditions to Parent’s obligations to consummate the Merger and (b) the accuracy of the representations and warranties set forth in Article 4 and, after giving effect to the transactions contemplated by this Agreement, including the Financing, any alternative financing, the payment of the aggregate Merger Consideration, any repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letters, and the payment of all related fees and expenses, the Surviving Corporation and its Subsidiaries on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, “Solvent” when used with respect to any Person, on a consolidated basis, means that, as of any date of determination, (i) the fair value of the assets of such Person will exceed their consolidated debt and liabilities, contingent or otherwise, (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities contingent or otherwise, as such debts and other liabilities become absolute and mature, (iii) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date and (iv) such Person will not have incurred and do not intend to incur, or believe they will incur, any debts and liabilities, contingent or otherwise, including current obligations, that they do not believe that they will be able to pay (based on their assets and cash flow) as such debts and liabilities become due (whether at maturity or otherwise).

Section 5.12. Ownership of Shares. Neither Parent nor Merger Subsidiary, nor any of their “affiliates” or “associates” is, nor at any time in the three year period prior to the date of this Agreement has been, an “interested stockholder” of the Company (as such terms are defined in Section 203 of the Delaware General Corporation Law). Neither Parent nor Merger Subsidiary, nor any of their “associates” or “controlled affiliates” owns any shares of Company Stock, and no “affiliates” of Parent or Merger Subsidiary that are not “controlled affiliates” “owns” individually or in the aggregate more than five (5) percent of the outstanding shares of Company Stock.

Section 5.13. Management Agreements. Other than as contemplated by this Agreement, as of the date hereof, there are no contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Merger Subsidiary, on the one hand, and any member of the Company’s management or the Company’s Board of Directors, on the other hand, relating in any way to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

Section 5.14. Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Subsidiary, Parent and Merger Subsidiary have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Subsidiary hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Subsidiary are familiar, that Parent and Merger Subsidiary are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent and Merger Subsidiary will have no claim, right or obligation under this Agreement or otherwise (including under Article 9) against the Company or any of its Subsidiaries, or any of their respective Representatives, or any other Person, with respect thereto. Accordingly, Parent and Merger Subsidiary hereby acknowledge that none of the Company nor any of its Subsidiaries, nor any of their respective Representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

ARTICLE 6

COVENANTS OF THE COMPANY

Section 6.01. Conduct of the Company. Except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Letter or as required by Applicable Law, from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course consistent with past practices, (ii) conduct its business in material compliance with all Applicable Laws (except where such failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect) and (iii) use its commercially reasonable efforts to preserve intact its business organizations and relationships with Third Parties and keep available the services of its present officers and key employees. Without limiting the generality of the foregoing, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as contemplated by this Agreement or set forth in Section 6.01 of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to:

(a) amend its certificate of incorporation, bylaws or other similar organizational documents;

(b) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends by any of its wholly-owned Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities except pursuant to any Company Stock Plan;

(c) (i) grant, issue, deliver or sell, or authorize the grant, issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any shares of the Company Stock upon the exercise of outstanding Company Stock

Options in accordance with the terms of such Company Stock Options, (B) any Company Restricted Shares and Company Restricted Stock Units to directors of the Company in the ordinary course consistent with past practices, and (C) any shares of earned Company Performance Shares that have been granted prior to the date of this Agreement or (ii) amend any term of any Company Security or any Company Subsidiary Security;

(d) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses having a value (i) in excess of Two Million Dollars ($2,000,000) individually, or Five Million Dollars ($5,000,000) in the aggregate, from any other Person, (ii) merge or consolidate with any other Person or (iii) adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring merger or other reorganization;

(e) sell, lease, license or otherwise transfer any Subsidiary or any amount of assets, securities, properties, interests or businesses, having a value in excess of Two Million Dollars ($2,000,000) individually, or Five Million Dollars ($5,000,000) in the aggregate, except (i) pursuant to existing contracts or commitments disclosed in the Company Disclosure Letter, and (ii) in the ordinary course of business consistent with past practices in an amount not to exceed Eight Million Dollars ($8,000,000) in the aggregate;

(f) make any loans, advances or capital contributions to, or investments in, any other Person in excess of One Million Dollars ($1,000,000) either by purchase of stock or securities, contributions to capital, property transfer, purchase of any property or assets of any Person or otherwise (other than (i) loans or advances between and among the Company and/or any of its wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices and (ii) capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices);

(g) create, assume, incur or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof (or amend and restate or refinance any existing indebtedness for borrowed money), other than (i) (A) up to Twenty-Five Million Dollars ($25,000,000) of indebtedness under lines of credit existing on the date of this Agreement, (B) any indebtedness or guarantee (including any lease guarantee) incurred in the ordinary course of business consistent with past practices in an amount not to exceed Five Million Dollars ($5,000,000) in the aggregate, or (ii) indebtedness incurred between or among the Company and/or any of its wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices or between any of such wholly-owned Subsidiaries or guarantees by the Company of indebtedness of any wholly-owned Subsidiary made in the ordinary course of business consistent with past practices;

(h) prepay, redeem, repurchase, defease, cancel or otherwise terminate (or amend, restate or refinance any existing indebtedness for borrowed money) any indebtedness for borrowed money of the Company or any of its Subsidiaries;

(i) except as required by Applicable Law and except as required under any Company Employee Plan, (i) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any Company Employee or director of the

Company or any Subsidiary, (ii) increase benefits payable under any severance or termination pay policies or employment agreements existing as of the date of this Agreement, (iii) enter into any employment, deferred compensation, retention or other similar agreement (or any amendment to any such existing agreement) with any Company Employee or directors of the Company or any Subsidiary, (iv) establish, adopt or amend any Collective Bargaining Agreement or Company Employee Plan, or (v) increase compensation, bonus or other benefits payable to any Company Employee or director of the Company or any Subsidiary other than (A) annual salary increases in the ordinary course of business consistent with past practice; (B) increases in amounts in accounts under the Executive Plan resulting from the annual salary increases described in (A); or (C) as contemplated by Section 7.05(f);

(j) change the Company’s methods of accounting or accounting principles or practices, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act approved by its independent public accountants;

(k) make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns or file claims for material Tax refunds, enter into any material closing agreement, settle any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability or take any material position on any Tax Return filed on or after the date of this Agreement or adopt any material accounting method that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods;

(l) make any capital expenditure, or incur any obligation or liability in respect thereof, other than those capital expenditure projects that are (i) not in excess of Four Million Dollars ($4,000,000) in the aggregate or (ii) contemplated by the Company’s 2016 fiscal year forecast, which forecast has been made available to Parent on February 22, 2016;

(m) create or incur any Lien on any material asset other than in the ordinary course of business consistent with past practices;

(n) enter into (i) any contract that would have been a Company Material Contract were the Company a party or subject thereto on the date of this Agreement other than entry into renewals of existing Company Material Contracts in the ordinary course of business consistent with past practices (but in no event, for terms of more than twenty-four (24) months) or (ii) lease agreement for real property;

(o) terminate or amend in any material respect any Company Material Contract or Real Property Lease, or waive, release or assign any material right, claims or benefit of the Company thereunder, except for such terminations, amendments, waivers, releases or assignments in the ordinary course of business consistent with past practices;

(p) terminate, renew, suspend, abrogate, amend or modify in any material respect any Company Permit other than in the ordinary course of business consistent with past practices;

(q) settle, or offer or propose to settle, any litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any Subsidiary involving a payment by the Company or any Subsidiary in excess of One Million Five Hundred Thousand Dollars ($1,500,000) individually or Three Million Dollars ($3,000,000) in the aggregate;

(r) fail to use commercially reasonable efforts to maintain existing material insurance policies or comparable replacement policies; or

(s) except as, in the reasonable judgment of the Company, is necessary to comply with the ongoing requirements of the 1934 Act or prepare or make any filings with the SEC agree, resolve or commit to do any of the foregoing.

Section 6.02. Company Stockholder Meeting. The Company shall cause a meeting of its stockholders (the “Company Stockholder Meeting”), which may, at the discretion of the Company, be the Company’s annual meeting of stockholders, to be duly noticed, called and convened as promptly as reasonably practicable (and, subject to the provisions in the remainder of this Section 6.02, in no event more than forty-five (45) days) after confirmation from the SEC that it has no further comments to the Company Proxy Statement, for the purpose of voting on the approval and adoption of this Agreement and the Merger a resolution to adjourn the Company Stockholder Meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Agreement, and a resolution to vote on a non-binding advisory proposal to approve change-in-control payments to executives of the Company. Except as required by Applicable Law, the Company shall not submit any other proposal to its stockholders at the Company Stockholder Meeting without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that, if the Company Stockholder Meeting is also the Company’s annual meeting of stockholders, then the Company may, without the prior written consent of Parent, submit to its stockholders at the Company Stockholder Meeting proposals with respect to the election of the Company’s nominees to the Board of Directors of the Company, the ratification of the Company’s independent registered public accounting firm, and the approval on a non-binding advisory basis of the Company’s executive compensation. The record date and the meeting date of the Company Stockholder Meeting shall be selected by the Company after reasonable consultation with Parent. Subject to Section 6.04, (a) the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company’s stockholders and the Company shall include the Company Board Recommendation in the Company Proxy Statement, (b) the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval and (c) the Company shall otherwise comply in all material respects with the legal requirements applicable to the Company Stockholder Meeting. Notwithstanding the foregoing, (i) if on a date within two (2) Business Days of the date the Company Stockholder Meeting is scheduled (or, if previously postponed or adjourned, is scheduled to reconvene), the Company has not received proxies representing the Company Stockholder Approval, whether or not a quorum is present, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Stockholder Meeting (and the Company shall, at the request of Parent and to the extent permitted by Applicable Law, make one such adjournment if the Company has not previously effected any such postponement or adjournment) as long as the date of the Company Stockholder Meeting is not, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), postponed or adjourned to a date that is later than the later of (accounting for all postponements or adjournments in reliance upon this proviso (i)) (A) thirty

(30) calendar days in the aggregate from the date of the originally scheduled Company Stockholder Meeting and (B) ten (10) Business Days following the termination of the Negotiation Period pursuant to Section 6.04(f) and (ii) if required by Applicable Law to provide the Company’s stockholders additional information or disclosure in connection with the matters to be voted upon at the Company Stockholder Meeting, the Company shall make one or more successive adjournments of the Company Stockholder Meeting only for such period of time as is reasonably necessary in order to give the Company’s stockholders sufficient time to evaluate such additional information or disclosure. The Company shall use its reasonable best efforts to keep Parent reasonably updated concerning proxy solicitation results for the Company Stockholder Meeting.

Section 6.03. Access to Information. From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall (a) give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (b) furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request and (c) instruct its Representatives to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries; provided, however, that if the Company does not provide access or information in reliance on the preceding clause, it shall provide notice to Parent that it is withholding such access or information and shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate Applicable Law or binding agreement or risk the waiver of attorney-client privilege. Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access, or to disclose any information (i) if providing such access or disclosing such information could reasonably be expected to violate any Applicable Law (including antitrust or privacy laws) or any binding agreement entered into prior to the date of this Agreement or (ii) protected by attorney-client privilege to the extent such privilege cannot be protected by the Company through exercise of its reasonable efforts.

Section 6.04. No Solicitation; Other Offers.

(a) Except as provided by the remainder of this Section 6.04, from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 10, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors shall, and the Company and its Subsidiaries shall not authorize any of its other Representatives to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, including by way of furnishing any non-public information or data concerning the Company or its Subsidiaries or any assets owned (in whole or part) by the Company or its Subsidiaries to any Person in furtherance of an Acquisition Proposal or if it would reasonably be expected to lead to an Acquisition Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Party with respect to any potential Acquisition Proposal, (iii) enter into any agreement in principle, memorandum of understanding, letter of intent, merger agreement, acquisition agreement, joint venture agreement, option agreement or other similar agreement (but excluding an Acceptable Confidentiality Agreement) providing for a transaction that is the subject of an Acquisition Proposal (an “Alternative Acquisition Agreement”), or (iv) grant any waiver, amendment or release under any standstill or confidentiality agreement concerning an Acquisition Proposal; provided that notwithstanding the foregoing and the last sentence of this Section 6.04(a) the Company shall be permitted to waive, amend, release or fail to enforce any provision of any confidentiality, “standstill” or similar obligation of any Person if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law. The Company shall, and shall cause each of its Subsidiaries and its and their respective Representatives to, cease immediately and cause to be terminated any and all activities, discussions or negotiations, if any, existing as of the date of this Agreement with any Third Party and its Representatives with respect to any Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal. The Company shall use its commercially reasonable efforts to promptly inform its Representatives of the obligations in this Section 6.04. The Company also agrees that it will promptly request each Person that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of acquiring the Company or any of its Subsidiaries to return or destroy (as provided in the terms of such confidentiality agreement) all confidential information furnished to such Person prior to the date hereof by or on behalf of it or any of its Subsidiaries. The Company and its Subsidiaries shall use commercially reasonable efforts to enforce any confidentiality agreements entered into with any Person in connection with any Acquisition Proposal if requested to do so by Parent, subject to the remaining provisions of this Section 6.04.

(b) Notwithstanding anything contained in Section 6.04(a) to the contrary, following the receipt of an Acquisition Proposal that was made after the date hereof that did not result from a material breach by the Company, any of its Subsidiaries or its or their respective Representatives of this Section 6.04 and prior to obtaining the Company Stockholder Approval, if (i) the Company or any of its Representatives has received an Acquisition Proposal that the Board of Directors of the Company, after consultation with its outside legal counsel and with its financial advisor, reasonably believes is or could reasonably result in a Superior Proposal and (ii) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law, then, subject to providing written notice to Parent of its decision to take such action and compliance in all material respects with Section 6.04(c), the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with such Third Party and its Representatives, and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within twenty-four (24) hours) provide to Parent any such information relating to the Company that it provided to any such Person which was not previously provided to or made available to Parent.

(c) The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent orally and in writing after the receipt by the Company of any Acquisition Proposal or any request for information or access relating to the Company or any of its Subsidiaries with respect to an Acquisition Proposal indicating, in connection with such notice, the name of such Person (except to the extent disclosure of such identity would breach a confidentiality obligation in effect prior to the execution of this Agreement) and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements, which in each case may be redacted, if necessary to remove the identity of any Third Party to comply with any confidentiality obligation in effect prior to the execution of this Agreement) and thereafter, subject to the foregoing confidentiality qualifications, shall (i) keep Parent reasonably informed, on a prompt and timely basis, of the status and terms of any such proposals or offers (including any material amendments thereto) and the status of any such discussions or negotiations, and (ii) provide to Parent as soon as practicable copies of all written proposals or offers (including proposed agreements) sent or provided to the Company or any of its Subsidiaries from any Person (or such Person’s Representative) making an Acquisition Proposal that describes any of the financial or other material terms or conditions of such Acquisition Proposal.

(d) Except as set forth in Section 6.04(e) and Section 6.04(g), the Board of Directors of the Company and each committee of the Board of Directors of the Company shall not:

(i) withhold, withdraw, qualify or modify (or publicly propose or announce any intention to or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Subsidiary, the Company Board Recommendation;

(ii) other than in the case of an Acquisition Proposal in the form of a tender offer or exchange offer, fail to publicly affirm the Company Board Recommendation upon Parent’s written request within five (5) Business Days after such request after a public announcement of an Acquisition Proposal;

(iii) (A) fail to recommend against acceptance of any tender offer or exchange offer that is publicly disclosed (other than by Parent or any of its Subsidiaries) prior to the eleventh (11th) Business Day after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the 1934 Act or (B) recommend that the stockholders of the Company tender their shares of Company Stock in such tender offer or exchange offer;

(iv) fail to include the Company Board Recommendation in the Company Proxy Statement in connection with the Company Stockholder Meeting; or

(v) approve, adopt, recommend, or publicly propose to approve, adopt or recommend, any Acquisition Proposal (any action described in Sections 6.04(d)(i) through 6.04(d)(v) being referred to as an “Adverse Recommendation Change”).

(e) Notwithstanding anything to the contrary set forth in this Agreement but subject to Section 6.04(f), prior to the time, but not after, the Company Stockholder Approval is obtained, if an Acquisition Proposal has been made after the execution of this Agreement, the Board of Directors of the Company may make an Adverse Recommendation Change in response to such Acquisition Proposal or terminate this Agreement pursuant to Section 10.01 if, and only if, (i) such Acquisition Proposal did not result from a material breach by the Company, any of its Subsidiaries or its or their respective Representatives of this Section 6.04; and (ii) the Board of

Directors of the Company determines in good faith after consultation with its outside legal counsel and with its financial advisor that such Acquisition Proposal constitutes a Superior Proposal.

(f) Prior to making any Adverse Recommendation Change in connection with an Acquisition Proposal and prior to terminating this Agreement pursuant to Section 10.01 (to the extent permitted under Section 6.04), the Company shall deliver to Parent a written notice (a “Superior Proposal Notice”) stating that the Board of Directors of the Company intends to take such action pursuant to Section 6.04 and, if applicable, intends to cause the Company to enter into an Alternative Acquisition Agreement, a copy of the proposed form of which shall be delivered with such notice, together with copies of any documents setting forth the Acquisition Proposal (which notice or intent shall not be an Adverse Recommendation Change or a violation of Section 6.04(d) or any other provision of this Section 6.04). During the three (3) Business Day period commencing on the first Business Day following the date of Parent’s receipt of such Superior Proposal Notice (the “Negotiation Period”), the Company shall make its Representatives reasonably available for the purpose of engaging in negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal. Any written proposal made by Parent to amend this Agreement during the Negotiation Period shall be considered by the Board of Directors of the Company in good faith. Each time the financial or other material terms of such Acquisition Proposal are changed, the Company shall be required to deliver to Parent a new Superior Proposal Notice (including as attachments thereto a copy of the new Alternative Acquisition Agreement relating to such amended Acquisition Proposal and copies of any related documents), and the Negotiation Period shall be extended by an additional three (3) Business Days from the date of Parent’s receipt of such new Superior Proposal Notice.

(g) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Company Stockholder Approval is obtained, the Board of Directors of the Company may make an Adverse Recommendation Change in response to an Intervening Event if, and only if, the Board of Directors of the Company determines in good faith after consultation with its outside legal counsel and with its financial advisor that a failure to make an Adverse Recommendation Change in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law; provided, however, that the Company shall deliver to Parent a written notice (the “Intervening Event Notice”) advising Parent of all available material information with respect to such Intervening Event and stating that the Board of Directors of the Company intends to take such action pursuant to this Section 6.04(g) (which notice or intent shall not be an Adverse Recommendation Change or a violation of Section 6.04(d) or any other provision of this Section 6.04). During the three (3) Business Day period commencing on the date of Parent’s receipt of the Intervening Event Notice (the “Intervening Negotiation Period”), the Company shall make its Representatives reasonably available for the purpose of engaging in negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement in order to enable the Board of Directors of the Company to proceed with the Company Board Recommendation. Any written proposal made by Parent to amend this Agreement during the Intervening Negotiation Period shall be considered by the Board of Directors of the Company in good faith.

(h) Notwithstanding anything to the contrary set forth this Agreement, unless this Agreement is terminated pursuant to, and in accordance with, Section 10.01, (i) the obligation of the Company to establish a record date for, duly call, give notice of, and, subject to Section 6.02, convene and hold the Company Stockholder Meeting and to hold a vote of the Company’s stockholders on the adoption of this Agreement and the Merger at the Company Stockholder Meeting pursuant to Section 6.02 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal) or by an Adverse Recommendation Change, and (ii) in any case in which the Company makes an Adverse Recommendation Change pursuant to this Section 6.04, the Company shall nevertheless submit this Agreement to a vote of its stockholders at the Company Stockholder Meeting for the purpose of the approval of this Agreement.

(i) Nothing contained in this Agreement shall prevent the Company or the Board of Directors of the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to its stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any disclosure to its stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal which the Board of Directors of the Company (after consultation with outside counsel) determines in its good faith judgment that failure to make such disclosure would reasonably be expected to violate U.S. federal or state securities Law or other Applicable Law or its fiduciary obligations under Applicable Law; provided that the Board of Directors of the Company may not effect an Adverse Recommendation Change unless permitted to do so by this Section 6.04; provided, further, that notwithstanding anything herein to the contrary, any “stop, look and listen” disclosure in and of itself shall not be considered an Adverse Recommendation Change or (ii) contacting and engaging in discussions with any Person or group and their respective Representatives who has made an Acquisition Proposal solely for the purpose of clarifying such Acquisition Proposal and the terms thereof.

Section 6.05. Company Employee Plan Matters. At the reasonable request of Parent, the Company shall, prior to the Effective Time, adopt such amendments and take such other actions with respect to the Company Employee Plans as Parent may reasonably request to facilitate the transactions contemplated by this Agreement.

Section 6.06. No Other Representations and Warranties. Except for the representations and warranties set forth in Article 5, the Company acknowledges and agrees that no other representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or its Subsidiaries with respect to their respective businesses, affairs, assets, liabilities, financial conditions, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to Company by or on behalf of Parent or its Subsidiaries, and each of Parent and Merger Subsidiary hereby disclaims any such representation or warranty, whether by or on behalf of Parent or Merger Subsidiary, and notwithstanding the delivery or disclosure to the Company, or any of their Representatives or Affiliates of any documentation or other information by Parent, Merger Subsidiary, any of their respective Subsidiaries or any of their Representatives or any of their respective Subsidiaries with respect to any one or more of the foregoing. Neither Parent, Merger Subsidiary nor any of their Representatives will have or be subject to any liability or obligation to the Company or any other Person resulting from the distribution in written or verbal communications to the Company of any such information, including any information, documents, projections, forecasts or other material made available to the Company in online “data rooms,” confidential information memoranda or management interviews and presentations.

ARTICLE 7

COVENANTS OF PARENT

Section 7.01. Conduct of Parent. Except with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), as contemplated by this Agreement, as set forth in Section 7.01 of the Parent Disclosure Letter or as required by Applicable Law, from the date hereof until the Effective Time, Parent shall not, nor shall it permit any of its Subsidiaries to:

(a) take any action or fail to take any action that is intended or is reasonably likely to result in (i) a delay in the consummation of the Merger or the transactions contemplated by this Agreement, (ii) any impediment to Parent’s ability to consummate the Merger or the transactions contemplated by this Agreement, (iii) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (iv) any of the conditions to the Merger set forth in Article 9 not being satisfied or (v) a material violation of any provision of this Agreement, except, in each case, as required by Applicable Law; or

(b) agree, resolve or commit to do any of the foregoing.

Section 7.02. Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.03. Voting of Shares. Parent shall vote all shares of Company Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

Section 7.04. Director and Officer Liability. Parent shall, and Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless, and provide advancement of expenses to, the present and former officers and directors of the Company and its Subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions in their capacity as a director or officer of the Company or its Subsidiaries or as an officer, director, employee, fiduciary or agent of another enterprise if the Indemnified Person was serving in such capacity at the request of the Company or any of its Subsidiaries, in any case occurring at or prior to the Effective Time, to the fullest extent permitted by Delaware Law or any other Applicable Law (in the case of non-Delaware entities) or provided under the certificate of incorporation, bylaws, any indemnification agreements and any other governing documents of the Company and its Subsidiaries in effect on the date hereof.

In the event of any threatened or pending claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”) to which an Indemnified Person is, has been or becomes a party or with respect to which an Indemnified Person is, has been or becomes otherwise involved (including as a witness), arising in whole or in part out of, or pertaining in whole or in part to, the fact that the Indemnified Person is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as an officer, director, employee, fiduciary or agent of another enterprise (including any Proceeding arising out of or pertaining to matters occurring or existing or alleged to have occurred or existed, or acts or omissions occurring or alleged to have occurred, at or prior to the Effective Time, or arising out of or pertaining to this Agreement and the transactions and actions contemplated hereby), Parent shall, or shall cause the Surviving Corporation to, advance fees, costs and expenses (including attorney’s fees and disbursements) incurred by each Indemnified Person in connection with and prior to the final disposition of such Proceedings, such fees, costs and expenses (including attorney’s fees and disbursements) to be advanced within twenty (20) days of receipt by Parent from the Indemnified Person of a request therefor, provided such Indemnified Person provides a written affirmation of such Indemnified Person’s good faith belief that he or she has met all applicable standards of conduct applicable to indemnification and an undertaking to repay such advance if it is ultimately determined by a final non-appealable order of a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under this Section 7.04(a) or otherwise.

(b) For a period of six (6) years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions regarding (i) elimination of liability of directors and managers, (ii) indemnification of officers, directors and managers, and (iii) advancement of expenses, in each case, for periods prior to and including the Effective Time, that are no less advantageous to the intended beneficiaries than the corresponding provisions in the Company’s governing documents in existence on the date of this Agreement. The indemnification agreements with the Company’s directors and officers that survive the Merger shall continue in full force and effect in accordance with their terms.

(c) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect all provisions in the certificate of incorporation, bylaws and other governing documents of the Company’s Subsidiaries regarding (i) elimination of liability of directors and managers, (ii) indemnification of officers, directors and managers, and (iii) advancement of expenses, in each case, that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

(d) Prior to the Effective Time, the Company shall, or, if the Company is unable to or does not, Parent shall and shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time, from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that neither the Company nor the Surviving Corporation shall purchase such a “tail” policy for a premium amount for any one year in excess of 300% of the annual premium currently paid by the Company for such insurance (the “Tail Cap”) without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that if the premiums of such “tail” policy exceed the Tail Cap, the Company, after prior consultation with Parent, may obtain such a “tail” policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding the Tail Cap. If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, either (i) continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof or (ii) purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence a premium amount for any one year in excess of the Tail Cap; and provided, further, that if the premiums of such insurance coverage with respect to any policy year exceed the Tail Cap, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding the Tail Cap.

(e) Notwithstanding anything herein to the contrary, if an Indemnified Person is or has been a party to or is or has been otherwise involved (including as a witness) in any Proceeding (whether arising before, at or after the Effective Time) on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.04 shall continue in effect until the final disposition of such Proceeding.

(f) If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.

(g) The rights of each Indemnified Person under this Section 7.04 shall be in addition to any rights such Person may have under the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, under Delaware Law or any other Applicable Law (in the case of non-Delaware entities) under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 7.05. Employee Matters.

(a) For a period of twelve (12) months following the Closing, Parent shall, and shall cause its Subsidiaries (including the Company and its Subsidiaries) to, provide to each Company Employee who is employed immediately prior to the Closing and who becomes an employee of Parent, the Company or any of its Subsidiaries upon the Closing (each such individual, a “Continuing Employee”) employee benefits that are no less favorable in the aggregate than the level of such employee benefits provided to such employees on the date hereof.

(b) For a period of twelve (12) months following the Closing, Parent shall maintain the employee severance protections set forth in Section 7.05(b) of the Company Disclosure Letter, which shall be in lieu of any Parent severance plans or benefits.

(c) Parent shall, and shall cause its Subsidiaries (including the Company and its Subsidiaries) to, cause each Parent Employee Plan to (i) recognize the pre-Closing service of participating Continuing Employees with the Company for all purposes of vesting, eligibility and benefit entitlement (but not for purposes of pension benefit accrual), except to the extent such service credit would result in a duplication of benefits for the same period, (ii) waive any pre-existing condition limitations for participating Continuing Employees and (iii) use commercially reasonable efforts to provide credit to each participating Continuing Employee under the applicable Parent Employee Plan for amounts paid by the Continuing Employee prior to the Closing during the year in which the Closing occurs under any analogous Company Employee Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of such Parent Employee Plan.

(d) Parent shall cause the Company and its Subsidiaries to continue to credit under any applicable Parent Employee Plans each Continuing Employee for all vacation and personal holiday pay that such Continuing Employee is entitled to use but has not used as of the Closing.

(e) Parent and Merger Subsidiary hereby acknowledge that (i) the Merger will constitute a “Change in Control” (or concept of similar import) under the Company Employee Plans and (ii) as a result of the Merger, the individuals identified in Section 7.05(e) of the Company Disclosure Letter will be deemed to have experienced a “Good Reason” event (or concept of similar import), as applicable, for all purposes under the Company Employee Plans.

(f) The Company shall pay annual cash bonuses to executive officers and other key corporate office employees covered by the Carmike Annual Executive Bonus Program (the “Executive Plan”) for the period ending December 31, 2016 as follows: (i) if the Closing occurs prior to December 31, 2016, annual cash bonuses will be paid at the target performance level on a pro-rata basis, (ii) if the Closing occurs on or after December 31, 2016 and if the compensation committee of the Company’s Board of Directors (the “Compensation Committee”) has certified the performance results prior to Closing, annual cash bonuses will be paid based on actual achieved performance, and (iii) if the Closing occurs on or after December 31, 2016 and if the Compensation Committee has not certified the performance results prior to Closing, annual cash bonuses will be paid at the target performance level. The Company shall pay annual cash bonuses to individuals not covered by the Executive Plan in accordance with the terms of the applicable bonus plan. The Company shall pay the annual cash bonuses that are contemplated by this Section 7.05(f) on the earlier of (A) immediately prior to the Closing and (B) the date that is consistent with the Company’s past practices. For the avoidance of doubt, it is the intent of the Parties that the annual cash bonuses contemplated by this Section 7.05(f) are in addition to the severance arrangements set forth on Section 4.19(a) of the Company Disclosure Letter.

(g) Nothing in this Section 7.05, express or implied, is intended to or shall confer upon any other Person, including any Continuing Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no provision of this Section 7.05 shall constitute an amendment of, or an undertaking to amend, any Company Employee Plan or Parent Employee Plan.

Section 7.06. No Other Representations and Warranties. Except for the representations and warranties set forth in Article 4, each of Parent and Merger Subsidiary acknowledges and agrees that no other representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company or its Subsidiaries with respect to their respective businesses, affairs, assets, liabilities, financial conditions, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to Parent or Merger Subsidiary by or on behalf of the Company or its Subsidiaries, and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Subsidiary, any of their respective Subsidiaries or any of their Representatives or Affiliates of any documentation or other information by the Company or any of its Representatives with respect to any one or more of the foregoing. Neither the Company nor any of its Representatives or Affiliates will have or be subject to any liability or obligation to Parent or Merger Subsidiary or any other Person resulting from the distribution in written or verbal communications to Parent or Merger Subsidiary of any such information, including any information, documents, projections, forecasts or other material made available to Parent or to Merger Subsidiary in online “data rooms,” confidential information memoranda or management interviews and presentations.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

Section 8.01. Regulatory Undertakings.

(a) Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as practicable (and in any event prior to the End Date), the transactions contemplated by this Agreement, including (i) obtaining and maintaining all necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals (collectively, “Approvals”) from Governmental Authorities and the making of all other necessary registrations and filings, (ii) obtaining all Approvals from third parties that are necessary or desirable in connection with the transactions contemplated by this Agreement, (iii) the execution and delivery of any additional instruments necessary to consummate any of the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (iv) providing all such information concerning such Party, its Ultimate Parent Entity, its Affiliates, its Affiliates’ officers, directors, employees and partners, and, in the case of Parent, the Wanda Group Parties and their respective officers, directors, employees and partners, as may reasonably be requested in connection with any of the matters set forth in this Section 8.01. None of the Parties shall, nor shall it permit any of its Affiliates to take or agree to take any action that would reasonably be expected to impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Approvals from any Governmental Authority with respect to the transactions contemplated by this Agreement. Nothing set forth in this Section 8.01 limits, modifies, waives, amends or otherwise adversely affects (A) the Company’s rights under Section 6.04 or (B) any Party’s rights under Article 10.

(b) Subject to Section 8.01(c), each of Parent and the Company shall (i) make or cause to be made the filings required of such Party or any of its Affiliates, and in the case of Parent, any Wanda Group Party or its Ultimate Parent Entity, under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and advisable as mutually agreed by the Parties, and not later than September 30, 2016, unless otherwise agreed to by the Parties in writing, (ii) make or cause to be made such other filings as are required under Applicable Law by such Party or any of its Affiliates in foreign jurisdictions governing antitrust, competition, trade regulation or similar matters as soon as reasonably practicable after the date of this Agreement, (iii) comply with any request for additional information, documents or other materials received by such Party or any of its Affiliates from the Federal Trade Commission (the “FTC”), the Department of Justice (the “DOJ”) or any other Governmental Authority under the HSR Act or any other Applicable Laws when practicable and advisable as mutually agreed by the Parties and (iv) subject to Section 8.01(e), cooperate in good faith with the other Party in obtaining all Approvals required under Applicable Laws and in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Applicable Laws with respect to any such filing or any such Approval.

(c) Parent and the Company shall coordinate with respect to the overall strategy relating to the Antitrust Laws, including with respect to any filings, notifications, submissions and communications with or to any antitrust regulatory authority; provided, however, that (x) subject to the other provisions of this Section 8.01, Parent shall make the final determination as to the appropriate course of action and (y) neither Parent nor the Company shall be constrained from complying with Applicable Law. Each Party shall (i) consult and cooperate with the other Party regarding, allow the other Party to have a reasonable opportunity to review in advance prior to their submission (if applicable) and consider in good faith the views of the other Party regarding the form and content of, any filings, correspondence, written communications, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either Party in connection with proceedings under or relating to any Antitrust Laws, (ii) promptly furnish the other Party with copies of all correspondence, filings and written communications between them and their Affiliates and their respective representatives, on the one hand, and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement and (iii) give the other Party the opportunity to attend and participate in any in-person meetings, and to the extent reasonably practicable, substantive telephone calls with the DOJ, the FTC or any other Governmental Authority (to the extent permitted by the DOJ, the FTC or such Governmental Authority) with respect to the subject matter of this Section 8.01 (including with respect to any of the actions referred to in Section 8.01(d) and Section 8.01(e)) and, if the other Party is prohibited by Applicable Laws or by the DOJ, the FTC or such Governmental Authority from attending and participating in any such meetings or calls, keep the other Party reasonably apprised with respect thereto to the extent permitted under Applicable Law. Each Party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement. Neither Party will directly or indirectly extend any waiting period under the HSR Act or enter into any agreement with a Governmental Authority related to this Agreement or the transactions contemplated by this Agreement except with the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding any provisions of this Section 8.01 to the contrary, (A) materials provided to the other Party pursuant to this Section 8.01 may be redacted (x) to remove references concerning the valuation of Parent, the Company or any of their Subsidiaries, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address privilege or confidentiality concerns and (B) each Party shall have the right to designate any information as attorneys eyes only.

(d) In connection with and without limiting Section 8.01(a), but subject to Section 8.01(e), each of Parent and the Company shall use its reasonable best efforts to take such action as may be required to cause the expiration or termination of the waiting periods under the HSR Act or other Antitrust Laws with respect to the transactions contemplated by this Agreement as soon as practicable after the execution of this Agreement (and in any event prior to the End Date), including using its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statues, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). In connection therewith and subject to Section 8.01(e), if any Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Applicable Laws, each of Parent and the Company shall, and shall cause their respective Affiliates to vigorously contest and resist any such Proceeding (through negotiation, litigation or otherwise), including any administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent (each an “Order”), that is in effect and that prohibits, prevents, delays or restricts the consummation of the transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal.

(e) Notwithstanding anything to the contrary in this Agreement, the Company shall not, without the written consent of Parent, agree to or effect any Antitrust Action required by any Governmental Authority. If necessary to avoid the commencement of any Proceeding by any Governmental Authority challenging the transactions under this Agreement under any Applicable Laws, or if already commenced, to avoid the entry of, or to effect the dissolution of, any Order that would prohibit, prevent or restrict the consummation of the transactions contemplated by this Agreement, then, subject to the penultimate sentence of this Section 8.01(e), Parent shall, and shall cause its Affiliates to, offer, negotiate and agree to, and shall effect, any Antitrust Action with respect to Parent’s, the Company’s or their respective Affiliates’ businesses or assets; provided that Parent shall not be required to agree to or effect any Antitrust Actions with respect to any of Parent’s, the Company’s or their respective Affiliates’ businesses or assets if such Antitrust Actions have a Regulatory Material Adverse Effect. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, Parent shall not be required to agree to or effect any Antitrust Action with respect to the Company, Parent or any of their respective Affiliates’ businesses or assets unless such actions are conditioned upon the occurrence of the Closing or are effective on or after the Closing, and no Party shall be required to waive any of the conditions set forth in Article 9 as they apply to such Party. None of the actions taken or proposed to be taken pursuant to this Section 8.01(e) shall be deemed to result in a breach of the representations and warranties set forth in this Agreement or shall be considered for purposes of determining whether a Company Material Adverse Effect or a Parent Material Adverse Effect has occurred.

(f) (i) Prior to the Closing, Parent shall, and shall cause its Affiliates to, offer, negotiate and agree to, the sale of the Proscribed Theatres; and (ii) Parent shall, and the Company shall reasonably cooperate to, effect the sale of the Proscribed Theatres simultaneously with the Closing on the terms negotiated by Parent; provided that (A) neither Parent nor the Company shall be constrained from complying with Applicable Law; and (B) the sale of the Proscribed Theatres is contingent on the Closing.

Section 8.02. Certain Filings.

(a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from Parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

(b) As promptly as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Company Proxy Statement. The Company shall mail or deliver the Company Proxy Statement to the Company’s stockholders as promptly as practicable after receipt of confirmation from the SEC that it has no further comments to the Company Proxy Statement. Parent shall furnish to the Company all information as may be reasonably requested by the Company in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement. Each of Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other Party with copies of any written comments and advise the other Party of any oral comments with respect to the Company Proxy Statement received by the SEC. The Company shall provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Company Proxy Statement prior to filing such with the SEC and if required, the Company shall disseminate to the Company’s stockholders, as promptly as reasonably practicable, any amendment of or supplement to the Company Proxy Statement required as a result of such comments or as otherwise required by Applicable Law. No filing of, or amendment or supplement to, the Company Proxy Statement, or response to SEC comments with respect thereto, will be made by Parent or the Company, as applicable, without the other’s prior consent (which shall not be unreasonably withheld, conditioned or delayed). Parent and the Company shall use reasonable best efforts to take any other action required to be taken under the 1934 Act, Delaware Law and the rules of NASDAQ and the NYSE, in connection with the filing and distribution of the Company Proxy Statement and the solicitation of proxies from the Company’s stockholders thereunder.

(c) If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Subsidiaries, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to the Company Proxy Statement, so that such documents would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company.

Section 8.03. Parent Financing.

(a) Parent shall use its reasonable best efforts to, and shall cause its Subsidiaries to use reasonable best efforts to, obtain and consummate the Financing on the terms and conditions described in or contemplated by the Debt Commitment Letters (including the “market flex” provisions in any Debt Commitment Letter or Fee Letter) including using its reasonable best efforts to (i) negotiate and enter into the Debt Financing Documents on such terms and conditions (as such terms may be modified or adjusted in accordance with (x) the terms of, and within the limits of any such “market flex” provisions and (y) this Section 8.03), (ii) if all of the conditions to the Closing contained in Article 9 are satisfied or waived (other than those conditions that by their terms are to be satisfied or waived at the Closing or will be satisfied or waived upon funding) and the Marketing Period has ended, satisfy on a timely basis (or obtain a waiver of) all conditions applicable to Parent and Merger Subsidiary contained in the Debt Commitment Letters that are within its or their control, (iii) cause the lenders party to the Debt Commitment Letters to fund at the Closing the full amount of the Financing required to consummate the transactions contemplated by this Agreement, if all of the conditions to the Closing contained in Article 9 are satisfied or waived (other than those conditions that by their terms are to be satisfied or waived at the Closing or will be satisfied or waived upon funding) and (iv) maintain in effect and comply with its obligations under (x) the Debt Commitment Letters and (y) to the extent necessary to obtain and consummate the Financing, the Existing Credit Facility. Parent shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy, under the Debt Commitment Letters or the Existing Credit Facility without the prior written consent of the Company; provided that notwithstanding the foregoing Parent shall be permitted to amend the Debt Commitment Letters (A) to add purchasers, lenders, lead arrangers, book-runners, syndication agents or similar entities who had not executed any Debt Commitment Letter as of the date of this Agreement provided, further, that no such addition shall relieve the original Lenders of their obligations under the Debt Commitment Letters prior to the initial funding of the Financing, except as set forth in the Debt Commitment Letters in respect of the “Additional Initial Lenders” (as defined thereunder), or (B) so long as such amendments or modifications do not, or could not be reasonably expected to, materially delay, prevent or adversely affect the Closing or the consummation of the Financing. Parent shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts payable under the Debt Commitment Letters, Fee Letters and the Debt Financing Documents as required for funding of the full amount of the Financing at Closing. Upon any amendment, supplement or modification of the Debt Commitment Letters or the Existing Credit Facility (as the case may be) in accordance with this Section 8.03, Parent shall provide a copy thereof to the Company and the term “Debt Commitment Letters” shall mean the Debt Commitment Letters as so amended, supplemented or modified and the term “Existing Credit Facility” shall mean the Existing Credit Facility as so amended, supplemented or modified.

(b) If all or any portion of the Financing becomes unavailable on the terms and conditions set forth therein (including the “market flex” provisions in any Debt Commitment Letter or Fee Letter), Parent shall promptly notify the Company, and Parent shall, and shall cause its Subsidiaries to, use its reasonable best efforts to promptly obtain substitute financing (on terms and conditions that are not materially less favorable to Parent and Merger Subsidiary, taken as a whole, than the terms and conditions as set forth in the Debt Commitment Letters, taking into account any “market flex” provisions in any Debt Commitment Letter or Fee Letter) sufficient to enable Parent to consummate the Merger and the other transactions contemplated hereby in accordance with their terms (the “Substitute Financing”) and obtain a new commitment letter that provides for such Substitute Financing and, promptly after execution thereof, deliver to the Company true, complete and correct copies of the new commitment letter and fee letter (redacted in the manner required thereby). Such Substitute Financing shall be deemed to be a part of the “Financing” and any commitment letter and fee letter for such Substitute Financing shall be deemed a “Debt Commitment Letter” and “Fee Letter” for all purposes of this Agreement.

(c) Parent and Merger Subsidiary shall give the Company prompt written notice: (i) of any material breach or default under the Debt Commitment Letter by any party thereto or an

Event of Default as defined in and under the Existing Credit Facility, (ii) of the receipt of any written notice from any party to any Debt Commitment Letter with respect to any actual or threatened material breach, default, withdrawal, termination or repudiation of any provisions of any Debt Commitment Letter by such party, (iii) of the receipt of any written notice from any party to the Existing Credit Facility with respect to any Event of Default as defined in and under the Existing Credit Facility, and (iv) if for any reason Parent or Merger Subsidiary believes in good faith that it will not be able to timely obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letters. Promptly following any reasonable written request by the Company therefor, Parent shall provide the Company any information reasonably requested by the Company in writing relating to any circumstance referred to in the immediately preceding sentence. Parent shall keep the Company reasonably informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing (or Substitute Financing obtained in accordance with Section 8.03(b)), including all material activity and timing considerations.

(d) On and prior to the Closing, the Company shall, subject to expense reimbursement as provided in clause (e) below, and shall cause its Subsidiaries, officers and employees, and shall use commercially reasonable efforts to cause its advisors and representatives (including legal and accounting) to, cooperate, as may be reasonably requested, with Parent’s efforts to consummate the Financing, including to do the following: (i) at reasonable times and upon reasonable notice, participate in, and assist in preparation for, customary meetings, presentations, road shows, conference calls, drafting sessions, due diligence sessions and sessions with rating agencies in connection with the Financing or any offering of high-yield debt securities under Rule 144A of the 1933 Act, (ii) assist with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing or any offering of high-yield debt securities under Rule 144A of the 1933 Act and executing and delivering customary authorization letters; provided, however, that any private placement memoranda or prospectuses in relation to high yield debt or equity securities need not be issued by the Company or any of its Subsidiaries; provided, further, that any such memoranda or prospectuses shall contain disclosure and financial statements with respect to the Company or the Surviving Corporation reflecting the Surviving Corporation and/or its Subsidiaries as the obligor(s), (iii) furnish Parent and Merger Subsidiary and their Financing Sources with the Required Financial Information and other pertinent information regarding the Company as may be reasonably requested by Parent that are necessary for the satisfaction of the obligations and conditions set forth in the Debt Commitment Letters, (iv) using commercially reasonable efforts to obtain accountants’ comfort letters reasonably requested by Parent and to cause accountants to consent to the use of their reports in any material relating to the Financing or any offering of high-yield debt securities under Rule 144A of the 1933 Act, (v) assist in preparation, negotiation, execution and delivery of definitive financing documentation and schedules and exhibits thereto, (vi) facilitate the entrance into other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing or any offering of high-yield debt securities under Rule 144A of the 1933 Act as may be reasonably requested by Parent in connection with the Financing or any offering of high-yield debt securities under Rule 144A of the 1933 Act and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the Debt Commitment Letters; provided, that any obligations of the Company or any of its Subsidiaries contained in all such agreements and documents shall be subject to the occurrence of the Closing and effective no earlier than the Closing, (vii) assist in obtaining customary debt pay-off letters (if any) with respect to the Company’s existing credit facility, (viii) using commercially reasonable efforts to ensure that the syndication efforts in respect of the Financing benefit from the existing lending relationships of the Company, (ix) furnish Parent and its Financing Sources as promptly as practicable, and in any event no later than 3 Business Days prior to the Closing, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent requested in writing by Parent at least 10 Business Days prior to the Closing, (x) coordinate (A) a request for a waiver under the Company’s existing indenture governing its senior notes in connection with any change of control that may result from the transactions provided for in this Agreement (it being understood and agreed that any waiver fee shall be paid by Parent and any solicitation agent appointed in connection with a waiver or consent solicitation shall be appointed and paid for by Parent) and (B) a request for any amendments to the indenture as may be reasonably requested by the Parent (including using commercially reasonable efforts to conduct a consent solicitation (it being understood and agreed that any consent fee shall be paid by Parent and any solicitation agent appointed in connection with a consent solicitation shall be appointed and paid by Parent), to enter into and cause the trustee to enter into a supplemental indenture effecting such waiver (if successful) and applicable amendments requested by Parent, and provide and cause counsel to provide any opinion or certificate required under the indenture in connection with a successful request for a waiver or amendment) and (xi) cause the taking of corporate actions by the Company and its Subsidiaries reasonably necessary to permit the consummation of the Financing or any offering of high-yield debt securities under Rule 144A of the 1933 Act at the Closing; it being understood and agreed that no such corporate action will be required to take effect prior to the Closing; provided that, notwithstanding anything to the contrary contained in this Agreement (including this Section 8.03), (A) nothing in this Agreement (including this Section 8.03) shall require any such cooperation to the extent that it would (1) require the Company or any of its Subsidiaries or Representatives, as applicable, to waive or amend any terms of this Agreement or agree to pay any commitment or other fees or reimburse any expenses prior to the Effective Time, or incur any liability or give any indemnities or otherwise commit to take any action (other than with respect to any authorization letter described above in clause (d)(ii)) that is not contingent upon the Effective Time, (2) unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries it being understood and agreed that compliance with the requirements set forth in clause (d) above will not unreasonably interfere with the business or operations of the Company or any of its Subsidiaries, (3) require the Company or any of its Subsidiaries to take any action that will conflict with or violate the Company’s organizational documents or any Applicable Law or result in the material contravention of, or that would reasonably be expected to result in a material violation or material breach of, or material default under, any Company Material Contract, (4) require the Company or its Subsidiaries to enter into or approve any financing or purchase agreement with respect to any matter relating to the Financing, (5) require any pre-Closing directors or managers of the Company or any of its Subsidiaries, acting in such capacity, to adopt any resolutions approving any Debt Financing Documents or to execute, enter into, deliver or perform any Debt Financing Documents, (6) require any officers or other authorized signatories of the Company or any of its Subsidiaries to execute, enter into, deliver or perform any Debt Financing Documents whose effectiveness is not contingent upon the Closing or that would be or become effective prior to the Effective Time, or (7) result in any officer, director or Representative of the Company or any of its Subsidiaries incurring any personal liability with respect to any matters relating to the Financing, and (B) no action, liability or obligation of the Company or any of its Subsidiaries or any of their respective Representatives under any Debt Financing Documents shall be effective until the Effective Time, other than with respect to any authorization letter described above in clause (d)(ii)). The Company consents to the reasonable use of the Company’s logos in connection with any Financing in a manner customary for such financing transaction, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its products, services, offerings or intellectual property rights.

(e) Parent shall promptly, upon request by the Company, reimburse the Company for any of its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries or their respective Affiliates at Parent’s request in connection with the cooperation of the Company contemplated by this Section 8.03 and shall indemnify and hold harmless the Company and its Subsidiaries and their respective Affiliates and Representatives for and against any and all losses, suffered or incurred by them in connection with the arrangement of the Financing, any action taken by them at the request of Parent pursuant to this Section 8.03 and any information utilized in connection therewith (other than information provided by the Company and its Affiliates); provided, however, that this clause (e) shall not apply to the extent that the relevant amounts result from the Company’s or its Subsidiaries or their respective Affiliates’ bad faith, willful misconduct or gross negligence or material breach of this Agreement, in each case as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(f) The Company shall, and shall cause its Subsidiaries to (i) periodically update any applicable Required Financial Information provided by them or on their behalf as may be necessary so that such Required Financial Information is (A) Compliant, and (B) meets the applicable requirements set forth in the definition “Required Financial Information” , and (ii) notify Parent in writing if (1) the Company determines that it must restate any financial statements included in the Required Financial Information or (2) the applicable independent accountants for the Company shall have withdrawn any audit opinion with respect to any financial statements contained in the Required Financial Information for which they have provided an opinion.

(g) All non-public or other confidential information provided by the Company, its Subsidiaries or their respective Representatives pursuant to this Section 8.03 shall be kept confidential in accordance with the Confidentiality Agreement; provided that notwithstanding the terms of the Confidentiality Agreement, Parent shall be permitted to disclose such information to the Financing Sources identified in the Debt Commitment Letters, any provider of Substitute Financing and their respective Representatives in connection with the Financing and any Substitute Financing and any other potential source of debt financing in connection with the transactions contemplated herein so long as such Persons agree to be bound by the confidentiality provisions of the Confidentiality Agreement, the confidentiality provisions set forth in the Debt Commitment Letters or other reasonable and customary confidentiality undertakings in respect of transactions similar to that contemplated by the Financing or any Substitute Financing.

Section 8.04. Public Announcements. Except in connection with actions taken pursuant to, and otherwise in accordance with, Section 6.04 and Article 10, each of Parent and the Company shall (a) not issue any such press release or make any such other public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, in which case such Party shall use reasonable best efforts to consult with the other Party to extent practicable and (b) consult with each other before scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby.

Section 8.05. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or threatened against, or involving the Company any of its Subsidiaries or Parent, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement.

Notwithstanding any of the foregoing, the delivery of any notice pursuant to this Section 8.06 shall not limit or otherwise affect the remedies available hereunder to the Party receiving that notice.

Section 8.07. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

Section 8.08. Defense of Litigation. The Company shall control, and the Company shall consult with Parent and keep Parent reasonably informed with respect to any material developments regarding, the defense of any Proceeding brought by any of the Company’s stockholders against the Company or its directors or officers arising out of or relating to transactions contemplated by this Agreement; provided, however, that the Company shall not settle any such Proceeding (a) without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (b) unless permitted by Section 6.01(q) or (c) unless such settlement would not impose any material obligations that relate to the operation of the business of the Company or its Subsidiaries following the Effective Time.

Section 8.09. No Control of Other Party’s Business. Subject to the terms and conditions of this Agreement, nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control over its and its Subsidiaries’ respective operations.

ARTICLE 9

CONDITIONS TO THE MERGER

Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

(a) the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;

(b) no Proceeding brought by any Governmental Authority in the United States of America pursuant to Antitrust Laws is pending that challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated hereby, and no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or any Governmental Authority in the United States of America preventing the consummation of the Merger shall have taken effect after the date hereof and shall still be in effect; and

(c) any applicable waiting period (and any extension of such period) under the HSR Act relating to the Merger shall have expired or been terminated and any agreement with any Governmental Authority with respect to the HSR Act not to close the transaction shall have expired or been terminated.

Section 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligation of Parent and Merger Subsidiary to consummate the Merger is further subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) The representations and warranties of the Company set forth in (i) Article 4 (other than in Sections 4.01 (first sentence only), 4.02(a), 4.04(a), 4.05 and 4.27) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct (without regard to “materiality,” Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) Section 4.05 shall be true and correct (without regard to “materiality,” Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for inaccuracies that are not material, and (iii) Sections 4.01 (first sentence only), 4.02(a), 4.04(a), and 4.27 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only as of such date and period;

(b) the Company and its Subsidiaries shall have performed and complied in all material respects with the covenants and obligations under this Agreement contemplated to be performed or complied with by the Company or its Subsidiaries prior to the Effective Time;

(c) since the date of this Agreement, there shall not have been any Circumstances that have had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and that are continuing;

(d) the aggregate number of Dissenting Shares shall not equal or exceed 20% of the shares of Company Stock outstanding at the record date for the Company Stockholder Meeting; and

(e) the Company shall have delivered to Parent a certificate signed by an executive officer of the Company dated as of the date of the Effective Time certifying that the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been satisfied.

Section 9.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is further subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) The representations and warranties of Parent set forth in (i) Article 5 (other than in Sections 5.01 (first sentence only) and 5.02) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct (without regard to “materiality,” Parent Material Adverse Effect and similar qualifiers contained in such representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) Sections 5.01 (first sentence only) and 5.02 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) and (ii), as applicable) only as of such date and period;

(b) Parent and its Subsidiaries shall have performed and complied in all material respects with the covenants and obligations under this Agreement contemplated to be performed or complied with by Parent and its Subsidiaries prior to the Effective Time; and

(c) Parent shall have delivered to the Company a certificate signed by an executive officer of Parent dated as of the date of the Effective Time certifying that the conditions specified in Section 9.03(a) and Section 9.03(b) have been satisfied.

Section 9.04. Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 9.01, Section 9.02 or Section 9.03, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement or failure in any material respect to use the standard of efforts required from such Party to consummate the Merger and the other transactions contemplated hereby.

ARTICLE 10

TERMINATION

Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or the members of Merger Subsidiary, except as provided in Section 10.01(d)(i)), it being understood that any termination by Parent shall also constitute a termination by Merger Subsidiary:

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before December 5, 2016 (the “End Date”); provided that if on the third Business Day prior to the End Date, the condition to Closing set forth in Section 9.01(b) or 9.01(c) shall not have been satisfied but all other conditions to Closing shall be satisfied or shall be capable of being satisfied upon satisfaction of the condition to Closing set forth in such sections, then Parent or the Company shall have the right to extend the End Date an additional ninety (90) days (which, if so validly extended, shall become the “End Date” for all purposes under this Agreement) by notifying the other Party in writing of such election before the End Date; provided, further, that if the Marketing Period has not ended as of the third Business Day prior to the End Date and all other conditions to Closing shall be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing), the End Date shall be extended automatically to the third Business Day immediately following the last day of the Marketing Period, provided, further, however, that (X) the right to extend the End Date shall not be available to any Party whose intentional failure to provide all of the information required pursuant to the HSR Act in the initial filing or upon additional requests from the appropriate regulators or to fulfill any obligation of such Party under this Agreement shall have caused such condition not to be satisfied and (Y) the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by the End Date;

(ii) there shall be any permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger and such injunction or other order shall have become final and nonappealable; or

(iii) at the Company Stockholder Meeting (including after taking into account any adjournment or postponement thereof in accordance with this Agreement), the Company Stockholder Approval shall not have been obtained; or

(c) by Parent, if:

(i) an Adverse Recommendation Change shall have occurred; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied and to be incapable of being satisfied by the End Date; or

(d) by the Company, if:

(i) at any time prior to (but not after) receipt of the Company Stockholder Approval (A) the Board of Directors of the Company authorizes the Company, in accordance with Section 6.04, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal that did not result from a material breach of Section 6.04, (B) concurrently with the termination of this Agreement the Company, in accordance with Section 6.04, enters into an Alternative Acquisition Agreement with respect to a Superior Proposal that did not result from a material breach of Section 6.04 and (C) prior to or concurrently with such termination, the Company pays to Parent the Termination Fee pursuant to Section 11.04; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied and to be incapable of being satisfied by the End Date; or

(iii) all of the conditions set forth in Article 9 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing), the Company has given written notice to Parent and Merger Subsidiary that it is prepared to consummate the Closing, and Parent and Merger Subsidiary fail to consummate the transactions contemplated by this Agreement on the date that the Closing should have occurred pursuant to Section 2.01.

The Party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other Party.

Section 10.02. Effect of Termination. Except as provided in Section 11.04, if this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to the other Parties; provided that if such termination shall result from the intentional failure of any Party to (a) fulfill a condition to the performance of the obligations of the other Parties or (b) perform a covenant hereof (including the failure to consummate the Merger or any other transaction contemplated by this Agreement when required to do so, which shall be deemed intentional for purposes of this Section 10.02), such Party shall be fully liable for any and all liabilities and damages (which the Parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs) incurred or suffered as a result of such failure. The provisions of this Section 10.02 and Sections 8.03(e), 11.04, 11.06, 11.07, 11.08, 11.09, 11.10 and 11.15 shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Subsidiary, to:

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street, Leawood, KS 66211

Attention: Kevin Connor, General Counsel

Facsimile: 913-213-2058

Email: kconnor@amctheatres.com

with a copy to:

Husch Blackwell LLP

4801 Main, Ste. 1000

Kansas City, Missouri 64112

Attention: James M. Ash

Phone No.: 816.983.8137

Facsimile No.: 816.983.8080

E-mail: james.ash@huschblackwell.com

if to the Company, to:

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, GA 31901

Attention: Daniel E. Ellis, Senior Vice President, General Counsel and Secretary

Phone No.: 706.576.3400

Facsimile No.: 706.324.0470

E-mail: dellis@carmike.com

with a copy to:

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

Attention: Alan J. Prince and C. William Baxley

Facsimile No.: (404) 572-5100

E-mail: aprince@kslaw.com and bbaxley@kslaw.com

or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 11.02. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 11.03. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

(c) In the event that any party seeks an amendment or waiver to this Section 11.03 or Section 11.06, Section 11.07, Section 11.08, Section 11.09, or Section 11.15, that is adverse to any Financing Source, the prior written consent of the adversely affected Financing Source shall be required before any such amendment or waiver may become effective.

Section 11.04. Expenses.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

(b)

(i) If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i), then the Company shall pay to Parent in immediately available funds Thirty Million Dollars ($30,000,000) (the “Termination Fee”) within three Business Days after such termination.

(ii) If this Agreement is terminated by the Company pursuant to Section 10.01(d)(i), then the Company shall pay to Parent in immediately available funds the Termination Fee concurrently with such termination.

(iii) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) (other than in circumstances in which Parent is required to pay the Regulatory Termination Fee pursuant to Section 11.04(b)(iv) upon such termination) or Section 10.01(b)(iii) and at the time of termination all conditions to the consummation of the Merger set forth in Article 9, other than the condition set forth in Section 9.01(a), have been satisfied or waived, (B) an Acquisition Proposal shall have been made (or, in the case of termination by Parent or the Company pursuant to Section 10.01(b)(iii), publicly announced) after the date of this Agreement and not withdrawn prior to the Company Stockholder Meeting and (C) within eighteen (18) months following the date of such termination, the Company or any Subsidiary enters into a definitive agreement with respect to an Acquisition Proposal (which is thereafter consummated) or an Acquisition Proposal shall have been consummated (provided that for purposes of this clause (C), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay to Parent in immediately available funds the Termination Fee upon the consummation of such Acquisition Proposal.

(iv) If this Agreement is terminated (i) by the Company or Parent pursuant to Section 10.01(b)(ii), (ii) by the Company pursuant to Section 10.01(d)(ii) due to a material breach by Parent of Section 8.01, which breach results in the conditions set forth in either Section 9.01(b) or Section 9.01(c) being incapable of being satisfied or (iii) by the Company or Parent pursuant to Section 10.01(b)(i) (in the case of termination by Parent, only under circumstances in which the Company has a concurrent right to terminate pursuant to Section 10.01(b)(i)) and as of the End Date, (A) one or more of the conditions set forth in Section 9.01(b) or Section 9.01(c) has not been satisfied, including as a result of Parent not agreeing to take or not taking any Antitrust Actions that have a Regulatory Material Adverse Effect and (B) all of the other conditions set forth in Article 9 have been satisfied (other than any such conditions which by their nature cannot be satisfied until the Closing Date but subject to such conditions being capable of being satisfied if the Closing Date were the date of termination), then Parent will, within three Business Days following any such termination, pay to the Company or its designee in cash by wire transfer in immediately available funds to an account designated by the Company a termination fee in an amount equal to Fifty Million Dollars ($50,000,000) (the “Regulatory Termination Fee”).

(c) In no event shall more than one Termination Fee or Regulatory Termination Fee be payable.

(d) Each Party acknowledges that the agreements contained in this Section 11.04 are an integral part of this Agreement, and that, without these agreements, Parent, Merger Subsidiary and the Company would not enter into this Agreement; accordingly, if the Company or Parent fails to promptly pay any applicable amount when due pursuant to this Section 11.04, and, in order to obtain such payment, Parent, Merger Subsidiary or the Company, as applicable, commences a suit that results in a judgment against the Company or Parent, as applicable, for the fee set forth in this Section 11.04 or any portion of such fee, then (i) in the case of the Termination Fee, the Company shall pay to Parent and (ii) in the case of the Regulatory Termination Fee, Parent shall pay to the Company, its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate published in The Wall Street Journal on the date such payment was required to be made through the date of payment. Except as set forth in the preceding sentence or in the case of fraud, Parent and Merger Subsidiary agree that, upon any termination of this Agreement under circumstances where the Termination Fee is payable by the Company pursuant to this Section and such Termination Fee is paid in full, Parent and Merger Subsidiary shall be precluded from any other remedy against the Company, at law or in equity or otherwise, and neither Parent nor Merger Subsidiary shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby. Except as set forth in the first sentence or in the case of fraud, the Company agrees that, upon any termination of this Agreement under circumstances where the Regulatory Termination Fee is payable by Parent pursuant to this Section and such Regulatory Termination Fee is paid in full, the Company shall be precluded from any other remedy against Parent or Merger Subsidiary, at law or in equity or otherwise, and the Company shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Subsidiary or any of their Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

Section 11.05. Disclosure Letter and SEC Document References. The Parties agree that any reference in a particular Section of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant Party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of such Party that are contained in this Agreement to the extent that such disclosure is set forth with such specificity that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Sections. The mere inclusion of an item in either the Company Disclosure Letter or the Parent Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

Section 11.06. Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns, other than: (i) with respect to the provisions of Section 7.04 which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (ii) at and after the Effective Time, the rights of the former holders of shares of Company Stock to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, (iii) at and after the Effective Time, the rights of the holders of Company Stock Options, Company Restricted Shares, Company Performance Shares and Company Restricted Stock Units to receive the payments contemplated by the applicable provisions of Section 2.05, in each case, at the Effective Time in accordance with the terms and conditions of this Agreement; provided, however, that (A) Parent may, without the consent of the Company, assign or otherwise transfer its rights, interests and obligations hereunder to any of its Financing Sources for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Financing and any refinancings, extensions, refundings or renewals thereof; provided that such assignment or transfer shall not in any way affect Parent’s obligations and liabilities under this Agreement and (B) each Financing Source is an express third party beneficiary of Section 11.03, Section 11.06, Section 11.07, Section 11.08, Section 11.09 or Section 11.15. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties.

(b) No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Parties.

Section 11.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state; provided that all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the law of the State of New York (without regard to the conflicts of law provisions thereof); provided, however, that (a) the interpretation of the definition of Company Material Adverse Effect and whether there shall have occurred a Company Material Adverse Effect, (b) whether the Merger has been consummated as contemplated by this Agreement, and (c) the determination of whether the representations made by the Company are accurate and whether as a result of any inaccuracy of any such representations Parent has the right to terminate its obligations, or has the right not to consummate the Merger, under this Agreement, shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware without regard to the principles of conflicts of law.

Section 11.08. Jurisdiction.

(a) The Parties agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement (including any matter involving any Financing Source) or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, exclusively in any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; provided that, notwithstanding the foregoing, the Parties agree that in connection with any suit, action or other Proceeding to which the Financing Sources are a party shall be subject to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or, if such court shall not have jurisdiction, in the state courts of the State of New York located in New York County, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 11.01 shall be deemed effective service of process on such Party.

(b) EACH OF PARENT, MERGER SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY DESIGNATES THE CORPORATION TRUST COMPANY (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT 1209 ORANGE STREET, CITY OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE 19801 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 11.01 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE DEBT COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING WITH RESPECT TO ANY PROCEEDING THAT INVOLVES ANY FINANCING SOURCES).

Section 11.10. WAIVERS IRREVOCABLE. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE WAIVERS IN SECTION 11.08(a) AND SECTION 11.09 ARE INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

Section 11.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by all of the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 11.12. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement.

Section 11.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.14. Specific Performance. Notwithstanding anything in this Agreement to the contrary, the Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (and, more specifically, that irreparable damage would occur if the Merger were not consummated and the Company’s stockholders and holders of Company Stock Options, Company Restricted Shares, Company Performance Shares and Company Restricted Stock Units did not receive the aggregate Merger Consideration in accordance with the terms but subject to the conditions of this Agreement) and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Merger and Parent’s obligation to pay, and the Company’s stockholders’ and holders of Company Stock Options’, Company Restricted Shares’, Company Performance Shares’ and Company Restricted Stock Units’ right to receive, the aggregate Merger Consideration pursuant to the Merger, subject in each case to the terms and conditions of this Agreement) in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity, and the Parties further waive any requirement for the securing or posting of any bond or proof of actual damages in connection with any such remedy. If, prior to the End Date, any Party brings an action to enforce specifically the performance of the terms and provisions of this Agreement by another Party, the End Date shall automatically be extended by (a) the amount of time during which such action is pending, plus twenty Business Days, or (b) such other time period established by the court presiding over such action.

Section 11.15. Non-Recourse. Notwithstanding anything to the contrary herein, the Company agrees on behalf of itself and its Affiliates that none of the Financing Sources shall have any liability or obligation to the Company or any of its Affiliates relating to this Agreement or the Debt Commitment Letter or any of the transactions contemplated herein or therein (including the Financing). This Section 11.15 is intended to benefit and may be enforced by the Financing Sources and shall be binding on all successors and assigns of the Company.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

CARMIKE CINEMAS, INC.

By:	/s/ S. David Passman III
Name:	S. David Passman III
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Adam M. Aron
Name:	Adam M. Aron
Title:	Chief Executive Officer and President

CONGRESS MERGER SUBSIDIARY, INC.

By:	/s/ Adam M. Aron
Name:	Adam M. Aron
Title:	Chief Executive Officer and President

[Signature Page to Agreement and Plan of Merger]

Annex B

March 3, 2016

The Board of Directors

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.03 per share (the “Company Common Stock”), of Carmike Cinemas, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of AMC Entertainment Holdings, Inc. (the “Acquiror”). Pursuant to the agreement and plan of merger, dated as of March 3, 2016 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Congress Merger Subsidiary, Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $30.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (vi) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Acquiror. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on the company’s facility agreement in June 2015. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the

Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNUAL MEETING OF STOCKHOLDERS OF
CARMIKE CINEMAS, INC.
, 2016
GO GREEN
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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19008/
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20730303033000000000 4
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1, 2, 3, 5 AND 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
4. Election of Directors:
NOMINEES:
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
Roland C. Smith
Mark R. Bell
Jeffrey W. Berkman
Sean T. Erwin
James A. Fleming
S. David Passman III
Patricia A. Wilson
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:
1. To adopt the Agreement and Plan of Merger, dated as of March 3, 2016, as it may be amended from time to time, by and among Carmike Cinemas, Inc., (“Carmike”), AMC Entertainment Holdings, Inc. and Congress Merger Subsidiary, Inc. (the “merger agreement”).
FOR
AGAINST
ABSTAIN
2. To approve, on a non-binding advisory basis, the compensation arrangements that may be payable to Carmike’s named executive officers in connection with the completion of the merger pursuant to the merger agreement.
3. To approve an adjournment of the Annual Meeting of Stockholders from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement.
5. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.
6. To approve, on a non-binding advisory basis, executive compensation.
Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any postponement, adjournment or continuation thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0
CARMIKE CINEMAS, INC.
Proxy for Annual Meeting of Stockholders on , 2016
Solicited on Behalf of the Board of Directors
The undersigned hereby appoints S. DAVID PASSMAN III, FRED W. VAN NOY and DANIEL E. ELLIS, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Carmike Cinemas, Inc., to be held , 2016 at 9:00 a.m. local time, at the offices of King & Spalding LLP, located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, and at any adjournments or postponements thereof.
The undersigned hereby revokes any other proxy executed previously for the Annual Meeting of stockholders. Each share of common stock of Carmike has one vote.
This proxy, when properly executed, will be voted in the manner the undersigned directs on the reverse side of this card. If you sign and return this proxy but do not specify otherwise, this proxy will be voted “FOR” all director nominees and “FOR” proposals 1, 2, 3, 5 and 6 listed on the reverse side of this card. Simply sign, date and return this proxy.
Please be sure to sign on the reverse side of this card exactly as your name appears above the signature line.
(Continued and to be signed on the reverse side.)
1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF
CARMIKE CINEMAS, INC.
, 2016
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - you may vote your shares in person by attending the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
COMPANY NUMBER
ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19008/
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
20730303033000000000 4
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1, 2, 3, 5 AND 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
4. Election of Directors:
NOMINEES
FOR ALL NOMINEES Roland C. Smith
Mark R. Bell
WITHHOLD AUTHORITY Jeffrey W. Berkman
FOR ALL NOMINEES Sean T. Erwin
James A. Fleming
FOR ALL EXCEPT S. David Passman III
(See instructions below) Patricia A. Wilson
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:
FOR ABSTAIN AGAINST
1. To adopt the Agreement and Plan of Merger, dated as of March 3, 2016, as it may be amended from time to time, by and among Carmike Cinemas, Inc., (“Carmike”), AMC Entertainment Holdings, Inc. and Congress Merger Subsidiary, Inc. (the “merger agreement”).
2. To approve, on a non-binding advisory basis, the compensation arrangements that may be payable to Carmike’s named executive officers in connection with the completion of the merger pursuant to the merger agreement.
3. To approve an adjournment of the Annual Meeting of Stockholders from time to time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement.
5. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.
6. To approve, on a non-binding advisory basis, executive compensation.
Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any postponement, adjournment or continuation thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.